As filed with the Securities and Exchange Commission on February 26, 2025

File No. 000-56720

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g)

OF THE SECURITIES EXCHANGE ACT OF 1934

BlackRock Monticello Debt Real Estate Investment Trust

(Exact name of registrant as specified in charter)

Maryland	33-6595754
(State or other jurisdiction of incorporation or registration)	(I.R.S. Employer Identification No.)

50 Hudson Yards New York, NY	10001
(Address of principal executive offices)	(Zip Code)

(212) 810-5300

(Registrant’s telephone number, including area code)

with copies to:

Rajib Chanda Daniel B. Honeycutt Simpson Thacher & Bartlett LLP 900 G Street, N.W., Washington, DC 20001	Ryan Bekkerus Simpson Thacher & Bartlett LLP 425 Lexington Ave New York, NY 10017

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Class S common shares of beneficial interest, par value $0.01 per share

Class T common shares of beneficial interest, par value $0.01 per share

Class D common shares of beneficial interest, par value $0.01 per share

Class I common shares of beneficial interest, par value $0.01 per share

Class F-S common shares of beneficial interest, par value $0.01 per share

Class F-D common shares of beneficial interest, par value $0.01 per share

Class F-I common shares of beneficial interest, par value $0.01 per share

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” or “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

i

EXPLANATORY NOTE

BlackRock Monticello Debt Real Estate Investment Trust is filing this Registration Statement on Form 10 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to register under Section 12(g) of the Exchange Act and comply with applicable requirements thereunder.

We have filed this Registration Statement with the SEC under the Exchange Act on a voluntary basis to provide current information to holders of our common shares.

When used in this Registration Statement, the following terms shall have the meanings set forth below, except where the context suggests otherwise:

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“we,” “us,” “our” and the “Company” refer to BlackRock Monticello Debt Real Estate Investment Trust, a Maryland statutory trust, and its subsidiaries unless the context specifically requires otherwise;

•	“Advisors” refers to, collectively, the BlackRock Advisor and the Monticello Advisor;

•	“BlackRock” refers to BlackRock, Inc., a Delaware corporation, collectively with its affiliates, as the context requires;

•	“BlackRock Advisor” refers to BlackRock Financial Management, Inc.;

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“common shares” refers to our common shares of beneficial interest, par value $0.01 per share, currently classified as Class S common shares of beneficial interest, par value $0.01 per share (the “Class S shares”), Class T common shares of beneficial interest, par value $0.01 per share (the “Class T shares”), Class D common shares of beneficial interest, par value $0.01 per share (the “Class D shares”), Class I common shares of beneficial interest, par value $0.01 per share (the “Class I shares”), Class F-S common shares of beneficial interest, par value $0.01 per share (the “Class F-S shares”), Class F-D common shares of beneficial interest, par value $0.01 per share (the “Class F-D shares”), Class F-I common shares of beneficial interest, par value $0.01 per share (the “Class F-I shares”), and Class E common shares of beneficial interest, par value $0.01 per share (the “Class E shares”);

•	“Dealer Manager” refers to BlackRock Investments, LLC, a Delaware limited liability company and affiliate of BlackRock;

•	“Founder Shares” refers to, collectively, the Class F-S shares, the Class F-D shares and Class F-I shares.

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“Founder Shares Offering Period” refers to the earlier of (i)     , 2026, or (ii) the date immediately following the closing in which aggregate gross proceeds of our private offering are equal to or greater than $500 million.

•	“Initial Retail Closing” refers to the initial closing of the Company’s continuous, blind pool private offering that includes investors other than BlackRock and the Advisors.

•	“Investment Committee” means the investment committee formed by the Advisors.

•	“Monticello” refers to MONTICELLOAM, LLC, a Delaware limited liability company, collectively with its affiliates, as the context requires;

•	“Monticello Advisor” refers to MONTICELLOAM, LLC, in its capacity as investment adviser to the Company;

•	“Other Accounts” means, collectively, Other BlackRock Accounts and Other Monticello Accounts;

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“Other BlackRock Accounts” means any investment funds, real estate investment trusts (“REITs”), vehicles, separately managed accounts, products or other similar arrangements sponsored, advised or managed by BlackRock or its affiliates, whether currently in existence or subsequently established (in each case, including any related successor funds, alternative vehicles, supplemental capital vehicles, surge funds, overflow funds, co-investment vehicles and other entities formed in connection with BlackRock side-by-side or additional general partner investments with respect thereto); and

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“Other Monticello Accounts” means any investment funds, REITs, vehicles, separately managed accounts, products or other similar arrangements sponsored, advised or managed by Monticello or its affiliates, including entities set up for the benefit of affiliates of the Monticello Advisor and its related persons, whether currently in existence or subsequently established (in each case, including any related successor funds, alternative vehicles, supplemental capital vehicles, surge funds, overflow funds, co-investment vehicles and other entities formed in connection with Monticello side-by-side or additional general partner investments with respect thereto).

The Company is an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

This Registration Statement does not constitute an offer of securities of the Company or any other BlackRock or Monticello entity. Once this Registration Statement has been deemed effective, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. Additionally, we will be subject to the proxy rules in Section 14 of the Exchange Act and the Company, trustees, executive officers, and principal shareholders will be subject to the reporting requirements of Sections 13 and 16 of the Exchange Act.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this Registration Statement constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward-looking statements contained in this Registration Statement may include statements as to:

•	our future operating results;

•	our business prospects and the prospects of the assets in which we may invest;

•	the impact of the investments that we expect to make;

•	our ability to raise sufficient capital to execute our investment and lending strategies;

•	our ability to source adequate investment and lending opportunities to efficiently deploy capital;

•	our current and expected financing arrangements;

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the effect of global and national economic and market conditions generally upon our operating results, including, but not limited to, changes with respect to inflation, interest rate changes and supply chain disruptions, and changes in government rules, regulations and fiscal policies;

•	the adequacy of our cash resources, financing sources and working capital;

•	the timing and amount of cash flows, distributions and dividends, if any, from our investments;

•	our contractual arrangements and relationships with third parties;

•	actual and potential conflicts of interest with the Advisors or any of their affiliates;

•	the dependence of our future success on the general economy and its effect on the assets in which we may invest;

•	our use of financial leverage;

•	the ability of the Advisors to locate suitable investments for us and to monitor and administer our investments;

•	the ability of the Advisors or their affiliates to attract and retain highly talented professionals;

•	our ability to structure investments in a tax-efficient manner and the effect of changes to tax legislation and our tax position; and

•	the tax status of the assets in which we may invest.

In addition, words such as “may,” “will,” “should,” “target,” “project,” “estimate,” “continue,” “anticipate,” “believe,” “expect” or “intend” or the negatives thereof or other variations thereon or comparable terminology indicate a forward-looking statement, although not all forward-looking statements include these words. The forward-looking statements contained in this Registration Statement involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Item 1A. Risk Factors” and elsewhere in this Registration Statement. Other factors that could cause actual results to differ materially include:

•	changes in the economy, particularly those affecting the real estate industry;

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risks associated with possible disruption in our operations or the economy generally due to terrorism, war and military conflicts, natural disasters and climate-related risks, epidemics or other events having a broad impact on the economy;

•	adverse conditions in the areas where our investments or the properties underlying such investments are located and local real estate conditions;

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our portfolio may be concentrated in certain industries and geographies, and, as a consequence, our aggregate return may be substantially affected by adverse economic or business conditions affecting that particular type of asset or geography;

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limitations on our business and our ability to satisfy requirements to maintain our exclusion from registration under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or to maintain our qualification as a REIT for U.S. federal income tax purposes;

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since there is no public trading market for our common shares, repurchase of common shares by us will likely be the only way to dispose of your shares. Our share repurchase plan provides shareholders with the opportunity to request that we repurchase their common shares on a quarterly basis, but we are not obligated to repurchase any common shares and may choose to repurchase only some, or even none, of our common shares that have been requested to be repurchased in any particular calendar quarter in our discretion. In addition, repurchases will be subject to available liquidity and other significant restrictions. Further, our board of trustees may make exceptions to, modify and suspend our share repurchase plan if, in its reasonable determination, it deems such action to be in our best interest. As a result, our common shares should be considered as having only limited liquidity and at times may be illiquid;

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distributions are not guaranteed and may be funded from sources other than cash flow from operations, including, without limitation, borrowings, offering proceeds, the sale of our assets, and repayments of our real estate debt investments, and we have no limits on the amounts we may fund from such sources;

•	the purchase and repurchase prices for our common shares are generally based on our prior month’s net asset value (“NAV”) and are not based on any public trading market; and

•	future changes in laws or regulations and conditions in our operating areas.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and, as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this Registration Statement should not be regarded as a representation by us that our plans and objectives will be achieved. These forward-looking statements apply only as of the date of this Registration Statement. Moreover, we assume no duty and do not undertake to update the forward-looking statements.

SUMMARY RISK FACTORS

The following is only a summary of the principal risks that may adversely affect our business, financial condition and results of operations and cash flows. The following should be read in conjunction with the complete discussion of risk factors we face, which are set forth below under “Item 1A. Risk Factors.”

Some of the more significant risks relating to our business, our private offering and investment in our common shares include:

Risks Related to Our Organizational Structure

•	We have no operating history and there is no assurance that we will be able to successfully achieve our investment objectives.

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We are dependent on the Advisors and their affiliates, and their key personnel who provide services to us through the Advisory Agreements (as defined below), and we may not find a suitable replacement for the Advisors if the Advisory Agreements are terminated, or for these key personnel if they leave BlackRock or Monticello or otherwise become unavailable to us.

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The Advisors manage our portfolio pursuant to very broad investment guidelines and generally are not required to seek the approval of our board of trustees for each investment, financing or asset allocation decision made by it, which may result in our making riskier investments and, in turn, may materially adversely affect our results of operations and financial condition.

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There is no public trading market for our common shares; therefore, your ability to dispose of your common shares will likely be limited to repurchase by us. If you do sell your common shares to us, you may receive less than the price you paid.

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Your ability to have your common shares repurchased through our share repurchase plan is limited. We may choose to repurchase fewer common shares than have been requested to be repurchased, or none at all, in our discretion at any time, and the amount of common shares we may repurchase is subject to caps. Further, our board of trustees may make exceptions to, modify or suspend our share repurchase plan if it deems such action to be in our best interest.

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We may pay distributions from sources other than our cash flow from operations, including, without limitation, borrowings, offering net proceeds and the sale of or repayments under our investments, and we have no limits on the amounts we may fund from such sources.

•	Valuations of our investments may reflect estimates of fair value and may not necessarily correspond to realizable value, which could adversely affect the value of your investment.

•	Our shareholders generally have limited voting rights.

Risks Related to Our Investments

•	Our loans and other investments expose us to risks associated with debt-oriented real estate investments generally.

•	The lack of liquidity in our investments may adversely affect our business.

•	Prepayment rates may adversely affect the value of our investment portfolio.

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The mortgage loans in which we may invest and the mortgage loans underlying the mortgage securities in which we may invest are subject to delinquency, foreclosure and loss, which could result in losses to us.

•	Interest rate fluctuations could reduce our ability to generate income on our investments and may cause losses.

•	If the Advisors overestimate the yields or incorrectly prices the risks of our investments, we may experience losses.

•	Real estate valuation is inherently subjective and uncertain.

•	Difficult conditions in the mortgage and real estate markets may cause us to experience market losses related to our holdings.

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We operate in a highly competitive market for investment opportunities and competition may limit our ability to originate and/or acquire desirable investments in our target assets and could also affect the pricing of these assets.

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The subordinate participation interests that we originate or acquire are subject to additional risks related to the privately negotiated structure and terms of the transaction, which may result in losses to us.

•	Mezzanine loans involve greater risks of loss than senior loans secured by income-producing properties.

•	The commercial mortgage-backed securities (“CMBS”) in which we invest is subject to the risks of the mortgage securities market as a whole and risks of the securitization process.

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We may sponsor, and purchase the more junior securities of, collateralized loan obligations (“CLOs”), CMBS and other asset-backed securities and such instruments involve significant risks, including that these securities receive distributions from such securities if they generate enough income to first pay all the investors holding senior tranches and expenses.

Risks Related to Debt Financing

•	We may incur significant leverage.

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We may use repurchase agreements to finance our investments, which may expose us to risks that could result in losses, including due to cross-defaults and cross-collateralization under warehouse repurchase and credit facilities.

•	Changes in interest rates may affect our cost of capital and net investment income.

•	We may not be able to access financing sources on attractive terms which could adversely affect our ability to execute our business plan.

Risks Related to our Relationship with the Advisors and the Dealer Manager

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We depend on the Advisors to select our investments and otherwise conduct our business, and any material adverse change in its financial condition or our relationship with the Advisors could have a material adverse effect on our business and ability to achieve our investment objectives.

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We do not own the “BlackRock” or “Monticello” names, but we may use them as part of our corporate name pursuant to the trademark license agreements. Use of the names by other parties or the termination of our trademark license agreement may harm our business.

Risks Related to Conflicts of Interest

•	Various potential and actual conflicts of interest will arise, and these conflicts may not be identified or resolved in a manner favorable to us.

•	The Advisors face conflicts of interest because the fees they receive for services performed are based in part on our NAV, which the Advisors are ultimately responsible for reviewing and approving.

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The management fee, performance fee and origination fees may not create proper incentives or may induce the Advisors and their affiliates to make certain investments, including speculative investments that increase the risk of our portfolio.

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BlackRock and Monticello are subject to a number of conflicts of interest, regulatory oversight and legal and contractual restrictions due to their multiple business lines, which may reduce the synergies that we expect to draw on or otherwise reduce the opportunities available to us.

Risks Related to our REIT Status and Certain Other Tax Items

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Our failure to qualify as a REIT in any taxable year would subject us to U.S. federal income tax and applicable state and local taxes, which would reduce the amount of cash available for distribution to our shareholders.

•	Qualifying as a REIT involves highly technical and complex provisions of the Internal Revenue Code of 1986, as amended (the “Code”).

•	Our board of trustees is authorized to revoke our REIT election without shareholder approval, which may cause adverse consequences to our shareholders.

•	Failure to make required distributions would subject us to tax, which would reduce the cash available for distribution to our shareholders.

•	Complying with REIT requirements may cause us to forego otherwise attractive investment opportunities or financing or hedging strategies.

ITEM 1.	BUSINESS

(a)	General Development of Business

We are a Maryland statutory trust formed on November 7, 2024. We are externally co-managed by (i) the BlackRock Advisor, an affiliate of BlackRock, which is the world’s largest publicly traded investment management firm, with $11.5 trillion of assets under management, as of September 30, 2024, and (ii) the Monticello Advisor, an affiliate of Monticello, which is a specialized multifamily and seniors housing lending platform.

Our primary investment strategy is to originate, acquire, finance, manage and dispose of a portfolio consisting primarily of real estate debt investments, including senior mortgage loans, subordinated debt and other similar investments (the “Loan Portfolio”). Our real estate loans are expected to be secured by properties located in the United States and include, without limitation multifamily, seniors housing and other commercial real estate assets.

To a lesser extent, we expect to invest in publicly traded real estate-related debt or securities, private real estate-related debt, and other securities, including collateralized loan obligations (“CLOs”) and/or cash and cash equivalent investments (collectively, “Liquid Investments Portfolio”).

The Monticello Advisor will serve as our investment manager with respect to the Loan Portfolio and the BlackRock Advisor will serve as our investment manager with respect to the Liquid Investments Portfolio.

We intend to conduct a continuous, blind pool private offering of our common shares in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to investors that are (i) accredited investors (as defined in Regulation D under the Securities Act) and (ii) in the case of common shares sold outside the United States, to persons that are not “U.S. persons” (as defined in Regulation S under the Securities Act).

(b)	[Reserved]

(c)	Description of Business

The Company

We are structured as a non-listed, perpetual-life REIT, and therefore our securities are not listed on a national securities exchange and, as of the date of this Registration Statement, there is no plan to list our securities on a national securities exchange. We are organized as a holding company and conduct our business primarily through our various subsidiaries. We intend to elect and qualify to be taxed as a REIT under the Code for U.S. federal income tax purposes, and generally will not be subject to U.S. federal income taxes on our REIT taxable income that we distribute annually to our shareholders so long as we qualify as a REIT. Our principal office is located at 50 Hudson Yards, New York, NY 10001 and our telephone number is (212) 810-5300.

BlackRock and Monticello

BlackRock is a publicly traded investment management firm. As of September 30, 2024, the firm has been entrusted to manage approximately $11.5 trillion across equity, fixed-income, alternatives, multi-asset, and cash management strategies for institutional and retail clients. With approximately 20,400 employees in more than 30 countries who serve clients in over 100 countries across the globe, BlackRock provides a broad range of investment management and technology services to institutional and retail clients worldwide. We believe our affiliation with BlackRock provides us with access to one of the deepest, broadest investment platforms in the financial services industry, all backed by sophisticated technology and risk management. We believe that BlackRock’s platform provides the BlackRock Advisor’s investment professionals with market insights that enhance our investment and due diligence processes.

Having originated more than $9.1 billion in multifamily and seniors housing loans since inception, Monticello was formed in 2014 by a group of industry veterans with a long history of financing, developing, owning, and operating multifamily properties and seniors housing. As of September 30, 2024, Monticello had more than 90 multifamily and seniors housing lending, operational and administrative specialists and more than $6.4 billion in loan investments under management. Reflecting a commitment to credit risk management, Monticello invested heavily in proprietary technology to support its uncompromising approach to loan asset management. The Monticello Advisor utilizes a custom-built end-to-end data platform to provide insights throughout the investment process, helping its teams make more informed decisions and work toward achieving better investment outcomes. Monticello’s technology stack combines portfolio and property level data with multiple third-party data sources and allows its team to actively monitor asset performance and benchmark property performance results versus market and industry trends. Monticello shares the results of these analytics with its borrowers to create a collaborative environment for both borrower and lender. The Monticello Advisor believes this has resulted in the strong credit performance history of Monticello Advisor.

Investment Objectives

Our investment objectives are to invest primarily in assets that will enable us to:

•	provide shareholders with current income in the form of regular, stable cash distributions in order to achieve an attractive distribution yield;

•	preserve and protect shareholders’ invested capital by focusing on high quality real estate assets that typically have current cash-flow and/or limited business plan risk;

•	reduce downside risk through conservative loan-to-value ratios (“LTV”) against high quality real estate assets with meaningful borrower equity or implied equity; and

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provide an investment alternative for shareholders seeking to allocate a portion of their investment portfolios to real estate debt with lower volatility than publicly traded securities and compelling risk-adjusted returns compared to fixed income alternatives.

We cannot assure you that we will achieve our investment objectives. See “Item 1A. Risk Factors.”

Investment Strategy

Our primary investment strategy is to originate, acquire, finance, manage and dispose of a portfolio consisting primarily of real estate debt investments, including senior mortgage loans, subordinated debt and other similar investments. Our real estate loans are expected to be secured by properties located in the United States and include, without limitation multifamily, seniors housing and other commercial real estate assets.

To a lesser extent, we expect to invest in publicly traded real estate-related debt or securities, private real estate-related debt, and other securities, including CLOs and/or cash and cash equivalent investments.

We believe our real estate-related debt and equity securities will help maintain liquidity to satisfy any share repurchases we choose to make in any particular calendar quarter and manage cash before investing subscription proceeds into investments while also seeking attractive current income. The Monticello Advisor serves as our investment manager with respect to the Loan Portfolio, and the BlackRock Advisor serves as our investment manager with respect to the Liquid Investments Portfolio.

Our structure as a perpetual-life REIT allows us to originate, acquire, finance and manage our investment portfolio in an active and flexible manner. We believe the structure is advantageous to shareholders, as we are not limited by a pre-determined operational period and the need to liquidate assets, potentially in an unfavorable market, to satisfy a liquidity event at the end of that period.

Loan Portfolio

We primarily intend to target real estate loan investments and other assets with profiles that the Monticello Advisor believes demonstrates a low to moderate risk profile. Loans will typically be senior secured floating rate real estate debt investments secured by high quality properties that typically generate current cash flow. The loan investments will include senior loans characterized by modest leverage or subordinate debt investments.

Our target assets for the Loan Portfolio will include, but not be limited to, the following types of real estate debt investments:

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Mortgage Loans: We may originate or acquire mortgage loans secured by a first or second lien on commercial real estate (usually targeting an amount up to 80% of the underlying value of the collateral), with maturity dates generally ranging from three to five years. In some cases, we or our affiliates may originate and fund a first mortgage loan with the intention of selling the senior participation interest (also referred to as an “A Note”) and retaining the subordinate participation interest (also referred to as a “B Note”) or mezzanine loan interest.

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Other Subordinate Interests: In addition to holding the subordinate interest of mortgage loans originated by us or our affiliates, we may also acquire subordinate participation interests in negotiated transactions in the secondary market. Such a subordinate participation interest is expected to typically be a privately negotiated loan that is secured by a first mortgage on a single large commercial property or group of related properties and subordinated to a senior participation interest secured by the same first mortgage on the same property or group. A subordinate participation interest typically is evidenced by an inter-creditor or other agreement with the holder of the related senior participation senior participation interest or by the provisions within the participation agreement. Subordinate participation interests are subject to more credit risk with respect to the underlying mortgage collateral than the corresponding senior participation interest.

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Mezzanine Loans: We may originate or acquire mezzanine loans, which are loans made to property owners that are secured by pledges of the borrower’s ownership interests in the property and/or the property owner. Mezzanine loans are subordinate to mortgage loans secured by mortgage liens on the property but are senior to the borrower’s equity in the property. Upon default, the mezzanine lender can foreclose on the ownership interests pledged under the loan and thereby succeed to ownership of the property, subject to the mortgage lien on the property.

Loan Guidelines

In seeking to achieve our investment objectives, we will generally target the following qualifications and terms when originating, structuring, acquiring and evaluating our target assets for the Loan Portfolio. Actual loan terms will be subject to change from time to time based on market conditions at the time the loan is originated, and, therefore, the terms listed in this section may not ultimately be obtained.

Primary Bridge Lending Strategies – Multifamily and Seniors Housing Bridge Loans

Our primary strategy is bridge lending specifically designed for properties that are either stabilized or are expected to achieve stabilization in the near term after successful execution of a light to moderate transitional strategy. We expect the loans to be eligible for long-term permanent refinancing by programs sponsored by lending sources, including Fannie Mae, Freddie Mac, FHA/HUD, CMBS lenders, life insurance companies and commercial banks. In addition to refinancing, it is common for borrowers to elect to pay off our bridge loans with the proceeds from a sale of the financed property.

•	Multifamily and Seniors Housing Bridge Loans — We will target multifamily and seniors housing bridge loans with the following characteristics:

•	$5 million to $500 million in principal amount (single or multi-asset);

•	one- to five-year terms (including extension options); and

•	75% to 80% (generally not exceeding 80%) LTV.

Secondary Lending Strategies - Mezzanine Lending and Commercial Mortgage Bridge

A secondary component of our strategy is mezzanine loans. Mezzanine loan investments will remain unlevered. The Monticello Advisor’s mezzanine loan program is designed primarily for borrowers seeking short-term mezzanine financing behind a first mortgage bridge loan.

•	Short-term Mezzanine Financing Loan Program — We will target mezzanine loans with the following characteristics:

•	$1 million up to approximately 15% of the principal amount of first mortgage funding for eligible multifamily and seniors housing properties;

•	one- to five-year terms (including extension options; coterminous with first mortgage); and

•	maximum 90% LTV.

Another component of our strategy involves lending on transitional commercial real estate assets. These loans are similar to the Monticello Advisor’s multifamily and seniors housing bridge programs in that the properties require a light or moderate transitional program in order to qualify for permanent financing. We intend to focus on selected industrial, retail and hospitality property financings among other commercial real estate opportunities that meet our credit standards.

•	Commercial Real Estate Bridge Loans — We will target commercial real estate bridge loans with the following characteristics:

•	$10 million to $50 million in principal amount;

•	one- to five-year terms (including extension options); and

•	65% to 70% LTV.

Multifamily, seniors housing and commercial real estate bridge loan investments typically include provisions for non-recourse with standard carveouts for environmental, bankruptcy, fraud, loss of license and misapplication of funds. Provisions for partial recourse, loss carveouts or operating deficit and completion guarantees may be required for properties undergoing more significant renovations.

Liquid Investments Portfolio

Our target assets for the Liquid Investments Portfolio will include, but not be limited to, the following types of investments, other securities and cash and cash equivalent investments, to the extent consistent with our intended qualification as a REIT:

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Commercial Mortgage-Backed Securities. CMBS generally are multi-class debt or pass-through certificates secured or backed by mortgage loans on commercial properties. CMBS generally are structured to provide protection to the senior class investors against potential losses on the underlying mortgage loans. This protection generally is provided by having the holders of subordinated classes of securities (“Subordinated CMBS”) take the first loss if there are defaults on the underlying commercial mortgage loans. Other protections, which may benefit all the classes or particular classes, may include issuer guarantees, reserve funds, additional Subordinated CMBS, cross-collateralization and over-collateralization.

We may invest in CMBS sub-sectors such as single asset single borrower (“SASB”), conduit CMBS, Agency CMBS and commercial real estate CLOs. SASB CMBS involves the securitization of a single loan, which is typically collateralized by a single, large property or portfolio of properties controlled by one sponsor. We may also invest in Subordinated CMBS, which are subordinated in some manner as to the payment of principal or interest to the holders of more senior CMBS arising out of the same pool of mortgages. The holders of Subordinated CMBS typically are compensated with a higher stated yield than are the holders of more senior CMBS. On the other hand, Subordinated CMBS typically subject the holder to greater risk than senior CMBS and tend to be rated in a lower rating category (frequently a substantially lower rating category) than the senior CMBS issued in respect of the same mortgage pool. Subordinated CMBS generally are likely to be more sensitive to changes in prepayment and interest rates and the market for such securities may be less liquid than is the case for traditional income securities and senior CMBS.

In general, losses on a mortgaged property securing a mortgage loan included in a securitization will be borne first by the equity holder of the property, then by a cash reserve fund or letter of credit, if any, then by the holder of a mezzanine loan or subordinate participation interest, if any, then by the “first loss” subordinated security holder (generally, the “B Piece” buyer) and then by the holder of a higher rated security. We may invest in any class of security included in a securitization. In the event of default and the exhaustion of any equity support, reserve fund, letter of credit, mezzanine loans or subordinate participation interests, and any classes of securities junior to those in which we invest, we will not be able to recover all of our investment in the mortgage-backed securities (“MBS”) we purchase. MBS in which we invest may not contain reserve funds, letters of credit, mezzanine loans or junior classes of securities. The prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic downturns or individual issuer developments.

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Mortgage-Backed Securities. MBS include structured debt obligations collateralized by pools of commercial or residential mortgages. Pools of mortgage loans and mortgage-backed loans, such as mezzanine loans, are assembled as securities for sale to investors by various governmental, government-related and private organizations. MBS include complex instruments such as collateralized mortgage obligations (“CMOs”), stripped MBS, mortgage pass-through securities and interests in residual real estate mortgage investment conduit. The MBS in which we may invest include those with fixed, floating or variable interest rates, those with interest rates that change based on multiples of changes in a specified reference interest rate or index of interest rates and those with interest rates that change inversely to changes in interest rates, as well as those that do not bear interest. We may invest in residential mortgaged-backed securities (“RMBS”), and CMBS issued by government-sponsored entities and private issuers, including subordinated MBS and residual interests. We may invest in sub-prime mortgages or MBS that are backed by sub-prime mortgages.

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Mortgage Pass-Through Securities. Mortgage pass-through securities differ from other forms of fixed-income securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a “pass through” of the monthly payments made by the individual borrowers on their residential or commercial mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by repayments of principal resulting from the sale of the underlying property, refinancing or foreclosure, net of fees or costs that may be incurred. Some mortgage-related securities (such as securities issued by Ginnie Mae) are described as “modified pass-through.” These securities entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether or not the mortgagor actually makes the payment.

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RMBS. RMBS are securities the payments on which depend primarily on the cash flow from residential mortgage loans made to borrowers that are secured on a first-priority basis or second-priority basis, subject to permitted liens, easements and other encumbrances by residential real estate (one- to four-family properties), the proceeds of which are used to purchase real estate and purchase or construct dwellings thereon or to refinance indebtedness previously used for such purposes. Non-Agency residential mortgage loans are obligations of the borrowers thereunder only and are not typically insured or guaranteed by any other person or entity. The ability of a borrower to repay a loan secured by residential property is dependent upon the income or assets of the borrower. A number of factors, including a general economic downturn, acts of God, terrorism, social unrest and civil disturbances, may impair a borrower’s ability to repay its loans.

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Agency RMBS. The principal U.S. governmental guarantor of mortgage-related securities is Ginnie Mae, which is a wholly-owned U.S. government corporation. Ginnie Mae is authorized to guarantee, with the full faith and credit of the U.S. government, the timely payment of principal and interest on securities issued by institutions approved by Ginnie Mae (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of mortgages insured or guaranteed by the Department of Veterans Affairs (the “VA”). MBS issued by Ginnie Mae include Ginnie Mae Mortgage Pass-Through Certificates which are guaranteed as to the timely payment of principal and interest by Ginnie Mae and such guarantees are backed by the full faith and credit of the U.S. government. Ginnie Mae certificates also are supported by the authority of Ginnie Mae to borrow funds from the United States Treasury to make payments under its guarantee.

We may also invest in Agency RMBS sub-sectors, such as credit risk transfer securitizations and Agency RMBS that is guaranteed by Freddie Mac and Fannie Mae.

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Non-Agency RMBS. Non-Agency RMBS are issued by commercial banks, savings and loan institutions, mortgage bankers, private mortgage insurance companies and other non-government-sponsored issuers. We may invest in non-Agency RMBS sub-sectors, such as single-family rentals as well as alternative asset-backed securities, among others. Timely payment of principal and interest on RMBS backed by pools created by non-government-sponsored issuers often is supported partially by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance. The insurance and guarantees are issued by government-sponsored entities, private insurers and mortgage poolers. There can be no assurance that the private insurers or mortgage poolers can meet their obligations under the policies, so that if the issuers default on their obligations, the holders of the security could sustain a loss. No insurance or guarantee covers us or the price of our common shares. RMBS issued by non-government-sponsored issuers generally offer a higher rate of interest than government agency and government-related securities because there are no direct or indirect government guarantees of payment.

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Collateralized Mortgage Obligations. A CMO is a multi-class bond backed by a pool of mortgage pass-through certificates or mortgage loans. CMOs may be collateralized by (i) Ginnie Mae, Fannie Mae or Freddie Mac pass-through certificates, (ii) unsecuritized mortgage loans insured by the FHA or guaranteed by the VA, (iii) unsecuritized conventional mortgages, (iv) other MBS or (v) any combination thereof. Each class of a CMO, often referred to as a “tranche,” is issued at a specific coupon rate and has a stated maturity or final distribution date. Principal prepayments on collateral underlying a CMO may cause it to be retired substantially earlier than its stated maturity or final distribution date. The principal and interest on the underlying mortgages may be allocated among the several classes of a series of a CMO in many ways. One or more tranches of a CMO may have coupon rates which reset periodically at a specified increment over an index. These floating-rate CMOs typically are issued with lifetime caps on the coupon rate thereon. We do not intend to invest in CMO residuals, which represent the interest in any excess cash flow remaining after making the payments of interest and principal on the tranches issued by the CMO and the payment of administrative expenses and management fees.

We may invest in inverse floating-rate CMOs. Inverse floating-rate CMOs constitute a tranche of a CMO with a coupon rate that moves in the reverse direction relative to an applicable index such as SOFR. Accordingly, the coupon rate thereon will increase as interest rates decrease. Inverse floating-rate CMOs are typically more volatile than fixed-or floating-rate tranches of CMOs. Many inverse floating-rate CMOs have coupons that move inversely to a multiple of an index. The effect of the coupon varying inversely to a multiple of an applicable index creates a leverage factor. Inverse floating-rate debt instruments based on multiples of a stated index are designed to be highly sensitive to changes in interest rates and can subject the holders thereof to extreme reductions of yield and loss of principal. The market for inverse floating-rate CMOs with highly leveraged characteristics at times may be very limited. Our ability to dispose of our positions in such securities will depend on the degree of liquidity in the markets for such securities. It is impossible to predict the amount of trading interest that may exist in such securities, and therefore the future degree of liquidity.

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Stripped MBS. Stripped MBS are created by segregating the cash flows from underlying mortgage loans or mortgage securities to create two or more new securities, each receiving a specified percentage of the underlying security’s principal or interest payments. Mortgage securities may be partially stripped so that each investor class receives some interest and some principal. When securities are completely stripped, however, all of the interest is distributed to holders of one type of security, known as an interest-only security (an “IO”), and all of the principal is distributed to holders of another type of security, known as a principal-only security (a “PO”). Strips can be created in a pass-through structure or as tranches of a CMO. The yields to maturity on IOs and POs are very sensitive to the rate of principal payments (including prepayments) on the related underlying mortgage assets. If the underlying mortgage assets experience greater-than-anticipated prepayments of principal, we may not fully recoup our initial investment in IOs. Conversely, if the underlying mortgage assets experience less-than-anticipated prepayments of principal, the yield on Pos could be materially and adversely affected.

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Collateralized Loan Obligations. A CLO is a structured debt security, issued by a financing company (an “SPV”), that was created to reapportion the risk and return characteristics of a pool of bank loans. Investors in CLOs bear the credit risk of the underlying collateral. The bank loans are used as collateral supporting the various debt tranches issued by the SPV. Multiple tranches of securities are issued by the CLO, offering investors various maturity and credit risk characteristics. Tranches are categorized as senior, mezzanine, or subordinated/equity, according to their degree of risk. The key feature of the CLO structure is the prioritization of the cash flows from a pool of debt securities among the several classes of the CLO. If there are defaults or the CLO’s collateral otherwise underperforms, scheduled payments to senior tranches take precedence over those of mezzanine tranches, and scheduled payments to mezzanine tranches take precedence over those to subordinated/equity tranches. We may invest in the equity or residual portion of the capital structure of CLOs. The SPV is a company founded solely for the purpose of securitizing payment claims. On this basis, marketable securities are issued which, due to the diversification of the underlying risk, generally represent a lower level of risk than the original assets. The redemption of the securities issued by the SPV takes place at maturity out of the cash flow generated by the collected claims. The vast majority of CLOs are actively managed by an independent investment manager.

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Short-Term Debt Securities. During temporary defensive periods (e.g., times when, in the BlackRock Advisor’s opinion, temporary imbalances of supply and demand or other temporary dislocations in the market adversely affect the price at which debt investments are available) and in order to keep cash on hand fully invested, we may invest a portion of our assets in liquid, short-term investments including certificates of deposit, non-negotiable time deposits, commercial paper, U.S. government agency repurchase agreements, U.S. Treasury repurchase agreements, other repurchase agreements and U.S. Treasury debt.

Other Investments

In connection with the components of our investment strategy, we may, from time to time, invest in other investments, which may include, among other things, other real debt and real estate-related debt investments, such as loans to REITs and REOCs and corporate bonds of REITs and REOCs; loans to providers of real estate net lease financing; other real estate-related financial assets and investments, including preferred stock and convertible debt securities of REITs and REOCs, credit default swaps and other derivative securities; collateralized debt obligations; real property investments; and non-real estate-related debt investments. Such other investments will be considered as part of either the Loan Portfolio or the Liquid Investments Portfolio, subject to the approval of the BlackRock Advisor or the Monticello Advisor, as applicable. In addition, we may enter into derivatives transactions including options contracts, futures contracts, options on futures contracts, forward contracts, interest rate swaps, total return swaps, credit default swaps and other swap agreements for hedging purposes. We expect the use of derivative investments to make up an insignificant portion of our aggregate investments.

The allocation of our capital among our target assets within the Loan Portfolio and the Liquid Investments Portfolio will depend on the expected capital needs of the REIT to satisfy withdrawals and distribution requirements, as well as prevailing market conditions at the time we invest and may change over time in response to prevailing market conditions, including with respect to interest rates and general economic and credit market conditions. The Investment Committee will generally determine the percentage (which may be a range) of our NAV that should be invested in the Loan Portfolio and the Liquid Investments Portfolio; provided, that, after the end of the period in which we have raised substantial proceeds in our private offering and acquired a diversified portfolio of investments (the “Ramp-Up Period”), it may not determine that more than 35% of our NAV should be invested in the Liquid Investments Portfolio without the approval of at least four (4) members of the Investment Committee (“Supermajority Approval”). At all times, we intend to make investments in such a manner consistent with maintaining our qualification as a REIT under the Code and maintaining our exclusion from registration under the Investment Company Act.

Investment Committee

Our board of trustees at all times has oversight responsibility for governance, financial controls, compliance and disclosure with respect to the Company. Pursuant to the investment advisory agreement between the Company and the BlackRock Advisor (the “BlackRock Advisory Agreement”) and the investment advisory agreement between the Company and the Monticello Advisor (the “Monticello Advisory Agreement” and, together with the BlackRock Advisory Agreement, the “Advisory Agreements”), our board of trustees will delegate, with respect to the Loan Portfolio, to the Monticello Advisor, and, with respect to the Liquid Investments Portfolio, to the BlackRock Advisor, in each case, the authority to source, evaluate and monitor such investment opportunities and make decisions related to the origination, acquisition, management, financing and disposition of such assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of trustees. Subject to our investment guidelines, as approved from time to time by our board of trustees, the Monticello Advisor will have the ultimate authority for investments that comprise the Loan Portfolio and the BlackRock Advisor will have the ultimate authority for investments that comprise the Liquid Investments Portfolio.

The Advisors will form the Investment Committee, which will be made up of five voting members, three of which will be designated by the BlackRock Advisor and the remaining two will be designated by the Monticello Advisor. Each Advisor may also delegate additional non-voting members to the Investment Committee.

Among other responsibilities, the Investment Committee will generally determine the percentage (which may be a range) of our NAV that should be invested in the Loan Portfolio and the Liquid Investments Portfolio; provided, that, after the end of the Ramp-Up Period, it may not determine that more than 35% of our NAV should be invested in the Liquid Investments Portfolio without Supermajority Approval. In addition, the Investment Committee will also periodically review our performance, liquidity and fundraising efforts and review the work of the Advisors in managing our investments and determining whether the Advisors are acting in a manner that is consistent with our investment guidelines.

Except as set forth above with respect to the matter requiring Supermajority Approval, the Investment Committee will determine all matters before it, including, without limitation, the following matters, by majority vote:

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Making recommendations to our board of trustees to (i) approve certain investments that are outside our investment guidelines, (ii) make changes to our investment guidelines, including changes regarding our hedging strategy and/or target securities/lending activity and (iii) approve any merger, liquidation or other extraordinary transaction; and

•	Subject to our board of trustees’ authority, overseeing the administration of our share repurchase plan and our continuous private offering;

•	Making recommendations to our board of trustees to approve changes to our leverage strategy;

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Approving, subject to any additional requirements in our Declaration of Trust and Bylaws, purchases and sales of investments, loan participations or other securities of the Company sourced by Monticello to an Other Monticello Account.

Risk Profile and Investment Philosophy

We primarily intend to target real estate loan investments and other assets with profiles that the Monticello Advisor believes demonstrates a low to moderate risk profile. Loans will typically be senior secured floating rate real estate debt investments secured by high quality properties that typically generate current cash flow. The loan investments will include senior loans characterized by modest leverage or subordinate debt investments.

Our investment process includes sourcing and screening of investment opportunities, assessing investment suitability, conducting interest rate and prepayment analysis, evaluating cash flow and collateral performance, and reviewing legal structure, servicer and originator information and investment structuring, as appropriate, to seek an attractive return commensurate with the risk we are bearing. Upon identification of an investment opportunity, the investment will be screened and monitored by the Monticello Advisor to determine its impact on maintaining our REIT qualification and our exemption from registration under the Investment Company Act. We will seek to make real estate debt investments in sectors, including multifamily and seniors housing and select commercial real estate assets, where the Monticello Advisor has strong core competencies and where we believe market risk and expected performance can be reasonably quantified.

The Monticello Advisor evaluates each one of our real estate debt investment opportunities based on its expected risk-adjusted return relative to the returns available from other, comparable investments. In addition, we evaluate new opportunities based on their relative expected returns compared to comparable positions held in our portfolio. The terms of any leverage available to us for use in funding a debt investment is also taken into consideration, as are any risks posed by illiquidity or correlations with other securities in the portfolio. The Advisor also develops a macro outlook with respect to each target asset class by examining factors in the broader economy such as GDP, interest rates, unemployment rates and availability of credit, among other things. The Monticello Advisor also analyzes fundamental trends in the relevant target asset class sector to adjust/maintain its outlook for that particular target asset class. The Monticello Advisor conducts extensive diligence with respect to each target asset class by, among other things, examining and monitoring the capabilities and financial wherewithal of the parties responsible for the origination, administration and servicing of relevant target assets.

The underwriting process conducted by the Monticello Advisor in its evaluation of every real estate debt investment includes detailed, in-depth reviews and analyses of the borrower and sponsor of the loan, the property, the business plan the borrower intends to execute and the market in which the property competes. As part of the Monticello Advisor’s underwriting, each loan opportunity is subject to an analysis of the property under both property-specific and macro-economically stressed conditions in an effort to evaluate whether the property has a high probability of qualifying for a future refinancing by an Agency, Life insurance company, CMBS lender or commercial bank or generating sufficient proceeds from a future sale of the financed property. In that regard, Monticello specifically targets on (i) borrowers with a successful track record owning and managing similar assets; and (ii) recession-resistant real estate such as workforce, affordable, and seniors housing. The experience of Monticello’s underwriting team is supplemented by the participation of third-party professionals including certified appraisers, engineers, environmental and insurance consultants as well as outside real estate finance counsel.

Integral to the investment risk management process is Monticello’s proprietary approach to loan servicing and asset monitoring. Specifically, with respect to the Loan Portfolio, once a loan is initially funded, the Monticello Advisor leverages proprietary technology and institutionalized processes characterized by regular, intensive communications with borrowers and sponsors that provide the Monticello Advisor with the flow of current information required to facilitate timely and effective analysis of the loan and the collateral property, including the progress being made in executing the borrower’s business plan. This time-tested process allows the Monticello Advisor to more quickly identify issues of concern and to proactively work with the borrower to find solutions before challenges become problems.

The Liquid Investments Portfolio will be advised by the BlackRock Advisor, which has $11.5 trillion of assets under management as of September 30, 2024 and helps its clients meet their investment goals by providing a distinct range of well-defined, outcome-orientated strategies, all along the investment risk-return spectrum, covering public and private real estate debt. With respect to Liquid Investments Portfolio asset management, the BlackRock Advisor will apply the same risk management practices it has successfully employed over multiple interest rate cycles and under varying market conditions in managing similar liquid investment portfolios for corporations, banks, foundations, endowments, insurance companies, pensions and family offices, and today, as one of the largest cash and investment management service providers in the world.

Market Opportunity

There are various key drivers that the Monticello Advisor believes create a compelling opportunity for its lending business and our investment strategy over the next several years, including:

•	a chronic undersupply of housing in the United States that is expected to sustain attractive multifamily supply and demand dynamics and continue to drive strong investment;

•	a significant amount of multifamily real estate debt maturities is anticipated to drive acquisition and refinancing activity in the near- and intermediate-term;

•	an evolving bank regulatory environment that the Monticello Advisor believes will be more favorable to non-bank commercial mortgage lenders in the future;

•	low construction starts, rebounding absorption, rent growth and declining vacancy rates;

•	demographic trends supporting the need for seniors housing and continued investment and transaction activity;

•	seniors housing is a needs-based product, which has proven to be a historically recession-resilient asset type; and

•	proven government support and funding for multifamily and seniors housing mitigating risk to lenders.

Potential Competitive Strengths

Our primary potential competitive strength is our engagement of the Advisors and their affiliation with the sponsors, BlackRock and Monticello. As described below, we believe that the combination of Monticello’s loan sourcing and investment capabilities and BlackRock’s operating platform and credit capabilities is a competitive advantage for us, giving us broad market access and liquidity portfolio management capabilities.

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Monticello’s Experienced Loan Origination Team. We expect to be a direct beneficiary of Monticello senior management’s extensive experience financing, owning, managing and operating multifamily and seniors housing properties. These individuals have deep knowledge of commercial real estate lending and have well-developed direct relationships with some of the largest property owners and mortgage bankers in the United States. Monticello’s origination professionals have a thorough understanding of the financial needs and objectives of borrowers, the geographic markets in which they operate, the market conditions for different property types and the methods of structuring loan products to meet borrowers’ needs while mitigating lender risk.

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Monticello’s Experience in Affordable Multifamily and Seniors Housing Finance. Monticello was formed in 2014 by a group of industry veterans with a long history of financing, developing, owning and operating affordable multifamily properties and seniors housing. Reflecting a commitment to credit risk management, Monticello invested heavily in proprietary technology to support its uncompromising approach to loan asset management. Additionally, every employee of Monticello, including originators, is integral to Monticello’s risk management efforts, including credit risk mitigation. Of the over $10 billion in bridge and mezzanine loans originated since inception, Monticello has experienced zero monetary losses and major financial institutions have sought out Monticello’s experience and advice to address distressed seniors housing loans in their own portfolios across the United States.

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About BlackRock. BlackRock is the world’s largest publicly traded investment management firm, with approximately $11.5 trillion of assets under management as of September 30, 2024. BlackRock manages assets on behalf of institutions and individuals worldwide through a variety of equity, fixed income, real estate, cash management and alternative investment products. BlackRock is a global company with offices in over 30 countries, including 25 primary investment centers. BlackRock’s institutional knowledge includes proprietary valuation techniques, market outlook, competitive evaluation and structuring and operational expertise. In addition, BlackRock provides risk management, investment system outsourcing and financial advisory services to a growing number of institutional investors. Through BlackRock Solutions®, BlackRock provides risk management and advisory services that combine capital markets expertise with internally developed systems and technology.

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BlackRock’s Experienced Securitization Team. BlackRock has been a leader in the securitized asset space for over 30 years, with a history of creating and managing structured securities. The firm’s founders were early pioneers in the creation of the structured securities markets, positioning BlackRock as a recognized leader in mortgage securities. As of September 30, 2024, BlackRock’s securitized platform manages $138 billion in assets under management (AUM) across a wide range of collateral types, led by over 30 dedicated investment professionals.

The Securitized Asset Investment Platform’s strategy involves dedicated sector teams responsible for research, analysis, loan selection, and execution, allowing for sector expertise across the platform. The investment process combines rigorous quantitative and qualitative analysis while considering portfolio objectives to arrive at a final securitized allocation.

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Alignment of Interest with Shareholders. The BlackRock Advisor has agreed to purchase from us an aggregate amount of not less than $50 million in Class E shares of the Company, at a price per share equal to the Company’s most recently determined NAV of its Class E shares, or if a NAV has yet to be calculated, then $25.00 (the “Initial BlackRock Investment”). Further, the BlackRock Advisor has agreed not to submit for repurchase by us any of the Class E shares of the Company it receives in connection with the Initial BlackRock Investment until the BlackRock Liquidity Date, which is the earlier of (i) the first date that the Company’s NAV reaches $1.0 billion or (ii) the third anniversary of the Initial Retail Closing (the earlier of (i) and (ii), the “BlackRock Liquidity Date”).

Monticello’s Investment Approach

Origination & Sourcing Capabilities

Monticello utilizes a dedicated sales team that sources investment opportunities from owners, operators, developers, investors and brokers. The extensive industry experience of Monticello’s senior leadership and sales team has enabled Monticello to build a strong network of repeat borrowers, financial institutions and mortgage brokers throughout the multifamily and seniors housing community across the country which provides the platform with a substantial pipeline of loan investment opportunities.

Credit and Underwriting

Monticello has a strong reputation as a successful and reliable lender in the real estate debt investments space, including senior mortgage loans, subordinated debt and other similar investments. As a result, Monticello is routinely sought out as a lender by its extensive network of its current and prior borrowers, sponsors, mortgage brokers, commercial banks and other industry participants.

Monticello’s formal underwriting process commences upon receipt of a potential borrower’s executed term sheet. Underwriters conduct due diligence for each prospective investment, which includes, among others, the following key items:

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Borrower Review: Monticello conducts a comprehensive and in-depth review of the prospective borrowing entity, including key principal(s) of the sponsor group, the key principal(s)’ ownership of other assets and the property, operating, and management company(ies).

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Market Review: Monticello reviews the market and sub-market where the property is located for overall viability and support relating to an asset’s business plan. This review includes, but is not limited to, rental comparables, sales comparables, demographic statistics and trends and local investment activity.

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Cash Flow Analysis: Monticello develops an underwriting model for each prospective investment. This model includes a cash flow analysis and is based on an assessment of the property’s historical and projected revenues, operating expenses, net operating income, and capital expenditures as well as Monticello’s market due diligence research related to comparable properties.

•	Site Inspection: A Monticello investment management employee may conduct a physical inspection of each property prior to loan origination.

•	Legal Due Diligence: Underwriters work collaboratively with outside counsel to manage, negotiate, structure and close all transactions.

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Third-Party Reports – Appraisal, Engineering and Environmental: Monticello engages certified appraisers to provide an independent opinion of value, which reflects additional supporting market and comparable property data. Similar certified third parties provide engineering and environmental reports.

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Third-Party Insurance Review: A third-party insurance specialist reviews each prospective borrower’s existing insurance program to analyze the specific risk exposures of each property and to ensure that coverage is complete and in compliance with Monticello’s standard insurance requirements.

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Third-Party Quality of Earnings and/or Collateral Field Examinations. For certain seniors housing facilities, Monticello engages a third-party advisor to conduct a Quality of Earnings Review, a comprehensive financial analysis of the operator/borrower company(s) including financial statements, bank statements, accounting ledgers and other reports. For certain seniors housing facilities, Monticello engages a third-party advisor to conduct a collateral field examination which focuses on accounts receivable to evaluate the operator/borrower’s collections and liquidity.

A credit memorandum is prepared to summarize the results of the underwriting and due diligence process for the consideration of the Investment Committee. Monticello documents the due diligence process up to, and including, the credit memorandum and maintains an organized digital archive of the work.

Asset Management & Servicing

Monticello conducts high-touch asset management and surveillance of its portfolio, which includes monitoring performance, covenant compliance and assessing credit risk on a continuous basis.

Ongoing data collection and analysis provides direct insight into property, loan and portfolio performance to identify trends and to allow for proactive problem-solving and investment management. Ongoing reporting obligations vary from loan to loan and, as a result, reporting collected and monitored by asset managers may include:

•	Weekly: Census is collected weekly for certain seniors housing facilities;

•	Monthly: Property occupancy and/or rent rolls and property/loan financial packages (income statement, balance sheet, accounts aging, accounts payable) for multifamily and seniors housing properties;

•	Quarterly: Covenant monitoring as applicable and for loans with a quarterly reporting requirement, guarantors provide cash/liquidity verification; and

•	Annual: Guarantor and borrower KYC (personal financials, tax returns/K-1s), budgets, audited financials as required, and tax returns.

The Monticello asset management team also performs ongoing assessments of market and industry trends in the context of individual loans to better understand upcoming macro events that could impact performance and to allow for a continuous review and assessment of the loan.

Monticello also partners with institutional quality vendors for other loan monitoring activities including insurance, taxes, clinical, and construction compliance.

Throughout a loan’s life cycle, the asset management team responds to borrower inquiries first-hand and carries out periodic site visits to ensure the operational well-being of collateral assets and monitors any ongoing capital expenditures or renovation projects undertaken by the sponsor. When necessary, as previously noted, third parties are hired to assist in the successful monitoring and completion of these work streams.

Monticello’s asset management team leverages our technology stack, including its custom-designed, end-to-end data platform for active asset management and asset recovery leveraging multiple data sources for financial performance analysis, market and demographic trends, and clinical performance. The data platform also allows the team to maintain a watch list of investments where financial and operational performance can present warning signs of impending non-performance or default.

Borrowing Policies

We intend to employ borrowing in order to make more capital available for investment, which in turn is expected to increase the magnitude of the Company’s returns. After the Ramp-Up Period, we intend to target a leverage ratio of approximately 60% to 80%. Our leverage ratio is measured by dividing (i) the aggregate principal amount of our outstanding indebtedness (including both entity-level and investment-level debt), by (ii) the gross asset value of our investments (measured using the greater of fair value and cost). For purposes of calculating our leverage, we exclude any (i) senior portions of investments that are sold to, or held by, third-party lenders to achieve structural leverage, where we retain a second lien, mezzanine or other subordinate investment that is unencumbered and not otherwise pledged as collateral for borrowed money, (ii) short-term indebtedness of the Company or its subsidiaries (that generally has a maturity of or that is intended to be repaid within 180 days or less) and (iii) any subscription or other financing facilities that are secured by commitments by investors to purchase our common shares.

During the Ramp-Up Period and/or times of increased investment and capital market activity, we may employ greater leverage to quickly build a broader portfolio of assets. We may leverage our portfolio by assuming or incurring secured or unsecured investment-level or entity-level debt. We may in the future procure financing from the Advisors or their affiliates; provided, that any such financing will be approved by a majority our trustees, including a majority of our independent trustees, not otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the same circumstances. We may decide to reserve borrowing capacity under any future lines of credit to be used to fund repurchases of our common shares in the event that repurchase requests exceed our operating cash flows and net proceeds from our continuous private offering, to fund debt investments or for any other corporate purpose.

Our actual leverage level will be affected by a number of factors, some of which are outside our control. Significant inflows of proceeds from the sale of our common shares generally will cause our leverage as a percentage of our net assets to decrease, at least temporarily. Significant outflows of equity as a result of repurchases of our common shares generally will cause our leverage as a percentage of our net assets to increase, at least temporarily. Our leverage as a percentage of our net assets will also increase or decrease with decreases or increases, respectively, in the NAV of our portfolio. For example, if we borrow under a long-term line of credit to fund repurchases of our common shares or for other purposes, our leverage may increase and may exceed our target leverage. In such cases, our leverage may remain at the higher level until we receive additional net proceeds from our continuous private offering or sell some of our assets to repay outstanding indebtedness.

There is, however, no limit on the amount we may borrow with respect to any individual investment or, subject to our board of trustees’ oversight, on a portfolio-wide basis. During the Ramp-Up Period, our leverage ratio may exceed our target. We may also exceed our target leverage ratio at other times, particularly during a market downturn or in connection with a large acquisition. Our board of trustees will periodically review our aggregate borrowings. In connection with such review, our board of trustees may determine to modify our target leverage ratio in light of then-current economic conditions, relative costs of debt and equity capital, fair values of our investments, general conditions in the market for debt and equity securities, growth and investment opportunities or other factors.

Financing Arrangements

We expect to incur indebtedness through the financing arrangements described below.

Structural Leverage

We may elect to reduce our position in the whole loans through co-origination or senior participation interest sales, which will eliminate our exposure or liability associated with the senior interest of the loan, as described below:

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Co-Origination: We may co-originate a whole loan in conjunction with a senior lender and simultaneously close on the subordinate interest. This structure allows for matched-term and generally non-recourse financing of the portfolio, without cross-collateralization.

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Senior Participation Interest Sales: We may split a whole loan into two pieces (senior participation interest / subordinate participation interest) and sell the senior participation interest to a third-party. This structure allows for matched-term and generally non-recourse financing, without cross-collateralization.

Direct Leverage

We may elect to borrow against our credit assets through the kinds of arrangements described below:

Loan Finance Facilities

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Warehouse Facility: We may use warehouse facilities, such as repurchase agreements, to finance our credit assets. Defining characteristics of such warehouse facilities generally include: non-matched term, credit-based margin calls, partial recourse and cross collateralization with other credit assets on the same loan facility.

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Asset Specific Financing (Debt-on-Debt): We may use asset specific financing to finance pre-identified credit assets. Defining characteristics of such financings generally include: matched term, no margin call rights, partial to no recourse and no cross collateralization with other credit assets.

Securitization

We may choose to contribute all or a subset of the credit assets in the portfolio to an asset-backed securitized offering, such as a commercial real estate collateralized loan obligation, CMBS or some other structured finance vehicle. Defining characteristics generally include: matched term, no margin call rights, no recourse, and cross collateralization with other credit assets on the same securitization.

We believe that a diversified approach to leverage is important in order to provide us with attractive financing options in a range of capital markets environments.

Temporary Strategies

During the Ramp-Up Period or during periods in which the Advisors determine that economic or market conditions are unfavorable to investors and a defensive strategy would benefit us, we may temporarily depart from our investment strategy. During these periods, subject to compliance with the Investment Company Act, we may expand or change our investment strategy and target assets, including by investing all or any portion of our assets in U.S. government securities, including bills, notes and bonds differing as to maturity and rates of interest that are either issued or guaranteed by the U.S. Treasury or by U.S. government agencies or instrumentalities; non-U.S. government securities that have received the highest investment grade credit rating; certificates of deposit issued against funds deposited in a bank or a savings and loan association; commercial paper; bankers’ acceptances; fixed time deposits; shares of money market funds; credit-linked notes; repurchase agreements with respect to any of the foregoing; or any other fixed income securities that the Advisors consider consistent with this temporary strategy. During these periods, we may also determine to pay down certain of our borrowings and have indebtedness below our target leverage ratio, or we may borrow more to provide for additional liquidity causing us to exceed our target leverage ratio. It is impossible to predict when, or for how long, the Advisors will use these alternative strategies. Such strategies may not be successful.

Operating and Regulatory Structure

REIT Qualification

We intend to elect and qualify to be taxed as a REIT under the Code commencing with our taxable year ending December 31, 2025. We believe that we have been organized and have operated and will continue to operate in such a manner as to qualify for taxation as a REIT under the applicable provisions of the Code so long as our board of trustees determines that REIT qualification remains in our best interest. So long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on REIT-taxable income that we distribute annually to our shareholders. In order to qualify as a REIT for U.S. federal income tax purposes, we must continually satisfy tests concerning, among other things, the real estate qualification of sources of our income, the composition and values of our assets, the amounts we distribute to our shareholders and the diversity of ownership of our common shares. In order to comply with REIT requirements, we may need to forego otherwise attractive opportunities and limit our expansion opportunities and limit the manner in which we conduct our operations or otherwise conduct some activities through a taxable REIT subsidiary (“TRS”), which will be subject to U.S. federal corporate income tax on its net income. See “Risk Factors— Risks Related to our REIT Status and Certain Other Tax Items.”

Investment Company Act Considerations

We are not registered, and do not intend to register, as an investment company under the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	under Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•

under Section 3(a)(1)(C), it is engaged, or proposes to engage in, the business of investing, reinvesting, owning, holding or trading in securities and owns, or proposes to acquire, “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the “40% test”). The term “investment securities” generally includes all securities except U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exemption from the definition of “investment company” under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

With respect to Section 3(a)(1)(A), we do not intend to engage primarily or hold our self out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we will be a holding company primarily engaged in the non-investment company businesses of our subsidiaries. With respect to Section 3(a)(1)(C), on an unconsolidated basis we expect that more than 60% of our assets, exclusive of cash and U.S. government securities, will consist of ownership interests in wholly-owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of “investment company” under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act and, thus, we do not expect that more than 40% of our assets, exclusive of cash and U.S. government securities, will be “investment securities,” as that term is used under the Investment Company Act.

If, however, on an unconsolidated basis the value of our investment securities, which may include subsidiaries that must rely on Section 3(c)(1) or Section 3(c)(7), exceeds 40% of the value of our total assets, exclusive of cash and U.S. government securities, then we may seek to rely on Section 3(c)(6) of the Investment Company Act, which excepts from the definition of “investment company” any company primarily engaged, directly or through majority-owned subsidiaries, in one or more of the businesses described in paragraphs (3), (4) and (5) of Section 3(c), or in one or more such businesses (from which not less than 25% of such company’s gross income during its last fiscal year was derived) together with an additional business or businesses other than investing, reinvesting, owning, holding or trading in securities. In this scenario where the value of our investment securities exceeds 40% of the total value of our assets, exclusive of cash and government securities, we believe we will have become “primarily engaged,” directly or through wholly-owned and majority-owned subsidiaries, in the business of purchasing or otherwise acquiring mortgages and other interests in real estate, as described in Section 3(c)(5)(C).

We expect that many of our subsidiaries will be able to rely on Section 3(c)(5)(C) of the Investment Company Act as an exception from the definition of an “investment company.” Section 3(c)(5)(C) is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exception generally requires that, for purposes of Section 3(c)(5)(C), at least 55% of a portfolio must be comprised of “Qualifying Interests” and at least 80% of its portfolio must be comprised of Qualifying Interests and “Real Estate-Related Interests” (and no more than 20% comprised of non-qualifying or non-real estate-related assets). These criteria therefore limit what assets these subsidiaries may buy and sell.

Qualifying Interests for the purpose of Section 3(c)(5)(C) include mortgage loans and other assets, such as certain mezzanine loans and other residual interests and other interests in real estate as interpreted by the SEC staff in various no-action letters. We also may invest in transitional loans or mortgage loan participations that also meet the parameters of Section 3(c)(5)(C) based on no-action letters issued by the SEC staff and other SEC interpretive guidance. These restrictions will, however, limit our ability to invest in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities and real estate companies or in non-real estate-related assets.

We intend to treat first mortgage loans as Qualifying Interests, as long as such loans are “fully secured” by real estate at the time we acquire the loan. Mortgage loans that are junior to a mortgage owned by another lender, or second mortgages, will also be treated as Qualifying Interests if the real property fully secures the second mortgage.

We intend to treat participation interests in whole mortgage loans as Qualifying Interests only if the interest is a participation in a mortgage loan, such as a subordinate participation interest, that meets certain criteria. Consistent with SEC staff guidance, a subordinate participation interest will be treated as a qualifying real estate asset only if: (1) we have a participation interest in a mortgage loan that is fully secured by real property; (2) we have the right to receive our proportionate share of the interest and the principal payments made on the loan by the borrower, and our returns on the loan are based on such payments; (3) we invest only after performing the same type of due diligence and credit underwriting procedures that we would perform if we were underwriting the underlying mortgage loan; (4) we have approval rights in connection with any material decisions pertaining to the administration and servicing of the loan and with respect to any material modification to the loan agreements; and (5) in the event that the loan becomes non-performing, we have effective control over the remedies relating to the enforcement of the mortgage loan, including ultimate control of the foreclosure process, by having the right to: (a) appoint the special servicer to manage the resolution of the loan; (b) advise, direct or approve the actions of the special servicer; (c) terminate the special servicer at any time with or without cause; (d) cure the default so that the mortgage loan is no longer non-performing; and (e) purchase the senior participation at par plus accrued interest, thereby acquiring the entire mortgage loan.

We intend to treat most types of CMBS, non-qualifying subordinated financing, and any debt or equity securities issued by companies primarily engaged in real estate businesses and securities issued by pass-through entities of which substantially all of the assets consist of qualifying assets and/or real estate-related assets as Real Estate-Related Interests.

Although we intend to monitor our portfolio periodically and prior to each investment acquisition and disposition, there can be no guarantee that we will successfully maintain our assets at the necessary levels. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

Operating Structure and REIT Considerations

A non-listed REIT is a REIT whose common shares are not listed for trading on a stock exchange or other securities market. We use the term “perpetual-life REIT” to describe an investment vehicle of indefinite duration, whose common shares are intended to be sold by the Company on a continuous basis at a price generally equal to the Company’s prior month’s NAV per share.

We intend to elect and qualify to be taxed as a REIT under the Code commencing with our taxable year ending December 31, 2025, and we intend to continue to make such an election. In general, a REIT is a company that:

•	combines the capital of many investors to acquire or provide financing for real estate assets;

•	offers the benefits of a real estate portfolio under professional management;

•

satisfies the various requirements of the Code, including a requirement to distribute to shareholders at least 90% of its REIT taxable income (determined without regard to the dividends-paid deduction and excluding net capital gain) each year; and

•

is generally not subject to U.S. federal corporate income taxes on its REIT taxable income that it currently distributes to its shareholders, which substantially eliminates the “double taxation” (i.e., taxation at both the corporate and shareholder levels) that generally results from investments in a C corporation.

In order to comply with REIT requirements, we may need to forego otherwise attractive opportunities and limit our expansion opportunities and limit the manner in which we conduct our operations. See “Item 1A. Risk Factors— Risks Related to our REIT Status and Certain Other Tax Items.”

The following chart shows our ownership structure and our relationship with our sponsors, the Advisors and the Dealer Manager for our private offering following the Initial Retail Closing.

(1)

The BlackRock Advisor has agreed to purchase from us an aggregate amount of not less than $50 million in Class E shares of the Company, at a price per share equal to the Company’s most recently determined NAV of its Class E shares, or if a NAV has yet to be calculated, then $25.00.

Our Board of Trustees

We operate under the direction of our board of trustees, Our board of trustees is currently comprised of one trustee, Thomas J. Lally. Our board of trustees will retain the Advisors to manage the origination, acquisition and dispositions of our investments, subject to our board of trustees’ supervision.

Upon the Initial Retail Closing, we will have a five-member board. A two-thirds majority of our entire board of trustees may change the number of trustees from time to time, provided that the total number is not less than three (3), and unless we amend our Bylaws, not more than 15. Our Bylaws provide that a majority of our trustees must be independent trustees, except for a period of up to 60 days after the death, removal or resignation of, or other vacancy involving, an independent trustee pending the election of a successor independent trustee. Our Declaration of Trust defines “independent trustee” as a trustee who (a) who is not an officer or employee of the Company, any subsidiary of the Company, or BlackRock, Monticello or their affiliates, (b) whom the Board affirmatively determines has no material relationship with the Company and (c) who otherwise satisfies the trustee independence tests provided for in Section 303A.02 of the New York Stock Exchange Listed Company Manual, as may be amended from time to time. We expect our board of trustees will determine that each of Ms. Hatton and Messrs. LaGrone and Troy are independent trustees, giving us a majority independent board of trustees following the Initial Retail Closing.

For so long as (i) BlackRock or its affiliate acts as an investment advisor to us, BlackRock has the right to designate one (1) trustee for election to our board of trustees and (ii) Monticello or its affiliate acts as an investment advisor to us, Monticello has the right to designate one (1) trustee for election to our board of trustees. Our board of trustees must also consult with BlackRock and Monticello in connection with filling any vacancies created by the removal, resignation, retirement or death of any trustee (other than in connection with a removal by shareholders in accordance with our Declaration of Trust).

Each trustee will serve until his or her resignation, removal, death, disqualification or adjudication of legal incompetence or the election and qualification of his or her successor. Although the number of trustees may be increased or decreased, a decrease may not shorten the term of any incumbent trustee. Any trustee may resign at any time or may be removed by the shareholders only for “cause,” and then only upon the affirmative vote of shareholders entitled to cast at least two-thirds of all the votes entitled to be cast generally in the election of trustees. In addition, any trustee may be removed, at any time, but only for “cause” by written instrument, signed by a majority of the trustees, specifying the date when such removal shall become effective. A vacancy on our board of trustees resulting for any reason other than removal for “cause” by the shareholders, may be filled only by a vote of a majority of the remaining trustees; provided that any vacancy involving an independent trustee may be filled only by a vote of a majority of the remaining independent trustees and any vacancy involving a trustee that was designated by BlackRock or Monticello may be filled only by BlackRock or Monticello, respectively. A vacancy on our board of trustees resulting from removal by the shareholders for “cause” or if there are no trustees may be filled only by the shareholders. “Cause” is defined in our Declaration of Trust as conviction of a felony or a final judgment of a court of competent jurisdiction holding that such trustee caused demonstrable, material harm to the Company through bad faith or active and deliberate dishonesty.

Our board of trustees will generally meet quarterly or more frequently if necessary. Our trustees are not required to devote all of their time to our business and are only required to devote the time to our business as their duties may require. Consequently, in the exercise of their duties as trustees, our trustees will rely heavily on the Advisors and on information provided by the Advisors. As part of our trustees’ duties, our board of trustees will supervise the relationship between us and the Advisors. Our board of trustees is empowered to approve the payment of compensation to trustees for services rendered to us.

Our board of trustees will adopt written policies on investments and borrowings, the general terms of which are set forth in this Registration Statement. Our board of trustees may revise these policies or establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance. Our board of trustees, including a majority of our independent trustees, will periodically review our investment policies to determine that they are in our best interest.

Advisory Agreements

The description below of the Advisory Agreements is a summary of the material terms of the Advisory Agreements, the forms of which are filed as exhibits to this Registration Statement. The description set forth below is qualified in its entirety by reference to the Advisory Agreements so filed.

Our board of trustees at all times has oversight responsibility for governance, financial controls, compliance and disclosure with respect to the Company. Pursuant to the Advisory Agreements, our board of trustees delegated with respect to the Liquid Investments Portfolio, to the BlackRock Advisor, and with respect to the Loan Portfolio, to the Monticello Advisor, in each case, the origination to the Advisors the authority to source, evaluate and monitor our investment opportunities and make decisions related to the origination, acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of trustees. We believe that the Advisors currently have sufficient staff and resources so as to be capable of fulfilling the duties set forth in the Advisory Agreements.

Services

Pursuant to the terms of the Advisory Agreements, the BlackRock Advisor is responsible for the Liquid Investments Portfolio, and the Monticello Advisor is responsible for the Loan Portfolio, and the Advisors will be responsible for, among other things:

•	managing the Company’s assets in accordance with its investment objective, policies and restrictions;

•	determining the composition of the Company’s portfolio, the nature and timing of the changes to the Company’s portfolios and the manner of implementing such changes;

•	making investment decisions for the Company and monitoring the Company’s investments;

•	engaging and supervising, on the Company’s behalf, agents and service providers to assist in making and managing the Company’s investments;

•	determining valuations of the Company’s assets;

•	performing due diligence on prospective portfolio investments;

•	recommending the appropriate level of leverage and debt financing;

•	exercising voting rights in respect of portfolio securities and other investments for the Company; and

•	providing the Company with such other investment advisory and related services as the Company may, from time to time, reasonably require for the investment of capital.

Pursuant to the Advisory Agreements, the Advisors may delegate any of the services for which it is responsible for to a third-party service provider. In the event the Advisors choose to engage a third-party service provider, the Advisors will remain responsible for the performance of such services and we generally will pay fees to the third-party service providers for such services.

The Advisors’ services under the Advisory Agreements are not exclusive, and they are free to furnish similar services to other entities, and they intend to do so, so long as their services to us are not impaired. For the avoidance of doubt, the management, policies and operations of the Company shall be the ultimate responsibility of the Advisors acting pursuant to and in accordance with our Declaration of Trust.

The above summary is provided to illustrate the material functions which the Advisors will perform for us and it is not intended to include all of the services which may be provided to us by the Advisors or third parties.

See “—Advisory Agreement” and for a discussion of Trust Expenses, see “Item 2 Financial Information—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Expenses—Management Fee” below for further information.

Term and Termination Rights

Unless earlier terminated as described below, each Advisory Agreement will remain in effect for an initial period of two years from the date it first becomes effective, and will continue automatically for successive two-year renewal periods thereafter unless at least two-thirds of the independent trustees agree that (i) there has been unsatisfactory performance by the applicable Advisor that are materially detrimental to the Company or (ii) the compensation payable to the applicable Advisor under the applicable Advisory Agreement are unfair; provided that the Company does not have the right to terminate either Advisory Agreement under clause (ii) above if the applicable Advisor agrees to continue to provide the services under the applicable Advisory Agreement at a reduced fee that is the greater of (i) the compensation that Independent Trustees determine to be consistent with current market level compensation rates for comparable work and fair in accordance with the applicable Advisory Agreement and (ii) two-thirds of the compensation resulting from the application of the compensation computation methodology applied in the immediately preceding period to the activity occurring during the renewal period.

Without penalty or fee, the Company may elect not to renew an Advisory Agreement upon the expiration of the initial two-year term (or any subsequent renewal term) upon 180 days’ prior written notice to the applicable Advisor (the “Termination Notice”). If the Company issues the Termination Notice, the Company shall be obligated to specify the reason for nonrenewal in the Termination Notice; provided, however, that in the event that such Termination Notice is given in connection with a determination that the compensation payable to the applicable Advisor is unfair, the Advisor will have the right to renegotiate such compensation by delivering to the Company, no fewer than 60 days prior to the prospective last day of the initial term (or any subsequent renewal term) (the “Effective Termination Date”), written notice (any such notice, a “Notice of Proposal to Negotiate”) of its intention to renegotiate its compensation under the applicable Advisory Agreement. Thereupon, the Company (represented by the independent trustees) and the applicable Advisor will endeavor to negotiate in good faith the revised compensation payable to the Advisor under the applicable Advisory Agreement, provided that the applicable Advisor and at least two-thirds of the independent trustees agree to the terms of the revised compensation to be payable to the applicable Advisor within 60 days following the receipt of the Notice of Proposal to Negotiate or the applicable Advisor agrees to a reduced fee as set forth in the preceding paragraph, the Termination Notice shall be deemed of no force and effect and the applicable Advisory Agreement will continue in full force and effect on the terms stated in such Advisory Agreement, except that the compensation payable to such Advisor thereunder will be the revised compensation as determined pursuant to the foregoing procedures.

In the event that the Company and the applicable Advisor are unable to agree to the terms of the revised compensation to be payable to the applicable Advisor during such 60-day period, the applicable Advisory Agreement will terminate and such termination to be effective on the date which is the later of (A) 10 days following the end of such 60-day period and (B) the Effective Termination Date originally set forth in the Termination Notice.

In addition, without payment of penalty, (i) the Company may terminate an Advisory Agreement immediately for “cause” (as defined below) or upon the bankruptcy of such Advisor and (ii) the applicable Advisor may terminate an Advisory Agreement (a) immediately for “cause” or upon a change of control of the Company (as defined in the Advisory Agreement) or (b) upon written notice by the applicable Advisor to the Company of its intention to decline to renew the applicable Advisory Agreement; provided, that such written notice must be delivered no later than 180 days prior to the expiration of the initial two-year term (or any subsequent renewal term). “Cause” is defined in each Advisory Agreement as (a) with respect to the termination of the applicable Advisory Agreement by the Company, fraud, criminal conduct, willful misconduct or willful or gross negligent breach of fiduciary duty by the applicable Advisor in connection with performing its duties thereunder or the breach of a material provision of the Advisory Agreement by the applicable Advisor after notice of such breach and a reasonable time to cure (to the extent that such breach is curable) or (b) with respect to the termination of the applicable Advisory Agreement by the applicable Advisor, material breach by the Company of (x) the Advisory Agreement after notice of such breach and reasonable time to cure (to the extent that such breach is curable) or (y) the other Advisory Agreement, the occurrence of which results in the termination of the other Advisory Agreement by the other Advisor.

The Advisors have agreed that, in the event an Advisory Agreement is terminated without “cause” or is not renewed without cause, the other Advisor will voluntarily resign its position as Advisor effective as of 180 calendar days from the date of the first Advisory Agreement termination. However, no resignation will be required of the other Advisor if an Advisory Agreement is terminated upon a change of control of the Company, by the Company in certain events of bankruptcy or for “cause”, or voluntarily by the other Advisor.

In the event an Advisory Agreement is terminated, the applicable Advisor will be entitled to receive its prorated management fee through the date of termination. In addition, upon the termination or expiration of an Advisory Agreement, the Advisor will cooperate with us and take all reasonable steps requested to assist our board of trustees in making an orderly transition of the advisory function.

Management Fee, Performance Fee and Expense Reimbursements

Management Fee. Pursuant to the terms of the Advisory Agreements, the Company will pay the Advisors a combined management fee equal to (i) 1.25% of NAV for its Class S shares, Class T shares, Class D shares and Class I shares and (ii) (a) 0.0% of NAV for its Class F-S shares, Class F-D shares and Class F-I shares for the period beginning on the Initial Retail Closing until the first anniversary of the Initial Retail Closing (such date, the “Reduced Fee Expiration Date”), (b) 0.75% of NAV for its Class F-S shares, Class F-D shares and Class F-I shares for the period from the Reduced Fee Expiration Date until the fifth anniversary of the Initial Retail Closing and (c) 1.25% of NAV for its Class F-S shares, Class F-D shares and Class F-I shares thereafter, in each case, per annum, accrued monthly and payable quarterly in arrears. The Company will not pay the Advisors a management fee with respect to the Class E shares.

Performance Fee. The Advisors may be entitled to a combined performance fee, which is accrued monthly and payable quarterly (or part thereof that the Advisory Agreements are in effect) in arrears. The performance fee generally will be an amount, not less than zero, equal to (i) 12.5% of our cumulative Core Earnings for the 4-Quarter Performance Measurement Period, subject to a hurdle rate, expressed as an annual rate of return on adjusted capital, equal to a hurdle rate, expressed as an annual rate of return on adjusted capital, equal to 5.0% (the “Annual Hurdle Rate”), (ii) subject to a 100% catch-up provision and minus (iii) the sum of any performance fees paid to the Advisors with respect to the other calendar quarters in the applicable 4-Quarter Performance Measurement Period. As a result, the Advisors generally do not earn the performance fee for any calendar quarter until our Core Earnings for the applicable 4-Quarter Performance Measurement Period exceed the Annual Hurdle Rate. For purposes of the performance fee, “adjusted capital” means cumulative net proceeds generated from sales of our common shares (including proceeds from our distribution reinvestment plan) reduced for any distributions paid to shareholders deemed to be a return of paid-in capital for common shares and amounts paid for share repurchases pursuant to our share repurchase plan.

Once our Core Earnings in the applicable 4-Quarter Performance Measurement Period exceed the Annual Hurdle Rate, the Advisors are generally entitled to a “catch-up” fee equal to 100% of the amount of Core Earnings in excess of the Annual Hurdle Rate, until our Core Earnings as a percentage of the adjusted capital for such 4-Quarter Performance Measurement Period is equal to 5.714% (the result of (i) 1.25% divided by (ii) 0.875 (or 1 minus 0.125)). Thereafter, the Advisors are entitled to receive 12.5% of our Core Earnings. Proportional performance fee calculation methods apply in the periods prior to the period in which the Company has completed four full calendar quarters.

For purposes of calculating the performance fee, “Core Earnings” means, for the applicable 4-Quarter Performance Measurement Period, the consolidated net income (loss) attributable to shareholders of Class S shares, Class T shares, Class D shares, Class I shares, Class F-S shares, Class F-D shares and Class F-I shares, computed in accordance with U.S. GAAP, including realized gains (losses) not otherwise included in U.S. GAAP net income (loss) and excluding (i) the performance fee, (ii) depreciation, (iii) any unrealized gains or losses for the applicable reporting period, (iv) one-time events pursuant to changes in U.S. GAAP, and (v) certain non-cash adjustments and certain material non-cash income or expense items, in each case for this clause (v) after discussions between the Advisors and the Company’s independent trustees and approved by a majority of the Company’s independent trustees.

Performance fees are accrued monthly and payable quarterly, in arrears. For the avoidance of doubt, we will not pay the Advisors a performance fee on Class E shares, and as a result, it is a class-specific expense. The Advisors will not be obligated to return any portion of the performance fee paid due to the subsequent performance of the Company.

The performance fee may be paid, at each Advisor’s election, in cash or Class E shares, or any combination thereof. If an Advisor elects to receive any portion of its performance fee in Class E shares, such Advisor may submit a request for repurchase of such Class E shares at a later date, at a price per Class E share equal to the NAV per Class E share as of the date of repurchase. Class E shares obtained by an Advisor will not be subject to the repurchase limits of the share repurchase plan or any Early Repurchase Deduction (as defined below).

For the avoidance of doubt, the payment of any performance fee will be consistent with the requirements set forth in Rule 205-3 under the Investment Advisers Act of 1940, as amended, including that the Company will be a “qualified client” as defined in Rule 205-3.

Expense Reimbursements. Under the Advisory Agreements, the Advisors are entitled to reimbursement of all costs and expenses incurred by it or their affiliates on our behalf, provided that the Advisors are responsible for the expenses related to any and all personnel of the Advisors who provide investment advisory services to us pursuant to the Advisory Agreements (including, without limitation, each of our executive officers and any trustees who are also directors, officers or employees of the Advisors or any of their affiliates), and those who serve as our executive officers, including, without limitation, salaries, bonuses and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and costs of insurance with respect to such personnel; provided, that the Advisors may be reimbursed for services performed by an executive officer that are outside the scope of such role. Without limiting the generality of the foregoing, costs eligible for reimbursement include out-of-pocket costs and expenses the Advisors or their affiliates incur in connection with the services it provides to us related to (1) the actual cost of goods and services used by us and obtained, whether payable to an affiliate or a non-affiliated person, including fees paid to administrators, consultants, attorneys, technology providers and other services providers, and brokerage fees paid in connection with the purchase and sale of investments and securities, (2) expenses of managing and operating our investments, whether payable to an affiliate or a non-affiliated person, (3) out-of-pocket expenses in connection with the selection, evaluation, structuring, acquisition, origination, and financing of our investments, whether or not such investments are acquired and (4) expenses of personnel of the Advisors and their affiliates other than those who provide investment advisory services to us or serve as our executive officers, provided, that the Advisors may be reimbursed for services performed by an executive officer that are outside the scope of such role. We may retain the Advisors and/or certain of the Advisors’ affiliates, from time to time, for services relating to our investments or our operations, which may include, but are not limited to, accounting and administration services, tax services, compliance services, reporting services, capital markets services, restructuring services, valuation services, underwriting and diligence services, and special servicing, as well as services related to mortgage servicing, group purchasing, healthcare, consulting/brokerage, capital markets/credit origination, loan servicing and asset management, property, title and other types of insurance, management consulting and other similar operational and investment matters. Any fees or reimbursements paid to the Advisors’ affiliates for any such services will not reduce the management fee. In addition, such out-of-pocket costs and expenses will include expenses relating to compliance-related matters and regulatory filings relating to our activities (including, without limitation, expenses relating to the preparation and filing of Form PF, Form ADV, reports to be filed with the U.S. Commodity Futures Trading Commission (the “CFTC”) and SEC, reports, disclosures, and/or other regulatory filings of the Advisors and their affiliates relating to our activities (including our pro rata share of the costs of the Advisors and their affiliates of regulatory expenses that relate to us and Other Accounts)). Where any such expense relates to us and Other Accounts (or the Advisors or their affiliates), we will only be responsible for our allocable share of the expense, as determined in good faith by the Advisors.

We reimburse the Advisors for any organization and offering expenses associated with our private offering that it incurs on our behalf (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses, expenses incurred in connection with the provision of administrative or similar services by intermediary platforms or participating broker-dealers for their clients and reasonable bona fide due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our escrow agent and transfer agent, formation, distribution, administrative, regulatory or similar expenses related to the management and operation of feeder vehicles or related entities and expense reimbursements for actual costs incurred by employees of the Dealer Manager in the performance of wholesaling activities, but excluding upfront selling commissions, dealer manager fees and the shareholder servicing fee) and certain of our operating expenses. The Advisors currently pay wholesaling compensation expenses and certain related expenses of persons associated with the Dealer Manager without reimbursement from us.

The Advisors have agreed to advance our organization and offering expenses and certain of our operating expenses on our behalf through the first anniversary of the Initial Retail Closing. We will reimburse the Advisors for all such advanced expenses ratably in 60 equal monthly installments following the first anniversary of the Initial Retail Closing. Such reimbursement may be paid, at the Advisors’ election, in cash or Class E shares, or any combination thereof. If the Advisors elect to receive any portion of such reimbursement in our common shares, we may repurchase such shares from the Advisors at a later date. Such common shares that the Advisors receive in lieu of cash will not be subject to our share repurchase plan, including the repurchase limits and any Early Repurchase Deduction. After the first anniversary of the Initial Retail Closing, we will reimburse the Advisors for any organization and offering expenses and operating expenses that it incurs on our behalf as and when incurred.

Origination Fees. The Advisors will receive loan origination fees, extension fees, exit fees, prepayment fees, loan assumption fees, underwriting fees, administration fees, and/or other similar fees paid by borrowers in connection with the origination of each new loan (collectively, “Origination Fees”). Any Origination Fees received by the Advisors will be retained by the Advisors. For the avoidance of doubt, the Company will reimburse the Advisors for out-of-pocket expenses in connection with the selection, origination and acquisition of investments, whether or not such investments are acquired.

Certain Other Investors: We may offer Class E shares and/or Class I shares from time to time to certain strategic investors, in which case the Advisors may enter into agreements with such investors to, (i) in the case of Class E shares, pay management fees and/or performance fees in negotiated amounts directly to the Adviser since the management fee is not payable with respect to the Class E shares and/or (ii) in the case of Class I shares, rebate a portion of the management fee and/or performance fee paid by us to the Adviser in respect of such investor’s Class I shares since the negotiated amount may be less than the management fee and/or performance fee applicable to Class I shares.

Acquisition Expense Reimbursement

We will reimburse the Advisors for out-of-pocket expenses in connection with the selection, origination and acquisition of investments, whether or not such investments are acquired.

Operating Expense Reimbursement

In addition to the organization and offering expense and acquisition expense reimbursements described above, we will reimburse the Advisors and their affiliates for out-of-pocket costs and expenses it incurs in connection with the services it provides to us, including, but not limited to, (1) the actual cost of goods and services used by us and obtained, whether payable to an affiliate or a non-affiliated person, including fees paid to administrators, consultants, attorneys, technology providers and other services providers, fees relating to investment valuations and any fees relating to our operations and administration, and brokerage fees paid in connection with the purchase and sale of investments and securities, (2) expenses of managing and operating our investments, whether payable to an affiliate or a non-affiliated person, (3) out-of-pocket expenses in connection with the selection, evaluation, structuring, acquisition, origination and financing of our investments, whether or not such investments are acquired and (4) expenses of personnel of the Advisors and their affiliates other than those who provide investment advisory services to us or serve as our executive officers, provided, that the Advisors may be reimbursed for services performed by an executive officer that are outside the scope of such role.

The Advisors have agreed to advance certain of our operating expenses on our behalf through the first anniversary of the Initial Retail Closing. We will reimburse the Advisors for all such advanced expenses ratably over the 60 months following the first anniversary of the Initial Retail Closing. Operating expenses incurred after the first anniversary of the Initial Retail Closing are paid by us as incurred.

Fees or Reimbursements for Other Services

As discussed above, we may retain certain of the Advisors’ affiliates, from time to time, for services relating to our investments or our operations, which may include, but are not limited to, accounting and administration services, tax services, compliance services, reporting services, capital markets services, restructuring services, valuation services, underwriting and diligence services, and special servicing, as well as services related to mortgage servicing, group purchasing, healthcare, consulting/brokerage, capital markets/credit origination, loan servicing and asset management, property, title and other types of insurance, management consulting and other similar operational and investment matters. Any fees or reimbursements paid to the Advisors’ affiliates for any such services will not reduce the management fee.

Initial BlackRock Investment and Repurchase Terms

In connection with the Initial BlackRock Investment, the BlackRock Advisor has agreed to purchase from the Company an aggregate amount of not less than $50 million in Class E shares, at a price per share equal to the Company’s most recently determined NAV of its Class E shares, or if an NAV has yet to be calculated, then $25.00. As of the date of this Registration Statement, the BlackRock Advisor has not purchased any Class E shares in connection with the Initial BlackRock Investment.

The BlackRock Advisor has agreed not to submit for repurchase to us any of the Class E shares issued in respect of the Initial BlackRock Investment until the BlackRock Liquidity Date, which is the earlier of (i) the first date that our NAV reaches $1.0 billion and (ii) the third anniversary of the Initial Retail Closing. Following the BlackRock Liquidity Date, the BlackRock Advisor may, from time to time, request to have such Class E shares repurchased by us at a price per share equal to the most recently determined NAV per Class E share as of the repurchase date (each, a “BlackRock Repurchase”). The Class E shares issued in respect of the Initial BlackRock Investment are not eligible for repurchase pursuant to our share repurchase plan and are not therefore subject to the quarterly limitation or the Early Repurchase Deduction.

Notwithstanding the foregoing, for so long as the BlackRock Advisor or its affiliate acts as our investment advisor, we will not effect any BlackRock Repurchase in any quarter that the full amount of all common shares requested to be repurchased by shareholders other than BlackRock and its affiliates under the share repurchase plan are not repurchased or the share repurchase plan has been suspended. We may fund any BlackRock Repurchase from sources other than cash flow from operations, including, without limitation, borrowings, offering net proceeds, the sale of assets, and return of capital, and we have no limits on the amounts we may fund from such sources.

Allocation of Investment Opportunities

BlackRock and Monticello currently have private debt and liquid security mandates with multiple Other Accounts. The Advisors believe there has been to date, and expect there to continue to be, sufficient investment opportunities for the Company within its investment guidelines because of the scale of the real estate debt and liquid securities markets. At times there may be overlap of the Company’s investment opportunities with certain Other Accounts that are actively investing and may be similar overlap with future Other Accounts. In some instances, conflicts may occur when a particular investment meets the stated investment parameters of more than one Other Account. Each of the Advisors employ established allocation policies to address potentially competing client demands with respect to the applicable portion of our portfolio.

With respect to the Loan Portfolio, the Monticello Advisor has adopted an allocation policy pursuant to which the Monticello Advisor will make allocation decisions having regard to such factors as available capital, property type, geographic location, sponsorship, tenancy, security type, expected cash flows and occupancy, cost of funding, certain asset-level metrics and other considerations (including available sources of economic leverage). The allocation process is designed to be fair and equitable to Other Monticello Accounts and the Company. Monticello is a specialized multifamily and seniors housing lending platform, and sponsors, advises and/or manages numerous funds and vehicles that invest in loans and other securities. The Other Monticello Accounts have and will continue to be established for the purpose of investing in single loans (or small groups of pre-identified loans). To the extent that Other Monticello Accounts invest in transactions within the Company’s investment guidelines, such Other Monticello Accounts will not have priority over the Company and transactions will be allocated between the Company and the Other Monticello Accounts pursuant to the Monticello investment allocation policy, which provides that the Monticello Advisor will allocate investments among the Company and the Other Monticello Accounts in proportion to their desired investment amount as determined by Monticello in its sole discretion or on a rotational basis as between the Company and the Other Monticello Accounts.

With respect to the Liquid Investments Portfolio, the BlackRock Advisor has adopted an allocation policy pursuant to which the BlackRock Advisor will make allocation decisions having regard to such factors as investment objectives and guidelines, risk targets, existing portfolio characteristics, expected cash flows and available cash, and accounting for security-specific allocation procedures. The allocation process is designed to be fair and equitable to Other BlackRock Accounts and the Company. BlackRock is the world’s largest publicly traded investment management firm, with $11.5 trillion of assets under management, of which approximately $140 billion as of December 31, 2024 is invested in securitized assets such as those which may be acquired by the Company in the Liquid Investments Portfolio. The BlackRock Advisor believes that the overall market for such investments exceeds $4.4 trillion, and therefore believes there to be sufficient investment opportunities for the Company within its investment guidelines because of such scale. Other BlackRock Accounts include a variety of investment funds, vehicles, separately managed accounts, products or other similar arrangements with a wide variety of investment objectives spanning the yield curve, client risk profiles and asset classes, including distressed assets, global and emerging markets, high yield, core bond, core plus, mid and short duration and liquidity accounts. With respect to investments that may be suitable for both the Company and Other BlackRock Accounts, the BlackRock Advisor will make allocation decisions pursuant to its Global Investment and Trading Allocation Policy.

For additional information, see “Item 7 Certain Relationships And Related Transactions, And Trustee Independence—Potential Conflicts of Interest—Allocation of Investment Opportunities.”

Term

The Company has been established, and is expected to continue, for an indefinite period of time. As part of the Company’s indefinite term structure, investors may request the repurchase of their common shares on a quarterly basis (as further discussed below). See “—Share Repurchase Plan” below for more information regarding repurchases.

Governmental Regulations

Our operations are subject, in certain instances, to supervision and regulation by U.S. and other governmental authorities, and may be subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, which, among other things: (i) regulate credit-granting activities; (ii) establish maximum interest rates, finance charges and other charges; (iii) require disclosures to customers; (iv) govern secured transactions; and (v) set collection, foreclosure, repossession and claims-handling procedures and other trade practices. We are also required to comply with certain provisions of the Equal Credit Opportunity Act that are applicable to commercial loans. We intend to conduct our business so that neither we nor any of our subsidiaries are required to register as an investment company under the Investment Company Act.

In our judgment, existing statutes and regulations have not had a material adverse effect on our business. In recent years, legislators in the United States and in other countries have said that greater regulation of financial services firms is needed, particularly in areas such as risk management, leverage, and disclosure. While we expect that additional new regulations in these areas will be adopted and existing ones may change in the future, it is not possible at this time to forecast the exact nature of any future legislation, regulations, judicial decisions, orders or interpretations, nor their impact upon our future business, financial condition, or results of operations or prospects.

Competition

We face competition from various entities for investment opportunities, including other REITs, pension funds, insurance companies, investment funds and companies, partnerships and developers. In addition to third-party competitors, Other Accounts with investment strategies that overlap with ours may be allocated investment opportunities, which the Advisors and their respective affiliates will seek to manage in a fair and reasonable manner in their sole discretion in accordance with BlackRock and Monticello’s prevailing policies and procedures.

In the face of this competition, we have access to the Advisors’ professionals and their industry expertise and relationships, which we believe provide us with a competitive advantage and help us source, evaluate and compete for potential investments. We believe these relationships will enable us to compete more effectively for attractive investment opportunities. However, we may not be able to achieve our business goals or expectations due to the competitive risks that we face.

Emerging Growth Company

We will be and we will remain an “emerging growth company” as defined in the JOBS Act until the earlier of (a) the last day of the fiscal year (i) following the fifth anniversary of the date of an initial public offering pursuant to an effective registration statement under the Securities Act, (ii) in which we have total annual gross revenue of at least $1.235 billion, or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our shares that is held by non-affiliates exceeds $700 million as of the date of our most recently completed second fiscal quarter, and (b) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. For so long as we remain an “emerging growth company” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”). Also, because we are not a large accelerated filer or an accelerated filer under Section 12b-2 of the Exchange Act, and will not be for so long as our common shares are not traded on a securities exchange, we will not be subject to auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act even once we are no longer an emerging growth company. We cannot predict if investors will find our shares less attractive because we may rely on some or all of these exemptions.

Distribution Reinvestment Plan

We expect to adopt a distribution reinvestment plan whereby shareholders will have their cash distributions automatically reinvested in additional common shares unless they elect to receive their distributions in cash. If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of common shares that you own will be automatically invested in additional common shares of the same class on your behalf on the business day such distribution would have been paid to you. The per share purchase price for common shares purchased under our distribution reinvestment plan will be equal to the transaction price for such common shares at the time the distribution is payable (which will generally be equal to our prior month’s NAV per share). Shareholders will not pay upfront selling commissions or dealer manager fees when purchasing common shares under our distribution reinvestment plan; however, all outstanding Class T shares, Class S shares, Class D shares, Class F-S shares and Class F-D shares, including those purchased under our distribution reinvestment plan, will be subject to ongoing shareholder servicing fees. Common shares acquired under the distribution reinvestment plan will entitle the participant to the same rights and be treated in the same manner as common shares of that class purchased in our private offering. Participants may terminate their participation in the distribution reinvestment plan with ten business days’ prior written notice to us. See “Description of Registrant’s Securities to be Registered—Distribution Reinvestment Plan” for more information regarding the reinvestment of distributions investors may receive from us.

Share Repurchase Plan

While shareholders may request on a quarterly basis that we repurchase all or any portion of their common shares pursuant to our share repurchase plan, we are not obligated to repurchase any common shares and may choose to repurchase only some, or even none, of our common shares that have been requested to be repurchased in any particular calendar quarter in our discretion. In addition, our ability to fulfill repurchase requests is subject to a number of limitations. As a result, share repurchases may not be available each calendar quarter. Under our share repurchase plan, to the extent we choose to repurchase common shares in any particular calendar quarter, we will only repurchase common shares following the close of business as of the last calendar day of that calendar quarter (each such date, a “Repurchase Date”). Repurchases will be made at the transaction price in effect on the Repurchase Date (which will generally be equal to our prior month’s NAV per share), except that common shares that have not been outstanding for at least one year will be repurchased at 95% of the transaction price (an “Early Repurchase Deduction”). The one-year holding period is measured from the first calendar day of the month in which the shares were issued to the subscription closing date immediately following the prospective repurchase date. The Early Repurchase Deduction may only be waived in the case of repurchase requests arising from the death or qualified disability of the holder and in other limited circumstances. To have your common shares repurchased, your repurchase request and required documentation must be received in good order by 4:00 p.m. (Eastern Time) on the second to last business day of the applicable calendar quarter. In the unlikely case that the repurchase price of the applicable calendar quarter is not made available by the tenth business day prior to the last business day of such calendar quarter (or is changed after such date), then no repurchase requests will be accepted for such calendar quarter and shareholders who wish to have their shares repurchased the following calendar quarter must resubmit their repurchase requests. Settlements of share repurchases will be generally made within three business days of the Repurchase Date using the transaction price in effect on the Repurchase Date. The Early Repurchase Deduction will not apply to common shares acquired through our distribution reinvestment plan. An investor may withdraw its repurchase request by notifying the transfer agent before 4:00 p.m. (Eastern Time) on the second to last business day of the applicable calendar quarter. Certain broker-dealers require that their clients process repurchases through their broker-dealer, which may impact the time necessary to process such repurchase request, impose more restrictive deadlines than described in our share repurchase plan, impact the timing of a shareholder receiving repurchase proceeds and require different paperwork or process than described in our share repurchase plan. Investors should contact their broker-dealer first if they want to request the repurchase of their shares. We expect to begin the share repurchase plan, if at all, in the first full calendar quarter following the Initial Retail Closing.

The aggregate NAV of total repurchases of all classes of our shares is limited to no more than 5% of our aggregate NAV per calendar quarter (measured using the aggregate NAV as of the end of the immediately preceding month). Common shares issued to the Advisors pursuant to the Advisory Agreements are not subject to these repurchase limitations.

In the event that we determine to repurchase some but not all of our common shares submitted for repurchase during any calendar quarter, common shares repurchased at the end of the calendar quarter will be repurchased on a pro rata basis. All unsatisfied repurchase requests must be resubmitted after the start of the next calendar quarter, or upon the recommencement of the share repurchase plan, as applicable, subject in each case to the limitations of the share repurchase plan.

Human Capital

We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of the Advisors or their affiliates pursuant to the terms of the Advisory Agreements and our Declaration of Trust. See “Item 1. Business—Description of Business—Advisory Agreement.”

Our Private Offering

Subscriptions to purchase our common shares may be made on an ongoing basis; however investors may only purchase our common shares pursuant to accepted subscription orders as of the first business day of each month (based on the prior month’s transaction price), and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order, including satisfying any additional requirements imposed by the subscriber’s broker-dealer, and payment of the full purchase price of our common shares being subscribed at least five business days prior to the first business day of the month (unless waived by the Dealer Manager or otherwise agreed to between the Dealer Manager and the applicable participating broker-dealer).

The initial per share purchase price for each class of our common shares sold in our private offering will be equal to the most recently determined NAV per share for the Class E shares issued in respect of the Initial BlackRock Investment (which is deemed to be $25.00 until the last calendar day of the month during which we make our first investment), plus applicable upfront selling commissions and dealer manager fees. Thereafter, the purchase price per share of each class of our common shares will vary and generally will be equal to the prior month’s NAV per share for such class as of the last calendar day of such month, plus applicable upfront selling commissions and dealer manager fees.

Although the offering price for our common shares will generally be based on the prior month’s NAV per share, the NAV per share as of the date on which your purchase is settled may be significantly different. We may offer our common shares at a price that we believe reflects the NAV per share of such share more appropriately than the prior month’s NAV per share, including by updating a previously available offering price, in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. The NAV per share for the share classes we are offering in our private offering may differ because shareholder servicing fees, management and performance fees and performance fees allocable to a specific class of common shares are only included in the NAV calculation for that class.

On each business day, our transfer agent will collect purchase orders. Notwithstanding the submission of an initial purchase order, we can reject purchase orders for any reason. Investors may only purchase our common shares pursuant to accepted subscription orders as of the first business day of each month (based on the prior month’s transaction price), and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price of our common shares being subscribed at least five business days prior to the first business day of the month. If a purchase order is received less than five business days prior to the first business day of the month, unless waived by the Dealer Manager, the purchase order will be executed in the next month’s closing at the transaction price applicable to that month, plus applicable upfront selling commissions and dealer manager fees. As a result of this process, and unless the subscription order is cancelled prior to its acceptance, the price per share at which a subscriber’s order is executed may be different than the price per share for the month in which they submitted their purchase order.

Generally, within 15 calendar days after the last calendar day of each month, we will determine our NAV per share for each share class as of the last calendar day of the prior month, which will generally be the transaction price for the then-current month for such share class. However, in certain circumstances, the transaction price will not be made available until a later time.

Reporting Obligations

We will file our annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law. We are filing this Registration Statement with the SEC under the Exchange Act to register under Section 12(g) of the Exchange Act and comply with applicable requirements thereunder.

We intend to make available on our website, when available, our annual reports on Form 10-K, quarterly reports on Form 10-Q and our current reports on Form 8-K. The SEC also maintains a website (www.sec.gov) that contains such information. Our website will contain additional information about our business, but the contents of the website are not incorporated by reference in or otherwise a part of this Registration Statement.

Certain U.S. Tax Considerations

The discussion of tax matters set forth in this Registration Statement is not intended to be used, and cannot be used by any prospective investor, for the purpose of avoiding penalties that may be imposed. Each prospective investor should seek advice based on its particular circumstances from an independent tax advisor.

The following summary describes certain material U.S. federal income tax considerations relating to the ownership of our common shares as of the date hereof by U.S. holders and non-U.S. holders (each as defined below). Except where noted, this summary deals only with common shares held as a capital asset and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, regulated investment companies, tax-exempt entities (except as described in “—Taxation of Tax-Exempt Holders of Our Common Shares” below), insurance companies, persons holding common shares as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons liable for alternative minimum tax, persons who are “foreign governments” within the meaning of Section 892 of the Code, investors in pass-through entities or U.S. holders of shares whose “functional currency” is not the U.S. dollar. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed herein. In addition, this summary does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the net investment income tax. Furthermore, the discussion below is based upon the provisions of the Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. No ruling on the U.S. federal, state or local tax considerations relevant to our operation or to the purchase, ownership or disposition of our common shares has been requested from the Internal Revenue Service (the “IRS”) or other tax authority. It is possible that the IRS may assert or a court may sustain a position contrary to any of the tax consequences described below. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents.

The U.S. federal income tax treatment of holders of our common shares depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular shareholder of holding our common shares will depend on the shareholder’s particular tax circumstances.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF INTERESTS IN THE COMPANY.

Our Taxation as a REIT

We intend to elect and qualify to be taxed as a REIT under the Code commencing with our taxable year ending December 31, 2025. Furthermore, we intend to operate in such a manner as to qualify for taxation as a REIT under the applicable provisions of the Code so long as our board of trustees determines that REIT qualification remains in our best interest.

The sections of the Code and the corresponding regulations that govern the U.S. federal income tax treatment of a REIT and its shareholders are highly technical and complex. The following discussion is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative interpretations thereof.

REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification as a REIT.” While we intend to operate so that we qualify as a REIT, the IRS may challenge our qualification, or we may not be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our REIT taxable income that is currently distributed to our shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that generally results from an investment in a C corporation (i.e., a corporation generally subject to U.S. federal corporate income tax). Double taxation means taxation once at the corporate level when income is earned and once again at the shareholder level when the income is distributed. In general, the income that we generate, to the extent declared as a dividend and subsequently paid to our shareholders, is taxed only at the shareholder level.

If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax or penalties in the following circumstances:

•

We will pay U.S. federal income tax on our taxable income, including net capital gain, that we do not distribute to shareholders during, or within a specified time after, the calendar year in which the income is earned.

•

If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to U.S. federal corporate income tax.

•

If due to reasonable cause and not willful neglect we fail to satisfy either the 75% Gross Income Test or the 95% Gross Income Test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on the greater of the amount by which we fail the 75% Gross Income Test or the 95% Gross Income Test, multiplied in either case by a fraction intended to reflect our profitability.

•

If (i) we fail to satisfy the asset tests (other than a de minimis failure of the 5% Value Test, 10% Vote Test or 10% Value Test, as described below under “—Asset Tests”) due to reasonable cause and not to willful neglect, (ii) we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and (iii) we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests multiplied by the highest U.S. federal corporate income tax rate.

•

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and the failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “—Requirements for Qualification as a REIT.”

•	If we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for such calendar year;

•	95% of our capital gain net income for such calendar year; and

•

any undistributed taxable income from prior taxable years, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

•

We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. holder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the shareholder) in its income, and would receive a credit or a refund for its proportionate share of the tax we paid.

•

We will be subject to a 100% excise tax on amounts received by us from a TRS (or on certain expenses deducted by a TRS) if certain arrangements between us and a TRS of ours, as further described below, are not comparable to similar arrangements among unrelated parties.

•

If we acquire any assets from a non-REIT C corporation in a carry-over basis transaction, we could be liable for specified tax liabilities inherited from that non-REIT C corporation with respect to that corporation’s “built-in gain” in its assets. Built-in gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time we acquire the asset. Applicable Treasury regulations, however, allow us to avoid the recognition of gain and the imposition of corporate-level tax with respect to a built-in gain asset acquired in a carry-over basis transaction from a non-REIT C corporation unless and until we dispose of that built-in gain asset during the five-year period following its acquisition, at which time we would recognize, and would be subject to tax at the regular U.S. federal corporate income tax rate on, the built-in gain.

•

We will generally be subject to tax on the portion of any “excess inclusion income” derived from an investment in residual interests in Real Estate Mortgage Investment Conduit (“REMIC”) that is allocable to any of our shareholders that are “disqualified organizations.” Similar rules may apply if we own an equity interest in a taxable mortgage pool. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax, but the TRS would be taxable on the excess inclusion income. For a discussion of “excess inclusion income,” see “—Taxable Mortgage Pools.”

In addition, notwithstanding our status as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any domestic TRS in which we own an interest will be subject to U.S. federal corporate income tax on its net income.

Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation, but for its election to be subject to tax as a REIT;

(4)	that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)

of which not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) after applying certain attribution rules;

(7)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year, which has not been terminated or revoked; and

(8)	that meets other tests described below regarding the nature of its income and assets.

Conditions (1) through (4), inclusive, must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Condition (6) must be met during the last half of each taxable year, but neither conditions (5) nor (6) apply to the first taxable year for which an election to be taxed as a REIT is made. We believe that we will maintain sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our Declaration of Trust contains restrictions regarding the ownership and transfer of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. The provisions of our Declaration of Trust restricting the ownership and transfer of our common shares are described in “Description of Shares of Beneficial Interest—Restrictions on Ownership and Transfer.” These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT.

If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our common shares requesting information regarding the actual ownership of our common shares (as discussed below), and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement (6) above, we will be treated as having met such requirement.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our common shares. To do so, we must demand written statements each year from the record holders of significant percentages of our common shares pursuant to which the record holders must disclose the actual owners of our common shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our common shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS to maintain REIT status, use a calendar year for U.S. federal income tax purposes, and comply with the record keeping requirements of the Code and regulations promulgated thereunder.

Ownership of Partnership Interests. In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% Value Test described below (see “—Asset Tests”), the determination of a REIT’s interest in a partnership’s assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest is treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.

Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a TRS, all of the stock of which is owned directly or indirectly by the REIT. Other entities that are wholly-owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. All assets, liabilities and items of income, deduction and credit of qualified REIT subsidiaries and disregarded subsidiaries will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of ours is not subject to U.S. federal corporate income taxation, although it may be subject to state and local taxation in some states.

In the event that a qualified REIT subsidiary or a disregarded subsidiary ceases to be wholly-owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Taxable REIT Subsidiaries. A TRS is an entity in which we directly or indirectly own stock that is taxable as a corporation and that elects with us to be treated as a TRS. The separate existence of a TRS is not ignored for U.S. federal income tax purposes. Accordingly, a domestic TRS generally is subject to U.S. federal corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our shareholders. In addition, if a TRS owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a TRS. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

Income earned by a TRS is not attributable to the REIT. Rather, the stock issued by a TRS to us is an asset in our hands, and we treat dividends paid to us from such TRS, if any, as income. This income can affect our income and asset tests calculations, as described below. As a result, income that might not be qualifying income for purposes of the income tests applicable to REITs could be earned by a TRS without affecting our status as a REIT. For example, we may use TRSs to perform services or conduct activities that give rise to certain categories of income such as management fees, or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions, such as certain REMIC securitizations or certain sales of B Note participations.

Several provisions of the Code regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of U.S. federal income taxation. For example, a TRS is limited in its ability to deduct interest payments made to affiliated REITs. In addition, we would be obligated to pay a 100% penalty tax on some payments that we receive from, or on certain expenses deducted by, a TRS if the IRS were to assert successfully that the economic arrangements between us and a TRS are not comparable to similar arrangements between unrelated parties.

Deductions are disallowed for business interest expense (even if paid to third parties) in excess of the sum of a taxpayer’s business interest income and 30% of the adjusted taxable income of the business, which is its taxable income computed without regard to business interest income or expense, net operating losses or the pass-through income deduction. Such limitations may also impact the amount of U.S. federal income tax paid by any of our TRSs.

In the event that we expect to foreclose or otherwise acquire property with respect to a loan, we may transfer such loan to a TRS. Any gain with respect to such foreclosure or other acquisition, and on any subsequent sale or exchange of the property by the TRS, would be subject to U.S. corporate federal income tax, but would not generally cause a non-U.S. holder of our shares to be treated as recognizing income subject to taxation under FIRPTA. See “—Taxation of Non-U.S. Holders of Our Common Shares.”

Taxable Mortgage Pools

An entity, or a portion of an entity, is classified as a taxable mortgage pool under the Code if:

(i)

substantially all of its assets consist of debt obligations or interests in debt obligations, and more than 50% of such debt obligations or interests in debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

(ii)	the entity has issued debt obligations that have two or more maturities; and

(iii)

the payments required to be made by the entity on the debt obligations described in clause (ii) above “bear a relationship” to the payments to be received by the entity on the debt obligations or interests in debt obligations described in clause (i) above.

Under the Treasury regulations, if less than 80% of the assets of an entity consist of debt obligations (or interests therein), these debt obligations (or interests therein) are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a taxable mortgage pool.

A taxable mortgage pool generally is treated as a corporation for U.S. federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool. If a REIT owns directly, or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes, 100% of the equity interests in the taxable mortgage pool, the taxable mortgage pool will be a qualified REIT subsidiary and, therefore, disregarded as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT.

If a REIT is a taxable mortgage pool, or if a REIT owns all of the equity interests in a taxable mortgage pool (in which case the taxable mortgage pool would be treated as a qualified REIT subsidiary), then a portion of the REIT’s income may be treated as excess inclusion income and a portion of the distributions the REIT makes to its shareholders may be considered to be excess inclusion income. A shareholder’s share of excess inclusion income (a) cannot be offset by any losses otherwise available to the shareholder, (b) in the case of a shareholder that is a REIT, a regulated investment company (“RIC”) or a common trust fund or other pass through entity, would be considered excess inclusion income of such entity, (c) would be subject to tax as unrelated business taxable income in the hands of most tax-exempt shareholders, (d) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty, to the extent allocable to non-U.S. holders and (e) would be taxable (at the highest corporate tax rates) to the REIT, rather than its shareholders, to the extent allocable to the REIT’s stock held in record name by disqualified organizations (generally, tax-exempt entities not subject to unrelated business income tax, including governmental organizations). Nominees or other broker-dealers who hold the REIT’s stock on behalf of disqualified organizations would be subject to this tax on the portion of the REIT’s excess inclusion income allocable to the REIT’s stock held on behalf of disqualified organizations. A REIT’s excess inclusion income will be allocated among its shareholders in proportion of its dividends paid. The manner in which excess inclusion income would be allocated among shares of different classes of stock is not clear under the current law. Tax-exempt investors, RIC or REIT investors, non-U.S. investors and taxpayers with net operating losses should consult with their tax advisers with respect to excess inclusion income.

Gross Income Tests

To qualify as a REIT, we must satisfy two gross income requirements, each of which is applied on an annual basis. First, at least 75% of our gross income (excluding gross income from prohibited transactions, certain hedging and foreign currency transactions and any amount included in gross income by reason of the discharge of indebtedness) for each taxable year generally must be derived directly or indirectly from:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, stock in other REITs;

•	gain from the sale of real property or mortgage loans;

•	abatements and refunds of taxes on real property;

•	income and gain derived from foreclosure property (as described below);

•

amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property); and

•

interest or dividend income from investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term (the “75% Gross Income Test”).

Second, at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions, and any amount included in gross income by reason of the discharge of indebtedness) for each taxable year must be derived from sources that qualify for purposes of the 75% Gross Income Test, and from (i) dividends, (ii) interest and (iii) gain from the sale or disposition of stock or securities, which need not have any relation to real property (the “95% Gross Income Test”).

If we fail to satisfy the 75% Gross Income Test or the 95% Gross Income Test (or both) for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, and we attach a schedule of the sources of our income to our U.S. federal income tax return. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally recognize exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances, we will fail to qualify as a REIT. Even if these relief provisions apply, a penalty tax would be imposed based on the amount of nonqualifying income. See “—REITs in General.”

Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of the gross income tests. We intend to monitor the amount of our nonqualifying income and manage our portfolio to comply at all times with the gross income tests. The following paragraphs discuss some of the specific applications of the gross income tests to us.

Dividends. We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of earnings and profits of the distributing corporation. Our dividend income from stock in any corporation (other than any REIT), including any TRS, will be qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test. Dividends that we receive from any REITs in which we own stock and our gain on the sale of the stock in those REITs will be qualifying income for purposes of both gross income tests. However, if a REIT in which we own stock fails to qualify as a REIT in any year, our income from such REIT would be qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test.

Interest. The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person; however, it generally includes the following: (i) an amount that is received or accrued based on a fixed percentage or percentages of receipts or sales and (ii) an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

Interest on debt secured by mortgages on real property or on interests in real property (including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services) generally is qualifying income for purposes of the 75% Gross Income Test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we agreed to originate or acquire the loan and the fair market value of the personal property exceeds 15% of the fair market value of the real property and personal property combined, then a portion of the interest income from such loan will not be qualifying income for purposes of the 75% Gross Income Test but will be qualifying income for purposes of the 95% Gross Income Test. The portion of the interest income that will not be qualifying income for purposes of the 75% Gross Income Test will be equal to the portion of the principal amount of the loan that is not secured by real property—that is, the amount by which the loan exceeds the value of the real estate that is security for the loan. All interest from an obligation secured by a mortgage on both real property and personal property will be treated as qualifying income for purposes of the 75% Gross Income Test if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property.

Mortgage-Related Securities. In the case of MBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% Gross Income Test to the extent that the obligation is secured by real property, as discussed above. In the case of CMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% Gross Income Test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce nonqualifying income for the holder of the related REMIC securities and could necessitate certain asset testing considerations (described below in “—Asset Tests”).

Also among the assets we may hold are mezzanine loans, i.e., subordinated loans secured by equity interests in a pass-through entity that directly or indirectly owns real property, rather than a direct mortgage on the real property. Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the asset tests (described below), and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% Gross Income Test (described above). Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. The mezzanine loans that we acquire may not meet all of the requirements for reliance on this safe harbor. Hence, the IRS may challenge the qualification of such assets as real estate assets for purposes of the asset tests (described below) or the interest generated by these loans as qualifying income under the 75% Gross Income Test (described above). To the extent we make corporate mezzanine loans, such loans will not qualify as real estate assets and interest income with respect to such loans will not be qualifying income for the 75% Gross Income Test (described above).

We believe that substantially all of our income from our mortgage-related securities generally will be qualifying income for purposes of the gross income tests. However, to the extent that we own non-REMIC CMOs or other debt instruments secured by mortgage loans (rather than by real property), or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property (including CLOs), the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test.

Hedging Transactions. We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as a hedge along with the risk that it hedges within prescribed time periods specified in Treasury regulations, (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests which is clearly identified as a hedge along with the risk that it hedges within prescribed time periods or (iii) in connection with the effective termination of certain hedging transactions described above will be excluded from gross income for purposes of both the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as nonqualifying income for purposes of both the 75% and 95% gross income tests. Moreover, to the extent that a position in a hedging transaction has positive value at any particular point in time, it may be treated as an asset that does not qualify for purposes of the asset tests described below. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. However, our hedging activities may nonetheless give rise to income or assets that do not qualify for purposes of the REIT tests and may adversely affect our ability to satisfy the REIT qualification requirements.

We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income of which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries.

Fee Income. Any fee income that we earn will generally not be qualifying income for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of the gross income tests.

Rents from Real Property. To the extent that we own any real property (or interests therein), rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions described below are met. These conditions relate to the identity of the tenant, the computation of the rent payable, and the nature of the property leased and any services provided in connection with the property. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS, at least 90% of the property is leased to unrelated tenants, the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to an increase in rent due to a modification of a lease with a “controlled taxable REIT subsidiary” (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock). A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Whether rents paid by a TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended or modified, if such modification increases the rents due under such lease. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property. Finally, for rents to qualify as “rents from real property” for purposes of the gross income tests, we are only allowed to provide services that are both usually or “customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant” of the property. Examples of these permitted services include the provision of light, heat or other utilities, trash removal and general maintenance of common areas. We may, however, render services to our tenants through an “independent contractor” who is adequately compensated and from whom we do not derive revenue if certain requirements are satisfied. We may also own an interest in a TRS which provides non-customary services to tenants without tainting our rental income from the related properties.

Even if a REIT furnishes or renders services that are non-customary with respect to a property, if the greater of (i) the amounts received or accrued, directly or indirectly, or deemed received by the REIT with respect to such services or (ii) 150% of our direct cost in furnishing or rendering the services during a taxable year is not more than 1% of all amounts received or accrued, directly or indirectly, by the REIT with respect to the property during the same taxable year, then only the amounts with respect to such non-customary services are not treated as rent for purposes of the REIT gross income tests.

We intend to cause any services that are not usually or “customarily rendered,” or that are for the benefit of a particular tenant in connection with the rental of real property, to be provided through a TRS or through an “independent contractor” who is adequately compensated and from which we do not derive revenue, and which meets certain other requirements. However, the IRS may not concur with our determination as to whether a particular service is usual or customary, or otherwise in this regard.

Prohibited Transactions Tax. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. While we intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business, we cannot assure you that we will comply with certain safe harbor provisions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of such corporation at regular corporate income tax rates. We intend to structure our activities to avoid prohibited transaction characterization , including conducting certain REMIC securitizations or certain sales of B Note participations through a TRS.

Foreclosure Property. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•

that is acquired by a REIT as the result of the REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor.

Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•

on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% Gross Income Test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% Gross Income Test;

•

on which any construction takes place on the property, other than completion of a building or any other improvement, if more than 10% of the construction was completed before default became imminent; or

•

which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

We will be subject to tax at the highest U.S. federal corporate income tax rate on any income from foreclosure property, including gain from the disposition of the foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% Gross Income Test, less expenses directly connected with the production of that income. However, net income from foreclosure property, including gain from the sale of foreclosure property held for sale in the ordinary course of a trade or business, will qualify for purposes of the 75% and 95% gross income tests. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property.

Phantom Income. Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain assets in advance of our receipt of cash flow from or proceeds from disposition of such assets, and may be required to report taxable income that exceeds the economic income ultimately realized on such assets.

We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount generally will be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain debt instruments may be made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

The terms of the debt instruments that we hold may be modified under certain circumstances. These modifications may be considered “significant modifications” for U.S. federal income tax purposes that give rise to a deemed debt-for-debt exchange upon which we may recognize taxable income or gain without a corresponding receipt of cash.

Some of the debt securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue non-de minimis original issue discount based on the constant yield to maturity of such debt securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though such yield may exceed cash payments, if any, received on such debt instrument.

In addition, in the event that any debt instruments or debt securities acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinated mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our shareholders.

As a result of each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a risk that we may have taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements Applicable to REITs.”

Asset Tests

At the close of each quarter of our taxable year, we must satisfy the following tests relating to the nature of our assets:

•	At least 75% of the value of our total assets must be represented by the following:

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgages on real property;

•	stock in other REITs and debt instruments issued by publicly offered REITs;

•	cash and cash items (including certain receivables);

•	government securities;

•

investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term; and

•

regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under U.S. federal income tax laws, determined as if we held such assets directly, we will be treated as holding directly our proportionate share of the assets of such REMIC (the “75% Asset Test”).

•	Not more than 25% of our total assets may be represented by securities, other than those in the 75% asset class described above.

•

Except for securities in TRSs and the securities in the 75% asset class described in the first bullet point above, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets (the “5% Value Test”).

•

Except for securities in TRSs and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of any one issuer’s outstanding voting securities (the “10% Vote Test”).

•

Except for securities of TRSs and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of the total value of the outstanding securities of any one issuer, other than securities that qualify for the “straight debt” exception or other exceptions discussed below (the “10% Value Test”).

•	Not more than 20% of the value of our total assets may be represented by the securities of one or more TRSs.

•	Not more than 25% of the value of our total assets may be represented by nonqualified publicly offered REIT debt instruments.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by such partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (although such debt will not be treated as “securities” for purposes of the 10% Value Test, as explained below).

Securities, for purposes of the asset tests, may include debt we hold from other issuers. However, debt we hold in an issuer that does not qualify for purposes of the 75% Asset Test will not be taken into account for purposes of the 10% Value Test if the debt securities meet the straight debt safe harbor. Subject to certain exceptions, debt will meet the “straight debt” safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits of any person, the borrower’s discretion or similar factors. In the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer that (a) are not straight debt or other excluded securities (prior to the application of this rule) and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, in the case of a partnership issuer, our interest as a partner in the partnership).

In addition to straight debt, the Code provides that certain other securities will not violate the 10% Value Test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT and (vi) any debt instrument issued by a partnership if the partnership’s income is of such a nature that the partnership would satisfy the 75% Gross Income Test described above under “—Gross Income Tests.” In applying the 10% Value Test, a debt security issued by a partnership (other than straight debt or any other excluded security) is not taken into account to the extent, if any, of the REIT’s proportionate interest as a partner in that partnership.

Any stock that we hold or acquire in other REITs will be a qualifying asset for purposes of the 75% Asset Test. However, if a REIT in which we own stock fails to qualify as a REIT in any year, the stock in such REIT will not be a qualifying asset for purposes of the 75% Asset Test. Instead, we would be subject to the second, third, fourth and fifth asset tests described above with respect to our investment in such a disqualified REIT. We will also be subject to those assets tests with respect to our investments in any non-REIT C corporations for which we do not make a TRS election.

Mezzanine loans that do not qualify for the safe harbor in Revenue Procedure 2003-65 may not be treated as qualifying assets for purposes of the 75% Asset Test. If such loans are not qualifying assets for purposes of the 75% Asset Test, they would be subject to the 10% Vote Test or 10% Value Test. In such case, such mezzanine loans may not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% Value Test. We intend to make any such investments in such a manner as not to fail the asset tests described above, but we may not be successful in this regard.

We may hold certain participation interests, including B Notes, in mortgage loans and mezzanine loans originated by other lenders. B Notes are interests in underlying loans created by virtue of participations or similar agreements to which the originators of the loans are parties, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan, and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests in mortgage loans and mezzanine loans that qualify for safe harbor under Revenue Procedure 2003-65 as qualifying real estate assets for purposes of the asset tests and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% Gross Income Test discussed above. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and the IRS may challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT.

We expect that the assets and mortgage-related securities that we own generally will be qualifying assets for purposes of the 75% Asset Test. However, to the extent that we own non-REMIC CMOs or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities issued by C corporations that are not secured by mortgages on real property, those securities will not be qualifying assets for purposes of the 75% Asset Test.

In addition, we may enter into repurchase agreements under which we will nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such repurchase agreement and the repurchase agreement will be treated as a secured lending transaction notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.

We intend to monitor the status of our assets for purposes of the various asset tests and manage our portfolio to comply at all times with such tests. However, we may not be successful in this effort. Independent appraisals may not have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, the IRS may contend that our interests in our subsidiaries or in the securities of other issuers cause a violation of the REIT asset tests.

However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. For example, if we failed to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if (i) we satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of nonqualifying assets, but instead arose from changes in the relative market values of our assets. If the condition described in (ii) were not satisfied, we could nevertheless avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of the relief provisions described above.

In the case of de minimis violations of the 10% Vote Test, 10% Value Test or the 5% Value Test, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Even if we did not qualify for the foregoing relief provisions, a REIT which fails one or more of the asset requirements for a particular tax quarter may nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest U.S. federal corporate income tax rate and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant tests within that time frame.

Annual Distribution Requirements Applicable to REITs

To qualify for taxation as a REIT, we generally must distribute dividends (other than capital gain dividends) to our shareholders in an amount at least equal to:

•

the sum of (i) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (ii) 90% of our net income after tax, if any, from foreclosure property; minus

•

the excess of the sum of specified items of non-cash income (including original issue discount on our mortgage loans) over 5% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain.

Distributions generally must be made during the taxable year to which they relate. Distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. Second, distributions may be made in the following year if the dividends are declared before we timely file our tax return for the year and if made before the first regular dividend payment made after such declaration; these distributions are taxable to our shareholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. To the extent that we do not distribute all of our net capital gain or we distribute at least 90%, but less than 100% of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular U.S. federal corporate income tax rates.

To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the tax treatment to our shareholders of any distributions that are actually made.

If we fail to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed taxable income from prior years, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior years) and (y) the amounts of income retained on which we have paid corporate income tax.

We intend to make timely distributions sufficient to satisfy the distribution requirements. However, it is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the distribution requirements. For example, although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may not have sufficient cash to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such situations, we may need to borrow funds or make non-cash distributions (including, for example, distributions of our own shares) in order to satisfy the distribution requirements.

We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on such gains. In that case, our shareholders must include their proportionate share of the undistributed net capital gains in income as long-term capital gains and will receive a credit or refund for their share of the tax paid by us to the extent it exceeds their tax liability on the undistributed capital gain. Our shareholders would then increase the adjusted basis of their shares by the difference between (i) the amount of capital gain dividends that we designated and that they include in their taxable income and (ii) the tax that we paid on their behalf with respect to that income. For purposes of the 4% excise tax described above, any retained amounts for which we elect this treatment would be treated as having been distributed.

If our taxable income for a particular year is subsequently determined to have been understated, under some circumstances we may be able to rectify a failure to meet the distribution requirement for a year by paying deficiency dividends to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Penalty Tax

Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS, and redetermined deductions and excess interest represent any amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Redetermined TRS service income is income earned by a TRS that is attributable to services provided to us, or on our behalf to any of our tenants, that is less than the amounts that would have been charged based upon arms’ length negotiations.

Record Keeping Requirements

We are required to comply with applicable record-keeping requirements. Failure to comply could result in monetary fines. For example, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding common shares.

Failure to Qualify

If we fail to satisfy one or more requirements of REIT qualification, other than the income tests or asset requirements, then we may still retain REIT qualification if the failure is due to reasonable cause and not willful neglect, and we pay a penalty of $50,000 for each failure.

If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax on our taxable income as a corporation. This would significantly reduce both our cash available for distribution to our shareholders and our earnings. If we fail to qualify as a REIT, we will not be required to make any distributions to shareholders and any distributions that are made will not be deductible by us. Moreover, all distributions to shareholders would be taxable as dividends to the extent of our current and accumulated earnings and profits, whether or not attributable to capital gains of ours. Furthermore, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction with respect to those distributions, and individual, trust and estate distributees may be eligible for reduced U.S. federal income tax rates on such dividends as “qualified dividend income.” Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.

Tax Aspects of any Subsidiary Partnerships

General. We may hold certain investments indirectly through subsidiary partnerships and limited liability companies which are treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. A partner in such entity that is a REIT will include in its income its share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of its REIT taxable income, and the REIT distribution requirements. Pursuant to these rules, for purposes of the asset tests, we will include our pro rata share of assets held by any subsidiary partnerships and limited liability companies that are treated as partnerships for U.S. federal income tax purposes, based on our capital interest in each such entity.

Entity Classification. Our interests in subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships (or disregarded entities), as opposed to associations taxable as corporations for U.S. federal income tax purposes. For example, an entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” (subject to certain exceptions). A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury regulations. If a subsidiary partnership or limited liability company were treated as an association rather than as a partnership, it would be taxable as a corporation and would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effects of our failure to meet the REIT asset and income tests. In addition, a change in the tax status of a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions. We do not anticipate that any subsidiary partnership or limited liability company of ours will be treated as a publicly traded partnership which is taxable as a corporation.

U.S. federal income tax audits of partnerships, such as subsidiary partnerships or limited liability companies treated as partnerships for U.S. federal income tax purposes are conducted at the entity level, and unless such an entity qualifies for and affirmatively elects an alternative procedure, any adjustments to the amount of tax due (including interest and penalties) will be payable by the entity itself. Under an alternative procedure, if elected, a partnership would issue information returns to persons who were partners in the audited year, who would then be required to take such adjustments into account in calculating their own tax liability, and the partnership would not be liable for the adjustments. If any of our subsidiary partnerships or limited liability companies is able to and in fact elects the alternative procedure for a given adjustment, the amount of taxes for which such persons will be liable will be increased by any applicable penalties and a special interest charge. Any such entities may not make such an election for any given adjustment.

Taxation of U.S. Holders of Our Common Shares

U.S. Holder. As used in the remainder of this discussion, the term “U.S. holder” means a beneficial owner of our common shares that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•

a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

If a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding common shares, you should consult your advisers. A “non-U.S. holder” is a beneficial owner of our common shares that is neither a U.S. holder nor a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes).

Distributions Generally. As long as we qualify as a REIT, distributions made by us to our taxable U.S. holders out of our current or accumulated earnings and profits that are not designated as capital gain dividends or “qualified dividend income” will be taken into account by them as ordinary income taxable at ordinary income tax rates and will not qualify for the reduced capital gains rates that currently generally apply to distributions by non-REIT C corporations to certain non-corporate U.S. holders. However, under the current tax law, U.S. holders that are individuals, trusts and estates generally may deduct 20% of “qualified REIT dividends” (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as qualified dividend income eligible for capital gain tax rates). The overall deduction is limited to 20% of the sum of the taxpayer’s taxable income (less net capital gain) and certain cooperative dividends, subject to further limitations based on taxable income. The deduction, if allowed in full, equates to a maximum effective U.S. federal income tax rate on ordinary REIT dividends of 29.6%. Without further legislation, the deduction would sunset after 2025.

In determining the extent to which a distribution constitutes a dividend for tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred shares, if any, and then to our common shares. Corporate shareholders will not be eligible for the dividends received deduction with respect to these distributions.

Distributions in excess of both current and accumulated earnings and profits will not be taxable to a U.S. holder to the extent that the distributions do not exceed the adjusted basis of the holder’s shares. Rather, such distributions will reduce the adjusted basis of the shares. To the extent that distributions exceed the adjusted basis of a U.S. holder’s shares, the U.S. holder generally must include such distributions in income as long-term capital gain if the shares have been held for more than one year, or short-term capital gain if the shares have been held for one year or less.

Distributions will generally be taxable, if at all, in the year of the distribution. However, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend, and the shareholder will be treated as having received the dividend, on December 31 of the year in which the dividend was declared.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution we pay up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, U.S. holders may be required to treat certain distributions that would otherwise result in a tax-free return of capital as taxable dividends.

Capital Gain Dividends. We may elect to designate distributions of our net capital gain as “capital gain dividends” to the extent that such distributions do not exceed our actual net capital gain for the taxable year. Capital gain dividends are taxed to U.S. holders of our shares as gain from the sale or exchange of a capital asset held for more than one year. This tax treatment applies regardless of the period during which the shareholders have held their shares. If we designate any portion of a dividend as a capital gain dividend, the amount that will be taxable to the shareholder as capital gain will be indicated to U.S. holders on IRS Form 1099-DIV. Corporate shareholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends received deduction for corporations.

Instead of paying capital gain dividends, we may elect to require shareholders to include our undistributed net capital gains in their income. If we make such an election, U.S. holders (i) will include in their income as long-term capital gains their proportionate share of such undistributed capital gains and (ii) will be deemed to have paid their proportionate share of the tax paid by us on such undistributed capital gains and thereby receive a credit or refund to the extent that the tax paid by us exceeds the U.S. holder’s tax liability on the undistributed capital gain. A U.S. holder of our common shares will increase the basis in its common shares by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. A U.S. holder that is a corporation will appropriately adjust its earnings and profits for the retained capital gain in accordance with Treasury regulations to be prescribed by the IRS. Our earnings and profits will be adjusted appropriately.

We must classify portions of our designated capital gain dividend into the following categories:

•	a 20% gain distribution, which would be taxable to non-corporate U.S. holders of our common shares at a federal rate of up to 20%; or

•	an unrecaptured Section 1250 gain distribution, which would be taxable to non-corporate U.S. holders of our common shares at a maximum rate of 25%.

We must determine the maximum amounts that we may designate as 20% and 25% capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate of at least 28%. The IRS currently requires that distributions made to different classes of shares be comprised proportionately of dividends of a particular type.

Passive Activity Loss and Investment Interest Limitation. Distributions that we make and gains arising from the disposition of our common shares by a U.S. holder will not be treated as passive activity income, and therefore U.S. holders will not be able to apply any “passive activity losses” against such income. Dividends paid by us, to the extent they do not constitute a return of capital, will generally be treated as investment income for purposes of the investment income limitation on the deduction of the investment interest.

Qualified Dividend Income. Distributions that are treated as dividends may be taxed at capital gains rates, rather than ordinary income rates, if they are distributed to an individual, trust or estate, are properly designated by us as qualified dividend income and certain other requirements are satisfied. Dividends are eligible to be designated by us as qualified dividend income up to an amount equal to the sum of the qualified dividend income received by us during the year of the distribution from other C corporations such as TRSs, our “undistributed” REIT taxable income from the immediately preceding year, and any income attributable to the sale of a built-in gain asset from the immediately preceding year (reduced by any U.S. federal income taxes that we paid with respect to such REIT taxable income and built-in gain).

Dividends that we receive will be treated as qualified dividend income to us if certain criteria are met. The dividends must be received from a domestic corporation (other than a REIT or a RIC) or a qualifying foreign corporation. A foreign corporation generally will be a qualifying foreign corporation if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States which the Secretary of Treasury determines is satisfactory, or the shares on which the dividend is paid is readily tradable on an established securities market in the United States. However, if a foreign corporation is a foreign personal holding company, a foreign investment company or a passive foreign investment company, then it will not be treated as a qualifying foreign corporation, and the dividends we receive from such an entity would not constitute qualified dividend income.

Furthermore, certain exceptions and special rules apply to determine whether dividends may be treated as qualified dividend income to us. These rules include certain holding requirements that we would have to satisfy with respect to the shares on which the dividend is paid, and special rules with regard to dividends received from RICs and other REITs.

In addition, even if we designate certain dividends as qualified dividend income to our shareholders, the shareholder will have to meet certain other requirements for the dividend to qualify for taxation at capital gains rates. For example, the shareholder will only be eligible to treat the dividend as qualifying dividend income if the shareholder is taxed at individual rates and meets certain holding requirements. In general, in order to treat a particular dividend as qualified dividend income, a shareholder will be required to hold our shares for more than 60 days during the 121-day period beginning on the date which is 60 days before the date on which the share becomes ex-dividend.

Other Tax Considerations. To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, are not passed through to shareholders and do not offset income of shareholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of shareholders to the extent that we have current or accumulated earnings and profits.

Although not expected, if excess inclusion income from a taxable mortgage pool or REMIC residual interest is allocated to a U.S. shareholder, that income will be taxable in the hands of the U.S. shareholder and would not be offset by any net operating losses of the U.S. shareholder that would otherwise be available. See “—Taxable Mortgage Pools” above. As required by IRS guidance, we intend to notify our U.S. shareholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Sales of Our Common Shares. Upon any taxable sale or other disposition of our common shares (except pursuant to a repurchase by us, as described below), a U.S. holder of our common shares will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between:

•	the amount of cash and the fair market value of any property received on such disposition; and

•	the U.S. holder’s adjusted basis in such common shares for U.S. federal income tax purposes.

Gain or loss will be capital gain or loss if our common shares have been held by the U.S. holder as a capital asset. The applicable tax rate will depend on the holder’s holding period in the asset (generally, if an asset has been held for more than one year, it will produce long-term capital gain) and the holder’s tax bracket.

In general, any loss upon a sale or exchange of our common shares by a U.S. holder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, but only to the extent of distributions from us received by such U.S. holder that are required to be treated by such U.S. holder as long-term capital gains.

Repurchases of Our Common Shares. A repurchase of our common shares will be treated as a distribution in exchange for the repurchased shares and taxed in the same manner as any other taxable sale or other disposition of our common shares discussed above, provided that the repurchase satisfies one of the tests enabling the repurchase to be treated as a sale or exchange. A repurchase will generally be treated as a sale or exchange if it (i) results in a complete termination of the holder’s interest in our common shares, (ii) results in a substantially disproportionate redemption with respect to the holder or (iii) is not essentially equivalent to a dividend with respect to the holder. In determining whether any of these tests has been met, common shares actually owned, as well as common shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in Section 318 of the Code, generally must be taken into account. The sale of common shares pursuant to a repurchase generally will result in a “substantially disproportionate” redemption with respect to a holder if the percentage of our then outstanding voting shares owned by the holder immediately after the sale is less than 80% of the percentage of our voting shares owned by the holder determined immediately before the sale. The sale of common shares pursuant to a repurchase generally will be treated as not “essentially equivalent to a dividend” with respect to a holder if the reduction in the holder’s proportionate interest in our shares as a result of our repurchase constitutes a “meaningful reduction” of such holder’s interest.

A repurchase that does not qualify as an exchange under such tests will constitute a dividend equivalent repurchase that is treated as a taxable distribution and taxed in the same manner as regular distributions, as described above under “—Distributions Generally.” In addition, although guidance is sparse, the IRS could take the position that a holder who does not participate in any repurchase treated as a dividend should be treated as receiving a constructive distribution of our common shares taxable as a dividend in the amount of their increased percentage ownership of our common shares as a result of the repurchase, even though the holder did not actually receive cash or other property as a result of the repurchase.

Taxation of Non-U.S. Holders of Our Common Shares

The rules governing the U.S. federal income taxation of non-U.S. holders are complex. This section is only a summary of such rules.

We urge non-U.S. holders to consult their own tax advisors to determine the impact of federal, state, local and foreign income tax laws on the ownership and disposition of our common shares, including any reporting requirements.

Distributions. Distributions by us to a non-U.S. holder on our common shares that are neither attributable to gain from sales or exchanges by us of “U.S. real property interests” nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions generally will be subject to U.S. federal withholding tax on a gross basis at a rate of 30%, or a lower rate as may be specified under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. Further, if we engage in transactions that result in a portion of our dividends being considered excess inclusion income, reduced treaty rates are not available to the extent the income allocated to the non-U.S. holder is excess inclusion income. Dividends that are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. holders are taxed with respect to these dividends, and are generally not subject to withholding. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exception. Any dividends received by a corporate non-U.S. holder that is engaged in a trade or business within the United States may also be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate.

A non-U.S. holder of our common shares who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for our ordinary dividends will be required (i) to complete the applicable IRS Form W-8 and certify under penalty of perjury that such holder is not a U.S. person as defined under the Code and is eligible for treaty benefits or (ii) if our common shares are held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder of our common shares eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Distributions that are neither attributable to gain from sales or exchanges of “U.S. real property interests” nor designated as capital gains dividends and that are in excess of our current or accumulated earnings and profits that do not exceed the adjusted basis of the non-U.S. holder in its common shares will reduce the non-U.S. holder’s adjusted basis in its common shares and will not be subject to U.S. federal income tax. Distributions that are neither attributable to gain from sales or exchanges of “U.S. real property interests” nor designated as capital gains dividends and that are in excess of current and accumulated earnings and profits that do exceed the adjusted basis of the non-U.S. holder in its common shares will be treated as gain from the sale of its shares, the tax treatment of which is described below under “—Sales of Our Common Shares.” Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend.

We would be required to withhold at least 15% of any distribution to a non-U.S. holder in excess of our current and accumulated earnings and profits if our common shares constitute a U.S. real property interest with respect to such non-U.S. holder, as described below under “—Sales of Our Common Shares.” This withholding would apply even if a lower treaty rate otherwise applies or the non-U.S. holder is not liable for tax on the receipt of that distribution. However, a non-U.S. holder may seek a refund of these amounts from the IRS if the non-U.S. holder’s U.S. tax liability with respect to the distribution is less than the amount withheld.

Distributions to a non-U.S. holder that are designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless:

•

The investment in our common shares is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will generally be subject to the same treatment as U.S. holders with respect to any gain, except that a holder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above; or

•

The non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of the distribution and has a “tax home” in the United States, in which case the individual will be subject to a 30% tax on the individual’s capital gains.

Under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of U.S. real property interests, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing gain that is income effectively connected with the conduct of a trade or business in the United States. Non-U.S. holders will be taxed on this gain at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to a 30% (or lower applicable treaty rate) branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not attributable to a U.S. real property interest if we held an interest in the underlying asset solely as a creditor.

We will be required to withhold and remit to the IRS at the highest rate of U.S. federal income tax applicable to each non-U.S. holder, based on the status of such holder, of any distributions to non-U.S. holders that are designated as capital gain dividends, or, if greater, the highest rate of U.S. federal income tax applicable to each non-U.S. holder, based on the status of such holder, of a distribution that could have been designated as a capital gain dividend, whether or not attributable to sales of U.S. real property interests. Distributions can be designated as capital gain dividends to the extent of our net capital gain for the taxable year of the distribution. The amount withheld, which for individual non-U.S. holders may exceed the actual tax liability, is creditable against the non-U.S. holder’s U.S. federal income tax liability.

However, the above withholding tax will not apply to any capital gain dividend with respect to (i) any class of our shares which is “regularly traded” on an established securities market located in the United States if the non-U.S. holder did not own more than 10% of such class of shares at any time during the one-year period ending on the date of such dividend or (ii) a “qualified shareholder” or a “withholding qualified holder.” Instead, any capital gain dividend will be treated as a distribution subject to the rules discussed above under “—Distributions Generally.” Also, the branch profits tax would not apply to such a distribution. However, it is not anticipated that our common shares will be “regularly traded” on an established securities market.

Although the law is not clear on the matter, it appears that amounts we designate as undistributed capital gains in respect of the shares held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. holders would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom their proportionate share of the tax paid by us on the undistributed capital gains, and to receive from the IRS a refund to the extent that their proportionate share of this tax paid by us were to exceed their actual U.S. federal income tax liability. If we were to designate a portion of our net capital gain as undistributed capital gain, a non-U.S. holder is urged to consult its tax advisor regarding the taxation of such undistributed capital gain.

Sales of Our Common Shares. Subject to the discussion below under “—Repurchases of Our Common Shares,” gain recognized by a non-U.S. holder upon the sale or exchange of our shares generally would not be subject to U.S. taxation unless:

•

the investment in our common shares is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will be subject to the same treatment as domestic holders with respect to any gain;

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a tax home in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains for the taxable year; or

•

the non-U.S. holder is not a qualified shareholder or a withholding qualified holder (each as defined below) and our common shares constitute U.S. real property interests within the meaning of FIRPTA, as described below.

Our common shares will not generally constitute a U.S. real property interest within the meaning of FIRPTA as long as (i) we are not a “United States real property holding corporation” during a specified testing period and certain procedural requirements are satisfied or (ii) we are a domestically controlled REIT. A “United States real property holding corporation” is a U.S. corporation that at any time during the applicable testing period owned U.S. real property interests that exceeded in value 50% of the value of the corporation’s U.S. real property interests, interests in real property located outside the United States and other assets used in the corporation’s trade or business. We do not expect that 50% or more of our assets will consist of U.S. real property interests and therefore we do not expect that we will be a United States real property holding corporation.

If, contrary to our expectation, we become in the future a United States real property holding corporation, our common shares will not constitute a U.S. real property interest if we are a domestically controlled REIT. We will be a domestically controlled REIT if, at all times during a specified testing period, less than 50% in value of our shares is held directly or indirectly by non-U.S. holders.

Treasury regulations finalized on April 24, 2024 modify the existing Treasury regulations relating to the determination of whether we are a domestically controlled REIT (which are only relevant to a non-U.S. holder if we are a United States real property holding corporation) by providing a look-through rule for our shareholders that are non-publicly traded partnerships, REITs, RICs or domestic “C” corporations owned 50% or more directly or indirectly by foreign persons (“foreign owned domestic corporations”) and by treating “qualified foreign pension funds” as foreign persons for this purpose. No assurance can be given that we are or will be a domestically controlled REIT.

Even if we were a United States real property holding corporation and were not a domestically controlled REIT, a sale of common shares by a non-U.S. holder would nevertheless not be subject to taxation under FIRPTA as a sale of a U.S. real property interest if:

•	our common shares were “regularly traded” on an established securities market within the meaning of applicable Treasury regulations; and

•

the non-U.S. holder did not actually, or constructively under specified attribution rules under the Code, own more than 10% of our common shares at any time during the shorter of the five-year period preceding the disposition or the holder’s holding period.

However, it is not anticipated that our common shares will be “regularly traded” on an established securities market. If gain on the sale or exchange of our common shares were subject to taxation under FIRPTA, the non-U.S. holder would be subject to regular U.S. federal income tax with respect to any gain in the same manner as a taxable U.S. holder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals. In such a case, under FIRPTA the purchaser of common shares may be required to withhold 15% of the purchase price and remit this amount to the IRS.

Qualified Shareholders. Subject to the exception discussed below, a qualified shareholder who holds our common shares directly or indirectly (through one or more partnerships) will not be subject to FIRPTA withholding on distributions by us or dispositions of our common shares. While a qualified shareholder will not be subject to FIRPTA withholding on distributions by us or dispositions of our common shares, certain investors of a qualified shareholder (i.e., non-U.S. persons who hold interests in the qualified shareholder (other than interests solely as a creditor) and hold more than 10% of our common shares (whether or not by reason of the investor’s ownership in the qualified shareholder)) may be subject to FIRPTA withholding.

A qualified shareholder is a non-U.S. person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty) or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code) and (iii) maintains records on the identity of each person who, at any time during the non-U.S. person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

Withholding Qualified Holders. Any distribution to a qualified foreign pension fund (or an entity all of the interests of which are held by a qualified foreign pension fund) that meets the requirements to be treated as a withholding qualified holder pursuant to Treasury Regulations Section 1.1445-1(g)(11) (a “withholding qualified holder”) will not be subject to FIRPTA withholding on distributions by us or dispositions of our common shares, assuming properly completed certifications that satisfy the requirements of applicable Treasury Regulations are timely provided.

A qualified foreign pension fund is any trust, corporation or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established (a) by such country (or one or more political subdivisions thereof) to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (including self-employed individuals) or persons designated by such employees, as a result of services rendered by such employees to their employers or (b) by one or more employers to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (including self-employed individuals) or persons designated by such employees in consideration for services rendered by such employees to such employers, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and with respect to which annual information reporting about its beneficiaries is provided, or is otherwise available, to the relevant tax authorities in the country in which it is established or operates and (v) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such trust, corporation, organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or arrangement or taxed at a reduced rate or (b) taxation of any investment income of such trust, corporation, organization or arrangement is deferred or such income is excluded from the gross income of such entity or arrangement or is taxed at a reduced rate. A qualified controlled entity is any trust or corporation organized under the laws of a foreign country, all of the interests of which (other than an interest solely as a creditor) are held directly by one or more qualified foreign pension funds or indirectly by one or more qualified foreign pension funds through one or more qualified controlled entities or partnerships.

We urge non-U.S. holders to consult their own tax advisors to determine their eligibility for exemption from FIRPTA withholding and their qualification as a qualified shareholder or a withholding qualified holder.

Repurchases of Our Common Shares. A repurchase of our common shares that is not treated as a sale or exchange will be taxed in the same manner as regular distributions under the rules described above. See “—Taxation of U.S. Holders of Our Common Shares—Repurchases of Our Common Shares” for a discussion of when a redemption will be treated as a sale or exchange and related matters.

A repurchase of our common shares generally will be subject to tax under FIRPTA to the extent the distribution in the repurchase is attributable to gains from our dispositions of U.S. real property interests. To the extent the distribution is not attributable to gains from our dispositions of U.S. real property interests, the excess of the amount of money received in the repurchase over the non-U.S. holder’s basis in the repurchased shares will be treated in the manner described above under “—Sales of Our Common Shares.” The IRS has released an official notice stating that repurchase payments may be attributable to gains from dispositions of U.S. real property interests (except when the 10% publicly traded exception would apply), but has not provided any guidance to determine when and what portion of a repurchase payment is a distribution that is attributable to gains from our dispositions of U.S. real property interests. Due to the uncertainty, we may withhold at the highest rate of U.S. federal income tax applicable to each non-U.S. holder, based on the status of such holder, from all or a portion of repurchase payments to non-U.S. holders other than qualified shareholders or withholding qualified holders. To the extent the amount of tax we withhold exceeds the amount of a non-U.S. holder’s U.S. federal income tax liability, the non-U.S. holder may file a U.S. federal income tax return and claim a refund.

U.S. Federal Income Tax Returns. If a non-U.S. holder is subject to taxation under FIRPTA on proceeds from the sale of our common shares or on distributions we make, the non-U.S. holder will be required to file a U.S. federal income tax return.

Prospective non-U.S. holders are urged to consult their tax advisors to determine the impact of U.S. federal, state, local and foreign income tax laws on their acquisition, ownership and disposition of our common shares, including any reporting requirements.

Taxation of Tax-Exempt Holders of Our Common Shares

Provided that a tax-exempt holder has not held its common shares as “debt-financed property” within the meaning of the Code and our shares of beneficial interest are not being used in an unrelated trade or business, dividend income from us generally will not be unrelated business taxable income (“UBTI”) to a tax-exempt holder. Similarly, income from the sale of our common shares will not constitute UBTI unless the tax-exempt holder has held its common shares as debt-financed property within the meaning of the Code or has used our common shares in a trade or business.

To the extent that we are (or part of us, or a disregarded subsidiary of ours, is) a taxable mortgage pool, or we hold residual interests in a REMIC, the portion of the dividends paid to a U.S. tax-exempt holder that is allocable to excess inclusion income will be treated as UBTI. If, however, excess inclusion income is allocable to some categories of U.S. tax-exempt holders that are not subject to UBTI, we might be subject to corporate level tax on such income, and, in that case, may reduce the amount of distributions to those holders whose ownership gave rise to the tax. See “—Taxable Mortgage Pools” above. As required by IRS guidance, we intend to notify our shareholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Further, for a tax-exempt holder that is a social club, voluntary employee benefit association, supplemental unemployment benefit trust or qualified group legal services plan exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, or a single parent title-holding corporation exempt under Section 501(c)(2) the income of which is payable to any of the aforementioned tax-exempt organizations, income from an investment in our common shares will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt holders should consult their own tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” are treated as UBTI as to any trust which is described in Section 401(a) of the Code, is tax-exempt under Section 501(a) of the Code, and holds more than 10%, by value, of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as “pension trusts.”

A REIT is a “pension-held REIT” if it meets the following two tests:

•

it would not have qualified as a REIT but for Section 856(h)(3) of the Code, which provides that stock owned by pension trusts will be treated, for purposes of determining whether the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

•

either (i) at least one pension trust holds more than 25% of the value of the interests in the REIT or (ii) a group of pension trusts each individually holding more than 10% of the value of the REIT’s stock, collectively owns more than 50% of the value of the REIT’s stock.

The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is not a “pension-held REIT” (for example, if the REIT is able to satisfy the “not closely held requirement” without relying on the “look through” exception with respect to pension trusts). Because of our Declaration of Trust’s restrictions on the number of our shares that a person may own, we do not anticipate that we will become a “pension-held REIT.”

Prospective tax-exempt holders are urged to consult their tax advisors regarding the impact of U.S. federal, state, local and foreign income tax laws on their acquisition, ownership and disposition of our common shares, including any reporting requirements.

Distribution Reinvestment Plan

Holders who participate in the distribution reinvestment plan will recognize taxable income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed distributions will be treated as actual distributions from us to the participating holders and will retain the character and U.S. federal income tax effects applicable to all distributions. Common shares received under the plan will have a holding period beginning with the day after purchase, and a U.S. federal income tax basis equal to their cost, which is the gross amount of the deemed distribution.

Backup Withholding Tax and Information Reporting

U.S. Holders of Common Shares. In general, information-reporting requirements will apply to payments of dividends and proceeds of the sale of our common shares held by U.S. holders, unless such U.S. holder establishes that it is an exempt recipient. A backup withholding tax may apply to such payments if such U.S. holder fails to provide a taxpayer identification number or certification of other exempt status or fails to report in full dividend or interest income. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. holders who fail to certify their U.S. status to us. Any amounts withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Brokers that are required to report the gross proceeds from a sale of our common shares on IRS Form 1099-B will also be required to report the customer’s adjusted basis in our common shares sold and whether any gain or loss with respect to such shares is long-term or short-term. In some cases, there may be alternative methods of determining the basis in our common shares sold, in which case your broker will apply a default method of its choosing if you do not indicate which method you choose to have applied. U.S. holders should consult their own tax advisors regarding these reporting requirements and their election options.

Non-U.S. Holders of Our Common Shares. We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a “United States person” as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common shares within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a “United States person” as defined under the Code), or such owner otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the Treasury, which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our common shares.

Tax Shelter Reporting

If a shareholder recognizes a loss with respect to our shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file a disclosure statement with the IRS on Form 8886. Direct shareholders of portfolio securities are in many cases exempt from this reporting requirement, but shareholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any ordinary dividends and other distributions that we pay to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to withholding tax discussed above, the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of our common shares, proposed Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. Non-U.S. holders should consult their tax advisers to determine the applicability of this legislation in light of their individual circumstances.

Certain ERISA Considerations

The following is a summary of certain considerations associated with an investment in the Company by any (i) “employee benefit plan” (within the meaning of Section 3(3) of ERISA that is subject to Title I of ERISA; (ii) “plan” within the meaning of Section 4975 of the Code that is subject to Section 4975 of the Code (including, without limitation, an IRA and a Keogh plan); (iii) plan, fund, account or other arrangement that is subject to the provisions of any other federal, state, local, non-U.S. or other Similar Laws; and (iv) entity whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i), (ii) and (iii).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan which is a Benefit Plan Investor (defined below) and prohibit certain transactions involving the assets of a Benefit Plan Investor and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Benefit Plan Investor or the management or disposition of the assets of a Benefit Plan Investor, or who renders investment advice for a fee or other compensation to a Benefit Plan Investor, is generally considered to be a fiduciary of the Benefit Plan Investor. The term “benefit plan investor” (“Benefit Plan Investor”) is generally defined to include (i) “employee benefit plans” within the meaning of Section 3(3) of ERISA that are subject to Title I of ERISA, (ii) “plans” within the meaning of, and subject to, Section 4975 of the Code (including “Keogh” plans and IRAs), and (iii) entities whose underlying assets are considered to include the assets of any of such employee benefit plan or plan by reason of such an employee benefit plan’s or plan’s investment in such entity (e.g., an entity of which 25% or more of the total value of any class of equity interests is held by Benefit Plan Investors and which does not satisfy an exception to holding “plan assets” under ERISA).

In contemplating an investment in the Company of a portion of the assets of any Plan, each prospective investor that is, or is investing on behalf of, a Plan must independently determine that our common shares are an appropriate investment for the Plan, taking into account the Plan’s obligations under the applicable provisions of ERISA, the Code and any applicable Similar Laws, and the facts and circumstances of such investing Plan, including for example: (1) whether the investment is in accordance with the documents and instruments governing the Plan; (2) whether the investment satisfies the fiduciary requirements associated with the Plan; (3) whether the investment will generate unrelated business taxable income to the Plan; (4) whether there is sufficient liquidity for an investment in our common shares for the Plan; (5) the need to value the assets of the Plan annually or more frequently; and (6) whether the investment would constitute a non-exempt prohibited transaction under Title I of ERISA or Section the Code, or a similar violation under applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Benefit Plan Investors from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Benefit Plan Investor that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The fiduciary of a Benefit Plan Investor that proposes to purchase or hold any common shares should consider, among other things, whether such purchase and holding may involve the sale or exchange of any property between a Benefit Plan Investor and a party in interest or disqualified person, or the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any assets of the Benefit Plan Investor. Depending on the satisfaction of certain conditions which may include the identity of the fiduciary of the Benefit Plan Investor making the decision to acquire or hold common shares on behalf of the Benefit Plan Investor, Prohibited Transaction

Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) could provide an exemption from the prohibited transaction provisions of Section 406 ERISA and Section 4975 of the Code. It should be noted that these exemptions do not provide relief from the self-dealing prohibitions of Section 406 of ERISA or Section 4975 of the Code. It should be further noted that even if the conditions specific to one or more of these exemptions are satisfied, the scope of relief provided by these exemptions may not necessarily cover all acts involving the common shares that might be construed as prohibited transactions. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Benefit Plan Investors considering acquiring common shares in reliance on these or any other exemption should carefully review the exemption in consultation with its legal advisers to assure it is applicable. There can be no assurance that any of the foregoing exemptions or any other class, administrative or statutory exemption will be available with respect to any particular transaction involving the common shares.

Plan Asset Issues

An additional issue concerns the extent to which the Company or all or a portion of the assets of the Company could itself be treated as subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code. ERISA and the Plan Asset Regulations concerns the definition of what constitutes the assets of a Benefit Plan Investor for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and the prohibited transaction provisions of Section 4975 of the Code.

Under ERISA and the Plan Asset Regulations, generally when a Benefit Plan Investor acquires an “equity interest” in an entity that is neither a “publicly-offered security” (within the meaning of the Plan Asset Regulations) nor a security issued by an investment company registered under the Investment Company Act, the Benefit Plan Investor’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that less than 25% of the total value of each class of equity interest in the entity is held by Benefit Plan Investors within the meaning of the Plan Asset Regulations (the “25% Test”) or that the entity is an “operating company” as defined in the Plan Asset Regulations. The Plan Asset Regulations defines an “equity interest” as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. For purposes of the 25% Test, the assets of an entity will not be treated as “plan assets” if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by Benefit Plan Investors, excluding equity interests held by persons (other than Benefit Plan Investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof.

Under the Plan Asset Regulations, a “publicly-offered security” is a security that is (a) “freely transferable,” (b) part of a class of securities that is “widely held,” and (c) (i) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and the class of securities to which such security is a part is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12 of the Exchange Act.

The definition of an “operating company” in the Plan Asset Regulations includes, among other things, a VCOC. Generally, in order to qualify as a VCOC, an entity must demonstrate on its “initial valuation date” (as defined in the Plan Asset Regulations) and annually thereafter that at least 50% of its assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in operating companies (other than VCOCs) (i.e., operating entities that (i) are primarily engaged directly, or through a majority owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital or (ii) qualify as “real estate operating companies” as defined in the Plan Asset Regulations) in which such entity has direct contractual management rights. In addition, to qualify as a VCOC an entity must, in the ordinary course of its business, actually exercise such management rights with respect to at least one of the operating companies in which it invests. Similarly, the definition of an “operating company” under the Plan Asset Regulations includes a REOC. Generally in order to qualify as REOC an entity must demonstrate on its initial valuation date and annually thereafter that at least 50% of its assets valued at cost (other than short term investments pending long term commitment or distribution to investors) are invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities. In addition, to qualify as a REOC an entity must in the ordinary course of its business actually be engaged directly in such real estate management or development activities. The Plan Asset Regulations do not provide specific guidance regarding what rights will qualify as management rights, and the DOL has consistently taken the position that such determination can only be made in light of the surrounding facts and circumstances of each particular case, substantially limiting the degree to which it can be determined with certainty whether particular rights will satisfy this requirement.

We will not be an investment company under the Investment Company Act. Accordingly, to the extent the Company does not qualify as a VCOC or a REOC, we intend to rely on the “publicly offered security” exception or another exception under ERISA, such as the 25% Test, however no assurance can be given that this will be the case.

If the assets of the Company were deemed to be “plan assets” of a Benefit Plan Investor within the meaning of ERISA and the Plan Asset Regulations, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by the Company, and (ii) the possibility that certain transactions in which the Company might seek to engage could constitute “prohibited transactions” under ERISA and the Code. If a prohibited transaction occurs for which no exemption is available, the Advisors and/or any other fiduciary that has engaged in the prohibited transaction could be required to (i) restore to the Benefit Plan Investor any profit realized by the fiduciary on the transaction and (ii) reimburse the Benefit Plan Investor for any losses suffered by the Benefit Plan Investor as a result of the investment. In addition, each disqualified person (within the meaning of Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. Fiduciaries of Benefit Plan Investors who decide to invest in the Company could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in the Company or as co-fiduciaries for actions taken by or on behalf of the Company or the Advisor. With respect to an IRA that invests in the Company, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt status.

In addition, ERISA generally provides that discretionary authority with respect to the management and disposition of the assets of a Benefit Plan Investor may be delegated to certain “investment managers” who acknowledge that they are fiduciaries of the Benefit Plan Investor. In such case, a fiduciary of a Benefit Plan Investor who has appointed an investment manager will generally not be liable for the acts of such investment manager. We do not expect to be an “investment manager” within the meaning of ERISA. Consequently, if the Company’s assets are deemed to constitute “plan assets” of any shareholder which is Benefit Plan Investor, the fiduciary of any such Benefit Plan Investor would not be protected from liability resulting from our decisions.

Representation

By acceptance of any class of common shares, each shareholder will be deemed to have represented and warranted that either (i) no portion of the assets used by such shareholder to acquire or hold our common shares constitutes assets of any Plan or (ii) the purchase and holding of our common shares by such shareholder will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, or similar violation under any applicable Similar Laws.

Independent Fiduciaries with Financial Expertise. This Registration Statement does not constitute an undertaking to provide impartial investment advice and it is not our intention to act in a fiduciary capacity with respect to any Plan. The Advisors, the Dealer Manager and their respective affiliates (the “Relevant Entities”) have a financial interest in investors’ investment in common shares on account of the fees and other compensation they expect to receive (as the case may be) from the Company and their other relationships with the Company as contemplated in this Registration Statement. Any such fees and compensation do not constitute fees or compensation rendered for the provision of investment advice to any Plan. Each Plan will be deemed to represent and warrant that it is advised by a fiduciary that is (a) independent of the Relevant Entities; (b) capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies contemplated in this Registration Statement; and (c) a fiduciary (under ERISA, Section 4975 of the Code or applicable Similar Law, as applicable) with respect to the Plan’s investment in our common shares, who is responsible for exercising independent judgment in evaluating the Plan’s investment in our common shares and any related transactions.

Reporting of Indirect Compensation. Under ERISA’s general reporting and disclosure rules, certain Benefit Plan Investors subject to Title I of ERISA are required to file annual reports (Form 5500) with the Department of Labor regarding their assets, liabilities and expenses. To facilitate a plan administrator’s compliance with these requirements it is noted that the descriptions contained in this Registration Statement of fees and compensation, including shareholder servicing fee payable to the Dealer Manager and the management fee and performance fee payable to the Advisors are intended to satisfy the disclosure requirements for “eligible indirect compensation” for which the alternative reporting option on Schedule C of Form 5500 may be available.

Other Plans

Certain Plans, such as governmental plans and non-U.S. plans, may not be subject to ERISA or Section 4975 of the Code, but may be subject to provisions of Similar Laws which may restrict the type of investments such a Plan may make or otherwise have an impact on such a Plan’s ability to invest the Company. Accordingly, each Plan, including governmental and non-U.S. plans, considering an investment in our common shares should consult with their legal advisors regarding their proposed investment in our common shares.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Each Plan fiduciary should consult with its legal advisors concerning the considerations discussed above before making an investment in the Company. As indicated above, Similar Laws governing the investment and management of the assets of Plans that are not subject to Title I of ERISA or Section 4975 of the Code, such as governmental plans and non-U.S. plans, may contain fiduciary responsibility and prohibited transaction requirements similar to those under ERISA and Section 4975 of the Code. Accordingly, Plans, in consultation with their legal advisors, should consider the impact of their respective laws and regulations on an investment in the Company and the considerations discussed above, if applicable. The sale of common shares to a Plan is in no respect a representation by us or any other person associated with our private offering of our common shares that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan. Neither this discussion nor anything provided in this Registration Statement is, or is intended to be, investment advice directed at any potential Plan purchasers or at Plan purchasers generally and purchasers of any common shares should consult and rely on their own advisors as to whether an investment in our common shares is suitable for the Plan.

ITEM 1A.	RISK FACTORS

Risks Related to Our Private Offering and Our Organizational Structure

We have no operating history and there is no assurance that we will be able to successfully achieve our investment objectives.

We are a newly formed entity with no operating history and may not be able to achieve our investment objectives. As of the date of this Registration Statement, we have not originated or acquired any loans or other real estate debt investments. We cannot assure you that the past experiences of the Advisors or their affiliates will be sufficient to allow us to successfully achieve our investment objectives. As a result, an investment in our common shares may entail more risk than an investment in a REIT with a substantial operating history.

Additionally, the BlackRock Advisor and the Monticello Advisor will need to act together with respect to key governance, investment management, accounting, operational, reporting, compliance and tax matters in respect of the Company. The Advisors have no history of acting in co-advisory capacities together with respect to a REIT or fund. There are inherent risks associated with having multiple investment advisors, each of which may have an adverse impact on the Company, including for example: (i) diverging investment philosophies or strategies, (ii) miscommunications between advisors or delayed coordination, (iii) conflicts in portfolio construction, (iv) disagreements on responses to evolving market conditions and (v) a potential overlap or inefficiency of resources being dedicated to the Company. Any of the foregoing could adversely affect the Company, including as a result of increased expenses, over- or under-concentration of the Company’s investments and an inability to act in respect of investment opportunities or changing market conditions.

There are no assurances that our private offering will raise substantial capital, which may materially adversely affect our ability to achieve our investment objectives.

Our private offering is being made on a “best efforts” basis, meaning that the Dealer Manager is only required to use its best efforts to sell our common shares and has no firm commitment or obligation to purchase any of our common shares. As a result, the amount of net proceeds we raise in our private offering may be substantially less than the amount we would need to achieve a broader portfolio of investments. If we are unable to raise substantial funds in our private offering, we will make fewer investments, resulting in less breadth in terms of the type, number and size of investments that we make. In that case, the likelihood that any single asset’s performance would adversely affect our profitability will increase. There is also a greater risk that you will lose money in your investment if we have less breadth in our portfolio. Further, we will have certain fixed operating expenses, including expenses of being a public reporting company, regardless of whether we are able to raise substantial funds. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions to shareholders.

We are dependent on the Advisors and their affiliates, and their key personnel who provide services to us through the Advisory Agreements, and we may not find a suitable replacement for the Advisors if the Advisory Agreements are terminated, or for these key personnel if they leave BlackRock or Monticello or otherwise become unavailable to us.

We have no employees and are completely reliant on the Advisors. Some of our officers are executive officers of Monticello. The Advisors have significant discretion as to the implementation of our investment and operating policies and strategies. Accordingly, we believe that our success depends to a significant extent upon the efforts, experience, diligence, skill and network of business contacts of the officers and key personnel of the Advisors. The officers and key personnel of the Advisors evaluate, negotiate, originate and monitor our investments; therefore, our success depends on their continued service. The departure of any of the officers or key personnel of the Advisors could have a material adverse effect on our performance.

The Advisors are not obligated to dedicate any specific personnel exclusively to us. In addition, none of our officers or the officers of the Advisors are obligated to dedicate any specific portion of their time to our business. Some of our officers have significant responsibilities for Other Accounts and/or the Advisors and their affiliates that may not be specific to an Other Account. Although these individuals will be able to allocate an adequate amount of their time to the management of our business, they may not always be able to devote significant time to the management of our business. Further, when there are turbulent conditions or distress in the real estate credit markets or more generally the real estate market, the attention of the Advisors’ personnel and our executive officers and the resources of BlackRock and Monticello will also be required by Other Accounts. In such situations, we may not receive the level of support and assistance that we may receive if we were internally managed.

In addition, we offer no assurance that the BlackRock Advisor and/or the Monticello Advisor will remain the Advisors or that we will continue to have access to BlackRock and/or Monticello’s officers and key personnel. Under the terms of the Advisory Agreements, each of the Advisors may terminate the applicable Advisory Agreement (i) immediately for “cause” or upon a change of control of the Company (each as defined in the Advisory Agreements) and (ii) upon 180 days written notice to the Company prior to the expiration of the initial two-year term (or any subsequent renewal term). If either of the Advisory Agreements is terminated and no suitable replacement is found, we may not be able to execute our business plan. The Advisors have agreed that, in the event an Advisory Agreement is terminated without cause (as defined in the applicable Advisory Agreement) or is not renewed without cause, the other Advisor will voluntarily resign its position as Advisor effective as of 180 calendar days from the date of the first Advisory Agreement termination. However, no resignation will be required of the other Advisor if an Advisory Agreement is terminated upon a change of control of the Company, by the Company in certain events of bankruptcy or for cause, or voluntarily by the other Advisor.

Finally, there is no guarantee (i) that the Advisors will succeed in implementing our investment objectives or strategy or in identifying investments that are in accordance with our investment philosophy or (ii) that historical trends of prior programs sponsored by BlackRock and Monticello will continue during the life of our operations.

The Advisors manage our portfolio pursuant to very broad investment guidelines and generally are not required to seek the approval of our board of trustees for each investment, financing or asset allocation decision made by it, which may result in our making riskier investments and, in turn, may materially adversely affect our results of operations and financial condition.

Our board of trustees is expected to approve very broad investment guidelines that delegate to the Advisors the authority to execute and implement our investment strategy on our behalf, so long as such investments are consistent with the investment guidelines and our Declaration of Trust. The Advisors will implement on our behalf the strategies and discretionary approaches it believes from time to time may be best suited to prevailing market conditions in furtherance of that purpose, subject to the limitations under our investment guidelines and our Declaration of Trust. There can be no assurance that the Advisors will be successful in implementing any particular strategy or discretionary approach to our investment activities. Our board of trustees will review our investment guidelines and investment portfolio periodically. The prior approval of our board of trustees or a committee of independent trustees will be required only as set forth in our Declaration of Trust (including for transactions with the Advisors and their affiliates) or for the acquisition or disposition of assets that are not in accordance with our investment guidelines. In addition, in conducting periodic reviews, our trustees will rely primarily on information provided to them by the Advisors. Furthermore, transactions entered into on our behalf by the Advisors may be costly, difficult or impossible to unwind when they are subsequently reviewed by our board of trustees.

We may make changes to our business, investment, leverage and financing strategies without shareholder approval.

Our board of trustees has approved very broad investment guidelines with which we must comply, but these investment guidelines provide the Advisors with broad discretion and can be changed by the approval of a majority of our board of trustees. As the market evolves, we may, with the approval of a majority of our board of trustees, change our business, investment and financing strategies without a vote of, or notice to, our shareholders, which could result in our making investments and engaging in business activities that are different from, and possibly riskier than, the investments and businesses described in this filing. In particular, a change in our investment strategy, including the manner in which we allocate our resources across our portfolio or the types of assets in which we seek to invest, may increase our exposure to interest rate risk, default risk and real estate market fluctuations. In addition, we intend to use leverage at times and in amounts deemed prudent by our management in its discretion, subject to the oversight of our board of trustees, and the decision of what amount of leverage is prudent is not subject to shareholder approval. Changes to our strategies with regards to the foregoing could materially and adversely affect our financial condition and results of operations.

There is no public trading market for our common shares; therefore, your ability to dispose of your common shares will likely be limited to repurchase by us. If you do sell your common shares to us, you may receive less than the price you paid.

There is no current public trading market for our common shares, and we do not expect that such a market will ever develop in the future. Therefore, the repurchase of common shares by us will likely be the only way for you to dispose of your common shares. We will repurchase common shares at a price equal to the transaction price of the class of common shares being repurchased on the date of repurchase (which will generally be equal to our prior month’s NAV per share) and not based on the price at which you initially purchased your common shares. Subject to limited exceptions, common shares repurchased within one year of the date of issuance will be repurchased at 95% of the transaction price. As a result, you may receive less than the price you paid for your common shares when you sell them to us pursuant to our share repurchase plan. See “Item 1. Business—Share Repurchase Plan.”

Our common shares purchased in our private offering will be subject to certain transfer restrictions.

An investment in our common shares in our private offering is suitable only for certain sophisticated investors who have no immediate need for liquidity in the investment. Our common shares purchased in our private offering will be subject to certain transfer restrictions. In particular, our common shares offered hereby have not been registered under the Securities Act, the securities laws of any U.S. state or the securities laws of any other jurisdiction and instead are being offered and sold in reliance on exemptions from the registration requirements of the Securities Act and state and other securities laws. Accordingly, other than pursuant to our share repurchase plan, common shares purchased pursuant to our private offering may not be resold or transferred except as permitted under the Securities Act and applicable state and other securities laws pursuant to registration or an exemption therefrom. It is not contemplated that registration under the Securities Act or other securities laws will ever be effected with respect to our common shares sold pursuant to our private offering. Therefore, holders of our shares must be prepared to bear the risks of owning such shares for an extended period of time.

Your ability to have your common shares repurchased through our share repurchase plan is limited. We may choose to repurchase fewer common shares than have been requested to be repurchased, or none at all, in our discretion at any time, and the amount of common shares we may repurchase is subject to caps. Further, our board of trustees may make exceptions to, modify or suspend our share repurchase plan if it deems such action to be in our best interest.

We may choose to repurchase fewer common shares than have been requested in any particular calendar quarter to be repurchased under our share repurchase plan, or none at all, in our discretion at any time. We may repurchase fewer common shares than have been requested to be repurchased due to, among other reasons, in the discretion of our board of trustees, lack of readily available funds because of adverse market conditions beyond our control, the need to maintain liquidity for our operations or because we have determined that investing in additional assets is a better use of our capital than repurchasing our common shares. In addition, the aggregate NAV of total repurchases (including repurchases at certain non-U.S. investor access funds primarily created to hold our common shares but excluding any Early Repurchase Deduction applicable to the repurchased common shares) is limited, in any calendar quarter, to common shares whose aggregate value is no more than 5% of our aggregate NAV (measured using the aggregate NAV as of the end of the immediately preceding month). Further, our board of trustees may make exceptions to, modify or suspend our share repurchase plan if in its discretion it deems such action to be in our best interest. Our board of trustees cannot terminate our share repurchase plan absent a liquidity event that results in our shareholders receiving cash or securities listed on a national securities exchange or where otherwise required by law. If we do not repurchase the full amount of all common shares requested to be repurchased in any given calendar quarter, funds will be allocated pro rata based on the total number of common shares being repurchased and without regard to class. All unsatisfied repurchase requests must be resubmitted after the start of the next quarter, or upon the recommencement of the share repurchase plan, as applicable.

The substantial majority of our assets will consist of investments that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have a sufficient amount of cash to immediately satisfy repurchase requests. Should repurchase requests, as determined by our board of trustees, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Company as a whole, or should we otherwise determine that investing our liquid assets in the Loan Portfolio or other illiquid investments rather than repurchasing our common shares is in the best interests of the Company as a whole, then we may choose to repurchase fewer common shares than have been requested to be repurchased, or none at all. As a result, your ability to have your common shares repurchased by us may be limited and at times you may not be able to liquidate your investment. See “Item 1. Business—Share Repurchase Plan.”

Economic events may have an adverse effect on our investments and may cause our shareholders to request that we repurchase their common shares, which may materially adversely affect our cash flow and our results of operations and financial condition.

Economic events affecting the U.S. economy, such as the general negative performance of the real estate markets (including as a result of inflation or higher interest rates), actual or perceived instability in the U.S. banking system, disruptions in the labor market (including labor shortages and unemployment), stock market volatility (including volatility as a result of geopolitical events and military conflicts, such as the recent outbreak of hostilities between Israel and Hamas and between Ukraine and Russia), trade barriers, availability of credit, national and international circumstances and inflation, could have an adverse effect on our investments and cause our shareholders to seek repurchase of their common shares pursuant to our share repurchase plan at a time when such events are adversely affecting the performance of our assets. These events could impair our profitability or result in losses to us. Terrorist attacks, political and military instability, and the military operations of the United States and its allies could have significant adverse effects on the global economy. Furthermore, epidemics that spread quickly have the potential to significantly affect the global economy, if not contained. The potential impact on the Company or the likelihood of such events cannot be predicted by the Advisors. If the Advisors fail to react appropriately to difficult market, economic and geopolitical conditions, we could incur material losses.

Various social and political tensions around the world may contribute to increased market volatility, may have long-term effects on the worldwide financial markets and may cause further economic uncertainties worldwide. Market disruptions and the dramatic increase in the capital allocated to alternative investment strategies during recent years have led to increased governmental as well as self-regulatory scrutiny of the private investment fund industry in general. Certain legislation proposing greater regulation of the industry periodically is considered by various jurisdictions. It is impossible to predict what, if any, changes in the regulations applicable to the Company, the Advisors or sponsors, the markets in which they trade and invest, or the counterparties with which they do business, may be instituted in the future. Any such regulation could have a material adverse impact on the profit potential of the Company.

Unpredictable or unstable market conditions may result in reduced opportunities to find suitable investments to deploy capital or make it more difficult to exit and realize value from the Company’s investments. It is important to understand that the Company can incur material losses even if it reacts quickly to difficult market conditions and there can be no assurance that the Company will not suffer material adverse effects from broad and rapid changes in market conditions.

Even if we decide to satisfy repurchase requests from shareholders in respect of an economic event, our cash flow could be materially adversely affected. In addition, if we determine to sell assets to satisfy repurchase requests, we may not be able to realize the return on such assets that we may have been able to achieve had we sold at a more favorable time, and our results of operations and financial condition, including, without limitation, breadth and diversification of our portfolio, could be materially adversely affected.

We face risks associated with the deployment of our capital.

In light of the nature of our continuous private offering in relation to our investment strategy and the need to be able to deploy potentially large amounts of capital quickly to capitalize on potential investment opportunities, we may have difficulty identifying, originating and/or purchasing suitable real estate debt investments and other investments on attractive terms, and there could be a delay between the time we receive net proceeds from the sale of our common shares and the time we invest such net proceeds. We may also from time to time hold cash pending deployment into investments or have less than our targeted leverage, which cash or shortfall in targeted leverage may at times be significant, particularly at times when we are receiving high amounts of offering net proceeds, during the Ramp-Up Period and/or times when there are few attractive investment opportunities. Such cash may be held in an account that may be invested in money market accounts or other similar temporary investments, each of which are subject to the management fees payable to the Advisors.

In the event we are unable to find suitable investments, such cash may be maintained for longer periods, which would be dilutive to overall investment returns. This could cause a substantial delay in the time it takes for a shareholder’s investment to realize its full potential return and could adversely affect our ability to pay regular distributions of cash flow from operations. It is not anticipated that the temporary investment of such cash into money market accounts or other similar temporary investments pending deployment into investments will generate significant interest, and investors should understand that such low interest payments on the temporarily invested cash may materially adversely affect overall returns. In the event we fail to timely invest the net proceeds from sales of our common shares or do not deploy sufficient capital to meet our targeted leverage, our results of operations and financial condition may be materially adversely affected.

The amount and source of distributions, if any, we may make to our shareholders is uncertain, and we may be unable to generate sufficient cash flows from our operations to make distributions to our shareholders at any time in the future.

We have not established a minimum distribution payment level, and our ability to make distributions to our shareholders may be materially adversely affected by a number of factors, including, but not limited to, the risk factors described in this Registration Statement. Because we currently have no investments and have not identified any investments to acquire with the net proceeds of our private offering, we may not generate sufficient income to make distributions to our shareholders. Our board of trustees (or a committee of our board of trustees) will make determinations regarding distributions based upon, among other factors, our financial performance (which in a large part will depend on our borrowers’ ability to continue to pay principal and interest payments to us under the terms of our loans), debt service obligations, debt covenants, REIT qualification and tax requirements and capital expenditure requirements. Among the factors that could impair our ability to make distributions to our shareholders are:

•	the limited size of our portfolio during the Ramp-Up Period;

•	our inability to invest the net proceeds from sales of our common shares on a timely basis in income-producing investments;

•	our inability to realize attractive risk-adjusted returns on our investments;

•	high levels of expenses or reduced revenues that reduce our cash flow or non-cash earnings; and

•	defaults in our investment portfolio or decreases in the value of our investments.

As a result, we may not be able to make distributions to our shareholders at any time in the future, and the level of any distributions, if any, we do make to our shareholders is unknown, may not increase or even be maintained over time, any of which could materially and adversely affect the value of your investment.

We may pay distributions from sources other than our cash flow from operations, including, without limitation, borrowings, offering net proceeds and the sale of or repayments under our investments, and we have no limits on the amounts we may fund from such sources.

We may not generate sufficient cash flow from operations to fully fund distributions to shareholders, particularly during the Ramp-Up Period. Therefore, particularly during the Ramp-Up Period, we may fund distributions to our shareholders from sources other than cash flow from operations, including, without limitation, borrowings, offering net proceeds (including from sales of our common shares to BlackRock, Monticello or their respective affiliates) and the sale of or repayments under our investments. The extent to which we fund distributions from sources other than cash flow from operations will depend on various factors, including, but not limited to, the level of participation in our distribution reinvestment plan, the extent to which the Advisors elect to receive its management fee or performance fee in our common shares (in lieu of cash), how quickly we invest the proceeds from this and any future offering and the performance of our Loan Portfolio and other assets. Funding distributions from borrowings, offering net proceeds (including from sales of our common shares to BlackRock, Monticello or their respective affiliates) and the sale of or repayments under our investments will result in us having less funds available to originate or acquire real estate debt investments or other assets. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional common shares (or other securities convertible into our common shares) will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your common shares. We may be required to continue to fund distributions from a combination of some of these sources if our investments fail to perform, if expenses are greater than our revenues or due to numerous other factors. We cannot predict when, if ever, distribution payments sourced from borrowings and from offering net proceeds may occur, and an extended period of such payments would likely be unsustainable. We have not established a limit on the amount of our distributions that may be funded from any of these sources.

To the extent we borrow funds to pay distributions, we would incur borrowing costs (including interest) and these borrowings would require a future repayment. The use of these sources for distributions and the ultimate repayment of any liabilities incurred could adversely impact our ability to pay distributions in future periods, decrease our NAV, decrease the amount of cash we have available for operations and new investments and materially adversely impact the value of your investment.

We may also defer operating expenses or pay expenses (including management fees or performance fees payable to the Advisors) with our common shares to preserve cash flow for the payment of distributions. The ultimate repayment of these deferred expenses could materially adversely affect our operations and reduce the future return on your investment. We may repurchase common shares from the Advisors shortly after issuing such common shares as compensation or reimbursement for certain expenses. The payment of expenses in our common shares will dilute your ownership interest in us. There is no guarantee any of our operating expenses will be deferred and the Advisors are under no obligation to receive fees or distributions in our common shares and may elect to receive such amounts in cash.

Payments to the Advisors in the form of common shares, which the Advisors may elect to receive in lieu of cash in respect of management fees or performance fees or certain expense reimbursements, will dilute future cash available for distribution to our shareholders.

The Advisors may elect to receive our common shares in lieu of cash in respect of management fees or performance fees or certain expense reimbursements. The amount of common shares issued to the Advisors may be significant, particularly during periods in which the value of our investment portfolio appreciates, resulting in higher performance fees. Repurchases of our common shares paid to the Advisors as a management fee or performance fee or expense reimbursements are not subject to our share repurchase plan, including the quarterly volume limitation and the Early Repurchase Deduction), and, therefore, any such repurchases may receive priority over other repurchase requests of our common shares subject to our share repurchase plan for any period.

Purchases and repurchases of our common shares will not be made based on the current NAV per share as of the date of the purchase or repurchase.

Generally, our offering price per common share and the price at which we make repurchases of our common shares will equal the NAV per share of the applicable class as of the last calendar day of the prior month, plus, in the case of our offering price, applicable upfront selling commissions and dealer manager fees. The NAV per share, if calculated as of the date on which you make your subscription request or repurchase request, may be significantly different than the transaction price you pay or the repurchase price you receive. Certain of our investments or liabilities may be subject to high levels of volatility from time to time and could change in value significantly between the end of the prior month as of which our NAV is determined and the date that you acquire or repurchase our common shares; however, the prior month’s NAV per share will generally continue to be used as the transaction price per share and repurchase price per share. In exceptional circumstances, we may, in our sole discretion, but are not obligated to, offer and repurchase common shares at a different price that we believe reflects the NAV per share more appropriately than the prior month’s NAV per share, including by updating a previously disclosed transaction price, in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month and we believe an updated price is appropriate. In such exceptional cases, the transaction price and the repurchase price will not equal our NAV per share as of any time.

Valuations of our investments may reflect estimates of fair value and may not necessarily correspond to realizable value, which could adversely affect the value of your investment.

Newly originated or acquired loan investments will generally initially be valued at par in the month that they are closed, which is expected to represent fair value at that time. For each month after the initial month in which a loan investment comprising the Loan Portfolio is closed, the fair value of such investment will be determined by the Advisors (through the Valuation Committee), based on valuations prepared by the Independent Valuation Advisor. In the event we pursue ownership interest in the underlying collateral on a defaulted loan, then the asset will become real estate owned (“REO”) and such REO properties will initially be valued at fair value based on an appraisal performed by an independent third-party appraisal firm we expect to receive prior to or upon acquisition, less any estimated closing costs. Thereafter, the Advisors (through the Valuation Committee), based on valuations prepared by the Independent Valuation Advisor, will update the valuations of our REO properties as of the end of each month. Within the Liquid Investments Portfolio, investments will be valued by the Advisors (and, in certain cases, subject to review by the Valuation Committee) based on market quotations or at fair value determined in accordance with our valuation guidelines, in certain cases as provided to the Advisors by third-party valuation agents previously approved by the Valuation Committee. We will also report our derivative assets and liabilities at fair value based on price quotes from at least one independent pricing service.

Within the parameters of our valuation guidelines, the valuation methodologies used to value our investments in the Loan Portfolio and the Liquid Investments Portfolio will involve subjective judgments and projections and may not be accurate. Valuation methodologies will also involve assumptions and opinions about future events, which may or may not turn out to be correct. Ultimate realization of the value of an asset depends to a great extent on economic, market and other conditions beyond our control and the control of the Advisors and the Independent Valuation Advisor. Further, valuations do not necessarily represent the price at which an asset would sell, since market prices of assets can only be determined by negotiation between a willing buyer and seller. As such, the estimated fair value of an asset may not reflect the price at which the asset could be sold in the market, and the difference between the estimated fair value and the ultimate sales price could be material. In addition, accurate valuations are more difficult with respect to illiquid assets and/or during times of low transaction volume because there are fewer market transactions that can be considered in the context of the valuation analysis. However, there will be no retroactive adjustment in the valuation of such assets, the offering price of our common shares, the price we paid to repurchase our common shares, the number of Class E shares received by the Advisors as payment of the management fee or performance fee or in respect of certain expense reimbursements or NAV-based fees we paid to the Advisors and the Dealer Manager to the extent such valuations prove to not accurately reflect the realizable value of our assets. Because the price you will pay for our common shares in our private offering, and the price at which your shares may be repurchased by us pursuant to our share repurchase plan are generally based on our prior month’s NAV per share, you may pay more than realizable value or receive less than realizable value for your investment.

Our NAV per share may change materially if the values of our investments materially change, if the actual operating results for a particular month differ from what we originally budgeted for that month or if there are fluctuations in interest rates.

Our investments are valued on a monthly basis in accordance with our valuation guidelines. As such, when these new valuations are reflected in our NAV calculation, there may be a sudden change in our NAV per share for each class of our common shares. These changes in an investment’s value may be as a result of investment-specific events or as a result of more general changes to real estate values resulting from local, national or global economic changes. In addition, actual operating results for a given month may differ from what we originally budgeted for that month, which may cause a sudden increase or decrease in the NAV per share amounts. We accrue estimated income and expenses on a monthly basis based on our budgets, projections and analyses. As soon as practicable after the end of each month, we adjust the income and expenses we estimated for that month to reflect the income and expenses actually earned and incurred. In addition, because we are focused on senior floating-rate mortgage loans, interest rate fluctuations may also cause a sudden increase or decrease in our NAV per share. We do not retroactively adjust the NAV per share of each class.

The NAV per share that we publish may not necessarily reflect changes in our NAV that are not immediately quantifiable.

From time to time, we may experience events with respect to our investments that may have a material impact on our NAV. For example, it may be difficult to reflect fully and accurately rapidly changing market conditions or material events that may impact the value of our investments or to obtain quickly complete information regarding such events. The NAV per share of each class of our common shares may not reflect such extraordinary events to the extent that their financial impact is not immediately quantifiable. As a result, the NAV per share of each class, as determined monthly, after the announcement of a material event may differ significantly from our actual NAV per share for such class until such time as the financial impact is quantified and our NAV is appropriately adjusted in a subsequent month and in accordance with our valuation guidelines. The resulting potential disparity in our NAV may inure to the benefit of shareholders whose common shares are repurchased or new shareholders, depending on whether our published NAV per share for such class is overstated or understated.

NAV calculations are not governed by governmental or independent securities, financial or accounting rules or standards.

The methods for calculating our NAV, including the components used in calculating our NAV, is not prescribed by rules of the SEC or any other regulatory agency. Further, there are no accounting rules or standards that prescribe which components should be used in calculating NAV, and our NAV is not audited by our independent registered public accounting firm. We calculate and publish NAV solely for purposes of establishing the price at which we sell and repurchase our common shares and to calculate certain fees and distributions payable to the Advisors and the Dealer Manager, and you should not view our NAV as a measure of our historical or future financial condition or performance. The components and methodology used in calculating our NAV may differ from those used by other companies now or in the future.

In addition, calculations of our NAV, to the extent that they incorporate valuations of our assets and liabilities, may not be prepared in accordance with U.S. GAAP. These valuations may differ from liquidation values that could be realized in the event that we were forced to sell assets.

Additionally, errors may occur in calculating our NAV, which could impact the price at which we sell and repurchase our common shares and the amount of the Advisors’ management fee. The Advisors have implemented certain policies and procedures to address material errors in NAV calculations. If such errors were to occur, the Advisors, depending on the circumstances surrounding each error and the extent of any impact the error has on the price at which our common shares were sold or repurchased or on the amount of the Advisors’ management fee, may determine in their sole discretion, and where deemed material, to take certain corrective actions in response to such errors, including, subject to the Advisors’ policies and procedures, making adjustments to prior NAV calculations. You should carefully review the disclosure of our valuation policies and how NAV will be calculated under “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters—Net Asset Value Calculation and Valuation Guidelines.”

Our shareholders generally have limited voting rights.

As permitted by Maryland law, our Declaration of Trust provides limited voting rights to our shareholders. Under our Declaration of Trust, subject to certain exceptions and as may be otherwise specified in the terms of any class or series of shares, shareholders generally are only entitled to vote at a duly held meeting at which a quorum is present on (1) amendments to our Declaration of Trust that would materially and adversely affect the contract rights of outstanding shares subject to certain exceptions provided in our Declaration of Trust, (2) a merger, consolidation, conversion (other than a Conversion Event (as defined below)), or transfer of all or substantially all of our assets as provided in our Declaration of Trust, (3) removal of a trustee for cause and the election of a successor trustee to the extent provided in our Declaration of Trust, (4) the dissolution of the Company as set forth in our Declaration of Trust, (5) in the event that there are no trustees, the election of trustees and (6) such other matters that our board of trustees has submitted to our shareholders for approval or ratification.

The affirmative vote of a plurality of the votes cast in the election of a trustee is generally required to elect any trustee, and the affirmative vote of a majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present is generally sufficient to approve any other matter that may properly come before the shareholders at such meeting (other than (a) the removal of a trustee, which requires the affirmative vote of shareholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter and (b) with respect to (i) certain amendments to the Declaration of Trust and (ii) a merger, consolidation, conversion (other than a Conversion Event), or transfer of all or substantially all of our assets as provided in our Declaration of Trust, each of which requires the affirmative vote of shareholders entitled to cast a majority of all votes entitled to be cast on the matter).

All other matters are subject to the discretion of our board of trustees. Thus, except as set forth above or in any class or series of our shares and subject to the restrictions on transfer and ownership of our shares contained in our Declaration of Trust, holders of common shares do not have the right to vote on any matter.

Our Declaration of Trust does not provide for the annual election of trustees by our shareholders, and contains provisions that could make removal of our trustees difficult, which could make it difficult for our shareholders to effect changes to our management.

Our Declaration of Trust provides that shareholders are only entitled to elect trustees upon the removal of a trustee by shareholders (unless the trustee so removed was designated by BlackRock or Monticello pursuant to the Declaration of Trust) or in the event there are no trustees. A trustee may be removed by our shareholders only for “cause” (as defined in our Declaration of Trust), and then only upon the affirmative vote of shareholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter in accordance with our Declaration of Trust).

Our Declaration of Trust provides that any vacancy on our board of trustees (other than vacancies resulting from shareholder removal of a trustee for cause or vacancies among the independent trustees) may be filled only by a vote of a majority of the remaining trustees. Independent trustee vacancies shall be filled by a majority of the remaining independent trustees, except where removed for cause by the shareholders. For so long as (i) BlackRock or its affiliate acts as investment advisor to us, BlackRock has the right to designate one (1) trustee for election to our board of trustees and (ii) Monticello or its affiliate acts as investment advisor to us, Monticello has the right to designate one (1) trustee for election to our board of trustees. Our board of trustees must also consult with BlackRock and Monticello in connection with filling any vacancies created by the removal, resignation, retirement or death of any trustee (other than in connection with a removal of a trustee for cause by shareholders in accordance with our Declaration of Trust). If the vacancy resulting from shareholder removal of a trustee for cause was a trustee designated by BlackRock or Monticello, BlackRock or Monticello, as applicable, has the exclusive right to designate a successor trustee for election to our board of trustees.

These requirements make it more difficult to change our management by removing and replacing trustees and may prevent a change in our control.

Our Declaration of Trust permits our board of trustees to authorize us to issue preferred shares on terms that may be senior to the rights of the holders of our current common shares or discourage a third party from acquiring us.

Our board of trustees is permitted, subject to certain restrictions set forth in our Declaration of Trust, to authorize the issuance of preferred shares without shareholder approval. Further, our board of trustees may classify or reclassify any unissued common shares or preferred shares from time to time into one or more classes or series by setting or changing the number, par value, designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any new class or series of common shares or preferred shares. Thus, our board of trustees could authorize us to issue preferred shares with terms and conditions that could be senior to the rights of the holders of our common shares or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction such as a merger, tender offer or sale of all or substantially all of our assets, that might provide a premium price for holders of our common shares.

Your interest in us will be diluted if we issue additional shares.

Holders of our common shares will not have preemptive rights to any shares we issue in the future. Under our Declaration of Trust, we have authority to issue an unlimited number of common shares, including unlimited common shares classified as Class D shares, unlimited common shares classified as Class E shares, unlimited common shares classified as Class F-D shares, unlimited common shares classified as Class F-I shares, unlimited common shares classified as Class F-S shares, unlimited common shares classified as Class I shares, unlimited common shares classified as Class S shares, and unlimited common shares classified as Class T shares , and an unlimited number of shares classified as preferred shares of beneficial interest, par value $0.01 per share (the “preferred shares”). After you purchase our common shares in our private offering, our board of trustees may elect, without shareholder approval, to, among other things: (1) sell additional common shares (of existing classes or such classes as may be designated by our board of trustees from time to time) in this or any future offering; (2) issue common shares upon the exercise of the options we may grant to our independent trustees or future employees; (3) issue common shares to the Advisors, or their successors or assigns, in payment of an outstanding obligation to pay fees for services rendered to us or for the management fee or performance fee or expense reimbursements; or (4) issue equity incentive compensation to certain employees of affiliated service providers or to third parties as satisfaction of obligations under incentive compensation arrangements. To the extent we issue additional common shares in the future after your purchase of common shares in our private offering, your percentage ownership interest in us will be diluted. Because of these and other reasons, our shareholders may experience substantial dilution in their percentage ownership of our common shares.

Maryland law and our Declaration of Trust limit our rights and the rights of our shareholders to recover claims against Covered Persons (as defined below), which could reduce your and our recovery against them if they cause us to incur losses.

Maryland law provides that a trustee will not have any liability by reason of being or having been a trustee so long as he or she performs or performed his or her duties as a trustee in accordance with the applicable standard of conduct. In addition, our Declaration of Trust limits the personal liability of our trustees and officers, to us or the shareholders, for monetary damages, to the maximum extent permitted by Maryland law. Our Declaration of Trust requires us to indemnify each present and former trustee, officer, Advisor and each Advisor’s affiliate that acts as investment advisor or manager to the Company as permitted by the Declaration of Trust and each equityholder, member, manager, director, officer, employee or agent of any trustee or our board of trustees (each a “Covered Person”), including any individual or entity who, while serving as the Covered Person and, at our request, serves or has served any other enterprise in any management or agency capacity, against any claim or liability to which the Covered Person may become subject by reason of such status, except for liability for the Covered Person’s gross negligence or intentional misconduct. In addition, the Company must, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former Covered Person or shareholder made a party to or witness in a proceeding by reason of such status provided that, in the case of a Covered Person, the Company must have received (i) a written affirmation by the Covered Person of the Covered Person’s good faith belief that the Covered Person has met the applicable standard of conduct necessary for indemnification by the Company and (ii) a written undertaking by or on behalf of the Covered Person to repay the amount paid or reimbursed by the Company if it is ultimately determined that the applicable standard of conduct was not met. The Company is not required to indemnify or advance funds to any person entitled to indemnification under our Declaration of Trust (x) with respect to any action initiated or brought voluntarily by such indemnified person (and not by way of defense) unless (I) approved or authorized by our board of trustees or (II) incurred to establish or enforce such person’s right to indemnification under the Declaration of Trust, or (y) in connection with any claim with respect to which such person is found to be liable to the Company. As a result, you and we may have more limited rights against Covered Persons than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a manner that causes us to incur losses.

We will not be required to comply with certain reporting requirements, including those relating to auditor’s attestation reports on the effectiveness of our system of internal control over financial reporting, accounting standards and disclosure about our executive compensation, that apply to other public companies.

The JOBS Act contains provisions that, among other things, relax certain reporting requirements for emerging growth companies, including certain requirements relating to accounting standards and compensation disclosure. We are classified as an emerging growth company. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to (1) provide an auditor’s attestation report on the effectiveness of our system of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (2) comply with any new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies under Section 102(b)(1) of the JOBS Act, (3) comply with the requirement in Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard 3101, The Auditor’s Report on an Audit of Financial Statements When the Auditor Expresses an Unqualified Opinion, to communicate critical audit matters in the auditor’s report, (4) comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise, (5) provide certain disclosure regarding executive compensation required of larger public companies or (6) hold shareholder advisory votes on executive compensation.

Once we are no longer an emerging growth company, so long as our common shares are not traded on a securities exchange, we will be deemed to be a “non-accelerated filer” under the Exchange Act, and as a non-accelerated filer, we will be exempt from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. In addition, so long as we are externally managed by the Advisors and we do not directly compensate our executive officers, or reimburse the Advisors or their affiliates for salaries, bonuses, benefits and severance payments for persons who also serve as one of our executive officers, we do not have any executive compensation, making the exemptions listed in (5) and (6) above generally inapplicable.

We cannot predict if investors will find our common shares less attractive because we choose to rely on any of the exemptions discussed above.

As noted above, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards that have different effective dates for public and private companies until such time as those standards apply to private companies.

Additionally, deficiencies in the effectiveness and accuracy of information systems or internal controls that the Company maintains may result in a material loss. This risk arises from, inter alia, human error, system failures, inadequate procedures or internal management controls. Operational risk such as human error or system failures may lead to incorrect or inaccurate valuations of the investments and may impact the ability of the Advisors to make such calculations or valuations on relevant determination dates. Where there are deficiencies in the effectiveness and accuracy of information systems or system failures, this may lead to a delay in providing investors with required reporting information.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We intend to conduct our operations so that neither we nor our subsidiaries are investment companies under the Investment Company Act. However, there can be no assurance that we and our subsidiaries will be able to successfully avoid registering as an investment company. See “Item 1 Business—Operating and Regulatory Structure—Investment Company Act Considerations.”

We presently intend to conduct our business primarily through our wholly owned subsidiaries. Thus, we believe we are not an investment company under Section 3(a)(1)(A) of the Investment Company Act because we do not engage primarily or hold our self out as being engaged primarily in the business of investing, reinvesting or trading in securities; rather, we will be primarily engaged in the business of owning and operating our subsidiaries. Similarly, we intend to conduct our operations so that we do not come within the definition of an investment company under Section 3(a)(1)(C) of the Investment Company Act because more than 60% of our assets, exclusive of cash and U.S. government securities, will consist of ownership interests in wholly owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We expect that the majority of our business will be conducted through our primary subsidiary. To the extent that, on an unconsolidated basis the value of its investment securities, which may include subsidiaries that must rely on Section 3(c)(1) or Section 3(c)(7), exceeds 40% of the value of its total assets, exclusive of cash and U.S. government securities, then we believe that it will not be deemed an investment company because it will be able to rely on Section 3(c)(6) of the Investment Company Act. It will in turn primarily engage in the origination, acquisition, financing of a portfolio of primarily real estate debt investments through subsidiaries of its own, the majority of which will be able to individually rely upon Section 3(c)(5)(C). Accordingly, because we will own 100% of the outstanding voting securities of the subsidiary, we believe that we will not be deemed an investment company under Section 3(a)(1)(A) or 3(a)(1)(C) of the Investment Company Act so long as it is able to maintain its exemption under Section 3(c)(6). Additionally, if the Company in the future directly invests in real estate-related debt securities rather than indirectly through our subsidiaries, we may also rely on Section 3(c)(6) of the Investment Company Act.

Section 3(c)(6) of the Investment Company Act excepts from the definition of investment company any company primarily engaged, directly or through majority-owned subsidiaries, in one or more of the businesses described in paragraphs (3), (4) and (5) of Section 3(c), or in one or more such businesses (from which not less than 25% of such company’s gross income during its last fiscal year was derived) together with an additional business or businesses other than investing, reinvesting, owning, holding or trading in securities. In the context of a parent company conducting its business through its majority owned subsidiaries relying upon the Section 3(c)(5)(C) exclusion, we interpret the “primarily engaged” element of the 3(c)(6) exclusion to generally depend on where the parent deploys its assets and on where the parent derives its income.

Section 3(c)(5)(C) is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exception generally requires that, for purposes of Section 3(c)(5)(C), at least 55% of a portfolio must be comprised of “Qualifying Interests” and at least 80% of its portfolio must be comprised of Qualifying Interests and “Real Estate-Related Interests” (and no more than 20% comprised of non-qualifying or non-real estate-related assets).

As a consequence of our subsidiaries seeking to maintain compliance with Sections 3(c)(6) or Section 3(c)(5)(C) of the Investment Company Act on an ongoing basis, our subsidiaries may be restricted from making certain investments or may structure investments in a manner that would be less advantageous to us than would be the case in the absence of such requirements. In particular, a change in the value of any of our assets could negatively affect our ability to maintain an exclusion from registration under the Investment Company Act and cause the need for a restructuring of our investment portfolio.

For example, these restrictions may limit our subsidiaries’ ability to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of senior loans, debt and equity tranches of securitizations and certain asset-backed securities, non-controlling equity interests in real estate companies or in assets not related to real estate. We and our subsidiaries may, however, invest in such securities to a certain extent so long as we maintain compliance with the applicable tests.

In addition, seeking to maintain an exclusion from registration under the Investment Company Act may cause us and/or our subsidiaries to acquire or hold additional assets that we might not otherwise have acquired or held or dispose of investments that we and/or our subsidiaries might not have otherwise disposed of, which could result in higher costs or lower proceeds to us than we would have paid or received if we were not seeking to comply with such requirements. Thus, maintaining an exclusion from registration under the Investment Company Act may hinder our ability to operate solely on the basis of maximizing profits.

We assess our subsidiaries’ compliance with Section 3(c)(5)(C) by reference to SEC staff no-action positions and other guidance. No-action positions are based on specific factual situations that may be substantially different from the factual situations our subsidiaries may face, and a number of the no-action positions relevant to our business were issued more than twenty years ago. There may be no guidance from the SEC staff that applies directly to our factual situations and as a result we may have to apply SEC staff guidance that relates to other factual situations by analogy. No assurance can be given that the SEC or its staff will concur with our classification of our assets. In addition, the SEC or its staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of the Investment Company Act, including for purposes of our subsidiaries’ compliance with the exclusion provided in Section 3(c)(5)(C) of the Investment Company Act. There is no guarantee that we will be able to adjust our assets in the manner required to maintain an exclusion from registration under the Investment Company Act and any adjustment in our strategy or assets could have a material adverse effect on us.

To the extent that the SEC or its staff provide new specific guidance the exemptions under Section 3(c)(5)(C) or 3(c)(6) of the Investment Company Act, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

We depend on the Advisors to develop appropriate systems and procedures to control operational risk.

Operational risks arising from mistakes made in the confirmation or settlement of transactions, from transactions not being properly booked, evaluated or accounted for or other similar disruption in our operations may cause us to suffer financial losses, the disruption of our business, liability to third parties, regulatory intervention or damage to our reputation. We depend on the Advisors and their affiliates to develop the appropriate systems and procedures to control operational risk. We rely heavily on the Advisors’ financial, accounting and other data processing systems. The ability of our systems to accommodate transactions could also constrain our ability to properly manage our portfolio. Generally, the Advisors will not be liable for losses incurred due to the occurrence of any such errors. The personnel of the Advisors are engaged in other business activities, which could distract them, divert their time and attention such that they could no longer dedicate a significant portion of their time to our businesses or otherwise slow our rate of investment. Any failure to manage our business and our future growth effectively could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Operational risks, including the risk of cyberattacks, may disrupt our businesses, result in losses or limit our growth.

We rely heavily on our and BlackRock and Monticello’s financial, accounting, treasury, communications and other data processing systems. Such systems may fail to operate properly or become disabled as a result of tampering or a breach of the network security systems or otherwise. In addition, such systems are from time to time subject to cyberattacks, which may continue to increase in sophistication and frequency in the future. Attacks on the Advisors’ and their affiliates and their portfolio companies’ and service providers’ systems could involve, and in some instances, have in the past involved attempted attacks that are intended to obtain unauthorized access to our proprietary information or personal identifying information of our shareholders, destroy data or disable, degrade or sabotage our systems, through the introduction of computer viruses or other malicious code.

Cyber security incidents and cyber-attacks have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future. Our information and technology systems as well as those of BlackRock and Monticello, their portfolio entities and other related parties, such as service providers, may be vulnerable to damage or interruptions from cyber security breaches, computer viruses, network failures, computer and telecommunication failures, infiltration by unauthorized persons and other security breaches, usage errors by their respective professionals or service providers, power, communications or other service outages and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes. Cyberattacks and other security threats could originate from a wide variety of sources, including cyber criminals, nation state hackers, hacktivists and other outside parties. There has been an increase in the frequency and sophistication of the cyber and security threats BlackRock and Monticello face, with attacks ranging from those common to businesses generally to those that are more advanced and persistent, which may target BlackRock and Monticello because BlackRock and Monticello hold a significant amount of confidential and sensitive information about their investors, their portfolio companies and potential investments. As a result, BlackRock and Monticello may face a heightened risk of a security breach or disruption with respect to this information. If successful, these types of attacks on BlackRock and Monticello’s network or other systems could have a material adverse effect on our business and results of operations, due to, among other things, the loss of investor or proprietary data, interruptions or delays in the operation of our business and damage to our reputation. There can be no assurance that measures BlackRock and Monticello take to ensure the integrity of its systems will provide protection, especially because cyberattack techniques used change frequently or are not recognized until successful.

If unauthorized parties gain access to such information and technology systems, they may be able to steal, publish, delete or modify private and sensitive information including nonpublic personal information related to shareholders (and their beneficial owners) and material nonpublic information. Although BlackRock and Monticello have implemented, and their portfolio entities and service providers may implement various measures to manage risks relating to these types of events, such systems could prove to be inadequate and, if compromised, could become inoperable for extended periods of time, cease to function properly or fail to adequately secure private information. BlackRock and Monticello do not control cyber security plans and systems put in place by third party service providers, and such third party service providers may have limited indemnification obligations to BlackRock and Monticello, their portfolio entities and us, each of which could be negatively impacted as a result. Breaches such as those involving covertly introduced malware, impersonation of authorized users and industrial or other espionage may not be identified even with sophisticated prevention and detection systems, potentially resulting in further harm and preventing them from being addressed appropriately. The failure of these systems or of disaster recovery plans for any reason could cause significant interruptions in BlackRock and Monticello’s, their affiliates’, their portfolio entities’ or our operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to shareholders, material nonpublic information and the intellectual property and trade secrets and other sensitive information in the possession of BlackRock, Monticello and portfolio entities. We, BlackRock, Monticello or a portfolio entity could be required to make a significant investment to remedy the effects of any such failures, harm to their reputations, legal claims that they and their respective affiliates may be subjected to, regulatory action or enforcement arising out of applicable privacy and other laws, adverse publicity and other events that may affect their business and financial performance.

In addition, BlackRock and Monticello operate in businesses that are highly dependent on information systems and technology. The costs related to cyber or other security threats or disruptions may not be fully insured or indemnified by other means. In addition, cybersecurity has become a top priority for regulators around the world. Many jurisdictions in which BlackRock and Monticello operate have laws and regulations relating to data privacy, cybersecurity and protection of personal information, including the California Consumer Privacy Act in the State of California. Some jurisdictions have also enacted laws requiring companies to notify individuals of data security breaches involving certain types of personal data. Breaches in security could potentially jeopardize BlackRock or Monticello, their employees’ or our investors’ or counterparties’ confidential and other information processed and stored in, and transmitted through BlackRock and Monticello’s computer systems and networks, or otherwise cause interruptions or malfunctions in its, its employees’, our investors’, our counterparties’ or third parties’ operations, which could result in significant losses, increased costs, disruption of BlackRock and Monticello’s business, liability to our investors and other counterparties, regulatory intervention or reputational damage.

If BlackRock or Monticello fail to comply with the relevant laws and regulations, it could result in regulatory investigations and penalties, which could lead to negative publicity and may cause our investors or BlackRock or Monticello fund investors and clients to lose confidence in the effectiveness of our or BlackRock and Monticello’s security measures.

Finally, a disaster or a disruption in the infrastructure that supports our business, including a disruption involving electronic communications or other services used by us or third parties with whom we conduct business, or directly affecting our headquarters, could have a material adverse impact on our ability to continue to operate our business without interruption. BlackRock and Monticello’s disaster recovery programs may not be sufficient to mitigate the harm that may result from such a disaster or disruption. In addition, insurance and other safeguards might only partially reimburse us for our losses, if at all.

Uncertainty with respect to the financial stability of the United States could have a significant adverse effect on our business, financial condition and results of operations.

Our investment strategy depends on the real estate industry generally, which in turn depends on broad economic conditions in the United States and, to the extent our investments are secured by real estate located outside of the United States, elsewhere. Recently, concerns over global economic conditions, energy and commodity prices, geopolitical issues and military conflicts, inflation, Federal Reserve short term rate decisions, actual or perceived instability in the U.S. banking system, foreign exchange rates, the availability and cost of credit, the sovereign debt crisis, the U.S. mortgage market and a potentially weakening real estate market in the United States have contributed to increased economic uncertainty and diminished expectations for the global economy. These factors, combined with volatile prices of oil and the potential for declining business and consumer confidence, may precipitate an economic slowdown, as well as cause extreme volatility in security prices. Global economic and political headwinds, along with global market instability and the risk of maturing debt that may have difficulties being refinanced, may continue to cause periodic volatility in the real estate market for some time. Adverse conditions in the real estate industry negatively impact our returns by, among other factors, the tightening of the credit markets, decline in the value of underlying real estate assets, and continuing credit and liquidity concerns, among other potential risks.

Misconduct of employees of the Advisors, their affiliates or third-party service providers could cause significant losses to us.

Misconduct or misrepresentations by employees of the Advisors, their affiliates or third-party service providers could cause significant losses to the Company. Employee misconduct may include binding the Company to transactions that exceed authorized limits or present unacceptable risks and unauthorized trading activities, concealing unsuccessful trading activities (which, in any case, may result in unknown and unmanaged risks or losses) or making misrepresentations regarding any of the foregoing. Losses could also result from actions by third-party service providers, including, without limitation, failing to recognize trades and misappropriating assets. In addition, employees and third-party service providers may improperly use or disclose confidential information, which could result in litigation or serious financial harm, including limiting the Company’s business prospects or future marketing activities. Despite due diligence efforts, misconduct and intentional misrepresentations may be undetected or not fully comprehended, thereby potentially undermining the Advisors’ due diligence efforts. No assurance can be given that the due diligence performed by the Advisors will identify or prevent any such misconduct. Investors generally do not have a direct ability to enforce provisions of the agreements negotiated with the Company’s service providers, including, without limitation, the Advisors, the Independent Valuation Advisor or the independent auditor. In the event that the actions or omissions of any of the Company’s service providers were to result in an adverse impact on shareholders, this may give rise to contractual rights for the Company, however, any such rights would need to be exercised by the Company on behalf its shareholders as a whole.

We may face limits on our ability to leverage the Advisors’ knowledge base.

The Company intends to leverage the diverse strength of BlackRock’s and Monticello’s knowledge-base in enhancing its investment expertise across regions, sectors and individual companies and believes that this information advantage is a key competitive strength. However, the sharing of information is subject to law and BlackRock’s and Monticello’s policies regarding access to and the sharing of confidential information, and the perceived benefit to the Company of such information sharing might be reduced and/or eliminated if, as a result of BlackRock’s or Monticello’s policies or any applicable legal, tax, regulatory, commercial, contractual, operational or other considerations, the sharing of information is restricted and/or prevented.

Risks Related to Our Investments

Our loans and other investments expose us to risks associated with debt-oriented real estate investments generally.

We seek to invest primarily in real estate debt investments, including senior mortgage loans, subordinated debt and other similar investments. As such, we are subject to, among other things, risk of defaults by borrowers in paying debt service on outstanding indebtedness and to other impairments of our loans and investments. Any deterioration of real estate fundamentals generally could negatively impact our performance by making it more difficult for borrowers of our mortgage loans, or borrower entities, to satisfy their debt payment obligations, increasing the default risk applicable to borrower entities, and/or making it more difficult for us to generate attractive risk-adjusted returns. Changes in general economic conditions will affect the creditworthiness of borrower entities and/or the value of underlying real estate collateral relating to our investments and may include economic and/or market fluctuations, changes in environmental, zoning and other laws, casualty or condemnation losses, regulatory limitations on rents, decreases in property values, changes in the appeal of properties to tenants, changes in supply and demand of real estate products, fluctuations in real estate fundamentals, the financial resources of borrower entities, energy supply shortages, various uninsured or uninsurable risks, natural disasters, climate-related risks, pandemics or outbreaks of contagious disease, political events, terrorism and acts of war, outbreak of wars and military conflicts, changes in government regulations, changes in monetary policy, changes in real property tax rates and/or tax credits, changes in operating expenses, changes in interest rates, changes in inflation rates, changes in the availability of debt financing and/or mortgage funds which may render the sale or refinancing of properties difficult or impracticable, increased mortgage defaults, increases in borrowing rates, changes in consumer spending, negative developments in the economy and/or adverse changes in real estate values generally and other factors that are beyond our control. This risk may be magnified in the case of the more recent conflicts between Israel and Hamas, and the ongoing conflict between Russia and Ukraine, due to the significant sanctions and other restrictive actions taken against Russia by the U.S. and other countries, as well as the cessation of all business in Russia by many global companies. In addition, recent concerns about the real estate market, rising interest rates, inflation, energy costs and geopolitical issues have contributed to increased volatility and diminished expectations for the economy and markets going forward.

We cannot predict the degree to which economic conditions generally, and the conditions for real estate debt investing in particular, will improve or decline. Any declines in the performance of the U.S. and global economies or in the real estate debt markets could have a material adverse effect on our business, financial condition, and results of operations.

The lack of liquidity in our investments may adversely affect our business.

The lack of liquidity of our real estate debt investments and other illiquid investments may make it difficult for us to sell such investments if the need or desire arises. Many of the securities we purchase are not registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or their disposition, except in a transaction that is exempt from the registration requirements of, or otherwise in accordance with, those laws. In addition, certain investments such as subordinate participation interests, mezzanine loans and bridge and other loans are also particularly illiquid investments due to their short life, their potential unsuitability for securitization and/or the greater difficulty of recovery in the event of a borrower default. In addition, certain of our investments may become less liquid after our investment as a result of periods of delinquencies or defaults or turbulent market conditions, including due to current market conditions and exacerbated market volatility, which may make it more difficult for us to dispose of such assets at advantageous times or in a timely manner. As a result, many of our current investments are, and our future investments will be, illiquid and if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments. Further, we may face other restrictions on our ability to liquidate an investment in a business entity to the extent that we or our Advisors have or could be attributed with material non-public information regarding such business entity. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.

Prepayment rates may adversely affect the value of our investment portfolio.

We are subject to the risk that the issuer of a security or borrower under a loan may exercise its option to prepay principal earlier than scheduled, forcing us to reinvest the proceeds from such prepayment in lower yielding securities or loans, which may result in a decline in our return. Debt investments frequently have call features that allow the issuer to redeem the security at dates prior to its stated maturity at a specified price (typically greater than par) only if certain prescribed conditions are met. An issuer may choose to redeem a debt security if, for example, the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. Any such prepayments of our securities or loans could adversely impact our results of operations and financial condition.

Difficulty in redeploying the proceeds from repayments of our loans and investments may cause our financial performance and returns to investors to suffer.

As our loans and investments are repaid, we will have to redeploy the proceeds we receive into new loans and investments. It is possible that we will fail to identify reinvestment options that would provide returns or a risk profile that is comparable to the asset that was repaid. If we fail to redeploy the proceeds we receive from repayment of a loan in equivalent or better alternatives, our financial performance and returns to investors could suffer.

The mortgage loans in which we may invest and the mortgage loans underlying the mortgage securities in which we may invest are subject to delinquency, foreclosure and loss, which could result in losses to us.

Real estate debt investments are generally secured by commercial properties and are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things: tenant mix, property management decisions, including with respect to capital improvement, particularly in older building structures, property location and condition, competition from comparable types of properties offering the same or similar services, tenant bankruptcies, success of tenant businesses, changes in laws that increase operating expenses or limit rents that may be charged, changes in interest rates, foreign exchange rates, and in the state of the credit and securitization markets and the debt and equity capital markets, including diminished availability or lack of debt financing for commercial real estate, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in real estate tax rates, tax credits and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, natural disasters, terrorism, social unrest and civil disturbances, and adverse changes in zoning laws.

In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations and limit amounts available for distribution to our shareholders. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process, which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan.

In addition, we are exposed to the risk of judicial proceedings with our borrowers and entities we invest in, including bankruptcy or other litigation, as a strategy to avoid foreclosure or enforcement of other rights by us as a lender or investor. In the event that any of the properties or entities underlying or collateralizing our loans or investments experiences or continues to experience any of the other foregoing events or occurrences, the value of, and return on, such investments could be reduced, which would adversely affect our results of operations and financial condition.

The trend for seniors to delay moving to senior living communities until they require greater care or to forgo moving to senior living communities altogether could have a material adverse effect on our business, financial condition and results of operations.

Seniors have been increasingly delaying their moves to senior living communities until they require greater care or forgoing moving to senior living communities altogether, and some of the senior living communities we own are independent living communities which require residents to be capable of relatively high degrees of independence. These trends may continue and other factors, such as seniors’ and their families’ concerns regarding the impact on seniors of infectious diseases, virus transmissions or other public health safety conditions, may intensify those trends in the future, as may current economic conditions, such as economic downturns or a possible recession, weak housing market conditions, high interest rates, prolonged high inflation and stock market volatility. Further, rehabilitation therapy and other services are increasingly being provided to seniors on an outpatient basis or in seniors’ personal residences in response to market demand and government regulation, which may increase the trend for seniors to delay moving to senior living communities. Such delays may cause decreases in occupancy rates and increases in resident turnover rates at the senior living communities of our borrowers. Moreover, seniors may have greater care needs and require higher acuity services, which may increase costs at our senior living communities, expose our borrowers or operators engaged by our borrowers to additional liability or result in lost business and shorter stays at our senior living communities if our borrowers or operators engaged by our borrowers are not able to provide the requisite care services or fail to adequately provide those services. Further, if we or our borrowers or operators engaged by our borrowers fail to successfully act upon and address these and other trends and changes in seniors’ needs and preferences, we or they may be unable to offset associated lost revenues by growing other revenue sources, such as by offering new or increased service offerings to seniors, and the senior living communities of our borrowers may become unprofitable and the value of our senior living communities may decline.

Depressed U.S. housing market conditions and other factors may reduce the willingness or ability of seniors to relocate to the senior living communities of our borrowers.

Downturns or stagnation in the U.S. housing market could adversely affect the ability, or perceived ability, of seniors to afford the senior living community entrance and resident fees of our borrowers, as prospective residents frequently use the proceeds from the sale of their homes to cover the cost of such fees. Historically, during periods of high interest rates, the U.S. housing market has experienced declines. If seniors have difficulty selling their homes, their ability to relocate to the senior living communities of our borrowers or finance their stays at the senior living communities of our borrowers with private resources could be adversely affected. Rising unemployment may also reduce the ability of family members to relocate seniors to senior living communities, and family members’ willingness and ability to offer free care may also affect seniors’ relocation to senior living communities. If these and other factors reduce seniors’ willingness or ability to relocate to the senior living communities of our borrowers, occupancy rates, revenues and cash flows at such communities and our results of operations could be negatively impacted.

Borrowers who are providers of seniors housing may depend on private pay sources, and events which adversely affect the ability of seniors to afford their resident fees (including downturns in the economy, housing market, consumer confidence, or the equity markets, increased inflation, and unemployment among resident family members) could cause their occupancy, revenues, results of operations, and cash flow to decline, which, in turn, may impair our borrower’s ability to repay principal and interest on our loans.

Costs to seniors associated with independent living, assisted living, and memory care communities are not generally reimbursable under government reimbursement programs such as Medicare and Medicaid. For many of our borrowers who are providers of seniors housing, only seniors with income or assets meeting or exceeding the comparable median in the regions where their communities are located typically can afford to pay their monthly resident fees. Economic downturns, increased inflation, softness in the housing market, higher levels of unemployment among resident family members, lower levels of consumer confidence, stock market volatility, and changes in demographics could adversely affect the ability of seniors to afford our borrowers’ resident fees. If our borrowers are unable to retain and attract seniors with sufficient income, assets, or other resources required to pay the fees associated with living in their facilities, their ability to repay loans may be impaired. Additionally, due to the competitive environment for new residents in the seniors housing industry, the adjustment could slow our occupancy recovery progress or result in a decrease in occupancy in our borrowers’ communities.

Changes in the reimbursement rates, methods, or timing of payment from government reimbursement programs could adversely affect our borrowers’ revenues, results of operations, and cash flow.

Our borrowers who are providers of seniors housing may rely on reimbursement from government programs for a portion of their revenues, including Medicare and Medicaid. We cannot provide assurance that reimbursement levels will not decrease in the future, which could adversely affect their revenues, results of operations, and cash flow, which in turn could adversely affect their ability to repay loans, which may have an adverse impact on the Company. Government efforts to reduce medical spending, along with broader healthcare reform, could result in major changes in the healthcare delivery and reimbursement systems on both the national and state levels, including a reduction in funds available for borrowers’ services or increases in their operating costs. Such reimbursement levels may not remain at levels comparable to present levels or may not be sufficient to cover the costs of our borrowers allocable to patients eligible for reimbursement.

Senior housing construction and development, lower industry occupancy, and increased competition, may have an adverse effect on our borrowers’ occupancy, revenues, results of operations, and cash flow.

The senior living industry is highly competitive. Our borrowers will compete with numerous organizations, including not-for-profit entities, that offer similar communities and services, community-based service programs, retirement communities, convalescent centers, and other senior living providers. In general, regulatory and other barriers to competitive entry in the independent living, assisted living, and memory care sectors of the senior living industry are not substantial. The industry has attracted additional investment resulting in increased construction and development of new senior housing supply in the last decade, prior to the start of the COVID-19 pandemic. In addition, the COVID-19 pandemic resulted in additional occupancy pressure for the senior living industry. While the industry recovers occupancy, certain competitors may price aggressively in order to capture market share. Consequently, our borrowers may encounter competition that could limit their ability to attract and retain residents and associates, raise or maintain resident fees, and expand their business, which could have a material adverse effect on their occupancy, revenues, results of operations, and cash flow, which in turn may have an adverse impact the Company.

The cost and difficulty of complying with increasing and evolving regulation and enforcement in respect of seniors housing could have an adverse effect on our borrowers’ business, results of operations, and cash flow, which may adversely impact the Company.

The regulatory environment surrounding the senior living industry continues to intensify in the number and type of laws and regulations affecting it, many of which vary from state to state. Many senior living communities are subject to regulation and licensing by state and local health and social service agencies and other regulatory authorities. In several of the states in which our borrowers operate, there are different levels of care that may be provided based on the level of licensure. Several of the states in which our borrowers operate, or intend to operate, assisted living and memory care communities, or skilled nursing facilities require a certificate of need before a community may be opened or the services at an existing community may be expanded. These regulatory requirements, and the increased enforcement thereof, could affect our borrowers’ ability to expand into new markets, to expand their services and communities in existing markets, and if any of their presently licensed communities were to operate outside of its licensing authority, may subject our borrowers to penalties including closure of the community.

Federal, state, and local officials are increasingly focusing their efforts on enforcement of these laws and regulations. Future regulatory developments as well as mandatory increases in the scope and severity of deficiencies determined by survey or inspection officials could cause our operations to suffer. We are unable to predict the future course of federal, state, and local legislation or regulation. If regulatory requirements increase, whether through enactment of new laws or regulations or changes in the enforcement of existing rules, our borrowers’ business, results of operations, and cash flow could be adversely affected, which could result in an adverse effect on our borrowers’ ability to repay loans.

The intensified regulatory and enforcement environment may impact our borrowers because of the increase in the number of inspections or surveys by governmental authorities and consequent citations for failure to comply with regulatory requirements. Our borrowers may also expend considerable resources to respond to federal and state investigations or other enforcement action. The reviewing agency may have the authority to take further action against a licensed or certified community, which could result in the imposition of fines, imposition of a provisional or conditional license, suspension or revocation of a license, suspension or denial of admissions or denial of payment for admissions, loss of certification as a provider under federal reimbursement programs, or imposition of other sanctions, including criminal penalties. Furthermore, certain states may allow citations in one community to impact other communities in the state. Revocation or suspension of a license, or a citation, at a given community could therefore impact our ability to obtain new licenses or to renew existing licenses at other communities. The failure to comply with applicable legal and regulatory requirements could result in a material adverse effect to our borrowers’ businesses as a whole, and may result in an adverse impact on their ability to repay loans.

There are various extremely complex federal and state laws governing a wide array of referrals, relationships, and arrangements and prohibiting fraud by healthcare providers, including those in the senior living industry, and governmental agencies are devoting increasing attention and resources to such anti-fraud initiatives. The violation of any of these laws or regulations may result in the imposition of fines or other penalties that could increase our borrowers’ costs and otherwise jeopardize their businesses.

Multifamily residential investments may subject us to additional risk.

The Company may invest loans or other debt investments secured by multifamily residential investments, the performance of which is subject to many of the risks associated with owning and operating other types of real estate. In addition, competition in the residential real estate marketplace is strong. There are numerous housing alternatives which compete with multifamily properties in attracting residents. These include other multifamily condominium and rental apartments, and single-family homes that are available for purchase or rent in the relevant market. A large number of factors may adversely affect the value and successful operation of a multifamily property, including, but not limited to: physical attributes of the apartment building, such as its age, condition, design, appearance, access to transportation, and construction quality; location of the property, for example, a change in the neighborhoods over time; ability of management to provide adequate maintenance and insurance; rising insurance and property tax costs; the lack of availability of insurance in certain regions or markets; the types of services or amenities that the property provides; the property’s reputation; the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing; presence of competing properties; the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base; governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility; adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels; federal, state, and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and government assistance/rent subsidy programs. If the demand for multifamily properties is reduced, or if competitors develop and/or acquire competing properties on a more cost-effective basis, the underlying value of such investments may be adversely affected, which may in turn affect the borrower’s ability to repay our loan (which could lead to an impairment in our loan).

In addition, certain jurisdictions regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of lawsuits under various “Landlord and Tenant Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few jurisdictions may offer more significant protection. For example, there may be provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building. In addition to state regulation of the landlord-tenant relationship, numerous towns and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. These factors, among others, may adversely affect the borrower’s ability to repay our loans.

We may need to foreclose on certain of the loans we originate or acquire, which could result in losses that harm our results of operations and financial condition.

We may find it necessary or desirable to foreclose on certain of the loans we originate or acquire, and the foreclosure process may be lengthy and expensive. If we foreclose on an asset, we may take title to the property securing that asset, and if we do not or cannot sell the property, we would then come to own and operate it as “real estate owned.” Owning and operating real property involves risks that are different (and in many ways more significant) than the risks faced in owning an asset secured by that property. The costs associated with operating and redeveloping a property, including any operating shortfalls and significant capital expenditures, could materially and adversely affect our results of operations, financial conditions and liquidity. In addition, we may end up owning a property that we would not otherwise have decided to acquire directly at the price of our original investment or at all, and the liquidation proceeds upon sale of the underlying real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us.

Whether or not we have participated in the negotiation of the terms of any such loans, we cannot assure you as to the adequacy of the protection of the terms of the applicable loan, including the validity or enforceability of the loan and the maintenance of the anticipated priority and perfection of the applicable security interests. Furthermore, claims may be asserted by lenders or borrowers that might interfere with enforcement of our rights. Borrowers may resist foreclosure actions by asserting numerous claims, counterclaims and defenses against us, including, without limitation, lender liability claims and defenses, even when the assertions may have no basis in fact, in an effort to prolong the foreclosure action and seek to force the lender into a modification of the loan or a favorable buy-out of the borrower’s position in the loan. Foreclosure actions in some U.S. states can take several years or more to litigate and may also be time consuming and expensive to complete in other U.S. states and foreign jurisdictions in which we do business. At any time prior to or during the foreclosure proceedings, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure actions and further delaying the foreclosure process, and could potentially result in a reduction or discharge of a borrower’s debt. Foreclosure may create a negative public perception of the related property, resulting in a diminution of its value. Even if we are successful in foreclosing on a loan, the liquidation proceeds upon sale of the underlying real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us. Furthermore, any costs or delays involved in the foreclosure of the loan or a liquidation of the underlying property will further reduce the net sale proceeds and, therefore, increase any such losses to us.

Delays in liquidating defaulted investments could reduce our investment returns.

The occurrence of a default on a real estate debt investment could result in our taking title to collateral. However, we may not be able to take title to and sell the collateral securing the loan quickly. Taking title to collateral can be an expensive and lengthy process that could have a negative effect on the return on our investment. Borrowers often resist when lenders, such as us, seek to take title to collateral by asserting numerous claims, counterclaims and defenses, including but not limited to lender liability claims, in an effort to prolong the foreclosure action. In some states, taking title to collateral can take several years or more to resolve. At any time during a foreclosure proceeding, for instance, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure action and further delaying the foreclosure process. The resulting time delay could reduce the value of our investment in the defaulted loans. Furthermore, an action to take title to collateral securing a loan is regulated by state statutes and regulations and is subject to the delays and expenses associated with lawsuits if the borrower raises defenses, counterclaims or files for bankruptcy. In the event of default by a borrower, these restrictions, among other things, may impede our ability to take title to and sell the collateral securing the loan or to obtain proceeds sufficient to repay all amounts due to us on the loan. In addition, we may be forced to operate any collateral for which we take title for a substantial period of time, which could be a distraction for the Advisors and may require us to pay significant costs associated with such collateral. We may not recover any of our investment even if we take title to collateral.

Interest rate fluctuations could reduce our ability to generate income on our investments and may cause losses.

Changes in interest rates will affect our net interest income, which is the difference between the interest income we earn on our interest-earning investments and the interest expense we incur in financing these investments. Changes in the level of interest rates also may affect our ability to originate and acquire assets, the value of our assets and our ability to realize gains from the disposition of assets. Changes in interest rates may also affect borrower default rates. In a period of rising interest rates, our interest expense could increase, while the interest we earn on our fixed-rate debt investments would not change, adversely affecting our profitability. Our operating results depend in large part on differences between the income from our assets, net of credit losses, and our financing costs. We anticipate that for any period during which our assets are not match-funded, the income from such assets will respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates may significantly influence our net income. Interest rate fluctuations resulting in our interest expense exceeding interest income would result in operating losses for us.

The due diligence process that the Advisors undertake in regard to investment opportunities may not reveal all facts that may be relevant in connection with an investment and if the Advisors incorrectly evaluates the risks of our investments we may experience losses.

Before making investments for us, the Advisors conduct due diligence that it deems reasonable and appropriate based on the facts and circumstances relevant to each potential investment. When conducting due diligence, the Advisors may be required to evaluate important and complex issues, including but not limited to those related to business, financial, tax, accounting, environmental, social and governance (“ESG”), legal, and regulatory and macroeconomic trends. Outside consultants, legal advisors, accountants and investment banks may be involved in the due diligence process in varying degrees depending on the type of potential investment. Selecting and evaluating material ESG factors is subjective by nature, and there is no guarantee that the criteria utilized or judgment exercised by the Advisors or a third-party ESG specialist (if any) will reflect the beliefs, values, internal policies or preferred practices of any particular investor or align with the beliefs or values or preferred practices of other asset managers or with market trends. The materiality of sustainability risks and impacts on an individual potential investment or portfolio as a whole are dependent on many factors, including the relevant industry, country, asset class and investment style. The Advisors’ loss estimates may not prove accurate, as actual results may vary from estimates. If the Advisors underestimate the asset-level losses relative to the price we pay for a particular investment, we may experience losses with respect to such investment.

Moreover, investment analyses and decisions by the Advisors may frequently be required to be undertaken on an expedited basis to take advantage of investment opportunities. In such cases, the information available to the Advisors at the time of making an investment decision may be limited, and they may not have access to detailed information regarding such investment. Further, some matters covered by the Advisors’ diligence, such as ESG, are continuously evolving and the Advisors may not accurately or fully anticipate such evolution. There has been recent regulatory focus on the marketing of socially conscious investment strategies and the methodology used to evaluate ESG, which has resulted in fines and penalties related to insufficient assessment processes around the marketing of investments marketed as ESG. Therefore, it may be the case that the Advisors may not possess complete knowledge of all circumstances that may adversely affect such investment.

The properties securing our real estate investments may be subject to unknown liabilities, including liabilities resulting from environmental hazards, that could affect the value of these properties and as a result, our investments.

Collateral properties securing our real estate debt investments may be subject to unknown or unquantifiable liabilities that may adversely affect the value of our investments. Such defects or deficiencies may include title defects, title disputes, liens, servitudes or other encumbrances on the mortgaged properties. The discovery of such unknown defects, deficiencies and liabilities could affect the ability of our borrowers to make payments to us or could affect our ability to foreclose and sell the underlying properties, which could adversely affect our results of operations and financial condition.

Furthermore, to the extent we foreclose on properties with respect to which we have extended loans, we may be subject to environmental liabilities arising from such foreclosed properties. Under various U.S. federal, state and local laws, an owner or operator of real property may become liable for the costs of removal of certain hazardous substances released on its property. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. In addition, we could be subject to similar liabilities in applicable foreign jurisdictions.

If we foreclose on any properties underlying our investments, the presence of hazardous substances on a property may adversely affect our ability to sell the property and we may incur substantial remediation costs, therefore the discovery of material environmental liabilities attached to such properties could adversely affect our results of operations and financial condition.

If the Advisors overestimate the yields or incorrectly prices the risks of our investments, we may experience losses.

The Advisors, through their Valuation Committee, value our potential investments based on yields and risks, taking into account estimated future losses on the mortgage loans and the underlying collateral included in the securitization’s pools, and the estimated impact of these losses on expected future cash flows and returns. The Advisors’ loss estimates may not prove accurate, as actual results may vary from estimates. In the event that the Advisors underestimate the asset level losses relative to the price we pay for a particular investment, we may experience losses with respect to such investment.

Inflation risks may have an adverse impact on our returns.

Inflation and rapid fluctuations in inflation rates have had in the past, and may in the future have, negative effects on the economies and financial markets, which may in turn affect the markets in which we invest. Inflation in the United States remained elevated throughout 2024 and may continue to remain high in the future. While inflation has shown signs of moderating, it remains uncertain whether substantial inflation in the United States will be sustained over an extended period of time or have a significant effect on the United States or other economies. For example, wages and prices of inputs increase during periods of inflation, which can negatively impact returns on investments. Governmental efforts to curb inflation often have negative effects on the level of economic activity. Depending on the inflation assumptions relating to the cash flows anticipated from the assets underlying our investments, as well as the manner in which asset revenue is determined with respect to such asset, returns from assets may vary as a result of changes in the rate of inflation. There can be no assurance that inflation will not become a serious problem in the future and have an adverse impact on our returns.

Real estate valuation is inherently subjective and uncertain.

The valuation of real estate and therefore the valuation of any underlying security relating to loans made by us is inherently subjective due to, among other factors, the individual nature of each property, its location, the expected future rental revenues from that particular property, the effectiveness of the owner of the underlying real estate to execute its business plan and the valuation methodology adopted. As a result, the valuations of the real estate assets against which we make loans are subject to a degree of uncertainty and are made on the basis of assumptions and methodologies that may not prove to be accurate, particularly in periods of volatility, low transaction flow or restricted debt availability in the commercial or residential real estate markets.

Loans on properties in transition will involve a greater risk of loss than conventional mortgage loans.

We intend to invest in transitional loans to borrowers who are typically seeking relatively short-term capital to be used in an acquisition or rehabilitation of a property or to provide a newly-constructed property sufficient time to achieve stabilization. The typical borrower in a transitional loan has usually identified an undervalued asset that has been under-managed and/or is located in a recovering market. If the market in which the asset is located fails to improve according to the borrower’s projections, or if the borrower fails to improve the quality of the asset’s management and/or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the transitional loan, and we bear the risk that we may not recover all or a portion of our investment.

In addition, borrowers usually use the proceeds of a conventional mortgage to repay a transitional loan. Transitional loans therefore are subject to the risk of a borrower’s inability to obtain permanent financing or sufficient proceeds via property sale to repay the transitional loan and to the broader availability of conventional mortgages at amenable rates. In the event of any default under transitional loans that may be held by us, we bear the risk of loss of principal and non-payment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount and unpaid interest of the transitional loan. To the extent we suffer such losses with respect to these transitional loans, it could adversely affect our results of operations and financial condition.

Risks of cost overruns and noncompletion of renovations of properties in transition may result in significant losses.

The renovation, refurbishment or expansion of a property by a borrower involves risks of cost overruns and noncompletion. Estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate. Other risks may include rehabilitation costs exceeding original estimates, possibly making a project uneconomical, environmental risks, delays in legal and other approvals (e.g., for condominiums) and rehabilitation and subsequent leasing of the property not being completed on schedule. If such renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged reduction of net operating income and may not be able to make payments on our investment on a timely basis or at all, which could result in significant losses.

Investment ratings that we may use are relative and subjective.

In general, the ratings of nationally recognized rating organizations represent the opinions of these agencies as to the credit quality of securities that they rate. These ratings may be used by us as initial criteria for the selection of investments. Such ratings, however, are relative and subjective; they are not absolute standards of quality and do not evaluate the market value risk of the securities. It is also possible that a rating agency might not change its rating of a particular issue on a timely basis to reflect subsequent events.

Investments in non-conforming and non-investment grade rated loans or securities involve increased risk of loss.

We may originate and/or acquire investments that do not conform to conventional loan standards applied by traditional lenders and either are not rated or rated as non-investment grade by the rating agencies. The non-investment grade credit ratings for these assets typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. As a result, these investments have a higher risk of default and loss than investment grade rated assets. Any loss we incur may be significant and may reduce distributions to our shareholders and adversely affect the value of our common shares. There are no limits on the percentage of unrated or non-investment grade rated assets we may hold in our investment portfolio.

Any credit ratings assigned to our investments are subject to ongoing evaluations and revisions and we cannot assure you that those ratings will not be downgraded.

Some of our investments may be rated by Moody’s Investors Service, Inc., Fitch Ratings, Inc., S&P Global Ratings, DBRS, Inc. or Kroll Bond Rating Agency, Inc. Any credit ratings on our investments are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any such ratings will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. If rating agencies assign a lower-than-expected rating or reduce or withdraw, or indicate that they may reduce or withdraw, their ratings of our investments in the future, the value of these investments could significantly decline, which would adversely affect the value of our investment portfolio and could result in losses upon disposition or the failure of borrowers to satisfy their debt service obligations to us.

Our investments may be concentrated and are subject to risk of default.

We are not required to observe specific diversification criteria, except as may be set forth in the investment guidelines adopted by our board of trustees. Therefore, our investments in our target assets may at times be concentrated in certain property types that are subject to higher risk of foreclosure or secured by properties concentrated in a limited number of geographic locations. To the extent that our portfolio is concentrated in any one region or type of asset, downturns relating generally to such region or type of asset may result in defaults on a number of our investments within a short time period, which may reduce our net income and the value of our common shares and accordingly reduce our ability to make distributions to our shareholders. Further, within our Loan Portfolio, we intend to target loans that are primarily secured by multifamily and seniors housing properties, and therefore any downturn in the multifamily and senior housing sectors more generally may result in defaults on a number of our investments within a short time period.

Difficult conditions in the mortgage and real estate markets may cause us to experience market losses related to our holdings.

Our results of operations are materially affected by conditions in the real estate markets, the financial markets and the economy generally. Concerns about the real estate market, inflation, energy costs, geopolitical issues and the availability and cost of credit, have contributed to increased volatility and diminished expectations for the economy and markets going forward. Deterioration in the real estate market may cause us to experience losses related to our assets and to sell assets at a loss. Declines in the market values of our investments may adversely affect our results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our shareholders.

We operate in a highly competitive market for investment opportunities and competition may limit our ability to originate and/or acquire desirable investments in our target assets and could also affect the pricing of these assets.

We operate in a highly competitive market for lending and investment opportunities. Our profitability depends, in large part, on our ability to originate and/or acquire our target assets at attractive prices. In originating or acquiring our target assets, we compete with a variety of institutional investors, including other REITs, commercial and investment banks, specialty finance companies, public and private funds, commercial finance and insurance companies and other financial institutions. Many of our competitors are substantially larger and have considerably greater financial, technical, marketing and other resources than we do. Several other REITs have recently raised significant amounts of capital, and may have investment objectives that overlap with ours, which may create additional competition for investment opportunities. Some competitors may have a lower cost of funds and access to funding sources that may not be available to us, such as funding from the U.S. government, if we are not eligible to participate in programs established by the U.S. government. Many of our competitors are not subject to the operating constraints associated with REIT tax compliance or maintenance of an exception from the definition of an investment company under the Investment Company Act. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, competition for originations of and investments in our target assets may lead to decreasing yields, which may further limit our ability to generate desired returns. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this competition, desirable investments in our target assets may be limited in the future and we may not be able to take advantage of attractive investment opportunities from time to time, as we can provide no assurance that we will be able to identify and make investments that are consistent with our investment objectives.

If we are unable to successfully integrate new assets or businesses and manage our growth, our results of operations and financial condition may suffer.

We may significantly increase the size and/or change the mix of our portfolio of assets. We may be unable to successfully and efficiently integrate newly-acquired or originated assets into our existing portfolio or otherwise effectively manage our assets or our growth effectively. In addition, increases in our portfolio of assets and/or changes in the mix of our assets may place significant demands on the Advisors’ administrative, operational, asset management, financial and other resources. Any failure to manage increases in size effectively could adversely affect our results of operations and financial condition.

The subordinate participation interests that we originate or acquire are subject to additional risks related to the privately negotiated structure and terms of the transaction, which may result in losses to us.

We may originate or acquire subordinate participation interests. A subordinate participation interest is a mortgage loan typically (i) secured by a first mortgage on a single large commercial property or group of related properties and (ii) subordinated to a senior participation interest secured by the same first mortgage on the same collateral. As a result, if a borrower defaults, there may not be sufficient funds remaining for a subordinate participation interest holder after payment to the senior participation interest holder. However, because each transaction is privately negotiated, subordinate participation interests can vary in their structural characteristics and risks. For example, the rights of holders of subordinate participation interests to control the process following a borrower default may vary from transaction to transaction. Further, subordinate participation interests typically are secured by a single property and so reflect the risks associated with significant concentration. Significant losses related to our subordinate participation interests would result in operating losses for us and may limit our ability to make distributions to our shareholders.

We may not be able to sell the senior participation interests that we originate or acquire, which may result in losses to us.

We or our affiliates may originate and fund a first mortgage loan with the intention of selling the senior participation interest (also referred to as an “A Note”) and retaining the subordinate participation interest (also referred to as a “B Note”) or mezzanine loan interest. We may elect to reduce our position in the whole loans through co-origination or senior participation interest sales, which will eliminate our exposure or liability associated with the senior interest of the loan. This structure allows for matched-term and generally non-recourse financing, without cross-collateralization. However, we may not be able to sell these senior participation interests, and as a result, we may exceed our desired concentration in a specific borrower, region or sector, and may incur losses as a result.

Mezzanine loans involve greater risks of loss than senior loans secured by income-producing properties.

We may invest in mezzanine loans, which sometimes take the form of subordinated loans secured by second mortgages on the underlying property or more commonly take the form of loans secured by a pledge of the ownership interests of either the entity owning the property or a pledge of the ownership interests of the entity that owns the interest in the entity owning the property. These types of assets involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because the loan may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher LTV ratios than conventional mortgage loans, resulting in less equity in the property and increasing the risk of loss of principal. Significant losses related to our mezzanine loans would result in operating losses for us and may limit our ability to make distributions to our shareholders.

Our Loan Portfolio investments are expected to be recorded at fair value and, as a result, there is uncertainty as to the value of these investments.

We expect that our Loan Portfolio investments will generally be in the form of positions or securities that are not publicly traded. The fair value of securities and other investments that are not publicly traded may not be readily determinable. In accordance with our valuation guidelines, some of our portfolio investments for which no secondary market exists will be valued based on, among other factors, consideration of unobservable inputs. Because such valuations are subjective, the fair value of certain of our assets may fluctuate over short periods of time and our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our common shares could be adversely affected if our determinations regarding the fair value of these investments were materially higher than the values that we ultimately realize upon their disposal.

We may experience a decline in the fair value of our assets.

A decline in the fair value of our assets would require us to recognize an unrealized loss against earnings for those assets that are recorded at fair value through earnings, or may trigger an impairment, credit loss or other charge against earnings under applicable U.S. GAAP for those assets that are not recorded at fair value through earnings if we expect that the carrying value of those assets will not be recoverable. Subsequent disposition or sale of such assets could further affect our future losses or gains depending on the actual proceeds received.

Any distressed loans or investments we make, or loans and investments that later become distressed, may subject us to losses and other risks relating to bankruptcy proceedings.

While our investment strategy focuses primarily on our real estate debt investments in “performing” real estate-related interests, our investment strategy may include making distressed investments from time to time (e.g., investments in defaulted, out-of-favor or distressed loans and debt securities) or may involve investments that become “non-performing” following our origination or acquisition thereof. Certain of our investments may, therefore, include specific securities of companies that typically are highly leveraged, with significant burdens on cash flow and, therefore, involve a high degree of risk of substantial or total losses on our investments and in certain circumstances, may become subject to certain additional potential liabilities that may exceed the value of our original investment therein. For example, under certain circumstances, a lender who has inappropriately exercised control over the management and policies of a debtor may have its claims subordinated or disallowed or may be found liable for damages suffered by parties as a result of such actions.

During an economic downturn or recession, securities of financially troubled or operationally troubled issuers are more likely to go into default than securities of other issuers. Securities of financially troubled issuers and operationally troubled issuers are less liquid and more volatile than securities of companies not experiencing financial difficulties. The market prices of such securities are subject to erratic and abrupt market movements and the spread between bid and ask prices may be greater than normally expected. Investment in the securities of financially troubled issuers and operationally troubled issuers involves a high degree of credit and market risk.

In certain limited cases (e.g., in connection with a workout, restructuring and/or foreclosing proceedings involving one or more of our debt investments), the success of our investment strategy with respect thereto will depend, in part, on our ability to effectuate loan modifications and/or restructures and improve the operations of our borrower entities. The activity of identifying and implementing any such restructuring programs entails a high degree of uncertainty. There can be no assurance that we will be able to successfully identify and implement such restructuring programs. Further, such modifications and/or restructuring may entail, among other things, a substantial reduction in the interest rate and substantial write-offs of the principal of such loan, debt securities or other interests. However, even if a restructuring were successfully accomplished, a risk exists that, upon maturity of such real estate loan, debt securities or other interests replacement “takeout” financing will not be available.

These financial difficulties may never be overcome and may cause borrowers to become subject to bankruptcy or other similar administrative and operating proceedings. There is a possibility that we may incur substantial or total losses on our investments and in certain circumstances, become subject to certain additional potential liabilities that may exceed the value of our original investment therein. For example, under certain circumstances, a lender who has inappropriately exercised control over the management and policies of a debtor may have its claims subordinated or disallowed or may be found liable for damages suffered by parties as a result of such actions. In any reorganization or liquidation proceeding relating to our investments, we may lose our entire investment, may be required to accept cash or securities with a value less than our original investment and/or may be required to accept payment over an extended period of time. In addition, under certain circumstances, payments to us and distributions by us to the shareholders may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, preferential payment or similar transaction under applicable bankruptcy and insolvency laws. Furthermore, bankruptcy laws and similar laws applicable to administrative proceedings may delay our ability to realize value on collateral for loan positions held by us or may adversely affect the priority of such loans through doctrines such as equitable subordination or may result in a restructure of the debt through principles such as the “cramdown” provisions of the bankruptcy laws.

There are increased risks involved with our construction lending activities.

We may invest in mortgage loans and mezzanine loans in which the underlying real property was under construction, which may expose us to increased lending risks (including the renovation of an existing structure). Construction lending generally is considered to involve a higher degree of risk of non-payment and loss than other types of lending due to a variety of factors, including the difficulties in estimating construction costs and anticipating construction delays (or governmental shut-downs of construction activity) and, generally, the dependency on timely, successful completion and the lease-up and commencement of operations post-completion. In addition, since such loans generally entail greater risk than mortgage loans collateralized by existing income-producing properties that do not require renovation, we may need to increase our allowance for loan losses in the future to account for the likely increase in probable incurred credit losses associated with such loans. Further, as the lender under a construction loan, we may be obligated to fund all or a significant portion of the loan at one or more future dates. We may not have the funds available at such future date(s) to meet our funding obligations under the loan. In that event, we would likely be in breach of the loan unless we are able to raise the funds from alternative sources, which we may not be able to achieve on favorable terms or at all.

If a borrower fails to complete the construction of a project or experiences cost overruns, there could be adverse consequences associated with the loan, including a decline in the value of the property securing the loan, a borrower claim against us for failure to perform under the loan documents if we choose to stop funding, increased costs to the borrower that the borrower is unable to pay, a bankruptcy filing by the borrower, and abandonment by the borrower of the collateral for the loan.

Our investments in CMBS are generally subject to losses.

Our investments in CMBS are subject to losses. In general, losses on a mortgaged property securing a mortgage loan included in a securitization will be borne first by the equity holder of the property, then by a cash reserve fund or letter of credit, if any, then by the holder of a mezzanine loan or subordinate participation interests, if any, then by the “first loss” subordinated security holder (generally, the subordinate participation interest buyer) and then by the holder of a higher-rated security. In the event of default and the exhaustion of any equity support, reserve fund, letter of credit, mezzanine loans or subordinate participation interests, and any classes of securities junior to those in which we invest, we will not be able to recover all of our investment in the securities we purchase. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related CMBS, there would be an increased risk of loss. The prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic downturns or individual issuer developments.

We may not control the special servicing of the mortgage loans included in the CMBS in which we invest, and, in such cases, the special servicer may take actions that could adversely affect our interests.

With respect to each series of CMBS in which we invest, overall control over the special servicing of the related underlying mortgage loans may be held by a directing certificate-holder, which is appointed by the holders of the most subordinate class of CMBS in such series. We may acquire classes of existing series of CMBS where we will not have the right to appoint the directing certificate-holder. In connection with the servicing of the specially serviced mortgage loans, the related special servicer may, at the direction of the directing certificate-holder, take actions that could adversely affect our interests.

With respect to certain mortgage loans included in our CMBS investments, the properties that secure the mortgage loans backing the securitized pool may also secure one or more related mortgage loans that are not in the CMBS, which may conflict with our interests.

Certain mortgage loans included in our CMBS investments may be part of a loan combination or split loan structure that includes one or more additional mortgaged loans (senior, subordinate or pari passu and not included in the CMBS investments) that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject mortgage loan. Pursuant to one or more co-lender or similar agreements, a holder, or a group of holders, of a mortgage loan in a subject loan combination may be granted various rights and powers that affect the mortgage loan in that loan combination, including: (i) cure rights; (ii) a purchase option; (iii) the right to advise, direct or consult with the applicable servicer regarding various servicing matters affecting that loan combination; or (iv) the right to replace the directing certificate-holder (without cause).

The Company’s claims may be subordinated to those of other creditors, which may have an adverse effect on the Company’s performance.

Although it is intended that the Company’s investments will generally be secured, the claims of the Company against a borrower in respect of an investment may in some instances be subordinated or subject to claims of other prior ranking creditors. In addition, certain creditors may be entitled to have their claims against the borrower satisfied out of the proceeds of enforcement of security over the assets of the borrower before payments of the claims of the Company out of such proceeds.

In the event a borrower defaults on a loan and the proceeds of enforcement are insufficient to satisfy the Company’s loan, the Company may suffer a loss of principal and/or interest. In the event a borrower declares bankruptcy or becomes insolvent, the Company may not have full recourse to the assets of the borrower, or such assets may not be sufficient to satisfy the loan. In addition, certain of the Company’s loans may not be protected by financial covenants or limitations upon additional indebtedness and/or may permit other pari passu or prior ranking debt or financial indebtedness of the borrower. If a borrower defaults on the Company’s loan or on debt or other financial indebtedness that ranks in priority to the Company’s loan, or in the event of a borrower bankruptcy or other insolvency, the Company’s loan will be satisfied only after such prior ranking debt is paid in full.

Some first lien loans may not necessarily have priority over all other debt of an issuer. For example, some first lien loans may permit other secured obligations (such as overdrafts, swaps or other derivatives made available by members of the syndicate to the company), or involve first liens only on specified assets of an issuer (e.g., excluding real estate). Issuers of first lien loans may have two tranches of first lien debt outstanding, each with first liens on separate collateral. Furthermore, any secured debt is secured only to the extent of its lien and only to the extent of underlying assets or incremental proceeds on already secured assets. Moreover, underlying assets are subject to credit, liquidity, and interest rate changes. Although the amount and characteristics of the underlying assets selected as collateral may allow the Company to withstand certain assumed deficiencies in payments occasioned by the borrower’s default, if any deficiencies exceed such assumed levels or if underlying assets are sold it is possible that the proceeds of such sale or disposition will not be equal to the amount of principal and interest owing to the Company in respect to its investment.

Where other financial indebtedness ranks pari passu or ahead of the Company’s loans, the ability of the Company to influence the borrower’s and/or a portfolio company’s affairs, especially during periods of financial distress or following an insolvency, may be substantially reduced. For example, under the terms of an intercreditor agreement, creditors that rank in priority are typically able to block or delay the acceleration of the debt that ranks behind those creditors or other exercises of a creditor’s rights until such time as that debt has been satisfied in full. In addition, the presence of intercreditor arrangements may limit the Company’s ability to amend its loan documents, assign the Company’s loans, accept repayments of principal or interest or prepayments, exercise its remedies (through “standstill periods”) and control decisions made in bankruptcy or insolvency proceedings relating to borrowers. Accordingly, the Company may not be able to take the steps necessary to protect its investments in a timely manner or at all and/or may not be able to recover some or all of its investment in which it obtains interests until the prior ranking creditors have been fully repaid.

In addition, the debt instruments in which the Company may invest may not be protected by financial covenants or limitations upon additional indebtedness, may have limited liquidity, and may not be rated by a credit rating agency. Debt securities are also subject to other creditor risks, including but not limited to (i) the possible invalidation of an investment transaction as a ‘fraudulent conveyance’ under relevant creditors’ rights laws, (ii) so-called lender liability claims by the issuer of the obligations, and (iii) environmental liabilities that may arise with respect to collateral securing the obligations.

In addition, the Company may not have the ability or the financial resources to acquire or discharge prior ranking claims in order to protect the Fund’s investment.

Dislocations, illiquidity and volatility in the market for commercial real estate as well as the broader financial markets could adversely affect the performance and value of commercial mortgage loans, the demand for CMBS and the value of CMBS investments.

Any significant dislocations, illiquidity or volatility in the real estate and securitization markets, including the market for CMBS, as well as global financial markets and the economy generally, could adversely affect our business and financial results. We cannot assure you that dislocations in the commercial mortgage loan market will not occur in the future.

Challenging economic conditions affect the financial strength of many commercial, multifamily and other tenants and result in increased rent delinquencies and decreased occupancy. Economic challenges may lead to decreased occupancy, decreased rents or other declines in income from, or the value of, commercial, multifamily and manufactured housing community real estate.

Declining commercial real estate values, coupled with tighter underwriting standards for commercial real estate loans, may prevent commercial borrowers from refinancing their mortgages, which results in increased delinquencies and defaults on commercial, multifamily and other mortgage loans. Declines in commercial real estate values also result in reduced borrower equity, further hindering borrowers’ ability to refinance in an environment of increasingly restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure. The lack of refinancing opportunities has impacted and could impact in the future, in particular, mortgage loans that do not fully amortize and on which there is a substantial balloon payment due at maturity, because borrowers generally expect to refinance these types of loans on or prior to their maturity date. Finally, declining commercial real estate values and the associated increases in LTV ratios would result in lower recoveries on foreclosure and an increase in losses above those that would have been realized had commercial property values remained the same or increased. Continuing defaults, delinquencies and losses would further decrease property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints and further declines in property values.

The CMBS in which we invest is subject to the risks of the mortgage securities market as a whole and risks of the securitization process.

The value of CMBS may change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole. CMBS is also subject to several risks created through the securitization process. Subordinate tranches of CMBS is paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes delinquent loans, there is a risk that the interest payment on subordinate CMBS will not be fully paid. Subordinate CMBS is also subject to greater credit risk than those CMBS that is more highly rated.

We are subject to the risks relating to increases in prepayment rates of debt underlying CMBS.

CMBS are indirectly subject to the risks associated with prepayments (including both voluntary prepayments by the borrowers and liquidations due to defaults and foreclosures) on mortgage loans.

In general, “premium” securities (securities whose market values exceed their principal or par amounts) are adversely affected by faster than anticipated prepayments, and “discount” securities (securities whose principal or par amounts exceed their market values) are adversely affected by slower than anticipated prepayments. Since many CMBS will be discount securities when interest rates are high and will be premium securities when interest rates are low, these CMBS may be adversely affected by changes in prepayments in any interest rate environment.

The adverse effects of prepayments may impact investments in at least two ways. First, particular investments may experience outright losses, as in the case of interest-only securities in an environment of faster actual or anticipated prepayments. Second, particular investments may under-perform relative to hedges that may have been constructed for these investments, resulting in a loss to us. In particular, prepayments (at par) may limit the potential upside of many CMBS to their principal or par amounts, whereas their corresponding hedges often have the potential for unlimited loss. In addition, in the case of “premium” securities, prepayments at par may result in losses.

We may sponsor, and purchase the more junior securities of, CLOs, CMBS and other asset-backed securities and such instruments involve significant risks, including that these securities receive distributions from such securities if they generate enough income to first pay all the investors holding senior tranches and expenses.

We may sponsor, and purchase the junior securities of, CLOs, CMBS and other asset-backed securities. Investors of such securities purchase specific tranches, or slices, of debt instruments that are secured or backed by a pool of loans. Debt classes have a specific seniority structure and priority of payments. For example, the most junior securities along with the preferred shares of a CLO are generally retained by the sponsor of the CLO and are usually entitled to all of the income generated by the pool of loans after the payment of debt service on all the more senior classes of debt and the payment of all expenses. Defaults on the pool of loans therefore first affect the most junior tranches. The subordinate tranches of debt may also experience a lower recovery and greater risk of loss, including risk of deferral or non-payment of interest than more senior tranches of the debt because they bear the bulk of defaults from the loans held in the security and serve to protect the other, more senior tranches from default in all but the most severe circumstances. Despite the protection provided by the subordinate tranches, even more senior tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, decline in market value due to market anticipation of defaults and aversion to CLO, CMBS and other asset-backed securities as a class. Further, the transaction documents relating to the issuance of such securities may impose eligibility criteria on the assets of the security, restrict the ability of the security’s sponsor to trade investments and impose certain portfolio-wide asset quality requirements. Finally, the credit risk retention rules of the SEC impose a retention requirement of 5% of the issued debt classes by the sponsor of the CLO. These criteria, restrictions and requirements may limit the ability of a sponsor (or collateral manager) to maximize returns on these securities.

In addition, CLOs, CMBS and other asset-backed securities are not actively traded and are relatively illiquid investments and volatility in trading markets may cause the value of these investments to decline. The market value of securities may be affected by, among other things, changes in the market value of the underlying loans, changes in the distributions on the underlying loans, defaults and recoveries on the underlying loans, capital gains and losses on the underlying losses (or foreclosure assets), prepayments on the underlying loans and the availability, prices and interest rate of underlying loans. Furthermore, the leveraged nature of each subordinated tranche may magnify the adverse impact on such class of changes in the value of the loans, changes in the distributions on the loans, defaults and recoveries on the loans, capital gains and losses on the loans (or foreclosure assets), prepayment on loans and availability, price and interest rates of the loans.

Our CLOs, CMBS and other asset-backed securities include certain interest coverage tests, overcollateralization coverage tests or other tests that, if not met, may result in a change in the priority of distributions, which may result in the reduction or elimination of distributions to the subordinate debt and equity tranches until the tests have been met or certain senior classes of securities have been paid in full. For example, even if no loan in the pool experiences a default, an appraisal reduction of a loan in the pool may cause the pool of loans in the applicable CLO, CMBS and other asset-backed securities not to meet certain of these tests. Accordingly, if such tests are not satisfied, we, as holders of the subordinate debt and equity interests in the applicable security, may experience a significant reduction in our cash flow from those interests.

Moreover, the reinvestment and replenishment period in one or more of our CLOs, CMBS and other asset-backed securities may be nearing the end of its term. Once the reinvestment and replenishment period has ended any repayments of a loan in the applicable security will require us to pay down the most senior debt in such security resulting in an increase in our cost of funds.

Furthermore, if any security that we sponsor or in which we hold interests fails to meet certain tests relevant to the most senior debt issued and outstanding by the issuer thereof, an event of default may occur under that security. If that occurs, (i) if we were serving as manager of such security, our ability to manage the security may be terminated and (ii) our ability to attempt to cure any defaults in such security may be limited, which would increase the likelihood of a reduction or elimination of cash flow and returns to us in such security for an indefinite time.

We may be subject to contingent liabilities.

Investors that invest in the Company at a time during which contingent liabilities are not accrued (or for which there is not a sufficient accrual) will invest in the Company at a higher NAV than had such liabilities been accrued at the time of the applicable investment. In addition, shareholders that request repurchase of their shares by the Company at a time during which contingent liabilities are accrued will receive from the Company repurchase proceeds at a lower NAV than if such liabilities had not been accrued at the time of the applicable repurchase. In the event that amounts associated with accrued contingent liabilities do not subsequently become payable and the amounts of the liabilities are reduced, causing the NAV of the Company to increase, the benefits of such increased NAV will accrue to shareholders who remain in the Company, and shareholders who previously had their shares repurchased will not receive additional compensation or otherwise share the benefit of such increase. Similarly, investors in the Company at the time when a non-accrued liability becomes payable will bear the entire amount of such liability, and the Company may be unable to recover amounts from shareholders who had their shares repurchased by the Company prior to the contingent liability becoming payable by the Company. Similar consequences as those described above may also occur when the Company under-accrues or over-accrues for such contingent liabilities.

Certain of the Company’s borrowers may depend on the grant, renewal or continuance in force of appropriate contracts, licenses, permits and regulatory approvals and consents.

Businesses in which the Company may invest may be dependent upon the grant, renewal or continuance in force of appropriate contracts, licenses, permits and regulatory approvals and consents which may be valid only for a defined time period, may be subject to limitations and may provide for withdrawal in certain circumstances. There can be no assurance that such contracts, licenses, permits and regulatory approvals and consents would be granted, renewed or continue in force, or if so, on what terms. These may be susceptible to revision or cancellation and legal redress may be uncertain or delayed. There can be no assurance that joint ventures, licenses, license applications or other legal arrangements will not be adversely affected by the actions of government authorities or others and the effectiveness of and enforcement of such arrangements cannot be assured. Any failure to obtain, renew or continue a license may have an adverse effect on borrowers, which may ultimately impair the Company’s performance.

Various jurisdictional licensing requirements will cause us to incur expenses and our failure to be properly licensed may have a material adverse effect on us and our operations.

We will be subject to the laws, rules and regulations of various federal, state, local and, if applicable, foreign government agencies regarding the origination, processing, underwriting, sale and servicing of mortgage loans. Non-bank companies are generally required to hold licenses in a number of U.S. states and foreign jurisdictions to conduct lending activities. These licensing statutes vary from jurisdiction to jurisdiction and prescribe or impose various recordkeeping requirements; restrictions on loan origination and servicing practices, including limits on interest rates, finance charges and the type, amount and manner of charging fees and prohibiting discrimination; disclosure requirements; requirements that licensees submit to periodic examination; surety bond and minimum specified net worth requirements; periodic financial reporting requirements; notification requirements for changes in principal officers, stock ownership or corporate control; restrictions on advertising; and requirements that loan forms be submitted for review. Obtaining and maintaining licenses will cause us to incur expenses and failure to be properly licensed under such laws or otherwise may have a material adverse effect on us and our operations, including by foregoing otherwise advantageous investment opportunities. In addition, mortgage originators are subject to inspection by government agencies. A mortgage originator’s failure to comply with these requirements could lead to, among other things, the loss of approved status, termination of contractual rights without compensation, demands for indemnification or mortgage loan repurchases, class action lawsuits and administrative enforcement actions.

Our investments may be limited by restrictions on aggregate investment amounts, which may aggregate the investments of the Company and Other Accounts.

In regulated industries and in certain markets, and in certain futures and derivative transactions, there may be limits on the aggregate amount of investment by affiliated investors that may not be exceeded without a regulatory filing, the grant of an exemption or other regulatory or corporate consent. For example, the CFTC, the U.S. commodities exchanges and certain non-U.S. exchanges have established limits referred to as “speculative position limits” or “position limits” on the maximum net long or net short (or, for some commodities, the gross) positions which any person or group of persons may own, hold or control in certain futures or options on futures contracts, and such rules generally require aggregation of the positions owned, held or controlled by related entities. Any such limits may prevent the Company from acquiring positions that might otherwise have been desirable or profitable. Under certain circumstances, the Advisors may restrict a purchase or sale of securities, derivative instruments or other assets on behalf of accounts (including the Company) in anticipation of a future conflict that may arise if such purchase or sale would be made. Any such determination will take into consideration the interests of the relevant accounts, the circumstances that would give rise to the future conflict and applicable laws. Such determination will be made on a case-by-case basis.

In addition, pursuant to the Dodd-Frank Act, the CFTC has adopted position limit rules for futures contracts on 25 agricultural, energy and metal commodities, along with certain linked futures and options on futures contracts, as well as economically equivalent swaps. Such rules and any additional rules or rule amendments adopted by the CFTC in the future may hinder the Company’s ability to trade such products and could have a material adverse effect on the Fund.

The CFTC has also adopted rules and rule amendments that add certain exemptions from aggregation (certain aspects of which are currently subject to CFTC staff no-action relief), but which incorporate aggregation criteria which are more restrictive in some respects than prior rules. These rules and rule amendments require, among other things, that a trader aggregate its positions in all pools or accounts that have substantially identical trading strategies. This requirement applies if a person holds positions in more than one account or pool with substantially identical trading strategies, or controls the trading of such positions without directly holding them, notwithstanding the availability of any exemption. Each shareholder is responsible for complying with this requirement in connection with its investment in the Company and any of its other investments and should consult with its own legal advisors with regard to this requirement.

The Company may be liable to meet the capital calls of certain of its borrowers, and as a result, the Company will need to manage its liquidity in anticipation of funding such capital calls.

The Company may make commitments to investments that issue capital calls to their investors over a period of time. If the Company makes such investments, the Advisors will endeavor to manage the Company’s assets in a manner intended to provide sufficient liquidity to meet future capital calls by, among other means, holding a portion of the Company’s assets in the Liquid Investments Portfolio. In addition, the Company may be required to liquidate certain of its investments more rapidly than otherwise desirable in order to raise cash to fund the capital calls. The Company may also borrow money to meet any such capital call. Any of the foregoing could have an adverse effect on the Company’s investment program and/or performance.

Once a capital commitment is made, the Company will be legally required to satisfy such capital calls and may have a limited period of time to pay amounts due. Given the limited liquidity of the Company’s investments and other factors, it is possible that the Company may not have sufficient cash available to fund a capital call within the prescribed period of time. If the Company fails to make a timely payment of amounts called by such investment, the Company may be deemed to be in default under such the terms of such commitment. Upon any such default, the Company generally would continue to remain liable for the full unpaid portion of its committed capital, and generally would be liable for costs incurred by the investment in collecting or attempting to collect such late payment. The Company may also lose any entitlement to make further capital contributions and, in certain cases, some or all of such interests in such an investment may also be subject to forfeiture.

The Discontinuance of IBORs, in particular LIBOR, may have an adverse impact on us.

The London Interbank Offered Rate (“LIBOR”) for most currency and tenor settings either ceased to be published or became non-representative as of the end of 2021, with U.S. Dollar LIBOR also to cease being published permanently from June 30, 2023. Market participants have adopted replacement benchmark rates and alternative methodologies for determining the interest payable. However, it is uncertain if the currently predominant successor rates and related methodologies for calculation will become permanently accepted alternatives to LIBOR or what effect any such changes may have on the financial markets and there can be no assurance that any such replacement benchmark rate(s) or their associated modes of implementation or methodologies for determination of interest payable will not be subject to further change (or replacement) in the future. Regulators for certain other interbank offered rates (“IBORs”) have also made statements regarding the cessation of those IBORs, and some have since been discontinued. Regulators and market participants have worked and are working to develop successor rates and transition mechanisms to replace such relevant IBORs with new benchmark rates. There can be no assurance, however, that the alternative benchmark rates and fallbacks will be effective at preventing or mitigating disruption as a result of the transition. The termination of LIBOR and the other IBORs, and the transition away from IBORs to one or more replacement benchmark rates (and any subsequent transition from a benchmark rate to an alternative benchmark rate) is complex and could have a material adverse effect on the Company’s business, financial condition and results of operations, including, without limitation, as a result of any changes in the pricing and/or availability of investments, negotiations and/or changes to the documentation for certain of the investments, the pace of such changes, disputes and other actions regarding the interpretation of current and prospective loan documentation, and/or costs of modifications to processes and systems. It is not possible at this point to identify those risks exhaustively but, in addition to the risks outlined above, they include the risk that an acceptable transition mechanism for those remaining LIBOR or IBOR rates may not be found or may not be suitable for the Company. Moreover, any alternative reference rate and any pricing adjustments required in connection with the transition from LIBOR, another IBOR or any alternative benchmark rate may impose costs on, or may not be suitable for, the Company, resulting in costs incurred to close out positions and enter into replacement trades.

The Company may undertake transactions in instruments that are valued using IBOR rates or enter into contracts that determine payment obligations by reference to an IBOR rate. Until their discontinuance, the Company may continue to invest in instruments that reference IBORs.

The Company may also undertake transactions in instruments that are valued using, or enter into contracts that determine payment obligations by reference to, IBOR rates or other benchmark rates which differ from the rates or methodologies of any indebtedness the Company or its subsidiaries may incur to finance the investment. The difference in rates and methodologies used (or changes in rates and methodologies used as the market develops) may have an adverse effect on the Company’s business, financial condition and results of operations. The Company may employ hedging to mitigate any risks associated with any difference in rates and methodologies of such instruments.

We face risks in respect of sustainability matters, including ESG matters.

Sustainability risk is an inclusive term to designate investment risk (probability or uncertainty of occurrence of material losses relative to the expected return of an investment) that relates to environmental, social or governance issues.

Sustainability risk around environmental issues includes, but is not limited to, climate risk, both physical and transition risk. Physical risk arises from the physical effects of climate change, acute or chronic. For example, frequent and severe climate-related events can impact products and services and supply chains. Transition risk whether policy, technology, market or reputation risk arises from the adjustment to a low-carbon economy in order to mitigate climate change. Risks related to social issues can include but are not limited to labor rights and community relations. Governance related risks can include, but are not limited to, risks around board independence, ownership and control, or audit and tax management. These risks can impact an issuer’s operational effectiveness and resilience as well as its public perception and reputation, affecting its profitability and in turn, its capital growth, and ultimately impacting the value of our common shares.

These are only examples of sustainability risk factors and sustainability risk factors do not solely determine the risk profile of the investment. The relevance, severity, materiality and time horizon of sustainability risk factors and other risks can differ significantly between investments.

Sustainability risk can manifest itself through different existing risk types (including, but not limited to, market, liquidity, concentration, credit, asset-liability mismatches etc.). By way of example, the Company may invest in the debt of an issuer that could face potentially reduced revenues or increased expenditures from physical climate risk (e.g., decreased production capacity due to supply chain perturbations, lower sales due to demand shocks or higher operating or capital costs) or transition risk (e.g. decreased demand for carbon-intensive products and services or increased production costs due to changing input prices). As a result, sustainability risk factors may have a material impact on an investment, may increase the volatility, affect liquidity and may result in a decrease in the value of our common shares.

All or a combination of these factors may have an unpredictable impact on the Company’s investments. Under normal market conditions, such events could have a material impact on the value of our common shares.

Assessments of sustainability risk are specific to the asset class and to the Company’s objective. Different asset classes require different data and tools to apply heightened scrutiny, assess materiality, and make meaningful differentiation among issuers and assets. Risks are considered and risk managed concurrently, by prioritizing based on materiality and on the Company’s objective.

The impacts of sustainability risks are likely to develop over time and new sustainability risks may be identified as further data and information regarding sustainability factors and impacts become available and the regulatory environment regarding sustainable finance evolves. These emerging risks may have further impacts on the value of our common shares.

Risks Related to Debt Financing

We may incur significant leverage.

Our investments will involve significant amounts of indebtedness. While we intend to target a leverage ratio of approximately 60% to 80%, during the Ramp-Up Period and/or times of increased investment and capital market activity, we may employ greater leverage to quickly build a broader portfolio of assets. We may leverage our portfolio by assuming or incurring secured or unsecured investment-level or entity-level debt. We may in the future procure financing from the Advisors or their affiliates; provided, that any such financing will be approved by a majority our trustees, including a majority of our independent trustees, not otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the same circumstances. We may decide to reserve borrowing capacity under any future lines of credit to be used to fund repurchases of our common shares in the event that repurchase requests exceed our operating cash flows and net proceeds from our continuous private offering, to fund debt investments or for any other corporate purpose.

Our actual leverage level will be affected by a number of factors, some of which are outside our control. Significant inflows of proceeds from the sale of our common shares generally will cause our leverage as a percentage of our net assets to decrease, at least temporarily. Significant outflows of equity as a result of repurchases of our common shares generally will cause our leverage as a percentage of our net assets to increase, at least temporarily. Our leverage as a percentage of our net assets will also increase or decrease with decreases or increases, respectively, in the NAV of our portfolio. If we borrow under a line of credit to fund repurchases of our common shares or for other purposes, our leverage may increase and may exceed our target leverage. In such cases, our leverage may remain at the higher level until we receive additional net proceeds from our continuous private offering or sell some of our assets to repay outstanding indebtedness.

There is, however, no limit on the amount we may borrow with respect to any individual investment or, subject to our board of trustees’ oversight, on a portfolio-wide basis. Our board of trustees will periodically review our aggregate borrowings. In connection with such review, our board of trustees may determine to modify our target leverage ratio in light of then-current economic conditions, relative costs of debt and equity capital, fair values of our investments, general conditions in the market for debt and equity securities, growth and investment opportunities or other factors.

Debt service requirements may deplete cash flows and relatively small changes in the overall value of investments will have a magnified impact on us. If an investment were unable to generate sufficient cash flow to meet principal and interest payments on its indebtedness, the value of our investment in such investment would be significantly reduced or even eliminated. The amount of debt financing may restrict the amount of funds available for distribution to investors. In addition, the terms of any debt financing may contain covenants that, among other things, might restrict our operations or activities or our investments.

We may use repurchase agreements to finance our investments, which may expose us to risks that could result in losses, including due to cross-defaults and cross-collateralization under warehouse repurchase and credit facilities.

We may finance our acquisition and origination of mortgage loans, mezzanine loans and other portfolio assets under warehouse repurchase and credit facilities with various lenders. Such repurchase and credit facilities will be entered into by special purpose vehicles directly or indirectly owned and controlled by us (or us and one or more Other Accounts). Although each transaction under our repurchase agreements has its own specific terms, such as identification of the assets subject to the transaction, sale price, repurchase price and rate, our financing subsidiaries remain exposed to the credit risk of each asset because they must purchase the asset from the applicable counterparty on a specified date. In addition, repurchase agreements involve the risk that the counterparty may liquidate the assets underlying the repurchase agreements following the occurrence of an event of default under the applicable repurchase agreement by us. Furthermore, the counterparty may require us to provide additional margin in the form of cash or other forms of collateral under the terms of the applicable repurchase agreement. In addition, the interest costs and other fees associated with repurchase agreement transactions may adversely affect our results of operations and financial condition, and, in some cases, we may be worse off than if we had not used such instruments.

We also expect to provide guaranties to the lenders under which we expect to guarantee amounts of the balance outstanding from time to time under such repurchase and credit facilities by the special purpose vehicle sellers or borrowers. We expect to also be liable under such guaranties for customary “bad-boy” events. Other Accounts are expected to receive the benefit of such guarantees, although as such funds, vehicles or accounts are not expected to agree to participate in guarantee arrangements in negotiating to participate in a transaction, such funds, vehicles or accounts are not expected to bear a commensurate percentage of potential liability under such guarantees. The repurchase and credit facilities will include customary cross-default provisions pursuant to which the occurrence of an event of default under any such facility (including breach of a financial covenant applicable to us under a guaranty) will trigger an event of default under all of the repurchase and credit facilities and allow the lenders to accelerate payment of all obligations due under such facilities. In addition, all loans and assets subject to repurchase transactions or pledged under an individual repurchase or credit facility will be cross-collateralized as security for such facility. Thus, the poor performance or non-performance of an individual loan or asset included as collateral for a repurchase or credit facility could result in us losing our interests in all loans and assets in the collateral pool for such facility.

For our borrowed money, the potential for gain or loss on amounts invested in us will be magnified and may increase the risk of investing in us.

We intend to use leverage to finance the acquisition of a portion of our investments with credit facilities and other borrowings. The use of leverage increases the volatility of investments by magnifying the potential for gain or loss on invested equity capital. If we use leverage to partially finance our investments, through borrowing from banks and other lenders, you will experience increased risks of investing in our common shares. If the value of our assets increases, leverage would cause the NAV attributable to each of the classes of our common shares to increase more sharply than it would have had we not leveraged. Conversely, if the value of our assets decreases, leverage would cause NAV to decline more sharply than it otherwise would have had we not leveraged. Similarly, any increase in our income in excess of interest payable on the borrowed funds would cause our net income to increase more than it would without the leverage, while any decrease in our income would cause net income to decline more sharply than it would have had we not borrowed. Such a decline could negatively affect our ability to make common share distribution payments. Leverage is generally considered a speculative investment technique. Our ability to execute our strategy using leverage depends on various conditions in the financing markets that are beyond our control, including liquidity and credit spreads. In addition, the decision to utilize leverage will increase our assets and, as a result, will increase the amount of advisory fees payable to the Advisors.

Changes in interest rates may affect our cost of capital and net investment income.

Since we use debt to finance a portion of our investments, our net investment income depends, in part, upon the difference between the rate at which we borrow funds and the rate at which we invest those funds. As a result, we can offer no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income. In periods of rising interest rates when we have debt outstanding, our cost of funds will increase, which could reduce our net investment income. We expect that our long-term fixed-rate investments will be financed primarily with equity and long-term debt. We may use interest rate risk management techniques in an effort to limit our exposure to interest rate fluctuations. These techniques may include various interest rate hedging activities. These activities may limit our ability to participate in the benefits of lower interest rates with respect to the hedged portfolio. Adverse developments resulting from changes in interest rates or hedging transactions could have a material adverse effect on our business, financial condition and results of operations.

A rise in the general level of interest rates can be expected to lead to higher interest rates applicable to our debt investments. Accordingly, an increase in interest rates would make it easier for us to meet or exceed the performance fee hurdle rate which is used for purposes of calculating the performance fees payable to the Advisors and may result in a substantial increase of the amount of such performance fees.

We may not be able to access financing sources on attractive terms which could adversely affect our ability to execute our business plan.

We require significant outside capital to fund and grow our business, including warehouse loans and other financing. Our business may be adversely affected by disruptions in the debt and equity capital markets and institutional lending market, including the lack of access to capital or prohibitively high costs of obtaining or replacing capital. A primary source of liquidity for companies in the real estate industry has been the debt and equity capital markets. Access to the capital markets and other sources of liquidity was severely disrupted during the relatively recent global credit crisis and, despite some recent improvements, the markets could suffer another severe downturn and another liquidity crisis could emerge. Based on the current conditions, we do not know whether any sources of capital, other than those currently utilized by us, will be available to us in the future on terms that are acceptable to us. If we cannot obtain sufficient debt and equity capital on acceptable terms, our business and our ability to operate could be severely impacted.

We may not successfully align the maturities of our liabilities with the maturities on our assets, which could harm our operating results and financial condition.

Our general financing strategy is focused on the use of “match-funded” structures. This means that we seek to align the maturities of our liabilities with the maturities on our assets in order to manage the risks of being forced to refinance our liabilities prior to the maturities of our assets. In addition, we plan to match interest rates on our assets with like-kind borrowings, so fixed-rate investments are financed with fixed-rate borrowings and floating-rate assets are financed with floating-rate borrowings, directly or indirectly through the use of interest rate swaps, caps and other financial instruments or through a combination of these strategies. We may fail to appropriately employ match-funded structures on favorable terms, or at all. We may also determine not to pursue a fully match-funded strategy with respect to a portion of our financings for a variety of reasons. If we fail to appropriately employ match-funded strategies or determine not to pursue such a strategy, our exposure to interest rate volatility and exposure to matching liabilities prior to the maturity of the corresponding asset may increase substantially which could harm our operating results, liquidity and financial condition.

We may utilize non-recourse securitizations to finance our investments, which may expose us to risks that could result in losses.

We may utilize non-recourse securitizations of certain of our investments to generate cash for funding new investments and for other purposes. Such financing generally involves creating a special purpose vehicle, contributing a pool of our investments to the entity, and selling interests in the entity on a non-recourse basis to purchasers (whom we would expect to be willing to accept a lower interest rate to invest in investment-grade loan pools). We would expect to retain all or a portion of the equity and potentially other tranches in the securitized pool of portfolio investments. Prior to any such financings, we may use other financing facilities to finance the acquisition of investments until a sufficient quantity of investments had been accumulated, at which time we would refinance these facilities through a securitization, such as a CLO. The inability to consummate securitizations to finance our investments could require us to seek other forms of less attractive financing, which could adversely affect our performance and our ability to grow our business. Moreover, conditions in the capital markets, including volatility and disruption in the capital and credit markets, may not permit a securitization at any particular time or may make the issuance of any such securitization less attractive to us even when we do have sufficient eligible assets. We may also suffer losses if the value of the mortgage loans we acquire declines prior to securitization. In addition, we may suffer a loss due to the incurrence of transaction costs related to executing these transactions. To the extent that we incur a loss executing or participating in future securitizations for the reasons described above or for other reasons, it could materially and adversely impact our business and financial condition. The inability to securitize our portfolio may hurt our performance and our ability to grow our business.

Restrictive covenants relating to our operations may have adverse effects on us.

A credit facility lender may impose restrictions on us that would affect our ability to incur additional debt, originate loans, reduce liquidity below certain levels, make distributions to our shareholders and impact our flexibility to determine our operating policies and investment strategies. For example, our loan agreements may contain negative covenants that limit, among other things, our ability to distribute more than a certain amount of our net cash flow to our shareholders, dispose of or refinance loans and enter into transactions with affiliates. In addition, our loan agreements may contain negative covenants that limit leverage beyond certain amounts contrary to our leverage ratio goals. If we fail to meet or satisfy any of these covenants, we would be in default under such agreements, and a lender could elect to declare outstanding amounts due and payable, terminate its commitment, require the posting of additional collateral and/or enforce its interests against existing collateral.

Risks Related to our Relationship with the Advisors and the Dealer Manager

We depend on the Advisors to select our investments and otherwise conduct our business, and any material adverse change in its financial condition or our relationship with the Advisors could have a material adverse effect on our business and ability to achieve our investment objectives.

Our success is dependent upon our relationship with, and the performance of, the Advisors in the acquisition and management of our real estate portfolio and our corporate operations. The Advisors may suffer or become distracted by adverse financial or operational problems in connection with its business and activities unrelated to us and over which we have no control. Should the Advisors fail to allocate sufficient resources to perform its responsibilities to us for any reason, we may be unable to achieve our investment objectives or to pay distributions to our shareholders.

The termination or replacement of the Advisors could trigger a repayment event under the terms of any future indebtedness.

The termination or replacement of the Advisors may trigger repayment of outstanding amounts under any future indebtedness. If a repayment event occurs with respect to any such indebtedness, our results of operations and financial condition may be adversely affected.

The Advisors have agreed that, in the event an Advisory Agreement is terminated without cause (as defined in the applicable Advisory Agreement) or is not renewed without cause, the other Advisor will voluntarily resign its position as Advisor effective as of 180 calendar days from the date of the first Advisory Agreement termination. However, no resignation will be required of the other Advisor if an Advisory Agreement is terminated upon a change of control of the Company, by the Company in certain events of bankruptcy or for cause, or voluntarily by the other Advisor.

The Advisors’ inability to retain the services of key real estate professionals could hurt our performance.

Our success depends to a significant degree upon the contributions of certain key real estate professionals employed by the Advisors, each of whom would be difficult to replace. There is ever increasing competition among alternative asset firms, financial institutions, private equity firms, investment advisors, investment managers, real estate investment companies, REITs and other industry participants for hiring and retaining qualified investment professionals and there can be no assurance that such professionals will continue to be associated with us or the Advisors, particularly in light of our perpetual-life nature, or that replacements will perform well. Neither we nor the Advisors have employment agreements with these individuals, and they may not remain associated with us. If any of these persons were to cease their association with us, our operating results could suffer. Our future success depends, in large part, upon the Advisors’ ability to attract and retain highly skilled managerial, operational and marketing professionals. If the Advisors loses or is unable to obtain the services of highly skilled professionals, our ability to implement our investment strategies could be delayed or hindered.

The success of our private offering is dependent, in part, on the ability of the Dealer Manager to retain key employees and to successfully build and maintain a network of licensed broker-dealers.

The dealer manager for our private offering is BlackRock Investments, LLC. The success of our private offering and our ability to implement our business strategy is dependent upon the ability of our Dealer Manager to retain key employees and to build and maintain a network of licensed securities broker-dealers and other agents. If the Dealer Manager is unable to retain qualified employees or build and maintain a sufficient network of participating broker-dealers to distribute common shares in our private offering, we may not be able to raise adequate proceeds through our private offering to implement our investment strategy. In addition, the Dealer Manager may serve as dealer manager for other issuers. As a result, the Dealer Manager may experience conflicts of interest in allocating its time between our private offering and such other issuers, which could adversely affect our ability to raise adequate proceeds through our private offering and implement our investment strategy. Further, the participating broker-dealers retained by the Dealer Manager may have numerous competing investment products, some with similar or identical investment strategies and areas of focus as us, which they may elect to emphasize to their retail clients.

You will not have the benefit of an independent due diligence review of us by the Dealer Manager in connection with our private offering.

Because the Advisors and the Dealer Manager are affiliates, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter and its counsel in connection with a securities offering. Accordingly, unless your financial advisor is affiliated with a broker-dealer that conducts an independent due diligence review and investigation of the terms of our private offering, you will not have the benefit of such a review.

We do not own the “BlackRock” or “Monticello” names, but we may use them as part of our corporate name pursuant to the trademark license agreements. Use of the names by other parties or the termination of our trademark license agreement may harm our business.

The Advisors have permitted us a fully paid-up, royalty-free, non-exclusive, non-transferable license to use the name “BlackRock Monticello Debt Real Estate Investment Trust.” Accordingly, we have a right to use this name for so long as the Advisors (or another affiliate of the license-holder of the BlackRock or Monticello name (the “Licensor”)) serves as our Advisors (or another advisory entity) and the Advisors remains an affiliate of the Licensor. The Licensor and its affiliates, such as the Advisors, will retain the right to continue using the “BlackRock” and “Monticello” name. We will further be unable to preclude the Licensor from licensing or transferring the ownership of the “BlackRock” or “Monticello” name to third parties, some of whom may compete with us. Consequently, we will be unable to prevent any damage to goodwill that may occur as a result of the activities of the Licensor, the Advisors or others. We may also be required to, among other things, change our name. Any of these events could disrupt our recognition in the market place, damage any goodwill we may have generated and otherwise harm our business.

We may face risks arising from an Advisor credit event.

Although the Company and the Advisors are separate legal entities from BlackRock, Inc. and MONTICELLOAM, LLC, in the event that BlackRock, Inc. or MONTICELLOAM, LLC were to experience material financial distress or a downgrade in its respective credit rating, or if there were a change of control of BlackRock, Inc. or MONTICELLOAM, LLC, the Company could nonetheless be adversely affected. In that regard, financial distress, a credit rating downgrade or change of control of BlackRock, Inc., the BlackRock Advisor or MONTICELLOAM, LLC, the Monticello Advisor, could cause the applicable Advisor to have difficulty retaining personnel, increase the potential that BlackRock, Inc. or MONTICELLOAM, LLC, as applicable, would default on its commitment to invest in or alongside the Company or otherwise adversely affect the Company and their respective abilities to achieve its investment objectives. Such an event may also cause a default with respect to the indebtedness incurred by the Company.

We may face risks arising from a certain claims against BlackRock, Monticello and/or certain regulatory investigations.

BlackRock and Monticello act as asset managers and manage multiple investment funds. Given the broad spectrum of operations of BlackRock, Monticello and their respective affiliates, claims (or threats of claims), and governmental investigations, audits and inquires, can and do occur in the course of its and its affiliates’ (including the Advisors’) business. Such claims and governmental investigations, inquiries and audits may impact the Company, including by virtue of reputational damage to BlackRock and/or Monticello. The unfavorable resolution of such items could result in criminal or civil liability, fines, penalties or other monetary or non-monetary remedies that could negatively impact BlackRock and Monticello. While BlackRock and Monticello have implemented policies and procedures to protect against non-compliance with applicable rules and regulations, there is no guarantee that such policies and procedures will be adequate in all instances or will protect BlackRock and Monticello in all instances.

The Advisors may be subject to non-compete agreements or other restrictive covenants.

BlackRock, Monticello, the Advisors or any of their respective affiliates may enter into non-compete agreements in connection with certain investments by the Company or Other Accounts limiting, or preventing altogether, the Company’s ability to make investments in certain industries or geographic regions that the Company otherwise would make.

Certain investors may enter into side letters with us, which may provide for different terms for their investment in the Company.

Side letters may be entered into with shareholders which have the effect of establishing rights under or supplementing the terms of the Declaration of Trust, and such terms may therefore differ from the terms summarized in this Registration Statement.

As such, the terms and conditions of one shareholder’s investments in the Company may differ to those of another shareholder. Side letters may modify or supplement the terms of the interests held by such shareholder(s), and such terms may therefore differ from the terms of this Registration Statement and/or the Declaration of Trust. For example, and without limitation to any associated provisions of this Registration Statement, the terms of Side letters may deal with: arrangements with respect to waivers, rebates, reductions or other modifications of the management fee and/or performance fee; minimum and additional subscription amounts; “most favored nation” rights (i.e., the right to receive favorable rights or economic arrangements that may be afforded to other shareholders); notice periods; consent rights; modifications to the applicable shareholder’s subscription agreement; and certain other rights and privileges.

Such arrangements generally will be based on factors such as the size of a shareholder’s subscription, the timing of a shareholder’s subscription, a shareholder’s existing relationship with the Advisors or any particular regulatory or legal considerations applicable to a shareholder; provided, that the Advisors may enter into such arrangements for any reason it deems necessary advisable, desirable or convenient. As a result, returns may vary from shareholder to shareholder depending on any arrangements applicable to a given a shareholder’s investment in the Company. In addition, but without limitation, some shareholders that demonstrate a relevant regulatory requirement, may receive preferential terms pertaining to that requirement, such as receipt of certain Company information on an accelerated basis.

Risks Related to Conflicts of Interest

Various potential and actual conflicts of interest will arise, and these conflicts may not be identified or resolved in a manner favorable to us.

Various potential and actual conflicts of interest will arise as a result of our overall investment activities and the overall investment activities of BlackRock, Monticello, the Dealer Manager, the Advisors and their affiliates. The following risk factors enumerate certain but not all potential conflicts of interest that should be carefully evaluated before making an investment in us. BlackRock, Monticello, and BlackRock and Monticello personnel may in the future engage in further activities that may result in additional conflicts of interest not addressed below. If any matter arises that we and our affiliates (including the Advisors) determine in our good faith judgment constitutes an actual conflict of interest, we and our affiliates (including the Advisors) may take such action as we determine in good faith may be necessary or appropriate to ameliorate the conflict. Transactions between us and BlackRock or Monticello or their affiliates will require approval by a majority of our trustees, including a majority of our independent trustees, not otherwise interested in the transaction in accordance with our Declaration of Trust. There can be no assurance that our board of trustees or BlackRock will identify or resolve all conflicts of interest in a manner that is favorable to us.

The Advisors face conflicts of interest because the fees they receive for services performed are based in part on our NAV, which the Advisors are ultimately responsible for reviewing and approving.

The Advisors are paid the management fee for their services that are based on the value of our portfolio of investments as determined in connection with our determination of NAV, which is calculated by the Administrator and reviewed and approved by the Advisors in accordance with our valuation guidelines. The calculation of our NAV includes certain subjective judgments with respect to estimating, for example, our accrued expenses, net portfolio income and liabilities, and therefore, our NAV may not correspond to realizable value upon a sale of those assets. The Advisors may benefit by us retaining ownership of our assets at times when our shareholders may be better served by the sale or disposition of our assets in order to avoid a reduction in our NAV. If our NAV is calculated in a way that is not reflective of our actual NAV, then the then-current transaction price of common shares on a given date may not accurately reflect the value of our portfolio, and common shares may be worth less than the then-current transaction price.

The management fee, performance fee and origination fees may not create proper incentives or may induce the Advisors and their affiliates to make certain investments, including speculative investments that increase the risk of our portfolio.

We pay the Advisors the management fee regardless of the performance of our portfolio. The Advisors’ entitlement to the management fee, which is not based upon performance metrics or goals, might reduce their incentive to devote their time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. We may be required to pay the Advisors the management fee in a particular period despite experiencing a net loss or a decline in the value of our portfolio during that period.

The performance fee may create an incentive for the Advisors to make riskier or more speculative investments on our behalf than it would otherwise make in the absence of such performance-based compensation.

The origination fee may create an incentive for the Advisors to structure the loan with a lower rate of interest if it will result in a higher origination fee than it would otherwise make in the absence of such origination fee.

Because the management fee is based on our NAV, the Advisors may also be motivated to accelerate acquisitions in order to increase NAV or, similarly, delay or curtail repurchases to maintain a higher NAV, which would, in each case, increase amounts payable to the Advisors.

BlackRock and Monticello personnel work on other projects and conflicts may arise in the allocation of personnel between us and other projects.

The Advisors and their affiliates will devote such time as shall be necessary to conduct our business affairs in an appropriate manner. However, a core group of professionals will devote substantially all of their business time not only to our activities but also to the activities of several other investment vehicles and any successor funds thereto (and their respective investments) and their related entities (which may include separate accounts, dedicated managed accounts and investment funds formed for specific geographical areas or investments). Consequently, conflicts are expected to arise in the allocation of personnel, and we may not receive the level of support and assistance that we otherwise might receive if we were internally managed. The Advisors and their affiliates are not restricted from entering into other investment advisory relationships or from engaging in other business activities.

BlackRock and Monticello are subject to a number of conflicts of interest, regulatory oversight and legal and contractual restrictions due to their multiple business lines, which may reduce the synergies that we expect to draw on or otherwise reduce the opportunities available to us.

BlackRock, Monticello and their affiliates are involved in a number of other businesses and activities, which may result in conflicts of interest or other obligations that are disadvantageous to us. Specified policies and procedures implemented by BlackRock and Monticello to mitigate potential conflicts of interest and address certain regulatory requirements and contractual restrictions will from time to time reduce the synergies across BlackRock and Monticello’s various businesses that we expect to draw on for purposes of pursuing attractive investment opportunities. Because BlackRock and Monticello have many different asset management businesses, it is subject to a number of actual and potential conflicts of interest, greater regulatory oversight and subject to more legal and contractual restrictions than that to which it would otherwise be subject if it had just one line of business. In addressing these conflicts and regulatory, legal and contractual requirements across its various businesses, the Advisors have implemented certain policies and procedures (e.g., information walls) that reduce the positive synergies that we expect to utilize for purposes of finding attractive investments. For example, the Advisors will from time to time come into possession of material, non-public information with respect to companies in which its other business lines may be considering making an investment or companies that are clients of the Advisors. As a consequence, that information, which could be of benefit to us, might become restricted to those respective businesses and otherwise be unavailable to us. In addition, to the extent that the Advisors are in possession of material, non-public information or is otherwise restricted from trading in certain securities, we and the Advisors generally also are deemed to be in possession of such information or otherwise restricted. This could reduce the investment opportunities available to us, prevent us from exiting an investment or otherwise limit our investment flexibility. Additionally, the terms of confidentiality or other agreements with or related to companies in which any Other Account has or has considered making an investment or which is otherwise a client of BlackRock or Monticello will from time to time restrict or otherwise limit our ability to make investments in or otherwise engage in businesses or activities competitive with such companies. BlackRock and Monticello may enter into one or more strategic relationships, in certain regions or with respect to certain types of investments that, although intended to provide greater opportunities for us, may require us to share such opportunities or otherwise limit the amount of an opportunity we can otherwise take.

The Advisors and their affiliates engage in a broad spectrum of activities, including a broad range of activities relating to investments in the real estate industry, and have invested or committed billions of dollars in capital through various investment funds, managed accounts and other vehicles affiliated with BlackRock and Monticello. In the ordinary course of their business activities, the Advisors and their affiliates may engage in activities where the interests of certain divisions of the Advisors and their affiliates or the interests of their clients may conflict with the interests of our shareholders. Certain of these divisions and entities affiliated with the Advisors have or may have an investment strategy similar to ours and therefore may engage in competing activities with us.

BlackRock and Monticello engage various advisors and operating partners who may co-invest alongside us, and there can be no assurance that such advisors and operating partners will continue to serve in such roles.

BlackRock and Monticello engage and retains strategic advisors, consultants, senior advisors, executive advisors and other similar professionals who are not employees or affiliates of BlackRock or Monticello and who may, from time to time, receive payments from, or allocations with respect to, portfolio entities (as well as from BlackRock or Monticello or us). In such circumstances, such payments from, or allocations with respect to, us and our underlying assets will not, even if they have the effect of reducing any retainers or minimum amounts otherwise payable by BlackRock or Monticello, be deemed paid to or received by BlackRock or Monticello. These strategic advisors, senior advisors, consultants, executive advisors or other professionals may have the right or may be offered the ability to co-invest alongside us, including in those investments in which they are involved, or otherwise participate in equity plans for management of any such portfolio entity, which may have the effect of reducing the amount invested by us in any property. Additionally, and notwithstanding the foregoing, these senior advisors, consultants and other professionals as well as current and former chief executive officers of BlackRock and Monticello portfolio entities, may be (or have the preferred right to be) investors in various BlackRock and Monticello portfolio entities or Other Accounts. The nature of the relationship with each of the strategic advisors, consultants, executive advisors and other professionals and the amount of time devoted or required to be devoted by them varies considerably. In certain cases, they provide the Dealer Manager and the Advisors with industry-specific insights and feedback on investment themes, assist in transaction due diligence, make introductions to and provide reference checks on management teams. In other cases, they may take on more extensive roles and serve as executives or trustees on the boards of various entities or contribute to the origination of new investment opportunities. In certain instances, BlackRock may have formal arrangements with these senior advisors, executive advisors, consultants, management teams for operating platforms or other professionals (which may or may not be terminable upon notice by any party), and in other cases the relationships may be more informal. They may be compensated (including pursuant to retainers and expense reimbursement) from BlackRock, Monticello, us or portfolio properties or otherwise uncompensated unless and until an engagement with a portfolio property develops. In certain cases, they have certain attributes of BlackRock or Monticello “employees” (e.g., they may have dedicated offices at BlackRock or Monticello, have a BlackRock or Monticello email address, participate in general meetings and events for BlackRock or Monticello personnel, work on BlackRock or Monticello matters as their primary or sole business activity) even though they are not considered BlackRock or Monticello employees, affiliates or personnel for purposes of the Dealer Manager Agreement or Advisory Agreements. There can be no assurance that any of the senior advisors, consultants and other professionals will continue to serve in such roles or continue their arrangements with BlackRock, Monticello or us.

We may purchase assets from or sell assets to the Advisors and their affiliates, and such transactions may cause conflicts of interest.

We may purchase assets from or sell assets to the Advisors and their affiliates or their respective related parties. These transactions involve conflicts of interest, as BlackRock or Monticello may receive fees and other benefits, directly or indirectly, from or otherwise have interests in both parties to the transaction. The purchases and sales referred to in this paragraph are subject to the approval of a majority of trustees (including a majority of our independent trustees) not otherwise interested in the transaction in accordance with our Declaration of Trust.

Certain Other Accounts have similar or overlapping investment objectives and guidelines, and we will not be allocated certain opportunities and may be allocated only opportunities with lower relative returns.

Through Other Accounts, BlackRock and Monticello currently invest and plan to continue to invest third-party capital in a wide variety of investment opportunities in the United States and globally. There will be overlap of investment opportunities suitable for the Loan Portfolio, the Liquid Investments Portfolio and other investment opportunities with certain Other Accounts that are actively investing and similar overlap with future Other Accounts. See “—Potential Conflicts of Interest—Allocation of Investment Opportunities” below. This overlap will from time to time create conflicts of interest. Additionally, in certain circumstances investment opportunities suitable for us will not be presented to us.

With respect to Other Accounts with investment objectives or guidelines that may overlap with ours but that do not have priority over us, investment opportunities are allocated among us and one or more Other Accounts in accordance with BlackRock and Monticello’s prevailing policies and procedures on a basis that the Advisors and their affiliates believe to be fair and equitable to Other Accounts, including the Company, to the fullest extent possible. For additional information, see “—Potential Conflicts of Interest—Allocation of Investment Opportunities.”

While the Advisors will seek to manage potential conflicts of interest in a fair and reasonable manner as required the Advisory Agreements, the portfolio strategies employed by the Advisors and their affiliates in managing the Other Accounts could conflict with the strategies employed by the Advisors in managing our business and may adversely affect the marketability, exit strategy, prices and availability of the properties, securities and instruments in which we invest. The Advisors or their affiliates may also give advice to the Other Accounts that may differ from advice given to us even though their investment objectives or guidelines may be the same or similar to ours.

The amount of performance-based compensation charged and management fees paid by us may be less than or exceed the amount of performance-based compensation charged or management fees paid by Other Accounts. Such variation may create an incentive for the Advisors or their affiliates to allocate a greater percentage of an investment opportunity to us or such Other Accounts, as the case may be.

Under certain circumstances, the Advisors may determine not to pursue some or all of an investment opportunity within our investment objectives and guidelines, including without limitation, as a result of our prior investments, business or other reasons applicable to us or Other Accounts.

Under certain circumstances, the Advisors may determine not to pursue some or all of an investment opportunity within our investment objectives and guidelines, including without limitation, as a result of business, reputational or other reasons applicable to us or Other Accounts. In addition, the Advisors may determine that we should not pursue some or all of an investment opportunity, including, by way of example and without limitation, because we have already invested sufficient capital in the investment, sector, industry, geographic region or markets in question, as determined by the Advisors, or the investment is not appropriate for us for other reasons as determined by the Advisors. In any such case the Advisors could, thereafter, offer such opportunity to other parties, including Other Accounts, portfolio entities, joint venture partners, related parties or third parties. Any such Other Accounts may be advised by a different BlackRock or Monticello business group with a different investment approval process, which could determine an investment opportunity to be more attractive than the Advisors believes to be the case. In any event, there can be no assurance that the Advisors’ assessment will prove correct or that the performance of any investments actually pursued by us will be comparable to any investment opportunities that are not pursued by us. BlackRock and Monticello, including their personnel, may receive compensation from any such party that makes the investment, including an allocation of carried interest or referral fees, and any such compensation could be greater than amounts paid by us to the Advisors. In some cases, BlackRock or Monticello earn greater fees when Other Accounts participate alongside or instead of us in an investment.

The Advisors makes good faith determinations for allocation decisions based on expectations that may prove inaccurate. Information unavailable to the Advisors, or circumstances not foreseen by the Advisors at the time of allocation, may cause an investment opportunity to yield a different return than expected. There is no assurance that any conflicts arising out of the foregoing will be resolved in our favor. BlackRock is entitled to amend its policies and procedures at any time without prior notice or our consent.

To the extent we acquire investments through joint ventures with Other Accounts, such investments will be allocated as described above, and we may be allocated interests in such joint ventures that are smaller than the interests of the Other Accounts. Generally, we expect the level of control we have with respect to any joint venture will correspond to our economic interest in such joint venture. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more Other Accounts.

BlackRock or Monticello may have an opportunity to acquire a portfolio or pool of assets, securities and instruments that it determines in its sole discretion should be divided and allocated among us and Other Accounts. Such allocations generally would be based on its assessment of the expected returns and risk profile of the portfolio and the assets therein. For example, some of the assets in a pool may have an opportunistic return profile not appropriate for us. Also, a pool may contain debt that BlackRock or Monticello determine should be allocated to different funds. In all of these situations, the combined purchase price paid to a seller would be allocated among the multiple assets, securities and instruments in the pool and therefore among Other Accounts and us acquiring any of the assets, securities and instruments. Similarly, there will likely be circumstances in which we and Other Accounts will sell assets in a single or related transactions to a buyer. In some cases, a counterparty will require an allocation of value in the purchase or sale contract, though BlackRock or Monticello could determine such allocation of value is not accurate and should not be relied upon. Unless an appraisal is required by our Declaration of Trust, BlackRock and Monticello will generally rely upon internal analysis to determine the ultimate allocation of value, though it could also obtain third party valuation reports. Regardless of the methodology for allocating value, BlackRock and Monticello will have conflicting duties to us and Other Accounts when they buy or sell assets together in a portfolio, including as a result of different financial incentives BlackRock and Monticello have with respect to different vehicles, most clearly when the fees and compensation, including performance-based compensation, earned from the different vehicles differ. There can be no assurance that our investment will not be valued or allocated a purchase price that is higher or lower than it might otherwise have been allocated if such investment were acquired or sold independently rather than as a component of a portfolio shared with Other Accounts.

Our Declaration of Trust renounces our interest or expectancy with respect to business opportunities and competitive activities.

Our Declaration of Trust provides that, to the maximum extent permitted from time to time by Maryland law, and subject to trustees’ applicable standard of conduct, (a) none of our trustees, officers or agents who is also an officer, employee or agent of BlackRock, Monticello, or any of their affiliates is required to present, communicate or offer any business opportunity to us or any of our subsidiaries and (b) any such person shall have the right to hold and exploit any business opportunities or to direct, recommend, offer, sell, assign or otherwise transfer such business opportunity to any person or entity other than us and our subsidiaries. In addition, our Declaration of Trust provides that we renounce our interest or expectancy in, or in being offered an opportunity to participate in, any such business opportunity to the maximum extent permitted from time to time by Maryland law , and subject to trustees’ applicable standard of conduct.

Our Declaration of Trust also provides that any Covered Person may have business interests and engage in business activities similar, in addition to or in competition with those of or relating to us.

We may co-invest with BlackRock and Monticello affiliates in real estate or other investments and such investments may be in different parts of the capital structure of an issuer and may otherwise involve conflicts of interest. When we hold investments in which Other Accounts have a different principal investment, conflicts of interest may arise between us and Other Accounts, and the Advisors may take actions that are adverse to us.

We may co-invest with Other Accounts in investments that are suitable for both us and such Other Accounts. We and the Other Accounts may make or hold investments at different levels of an issuer’s capital structure, which may include us making one or more investments directly or indirectly relating to portfolio entities of Other Accounts and vice versa. To the extent we hold interests that are different (including with respect to their relative seniority) than those held by such Other Accounts, the Advisors and their affiliates may be presented with decisions when our interests and the interests of the Other Accounts are in conflict. In order to mitigate any such conflicts of interest, we may recuse ourselves from participating in any decisions relating or with respect to such securities held by such Other Accounts (notwithstanding that if such Other Accounts maintain voting rights with respect to the securities they hold) or, if we do not recuse ourselves, BlackRock or Monticello may be required to take action where it will have conflicting loyalties between its duties to us and to such Other Accounts, which may adversely impact us.

Other Accounts may also participate in a separate tranche of a financing with respect to an issuer/ borrower in which we have an interest or otherwise in different classes of such issuer’s securities. In connection with negotiating loans and bank financings in respect of our real estate-related transactions, from time to time BlackRock and Monticello will obtain the right to participate on their own behalf in a portion of the financings with respect to such transactions. If an Other Account has a mezzanine debt investment with respect to the same issuer to whom we have made a mortgage loan, BlackRock or Monticello may have conflicting loyalties between their duties to us and to other affiliates. Such investments may inherently give rise to conflicts of interest or perceived conflicts of interest between or among the various classes of securities that may be held by such entities. To the extent we hold an equity interest or an interest in a loan or debt security that is different (including with respect to their relative seniority) than those held by such Other Accounts, the Advisors and their affiliates may have limited or no rights with respect to decisions when our interests and the interests of the Other Accounts are in conflict, and BlackRock or Monticello may have conflicting loyalties between their duties to us and to other affiliates. In that regard, actions may be taken for the Other Accounts that are adverse to us. There can be no assurance that any such conflict will be resolved in our favor and BlackRock or Monticello may be required to take action where it will have conflicting loyalties between its duties to us and to Other Accounts, which may adversely impact us.

In addition, conflicts may arise in determining the amount of an investment, if any, to be allocated among potential investors and the respective terms thereof. There can be no assurance that the return on our investment will be equivalent to or better than the returns obtained by the other affiliates participating in the transaction. In addition, it is possible that in a bankruptcy proceeding our interest may be subordinated or otherwise adversely affected by virtue of such Other Accounts’ involvement and actions relating to its investment.

BlackRock and Monticello may raise or manage Other Accounts which could result in the reallocation of BlackRock and Monticello personnel and the direction of potential investments to such Other Accounts.

BlackRock and Monticello reserve the right to raise and/or manage Other Accounts, including opportunistic and stabilized and substantially stabilized real estate funds or separate accounts, dedicated managed accounts, investments suitable for lower risk, lower return funds or higher risk, higher return funds, real estate debt obligation and trading investment vehicles, real estate funds primarily making investments in a single sector of the real estate investment space (e.g., office, industrial, retail or multifamily) or making non-controlling investments in public and private debt securities or investment funds that may have the same or similar investment objectives or guidelines as us, investment funds formed for specific geographical areas or investments, including those raised by us and one or more managed accounts (or other similar arrangements structured through an entity) for the benefit of one or more specific investors (or related group of investors) which, in each case, may have investment objectives or guidelines that overlap with ours. See “—Certain Other Accounts have similar or overlapping investment objectives and guidelines, and we will not be allocated certain opportunities and may be allocated only opportunities with lower relative returns.” In particular, we expect that there will be overlap of real estate debt and real estate-related debt securities investment opportunities with certain Other Accounts that are actively investing and similar overlap with future Other Accounts. The closing of an Other Account could result in the reallocation of BlackRock and Monticello personnel, including reallocation of existing real estate professionals, to such Other Account. In addition, potential investments that may be suitable for us may be directed toward such Other Account.

BlackRock and Monticello’s potential involvement in financing a third party’s purchase of assets from us could lead to potential or actual conflicts of interest.

We may from time to time dispose of all or a portion of an investment by way of a third-party purchaser’s bid where BlackRock, Monticello or one or more Other Accounts is providing financing as part of such bid or acquisition of the investment or underlying assets thereof. This may include the circumstance where BlackRock, Monticello or one or more Other Accounts is making commitments to provide financing at or prior to the time such third-party purchaser commits to purchase such investments or assets from us. Such involvement of BlackRock, Monticello or one or more Other Accounts as such a provider of debt financing in connection with the potential acquisition of portfolio investments by third parties from us may give rise to potential or actual conflicts of interest.

Certain principals and employees may be involved in and have a greater financial interest in the performance of other BlackRock or Monticello funds or accounts, and such activities may create conflicts of interest in making investment decisions on our behalf.

Certain of the principals and employees of the Advisors and the Dealer Manager may be subject to a variety of conflicts of interest relating to their responsibilities to us and the management of our portfolio. Such individuals may serve in an advisory capacity to other managed accounts or investment vehicles, as members of an investment or advisory committee or a board of trustees (or similar such capacity) for one or more investment funds, corporations, foundations or other organizations. Such positions may create a conflict between the services and advice provided to such entities and the responsibilities owed to us. The other managed accounts and investment funds in which such individuals may become involved may have investment objectives that overlap with ours. Furthermore, certain principals and employees of the Advisors may have a greater financial interest in the performance of such other funds or accounts than our performance. Such involvement may create conflicts of interest in making investments on our behalf and such other funds and accounts. Such principals and employees will seek to limit any such conflicts in a manner that is in accordance with their fiduciary duties to us and such organizations.

The Advisors may face conflicts of interests in choosing our service providers and certain service providers may provide services to the Dealer Manager, the Advisors, BlackRock or Monticello on more favorable terms than those payable by us.

Certain advisors and other service providers or their affiliates (including accountants, administrators, lenders, bankers, brokers, attorneys, consultants, title agents and investment or commercial banking firms) that provide goods or services to us, BlackRock, Monticello or certain entities in which we have an investment may also provide goods or services to or have business, personal, financial or other relationships with BlackRock, Monticello and their other businesses. Such advisors and service providers may be investors in us, affiliates of the Dealer Manager or the Advisors, sources of investment opportunities or co-investors or commercial counterparties or entities in which BlackRock, Monticello or Other Accounts have an investment, and payments by us may indirectly benefit BlackRock, Monticello or such Other Accounts. Additionally, certain employees of the Advisors may have family members or relatives employed by such advisors and service providers. The Advisors or their affiliates may also provide administrative services to us. These relationships may influence us, BlackRock, Monticello and the Advisors in deciding whether to select or recommend such a service provider to perform services for us or a portfolio property (the cost of which will generally be borne directly or indirectly by us or such portfolio property, as applicable).

It is expected that certain BlackRock and Monticello affiliates will also provide other services in respect of our investments from time to time, including, but not limited to administrative corporate services. Employees of these affiliates may also act as our executive officers and may also receive performance-based compensation in respect of our investments. The fees and expenses of such BlackRock and Monticello-affiliated service providers (and, if applicable, their employees) are borne by our investments and there is no related offset to the management fee we pay to the Advisors. While BlackRock and Monticello believe that any such affiliated service providers, when engaged, generally provide (or will provide) services at rates equal to or better than those provided by third parties (even in jurisdictions where insurance rates are statutorily determined), there is an inherent conflict of interest that may incentivize BlackRock and Monticello to engage their affiliated service provider over a third party.

Notwithstanding the foregoing, transactions relating to our real estate debt and real estate-related debt securities that require the use of a service provider generally is allocated to service providers on the basis of best execution, the evaluation of which includes, among other considerations, such service provider’s provision of certain investment-related services and research that the Advisors believe to be of benefit to us. Service providers or their affiliates often charge different rates or have different arrangements for different types of services. With respect to service providers, for example, the fee for a given type of work may vary depending on the complexity of the matter as well as the expertise required and demands placed on the service provider. Therefore, to the extent the types of services used by us are different from those used by BlackRock, Monticello and their affiliates, the Advisors or their affiliates may pay different amounts or rates than those paid by us. However, the Advisors and their affiliates have a longstanding practice of not entering into any arrangements with service providers that could provide for lower rates or discounts than those available to us, or other BlackRock or Monticello investment vehicles for the same services.

The personnel of the Dealer Manager and the Advisors may trade in securities for their own accounts, subject to restrictions applicable to BlackRock and Monticello personnel.

The officers, trustees, members, managers and employees of the Dealer Manager and the Advisors may trade in securities for their own accounts, subject to restrictions and reporting requirements as may be required by law and BlackRock and Monticello policies, or otherwise determined from time to time by the Dealer Manager or the Advisors. Such personal securities transactions and investments could, in certain circumstances, result in conflicts of interest, including to the extent they relate to (i) a company in which we hold or acquire an interest (either directly through a privately negotiated investment or indirectly through the purchase of securities or other traded instruments related thereto) and (ii) entities that have interests which are adverse to ours or pursue similar investment opportunities as us.

The Advisors and their affiliates could take actions that materially adversely affects the Company.

The Advisors could take action that materially adversely affects the Company. For example, an Advisor, in its capacity as the controlling shareholder of the issuer of one of the Company’s investments, may restrict distributions, redemptions or withdrawals or make purchase and sale decisions with respect to such investment notwithstanding adverse effects on the Company. BlackRock may also restrict the Company’s participation in certain votes held by issuers as a result of the Company’s affiliation with the investment. In addition, the Company may make decisions with respect to such investment that benefit other investors in such investment, all of which may have an adverse effect on the Company.

We expect to have a diverse shareholder group and the interests of our shareholders may conflict with one another and may conflict with the interests of investors in other vehicles that we co-invest with.

Our shareholders may have conflicting investment, tax and other interests with respect to their investments in us and with respect to the interests of investors in other investment vehicles managed or advised by the Advisors or their affiliates that may participate in the same investments as us. The conflicting interests of individual shareholders with respect to other shareholders and relative to investors in other investment vehicles and investors relate to, among other things, the nature, structuring financing, tax profile and timing of disposition of investments. The Advisors may as a result have conflicts in making these decisions, which may be more beneficial for one or more (but not all) shareholders than for other shareholders. In addition, we may make investments that may have a negative impact on related investments made by the shareholders in separate transactions. In selecting and structuring investments appropriate for us, the Advisors consider our investment and tax objectives (including our qualification as a REIT) and those of our shareholders (and those of investors in other investment vehicles managed or advised by the Advisors or their affiliate) as a whole, not the investment, tax or other objectives of any shareholders individually.

The Advisors will be required to decide whether certain costs and expenses are to be borne by us, on the one hand, or the Advisors or one or more Other Accounts on the other hand, and whether certain costs and expenses should be allocated between or among us, on the one hand, and one or more Other Accounts, on the other hand.

From time to time, the Advisors will be required to decide whether costs and expenses are to be borne by us, on the one hand, or the Advisors (pursuant to the terms of the Advisory Agreements) or one or more Other Accounts, on the other hand, and whether certain costs and expenses should be allocated between or among us, on the one hand, and one or more Other Accounts, on the other hand. The Advisors intends to generally allocate expenses that are applicable to both us and any Other Account, as applicable, on a pro rata basis (on a basis that is most equitable among such parties). There can be no assurance that a different manner of allocation would not result in us, any Other Account, or any other client of BlackRock, Monticello or their affiliates bearing less (or more) expenses. If the expenses incurred in connection with a particular matter should be borne in part by us and in part by the Advisors, then such expenses will be allocated between us and the Advisors as determined by the Advisors to be fair and equitable under the circumstances over time.

Risks Related to our REIT Status and Certain Other Tax Items

Our failure to qualify as a REIT in any taxable year would subject us to U.S. federal income tax and applicable state and local taxes, which would reduce the amount of cash available for distribution to our shareholders.

We intend to elect and qualify to be taxed as a REIT under the Code commencing with our taxable year ending December 31, 2025. We do not intend to request a ruling from the IRS that we qualify to be taxed as a REIT. The U.S. federal income tax laws governing REITs are complex. Judicial and administrative interpretations of the U.S. federal income tax laws governing REIT qualification are limited. To qualify as a REIT, we must meet, on an ongoing basis, various tests regarding the nature of our assets and our income, the ownership of our outstanding shares, and the amount of our distributions. New legislation, court decisions or administrative guidance, in each case possibly with retroactive effect, may make it more difficult or impossible for us to qualify as a REIT. Thus, while we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given that we will so qualify for any particular year. These considerations also might restrict the types of assets that we can acquire in the future.

If we fail to qualify as a REIT in any taxable year, and we do not qualify for certain statutory relief provisions, we would be required to pay U.S. federal income tax and applicable state and local income tax on our taxable income at regular corporate income tax rates, and distributions to our shareholders would not be deductible by us in determining our taxable income. In such a case, we might need to borrow money or sell assets in order to pay our taxes. Our payment of income tax would decrease the amount of our income available for distribution to our shareholders. Furthermore, if we fail to maintain our qualification as a REIT, we no longer would be required to distribute substantially all of our REIT taxable income to our shareholders. In addition, unless we were eligible for certain statutory relief provisions, we could not re-elect to be taxed as a REIT until the fifth calendar year following the year in which we failed to qualify.

Qualifying as a REIT involves highly technical and complex provisions of the Code.

Qualification as a REIT involves the application of highly technical and complex Code provisions and the Treasury regulations promulgated thereunder for which only limited judicial and administrative authorities exist. Even a technical or inadvertent violation could jeopardize our REIT qualification. Our qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, shareholder ownership and other requirements on a continuing basis. In addition, our ability to satisfy the requirements to qualify as a REIT may depend in part on the actions of third parties over which we have no control or only limited influence, including in cases where we own an equity interest in an entity that is classified as a partnership for U.S. federal income tax purposes. Furthermore, new tax legislation, administrative guidance or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT.

Our board of trustees is authorized to revoke our REIT election without shareholder approval, which may cause adverse consequences to our shareholders.

Our Declaration of Trust authorizes our board of trustees to revoke or otherwise terminate our REIT election, without the approval of our shareholders, if it determines that it is no longer in our best interests to qualify as a REIT. Our board of trustees has duties to us and could only cause such changes in our tax treatment if it determines that such changes are in our best interests. In this event, we would become subject to U.S. federal income tax on our taxable income and we would no longer be required to distribute most of our net income to our shareholders, which may cause a reduction in the total return to our shareholders.

Ordinary dividends paid by REITs generally do not qualify for the reduced tax rates applicable to “qualified dividend income.”

Dividends paid by C corporations to domestic shareholders that are individuals, trusts and estates currently are generally taxed at a maximum U.S. federal income tax rate of 20% as qualified dividend income. Dividends payable by REITs, however, are generally not eligible for the reduced rates applicable to qualified dividend income, except to the extent designated as capital gain dividends or qualified dividend income. The more favorable rates currently applicable to regular corporate dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in shares of non-REIT corporations that pay dividends, even taking into account the deduction of up to 20% of qualified REIT dividends received by non-corporate U.S. shareholders in taxable years beginning before January 1, 2026.

Failure to make required distributions would subject us to tax, which would reduce the cash available for distribution to our shareholders.

To qualify as a REIT, we must distribute to our shareholders each year dividends equal to at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction, excludes net capital gain and does not necessarily equal net income as calculated in accordance with U.S. GAAP). To the extent that we satisfy the 90% distribution requirement, but distribute less than 100% of our taxable income, we will be subject to U.S. federal corporate income tax on our undistributed income (including net capital gain). In addition, we will incur a 4% nondeductible excise tax on the amount, if any, by which our distributions in any calendar year are less than minimum amounts specified under U.S. federal income tax laws. We intend to make distributions to our shareholders in a manner that will satisfy the REIT 90% distribution requirement and avoid corporate income tax and the 4% nondeductible excise tax.

Our taxable income may substantially exceed our net income as determined based on U.S. GAAP or differences in timing between the recognition of taxable income and the actual receipt of cash may occur. For example, we may be required to accrue income on mortgage loans, mortgage-backed securities and other types of debt securities or interests in debt securities before we receive any payments of interest or principal on such assets. We may also acquire distressed debt investments that are subsequently modified by agreement with the borrower either directly or indirectly. As a result of amendments to a debt investment, we may be required to recognize taxable income to the extent that the principal amount of the modified debt exceeds our cost of purchasing it prior to the amendments. We may be required under the terms of the indebtedness that we incur, whether to private lenders or pursuant to government programs, to use cash received from interest payments to make principal payments on that indebtedness, with the effect that we will recognize income but will not have a corresponding amount of cash available for distribution to our shareholders. We generally will be required to take certain amounts into income no later than the time they are reflected on certain financial statements. We may generate less cash flow than taxable income in a particular year and find it difficult or impossible to meet the REIT distribution requirement in certain circumstances.

In such circumstances, we may be required to: (i) sell assets in adverse market conditions, (ii) borrow on unfavorable terms, (iii) distribute amounts that would otherwise be applied to make investments or repay debt or (iv) make a taxable distribution of our shares as part of a distribution in which shareholders may elect to receive shares or (subject to a limit measured as a percentage of the total distribution) cash, in order to comply with the REIT distribution requirement. Thus, compliance with the REIT distribution requirement may hinder our ability to grow, which could adversely affect the value of our common shares. We may be required to use cash reserves, incur debt, or liquidate non-cash assets at rates or at times that we regard as unfavorable to satisfy the distribution requirement and to avoid corporate income tax and the 4% nondeductible excise tax in that year.

The ownership limits that apply to REITs, as prescribed by the Code and by our Declaration of Trust, may restrict our business combination opportunities.

In order for us to qualify as a REIT, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year after the first year for which we elect to qualify be taxed as a REIT. Additionally, 100 or more persons must beneficially own our shares during at least 335 days of a taxable year (other than the first taxable year for which we elect to be taxed as a REIT). Our Declaration of Trust, with certain exceptions, authorizes our board of trustees to take such actions as are necessary or appropriate to preserve our qualification as a REIT. Our Declaration of Trust also provides that, unless exempted by our board of trustees prospectively or retroactively, no person may own more than 9.9% by value or number of shares, whichever is more restrictive, of our outstanding common shares or 9.9% in value or number of shares, whichever is more restrictive, of the outstanding shares of all classes and series. Our board of trustees may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive the ownership limits or establish a different limit on ownership, or excepted holder limit, for a particular shareholder if the shareholder’s ownership in excess of the ownership limits would not result in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT. These ownership limits could delay or prevent a transaction or a change in control of our Company that might involve a premium price for our common shares or otherwise be in the best interest of our shareholders.

Even if we qualify as a REIT, we may face tax liabilities that reduce our cash flow.

Even if we qualify as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, franchise, property and transfer taxes. See “Certain U.S. Tax Considerations—REITs in General.” In addition, any domestic TRSs we own will be subject to U.S. federal, state and local corporate taxes. In order to meet the REIT qualification requirements, or to avoid the imposition of a 100% tax that applies to certain gains derived by a REIT from sales of inventory or property held primarily for sale to customers in the ordinary course of business, we may hold some of our assets through taxable subsidiary corporations, including domestic TRSs. Any taxes paid by such subsidiary corporations would decrease the cash available for distribution to our shareholders.

Complying with REIT requirements may cause us to forego otherwise attractive investment opportunities or financing or hedging strategies.

Any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in the Treasury regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests (as discussed further below), or (3) to hedge existing hedging transactions after all or part of the hedged indebtedness or property has been disposed of, which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. Our annual gross income from non-qualifying hedges, together with any other income not generated from qualifying real estate assets, cannot exceed 25% of our gross income (excluding for this purpose, gross income from qualified hedges). In addition, our aggregate gross income from non-qualifying hedges, fees, and certain other non-qualifying sources cannot exceed 5% of our annual gross income (excluding for this purpose, gross income from qualified hedges). As a result, we might have to limit our use of advantageous hedging techniques or implement those hedges through a TRS. This could increase the cost of our hedging activities or expose us to greater risks associated with changes in interest rates than we would otherwise not want to bear. We may even be required to altogether forego investments we might otherwise make. Thus, compliance with the REIT requirements may hinder our investment performance.

Complying with REIT requirements may force us to liquidate or restructure otherwise attractive investments.

To qualify as a REIT, we generally must ensure that at the end of each calendar quarter at least 75% of the value of our total assets consists of cash, cash items, government securities and qualified real estate assets, including certain mortgage loans and mortgage-backed securities, as well as shares of another REIT. The remainder of our investment in securities (other than government securities, qualified real estate assets or securities of a TRS of ours) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. The 10% value asset test does not apply to “straight debt” securities. Debt will generally be treated as “straight debt” for these purposes if the debt is a written unconditional promise to pay on demand or on a specified date a certain sum of money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits, the borrower’s discretion, or similar factors. In addition, in general, no more than 5% of the value of our assets (other than government securities, qualified real estate assets or securities of a TRS of ours) can consist of the securities of any one issuer, no more than 20% of the value of our total securities can be represented by stock and securities of one or more TRSs, and no more than 25% of the value of our total assets can be represented by “nonqualified publicly offered REIT debt instruments.” If we fail to comply with these requirements at the end of any quarter, we must correct the failure within 30 days after the end of such calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our shareholders.

We may choose to pay dividends in the form of our own shares, in which case our shareholders may be required to pay income taxes in excess of the cash dividends received.

We may distribute taxable dividends that are payable in cash or our shares. Shareholders (that are not otherwise exempt from U.S. federal income tax) receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, a U.S. shareholder may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. If a U.S. shareholder sells the shares it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the NAV per share of our common shares at the time of the sale. In addition, in such case, a U.S. shareholder could have a capital loss with respect to the shares sold that could not be used to offset such dividend income.

Furthermore, with respect to certain non-U.S. shareholders, we may be required to withhold U.S. federal income tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in shares.

Characterization of any repurchase agreements we enter into to finance our portfolio assets as sales for tax purposes rather than as secured lending transactions would adversely affect our ability to qualify as a REIT.

We may enter into repurchase agreements with a variety of counterparties to achieve our desired amount of leverage for the assets in which we intend to invest. When we enter into a repurchase agreement, we generally sell assets to our counterparty to the agreement and receive cash from the counterparty. The counterparty is obligated to resell the assets back to us at the end of the term of the transaction. We believe that for U.S. federal income tax purposes we will be treated as the owner of the assets that are the subject of repurchase agreements and that the repurchase agreements will be treated as secured lending transactions notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could successfully assert that we did not own these assets during the term of the repurchase agreements, in which case we could fail to qualify as a REIT.

The failure of a mezzanine loan to qualify as a real estate asset would adversely affect our ability to qualify as a REIT.

We may originate or acquire mezzanine loans, which are loans secured by equity interests in a partnership or limited liability company that directly or indirectly owns real property. In Revenue Procedure 2003-65, the IRS provided a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We may originate or acquire mezzanine loans that may not meet all of the requirements for reliance on this safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the IRS could challenge such loan’s treatment as a real estate asset for purposes of the asset and income tests, and if such a challenge were sustained, we could fail to qualify as a REIT.

We may be required to report taxable income for certain investments in excess of the economic income we ultimately realize from them.

We may acquire interests in debt instruments in the secondary market for less than their face amount. The discount at which such interests in debt instruments are acquired may reflect doubts about the ultimate collectability of the underlying loans rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made. Payments on certain debt instruments may be made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions in a subsequent taxable year.

Similarly, some of the securities that we acquire may have been issued with original issue discount. We will be required to report such original issue discount based on a constant yield method and will be taxed based on the assumption that all future projected payments due on such securities will be made. If such securities turn out not to be fully collectible, an offsetting loss deduction will become available only in the later year that uncollectability is provable.

Finally, in the event that any debt instruments or other securities acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectability. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at their stated rate regardless of whether corresponding cash payments are received or are ultimately collectible. In each case, while we would in general ultimately have an offsetting loss deduction available to us when such interest was determined to be uncollectible, the utility of that deduction could depend on our having taxable income in that later year or thereafter.

Due to each of these potential timing differences between income recognition or expense deduction and the related cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other actions to satisfy the REIT distribution requirements.

Certain financing activities may subject us to U.S. federal income tax and could have negative tax consequences for our shareholders.

We may enter into financing transactions that could result in us or a portion of our assets being treated as a “taxable mortgage pool” for U.S. federal income tax purposes. If we were to enter into such a transaction, the IRS has asserted that we would be taxed at the highest U.S. federal corporate income tax rate on a portion of the income, referred to as “excess inclusion income,” that is allocable to shareholders that are “disqualified organizations,” which are generally certain cooperatives, governmental entities and tax-exempt organizations that are exempt from tax on unrelated business taxable income. To the extent that common shares owned by “disqualified organizations” are held in record name by a broker-dealer or other nominee, the broker-dealer or other nominee would be liable for the U.S. federal corporate level tax on the portion of our excess inclusion income allocable to the common shares held by the broker-dealer or other nominee on behalf of the “disqualified organizations.” A RIC or other pass-through entity owning our common shares in record name will be subject to tax at the highest U.S. federal corporate tax rate on any excess inclusion income allocated to their owners that are disqualified organizations.

In addition, if we realize excess inclusion income, our shareholders will be subject to special tax rules with respect to their allocable shares of our excess inclusion income. For example, excess inclusion income cannot be offset by net operating losses of our shareholders. If a shareholder is a tax-exempt entity and not a disqualified organization, excess inclusion income is fully taxable as unrelated business taxable income. If a shareholder is a non-U.S. person, excess inclusion income would be subject to a 30% withholding tax without any reduction or exemption pursuant to any otherwise applicable income tax treaty. If the shareholder is a REIT, RIC, common trust fund or other pass-through entity, their allocable share of our excess inclusion income could be considered excess inclusion income of such entity.

Distributions or gain on sale may be treated as unrelated business taxable income to U.S. tax-exempt investors in certain circumstances.

If (1) all or a portion of our assets are subject to the rules relating to taxable mortgage pools and the allocation of “excess inclusion income,” (2) we are a “pension-held REIT,” (3) a U.S. tax-exempt shareholder has incurred debt to purchase or hold our common shares, or (4) any REMIC interests we hold or any of our qualified REIT subsidiaries that is treated as a taxable mortgage pool generate “excess inclusion income,” then a portion of the distributions to a U.S. tax-exempt shareholder and, in the case of condition (3), gains realized on the sale of common shares by such tax-exempt shareholder, may be subject to U.S. federal income tax as unrelated business taxable income under the Code.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans, that would be treated as sales for U.S. federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax unless a safe harbor exception applies. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans, held as inventory or primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to sell or securitize loans in a manner that was treated as a sale of the loans as inventory for U.S. federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans, other than through a TRS, and we may be required to limit the structures we use for our securitization transactions, even though such sales or structures might otherwise be beneficial for us.

Liquidation of our assets may jeopardize our REIT qualification.

To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our portfolio assets to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets in transactions that are considered to be prohibited transactions.

Our ownership of, and relationship with, any TRS which we may form or acquire will be subject to limitations, and a failure to comply with the limitations could jeopardize our REIT status and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock of one or more TRSs. A TRS may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS, directly or indirectly, owns more than 35% of the voting power or value of the stock will in turn automatically be treated as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. A TRS will pay U.S. federal, state and local income tax at the relevant corporate income tax rates on any income that it earns, and there is no requirement that a TRS make a distribution of its taxable income to the parent REIT. The Code also imposes a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis.

Although we plan to monitor our investments in TRSs (if any), there can be no assurance that we will be able to comply with the 20% limitation or avoid the application of the 100% excise tax, each as discussed above.

Investments in certain financial assets will not qualify as “real estate assets” or generate “qualifying income” for purposes of the 75% real estate asset and gross income qualification requirements and, as a result, our ability to make such investments will be limited.

To qualify as a REIT for U.S. federal income tax purposes, we must comply with certain asset and gross income qualification requirements. Because of these REIT qualification requirements, our ability to acquire certain financial assets such as asset-backed securities, or ABS, will be limited, or we may be required to make such investments through a TRS. In the event that we were to make such an investment through a domestic TRS, any income or gain from such ABS would generally be subject to U.S. federal, state and local corporate income tax, which may reduce the cash flow generated by us and our subsidiaries in the aggregate, and our ability to make distributions to our shareholders. Our ability to make such investments through a TRS is limited, however, because of the REIT qualification requirement that no more than 20% of the value of our total assets can be comprised of stock and securities held by us in TRSs, and that 75% of our gross income must come from certain specified real estate sources.

Legislative, regulatory or administrative changes could adversely affect us, our shareholders or our borrowers.

Legislative, regulatory or administrative changes could be enacted or promulgated at any time, either prospectively or with retroactive effect, and may adversely affect us, our shareholders or our borrowers.

Further changes to the tax laws are possible. In particular, the U.S. federal income taxation of REITs may be modified, possibly with retroactive effect, by legislative, administrative or judicial action at any time. There can be no assurance that future tax law changes will not increase income tax rates, impose new limitations on deductions, credits or other tax benefits, or make other changes that may adversely affect our business, cash flows or financial performance or the tax impact to a shareholder of an investment in our common shares.

Investors are urged to consult with their tax advisor with respect to the impact of any regulatory or administrative developments and proposals and their potential effect on an investment in our common shares.

Restrictions on the deduction of all of our interest expense could prevent us from satisfying the REIT distribution requirements and avoiding the incurrence of income or excise taxes.

Rules enacted as part of the Tax Cuts and Jobs Act of 2017 may limit our ability (and the ability of entities that are not treated as disregarded entities for U.S. federal income tax purposes and in which we hold an interest) to deduct interest expense. Under amended Section 163(j) of the Code, the deduction for net business interest expense may be limited to the amount of the taxpayer’s business interest income plus 30% of the taxpayer’s “adjusted taxable income” unless the taxpayer’s gross receipts do not exceed $25 million per year during the applicable testing period or the taxpayer qualifies to elect and elects to be treated as an “electing real property trade or business.” A taxpayer’s adjusted taxable income will start with its taxable income and add back items of non-business income and expense, business interest income and business interest expense, net operating losses, and any deductions for “qualified business income.” A taxpayer that is exempt from the interest expense limitations as an electing real property trade or business is ineligible for certain expensing benefits and is subject to less favorable depreciation rules for real property. The rules for net business interest expense will apply to us and at the level of each entity in which or through which we invest that is not a disregarded entity for U.S. federal income tax purposes. To the extent that our interest expense is not deductible, our taxable income will be increased, as will our REIT distribution requirements and the amounts we need to distribute to avoid incurring income and excise taxes.

Shareholders who participate in the distribution reinvestment plan will recognize taxable income in the amount they would have received had they elected not to participate, even though they receive no cash.

Shareholders who participate in the distribution reinvestment plan will recognize taxable income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed distributions will be treated as actual distributions from us to the participating shareholders and will retain the character and U.S. federal income tax effects applicable to all distributions. Shares received under the plan will have a holding period beginning with the day after purchase, and a U.S. federal income tax basis equal to their cost, which is the gross amount of the deemed distribution.

Foreclosures may impact our ability to qualify as a REIT and minimize tax liabilities.

If we foreclose, or consider foreclosing, on properties securing defaulted loans that we hold, we will have to consider the impact that taking ownership of such properties would have on our ability to continue to qualify to be taxed as a REIT and any tax liabilities attributable thereto if we continue to qualify as a REIT. In certain cases, the operation of real property will not generate qualifying rents from real property for purposes of the gross income tests, e.g., income from operation of a hotel. In certain circumstances, we will be able to make an election with the IRS to treat property we take possession of in a foreclosure as “foreclosure property.” If, and for so long as, such property qualifies as “foreclosure property,” income therefrom is treated as qualifying income for purposes of both gross income tests and gain from the sale of such property will not be subject to the 100% prohibited transaction tax for dealer sales (other than sales that are not subject to such tax as a result of qualifying for a statutory safe harbor), regardless of how short our holding period in such property is when we sell such property or other dealer sales considerations. On the other hand, net income with respect to a property for which we’ve made a foreclosure property election that would not otherwise be qualifying income for purposes of the gross income tests will be taxed at the highest U.S. federal corporate income tax rate. In certain circumstances, the IRS might argue that a particular property did not qualify for a foreclosure property election or that its status as foreclosure property terminated while we believed it continued to qualify, possibly causing us to fail one or both gross income tests or causing any gain from the sale of such property to be subject to the prohibited transaction tax.

Risks Related to Plan Investors

If the fiduciary of an employee benefit plan or plan subject to ERISA or the Code fails to meet the fiduciary and other standards under ERISA, the Code or applicable statutory common law as a result of an investment in our common shares, the fiduciary could be subject to penalties.

There are special considerations that apply to investing in our common shares on behalf of a “benefit plan investor” within the meaning of ERISA and the regulations promulgated thereunder by the U.S. Department of Labor, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”) including a pension, profit sharing, 401(k) or other employer-sponsored retirement plan, health or welfare plan or trust, an IRA and a “Keogh” plan, that are subject to Title I of ERISA and/or Section 4975 of the Code. If you are investing the assets of any of the entities identified in the prior sentence in our common shares, you should satisfy yourself, to the extent applicable, that:

•	the investment is consistent with your fiduciary obligations under applicable law, including common law, ERISA and the Code;

•	the investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;

•

the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA (to the extent such entity is subject to ERISA) and other applicable provisions of ERISA and the Code;

•	the investment will not impair the liquidity of the trust, plan or IRA;

•	the investment will not produce “unrelated business taxable income” for the trust plan or IRA;

•	our shareholders will be able to value the assets of the plan in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	the investment will not constitute a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil penalties, and can subject the fiduciary to equitable remedies. In addition, if an investment in our common shares constitutes a non-exempt prohibited transaction under Section 4975 of the Code, the fiduciary that authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount involved.

We may encounter risks arising from provision of managerial assistance.

As discussed under “Certain ERISA Considerations,” we intend to conduct our affairs so that our assets should not be deemed to constitute “plan assets” of any shareholder that is a “benefit plan investor” (each within the meaning of ERISA and the Plan Asset Regulations). In this regard, we may elect to operate the Company as a “venture capital operating company” (“VCOC”) or a REOC, each within the meaning of the Plan Asset Regulations. Operating the Company as a VCOC would require that the Company obtain rights to substantially participate in or influence the conduct of the management of a number of the Company’s investments, in the case of operating as a VCOC, and participating in the management and development activities of the underlying real estate, in the case of operating as a REOC. Such rights could expose the assets of the Company to claims by a portfolio company, its security holders and its creditors. While the Company intends to minimize exposure to these risks, the possibility of successful claims cannot be precluded. In addition, because the Company may be operated in a manner intended to qualify the Company as a VCOC or REOC in order to avoid holding “plan assets” within the meaning of ERISA, the Company may be restricted or precluded from making certain investments and the Company could be required to liquidate investments at a disadvantageous time, resulting in lower proceeds to the Company than might have been the case without the need for such compliance.

If our assets at any time are deemed to constitute “plan assets” within the meaning of ERISA and the Plan Asset Regulations, that may lead to our being subject to certain ERISA and Code requirements.

As noted above and discussed under “Certain ERISA Considerations,” we intend to conduct our affairs so that our assets should not be deemed to constitute “plan assets” of any shareholder that is a “benefit plan investor” (each within the meaning of ERISA and the Plan Asset Regulations). If, notwithstanding our intent, our assets were deemed to constitute “plan assets” of any shareholder that is a “benefit plan investor” within the meaning of ERISA or the Plan Asset Regulations, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by the Company, and (ii) the possibility that certain transactions in which the Company might seek to engage could constitute “prohibited transactions” under ERISA and the Code. If a prohibited transaction occurs for which no exemption is available, the Advisors and/or any other fiduciary that has engaged in the prohibited transaction could be required to (i) restore to the benefit plan investor any profit realized on the transaction and (ii) reimburse the benefit plan investor for any losses suffered by the benefit plan investor as a result of the investment. In addition, each disqualified person (within the meaning of Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. Fiduciaries of a benefit plan investor who decide to invest in the Company could, under certain circumstances, be liable for prohibited transactions or other violations as a result of the investment in the Company or as co-fiduciaries for actions taken by or on behalf of the Company or the Advisors. With respect to an IRA that invests in the Company, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt status.

We may encounter risks arising from potential control group liability.

Under ERISA, upon the termination of a tax-qualified single employer defined benefit pension plan, the sponsoring employer and all members of its “controlled group” will be jointly and severally liable for 100% of the plan’s unfunded benefit liabilities whether or not the controlled group members have ever maintained or participated in the plan. In addition, the U.S. Pension Benefit Guaranty Corporation (the “PBGC”) may assert a lien with respect to such liability against any member of the controlled group on up to 30% of the collective net worth of all members of the controlled group. Similarly, in the event a participating employer partially or completely withdraws from a multiemployer (union) defined benefit pension plan, any withdrawal liability incurred under ERISA will represent a joint and several liability of the withdrawing employer and each member of its controlled group. A “controlled group” includes all “trades or businesses” under 80% or greater common ownership. This common ownership test is broadly applied to include both “parent-subsidiary groups” and “brother-sister groups” applying complex exclusion and constructive ownership rules. However, regardless of the percentage ownership that the Company holds in one or more of its portfolio entities, the Company itself cannot be considered part of an ERISA controlled group unless the Company is considered to be a “trade or business.” While there are a number of cases that have held that managing investments is not a “trade or business” for tax purposes, the PBGC Appeals Board ruled that a private equity fund was a “trade or business” for ERISA controlled group liability purposes and at least one Federal Circuit Court has similarly concluded that a private equity fund could be a trade or business for these purposes based upon a number of factors including the fund’s level of involvement in the management of its portfolio companies and the nature of any management fee arrangements. If the Company were determined to be a trade or business for purposes of ERISA, it is possible, depending upon the structure of the portfolio investments by the Company and/or its affiliates and other co-investors in a portfolio entity and their respective ownership interests in the portfolio entity, that any tax-qualified single employer defined benefit pension plan liabilities and/or multiemployer plan withdrawal liabilities incurred by the portfolio entity could result in liability being incurred by the Company, with a resulting appropriation of Company assets to satisfy such pension liabilities and/or the imposition of a lien by the PBGC on certain Company assets. Moreover, regardless of whether or not the Company were determined to be a trade or business for purposes of ERISA, a court might hold that one of the portfolio entities in which we are investing could become jointly and severally liable for another portfolio entity’s unfunded pension liabilities pursuant to the ERISA “controlled group” rules, depending upon the relevant investment structures and ownership interests as noted above.

General Risk Factors

The past performance of BlackRock, Monticello, the Advisors and their senior management is not a predictor of our future results.

None of the track record of BlackRock, Monticello, the Advisors and their senior management nor the performance of such persons will imply or predict (directly or indirectly) any level of our future performance. Our performance is dependent upon future events and is, therefore, inherently uncertain. Past performance cannot be relied upon to predict future events due to a variety of factors, including, without limitation, varying business strategies, different local and national economic circumstances, different supply and demand characteristics, varying degrees of competition and varying circumstances pertaining to the real estate capital markets.

Insurance on loans and real estate-related securities collateral may not cover all losses.

There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war, which may be uninsurable or not economically insurable. Inflation, changes in building codes and ordinances, environmental considerations and other factors also might result in insurance proceeds insufficient to repair or replace a property if it is damaged or destroyed. Under these circumstances, the insurance proceeds received with respect to a property relating to one of our investments might not be adequate to restore our economic position with respect to our investment. Any uninsured loss could result in the corresponding nonperformance of or loss on our investment related to such property.

We rely upon the accuracy and completeness of information about borrowers, lenders and other counterparties and any misrepresented information or fraud could result in significant financial losses and harm to our reputation.

We will rely on the accuracy and completeness of information about borrowers, lenders and other counterparties, and we may use proprietary and third-party tools and safeguards to detect and prevent fraud. We are unable, however, to prevent every instance of fraud that may be engaged in by our borrowers, lenders and other counterparties, and any borrower, lender and other counterparty that misrepresents facts about a loan, including the information contained in the loan application, property valuation, title information and documentation submitted with the loan application. If any of this information was intentionally or negligently misrepresented and such misrepresentation was not detected prior to the acquisition or closing of the loan, the value of the loan could be significantly lower than expected, resulting in a loan being approved in circumstances where it would not have been had we been provided with accurate data. A loan subject to a material misrepresentation is typically unsalable or subject to repurchase if it is sold before detection of the misrepresentation. The controls and processes that we use to help us identify misrepresented information in our loan origination operations and in other deals with lenders and counterparties were designed to obtain reasonable, not absolute, assurance that such information is identified and addressed appropriately. Accordingly, such controls may fail to detect all misrepresented information in our operations.

High profile fraudulent activity also could negatively impact our brand and reputation, which could impact our business. In addition, certain fraudulent activity could lead to regulatory intervention and/or increased oversight, which could increase our costs and negatively impact our business.

Risks associated with climate change may adversely affect our business and financial results and damage our reputation.

Recently, there has been growing concern from advocacy groups, government agencies and the general public over the effects of climate change on the environment. Transition risks, such as government restrictions, standards or regulations intended to reduce greenhouse gas emissions and potential climate change impacts, are emerging and may increase in the future in the form of restrictions or additional requirements on the development of commercial real estate. Government authorities and various interest groups are promoting laws and regulations that could limit greenhouse gas emissions due to concerns over contributions to climate change. Such restrictions and requirements could increase our costs or require additional technology and capital investment by our borrowers, which could adversely affect our operations. Any additional taxation or regulation of energy use, including as a result of (i) the regulations that the United States Environmental Protection Agency has proposed or may propose in the future, (ii) state programs and regulations, or (iii) renewed greenhouse gas legislative efforts by future Congresses, could result in increased operating costs that we may not be able to effectively pass on to our tenants.

Additionally, actual or perceived ESG matters and our response to these matters could harm our business, including in areas such as diversity, equity and inclusion, human rights, climate change and environmental stewardship, support for local communities, corporate governance and transparency and considering ESG factor in our investment processes. Increasing governmental, investor and societal attention to ESG matters, including expanding mandatory and voluntary reporting, diligence, and disclosure on topics such as climate change, human capital, labor and risk oversight, could expand the nature, scope, and complexity of matters that we are required to control, assess and report. These factors may alter the environment in which we do business and may increase the ongoing costs of compliance and adversely impact our results of operations and cash flows. If we are unable to adequately address such ESG matters or we or our borrowers fail or are perceived to fail to comply with all laws, regulations, policies and related interpretations, it could negatively impact our reputation and our business results.

Further, the physical effects of climate change, including extreme weather events such as hurricanes or floods, can also have an adverse impact on the properties underlying our investments, operations and business. For example, properties underlying our investments could be severely damaged or destroyed from either singular extreme weather events (for example floods, storms and wildfires) or through long-term impacts of climatic conditions (such as precipitation frequency, weather instability and rise of sea levels). If we fail to adequately prepare for such events, our revenues, results of operations and financial condition may be impacted. Climate change could also increase utility and other costs of operating the properties underlying our investments, including increased costs for energy, water and other supply chain materials, which, if not offset by rising rental income or paid by tenants, could have a material adverse effect on the properties underlying our investments and on our operations and business.

Failure to identify and exclude bad actors could disqualify us from relying on certain rules on which we rely.

We are offering common shares in a private offering, not registered under the Securities Act, or any other securities laws, including state securities or blue sky laws. Our common shares are offered in reliance upon the exemption from registration thereunder provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act. If certain persons and entities involved with the offering of the common shares, including any shareholder holding (20%) or more of a fund’s outstanding voting equity securities, are or have been subject to certain criminal convictions, SEC disciplinary orders, court injunctions or similar adverse events (collectively, “bad act determinations”), then in certain instances we may be disqualified from relying upon Rule 506. There is no assurance that efforts to exercise reasonable care to identify and exclude bad actors from participating in the offering will be deemed to be sufficient to comply with these requirements. If we were disqualified from relying upon the exemption from registration provided in Rule 506, there may not be another exemption from registration available under the Securities Act and, consequently, we may not have an exemption from registration under any state securities or blue sky laws. If these exemptions from registration were unavailable, then we may be subject to, and incur significant costs related to, enforcement actions and rescission rights may be available to the shareholders, which if exercised, may require us to liquidate assets earlier and on less advantageous terms than were anticipated at underwriting and/or may cause us to have a more limited amount of capital available for investment, impairing our ability to assemble, manage, retain and harvest a complete and balanced portfolio.

We expect that we will be operated pursuant to an exemption or exclusion from the registration requirements under the CFTC regulations.

Although the BlackRock Advisor is registered with the CFTC as a commodity pool operator and a commodity trading advisor, it is expected that we will be operated pursuant to an exemption or exclusion from the registration requirements under the CFTC regulations, including pursuant to certain no-action relief with respect to mortgage REITs. Therefore, none of the Advisors, BlackRock or Monticello will be required to provide prospective investors with a CFTC compliant disclosure document, nor will they be required to provide investors with periodic account statements or certified annual reports that satisfy the requirements of CFTC rules applicable to registered commodity pool operators, in connection with any offerings of common shares.

Failure to obtain and maintain an exemption from being regulated as a commodity pool operator could subject us to additional regulation and compliance requirements that could materially adversely affect our business, results of operations and financial condition.

Registration with the CFTC as a “commodity pool operator” or any change in our operations necessary to maintain our ability to rely upon an applicable exemption from being regulated as a commodity pool operator could adversely affect our ability to implement our investment program, conduct our operations or achieve our objectives and subject us to certain additional costs, expenses and administrative burdens. Furthermore, any determination by us to cease or to limit investing in interests that may be treated as “commodity interests” to comply with the regulations of the CFTC may have a material adverse effect on our ability to implement our investment objectives and to hedge risks associated with our operations.

Economic sanction laws may restrict our ability to make certain investments, and any determination of a violation of economic sanction laws may have an adverse impact on our financial condition and operations.

Economic sanction laws in the United States and other jurisdictions may prohibit the Advisors, their professionals and the Company from transacting with or in certain countries and with certain individuals and companies. In the United States, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) administers and enforces laws, Executive Orders and regulations establishing U.S. economic and trade sanctions. Such sanctions prohibit, among other things, transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. These entities and individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs. The lists of OFAC prohibited countries, territories, persons and entities, including the List of Specially Designated Nationals and Blocked Persons, as such list may be amended from time to time, can be found on the OFAC website. In addition, certain programs administered by OFAC prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the lists maintained by OFAC. These types of sanctions may restrict the Company’s investment activities.

In some countries, there is a greater acceptance than in the United States of government involvement in commercial activities, and of corruption. The Advisors, their professionals and the Company are committed to complying with the U.S. Foreign Corrupt Practices Act (“FCPA”) and other anti-corruption laws, anti-bribery laws and regulations, as well as anti-boycott regulations, to which they are subject. As a result, the Company may be materially and adversely affected because of its unwillingness to participate in transactions that violate such laws or regulations. Such laws and regulations may make it difficult in certain circumstances for the Company to act successfully on investment opportunities and for investments to obtain or retain business.

In recent years, the U.S. Department of Justice and the SEC have devoted greater resources to enforcement of the FCPA. While the Advisors have developed and implemented policies and procedures designed to ensure strict compliance by BlackRock and its personnel with the FCPA, such policies and procedures may not be effective in all instances to prevent violations. In addition, in spite of the Advisors’ policies and procedures, issuers and their affiliates, particularly in cases where the Company or another BlackRock- or Monticello-sponsored fund or vehicle does not control such issuer, may engage in activities that could result in FCPA violations. Any determination that BlackRock or Monticello has violated the FCPA or other applicable anti-corruption laws or anti-bribery laws could subject BlackRock or Monticello to, among other things, civil and criminal penalties, material fines, profit disgorgement, injunctions on future conduct, securities litigation and a general loss of investor confidence, any one of which could materially and adversely affect BlackRock’s and Monticello’s business prospects and/or financial position, as well as the Company’s ability to achieve its investment objectives and/or conduct its operations.

Political changes may affect the real estate-related securities markets.

The current regulatory environment in the United States may be impacted by future legislative developments.

Any significant changes in, among other things, economic policy (including with respect to interest rates and foreign trade), the regulation of the investment management industry, tax law, immigration policy or government entitlement programs could have a material adverse impact on us and our investments.

Litigation outcomes may have an adverse impact on us.

In the ordinary course of our business, we may be subject to litigation from time to time. The outcome of such proceedings may materially adversely affect our value and may continue without resolution for long periods of time. Any litigation may consume substantial amount of time and attention, and that time and the devotion of these resources to litigation may, at times, be disproportionate to the amounts at stake in the litigation. The expense of defending claims against us and paying any amounts pursuant to settlements or judgments would be borne by us and would reduce net assets. Our board of trustees will be indemnified by us in connection with such litigation, subject to certain conditions.

ITEM 2.	FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

We are a Maryland statutory trust formed on November 7, 2024. Our investment strategy is to originate, acquire, finance, manage and dispose of a portfolio consisting primarily of real estate debt investments, including senior mortgage loans, subordinated debt and other similar investments. Our real estate loans are expected to be secured by properties located in the United States and include, without limitation multifamily, seniors housing and other commercial real estate assets. To a lesser extent, we expect to invest in publicly traded real estate-related debt or securities, private real estate-related debt, and other securities, including CLOs and/or cash and cash equivalent investments.

We are an externally advised, perpetual-life REIT formed to pursue the following investment objectives:

•	provide shareholders with current income in the form of regular, stable cash distributions in order to achieve an attractive distribution yield;

•	preserve and protect shareholders’ invested capital by focusing on high quality real estate assets that typically have current cash-flow and/or limited business plan risk;

•	reduce downside risk through conservative LTV ratios against high quality real estate assets with meaningful borrower equity or implied equity; and

•

provide an investment alternative for shareholders seeking to allocate a portion of their investment portfolios to real estate debt with lower volatility than publicly traded securities and compelling risk-adjusted returns compared to fixed income alternatives.

We may not achieve our investment objectives. See “Item 1A. Risk Factors.”

We intend to elect and qualify to be taxed as a REIT under the Code commencing with our taxable year ending December 31, 2025.

Our board of trustees will at all times have ultimate oversight and policy-making authority over us, including responsibility for governance, financial controls, compliance and disclosure. Pursuant to the Advisory Agreement, however, we have delegated to the Advisors the authority to source, evaluate and monitor our investment opportunities and make decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of trustees.

We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from acquiring properties or real estate-related securities, other than those referred to in this Registration Statement.

Basis of Presentation

Our financial statements are and will be prepared in accordance with U.S. GAAP, which requires the use of estimates, assumptions and the exercise of subjective judgment as to future uncertainties.

Revenues

As of February 26, 2025, we have not engaged in principal operations nor generated any revenues. Our entire activity since inception to February 26, 2025, was our initial capitalization and preparation for our proposed fundraising through our private offering. We were capitalized on December 23, 2024, through an aggregate investment of $2,000 by the BlackRock Advisor and Monticello, each of which purchased 40 common shares for an aggregate purchase price of $1,000.

As of February 26, 2025, we have neither acquired nor entered into any arrangements to acquire any investments. The number and type of investments that we acquire will depend upon market conditions, the amount of proceeds we raise in our private offering, the amount of other financing available to us and other circumstances existing at the time we are acquiring such assets.

We will seek to target real estate loan investments and other assets with profiles that the Monticello Advisor believes demonstrates a low to moderate risk profile. Loans will typically be senior secured floating rate real estate debt investments secured by high quality properties that typically generate current cash flow. The loan investments will include senior loans characterized by modest leverage or subordinate debt investments. See “Item 1. Business—Description of Business—Loan Portfolio.”

Expenses

Management Fee

For a discussion of the management fee payable to the Advisors, see “Item 1. Business—Description of Business—Advisory Agreement.”

Performance Fee

For a discussion of the performance fee payable to the Advisors, see “Item 1. Business—Description of Business—Advisory Agreement.”

Shareholder Servicing Fee

For a discussion of the shareholder servicing fees payable to the Dealer Manager, see “Item 7. Certain Relationships and Related Transactions, and Trustee Independence—Dealer Manager Agreement” below.

Organizational and Offering Expenses

For a discussion of the organizational and offering expense reimbursements to the Advisors, see “Item 1. Business—Description of Business—Advisory Agreement.”

Financial Condition, Liquidity and Capital Resources

As of February 26, 2025, we are in our organizational period and have not yet commenced principal operations or generated any revenues. We expect that principal operations will commence when we issue common shares in the Initial Retail Closing.

In connection with the initial BlackRock Investment, the BlackRock Advisor has agreed to purchase from us an aggregate amount of not less than $50 million in Class E shares of the Company, at a price per share equal to the Company’s most recently determined NAV of its Class E shares, or if a NAV has yet to be calculated, then $25.00. We expect to generate cash primarily from (i) the net proceeds of our continuous private offering, (ii) cash flows from our operations, (iii) any financing arrangements we may enter into in the future and (iv) any future offerings of our equity or debt securities.

Our primary uses of cash will be for (i) origination or acquisition of commercial mortgage loans and other commercial debt investments, CMBS and other commercial real estate-related debt investments in accordance with our investment guidelines, (ii) the cost of operations (including the management fee and performance fee), (iii) debt service of any borrowings, (iv) periodic repurchases, including under our share purchase plan (as described herein), and (v) cash distributions (if any) to the holders of our shares to the extent authorized by our board of trustees and declared by us.

Quantitative and Qualitative Disclosures about Market Risk

The primary components of our market risk are related to interest rates, credit spreads, counterparty exposures, credit, market values and liquidity. While we do not seek to avoid risk completely, we believe that risk can be quantified from historical experience, and we seek to actively manage that risk, to earn sufficient compensation to justify taking those risks and to maintain capital levels consistent with the risks we undertake.

Interest Rate Risk

Interest rate risk is highly sensitive to many factors, including governmental, monetary and tax policies, domestic and international economic and political considerations, and other factors beyond our control. Our net interest income is exposed to interest rate volatility primarily as a result of the floating rate nature of the investments we hold and the financing we place on them. Additionally, we may use company-level facilities featuring floating interest rates for liquidity and working capital purposes. Furthermore, we may make investments in fixed and floating rate debt securities; the value of our positions may increase or decrease depending on interest rate movements. Finally, interest rate changes may impact the demand for loans and the availability of financing needed to expand our investment portfolio.

A rise in the general level of interest rates can be expected to lead to higher debt service payment requirements relative to any variable rate investments we hold and to declines in the value of any fixed rate investments we may hold. Rising interest rates carry default risk to our borrowers, because cash flows from underlying properties may fall below the debt service payments due to us on the investments, triggering borrower liquidity covenants. Therefore, we expect to protect property cash flows by requiring borrowers to purchase interest rate caps, which provides a hedge against rising interest rates, whereby the borrower will receive excess cash if interest rates exceed predetermined strike prices. Furthermore, rising interest rates also cause our overall cost of borrowing to increase, partially or fully, offsetting any increase in elevated debt service payments received on our variable rate investments. In general, we will seek to match the interest rate characteristics of our investments with the interest rate characteristics of any related financing obligations. In instances where the interest rate characteristics of an investment and the related financing obligation are not matched, we may mitigate such interest rate risk through the utilization of interest rate derivatives of the same duration. Given our target leverage ratios, an increase in interest rates may result in an increase in our net investment income and the amount of the performance fee payable to the Advisors.

A decline in interest rates can be expected to lead to lower debt service payments received from any variable rate investments we may hold, decreases in the interest income earned on any floating rate investments we hold, and increases in the value of any fixed rate investments we hold. To mitigate the impact of reduced earnings as a result of declining interest rates, we expect to structure interest rate floors into each loan where the borrower will be required to pay minimum interest payments should interest rates fall below a predetermined rate. Additionally, reduced interest rates also cause our overall cost of borrowings to decrease. Because our borrowings do not typically feature interest rate floors, but our variable rate investments feature minimum interest payments due to us, declining interest rates may result in an increase to the Company’s net interest income and an increase in the amount of the performance fee payable to the Advisors.

As of February 26, 2025, we held no market sensitive instruments.

Credit Spread Risk

Credit spread risk is the risk that interest rate spreads between two different financial instruments will change. In general, U.S. commercial mortgage loans, CMBS and CLOs are priced based on a spread to U.S. Treasury securities or interest rate swaps in the case of fixed rate instruments and a spread to SOFR in the case of floating rate instruments. We will generally benefit if credit spreads narrow during the time that we hold a portfolio of mortgage loans, CMBS and/or CLO investments, and we may experience losses if credit spreads widen during the time that we hold a portfolio of mortgage loans, CMBS and/or CLO investments. We actively monitor our exposure to changes in credit spreads and we may enter into credit total return swaps or take positions in other credit-related derivative instruments to moderate our exposure to losses associated with a widening of credit spreads.

Counterparty Risk

We may be exposed to counterparty credit risk under the terms of a derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk. We will seek to mitigate the credit risk associated with derivative instruments by entering into transactions with high-quality counterparties.

Credit Risk

We are exposed to credit risk in our investments with respect to a borrower’s ability to make required debt service payments to us and repay the unpaid principal balance in accordance with the terms of the loan agreement. We manage this risk by conducting a credit analysis prior to making an investment and by actively monitoring our portfolio and the underlying credit quality, including subordination and diversification, of our investments on an ongoing basis. In addition, we re-evaluate the credit risk inherent in our investments on a regular basis taking into consideration a number of fundamental macro-economic factors such as gross domestic product, unemployment, interest rates, capital markets activity, retail sales, store closing/openings, corporate earnings, housing inventory, affordability and regional home price trends.

We are exposed to credit risk with respect to the tenants that occupy properties that serve as collateral to our investments. To mitigate this risk, we seek to avoid large single tenant exposure and we undertake a credit evaluation of major tenants prior to making a loan. This analysis includes extensive due diligence of a potential tenant’s creditworthiness and business, as well as an assessment of the strategic importance of the property to the tenant’s core business operations.

Market Value Risks

We may also be exposed to market value risk with respect to the fair value of our investments, including debt securities, and borrowings due to changes in market conditions, including credit spreads, interest rates, property cash flows, and commercial property values that serve as collateral. We seek to manage our exposure to market risk by originating or acquiring investments secured by different property types located in diverse, but liquid markets and/or with stable credit ratings. The fair value of our investments may fluctuate, therefore the amount we will realize upon any repayment, sale, or an alternative liquidation event is unknown.

Commercial property values are subject to volatility and may be adversely affected by a number of factors, including: national, regional and local economic conditions; local real estate conditions; changes or continued weakness in specific industry segments; construction quality, age and design; demographic factors; and retroactive changes to building or similar codes and/or tax and legal considerations. Changes in commercial property values are difficult to predict with accuracy. We model a range of valuation scenarios and the resulting impacts to our investments.

Liquidity Risk

Market disruptions may lead to a significant decline in transaction activity in all or a significant portion of the asset classes in which we intend to invest and may at the same time lead to a significant contraction in available short-term and long-term debt and equity funding sources. A decline in liquidity of real estate and real estate-related investments, as well as a lack of availability of observable transaction data and inputs, may make it more difficult to sell our investments or determine their fair values. As a result, we may be unable to sell investments, or only be able to sell investments at a price that may be materially different from the fair values presented. Also, in such conditions, there is no guarantee that the Company’s borrowing arrangements or other arrangements for obtaining leverage will continue to be available or, if available, will be available on terms and conditions acceptable to us. In addition, a decline in market value of our assets may have particular adverse consequences in instances where we borrowed money based on the fair value of our assets. A decrease in the market value of our assets may result in the lender requiring us to post additional collateral or otherwise sell assets at a time when it may not be in our best interest to do so.

ITEM 3.	PROPERTIES

Our principal office is located at 50 Hudson Yards, New York, NY 10001. As part of the Advisory Agreements, the Advisors are responsible for providing office space and office services required in rendering services to us. We consider these facilities to be suitable and adequate for the management and operations of our business.

ITEM 4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We have not yet commenced commercial activities. We were capitalized on December 23, 2024, through an aggregate investment of $2,000 by the BlackRock Advisor and Monticello, each of which purchased 40 common shares for an aggregate purchase price of $1,000. The BlackRock Advisor and Monticello currently hold all of the outstanding common shares issued by the Company, and, as of February 26, 2025, the BlackRock Advisor and Monticello were our only shareholders. The address for the BlackRock Advisor and Monticello is in care of our principal executive offices at 50 Hudson Yards, New York, NY 10001.

Name of Beneficial Owner	Number of Common Shares Beneficially Owned	Percent of Common Shares Beneficially Owned
Trustees and Named Executive Officers
Daniel Dunay(1)	—	—
Robert P. Karnes	—	—
Marc A. Fox	—	—
James E. Rehlaender III	—	—
Alan G. Litt	—	—
Jonathan M. Litt	—	—
Robert J. Weiss	—	—
Thomas J. Lally(1)	—	—
Jill S. Hatton(1)	—	—
Larry LaGrone(1)	—	—
Thomas F. Troy(1)	—	—
All current executive officers and trustees as a group ( persons)	—	—
5% Shareholders
BlackRock Advisor	40	50%
Monticello(2)	40	50%

(1)

Our board of trustees is currently comprised of one trustee, Thomas J. Lally. In connection with the Initial Retail Closing, we expect our board of trustees to increase in size to five trustees and each of the individuals indicated above to be elected as a trustee.

(2)

MONTICELLOAM, LLC was co-founded by Alan G. Litt, Thomas J. Lally and Jonathan M. Litt (the “Monticello Founders”). The Monticello Founders collectively exercise voting and investment powers with respect to the shares held by Monticello.

ITEM 5.	TRUSTEES AND EXECUTIVE OFFICERS

We operate under the direction of our board of trustees. Our board of trustees is currently comprised of one trustee, Thomas J. Lally. Our board of trustees will retain the Advisors to manage our investments, subject to supervision by the board of trustees.

Upon the Initial Retail Closing, our board of trustees will have five members, three of whom will be independent trustees, as defined by our Declaration of Trust. A description of definition of “independent trustee” is found in “Item 7 Certain relationships and Related Transactions, and Trustee Independence—Trustee Independence” below.

Trustees and Executive Officers

Information regarding our trustees and executive officers are set forth below:

Name	Age(1)	Position	Position Held Since
Daniel Dunay	40	Chairman of the Board	(2)
Robert P. Karnes	63	President	2025
Barry W. Szarvas Jr.	55	Chief Financial Officer	2025
Marc A. Fox	64	Treasurer	2025
James E. Rehlaender III	40	Executive Vice President	2025
Alan G. Litt	65	Executive Vice President	2025
Jonathan M. Litt	58	Assistant Treasurer	2025
Robert J. Weiss	53	Secretary, General Counsel	2025
Thomas J. Lally	69	Trustee	2024
Jill S. Hatton	65	Independent Trustee	(2)
Larry LaGrone	66	Independent Trustee	(2)
Thomas F. Troy	69	Independent Trustee	(2)

(1)	As of February 26, 2025.
(2)

Our board of trustees is currently comprised of one trustee, Thomas J. Lally. In connection with the Initial Retail Closing, we expect our board of trustees to increase in size to five trustees and each of the individuals above to be elected as a trustee.

Each trustee will hold office until his or her death, resignation, removal or adjudication of legal incompetence or the election and qualification of his or her successor. The address for each of our trustees is c/o 50 Hudson Yards, New York, NY 10001.

Each officer holds office at the pleasure of our board of trustees until his or her successor is duly appointed and qualified or until his or her earlier death, resignation or removal.

Daniel Dunay is expected to be elected as the Executive Chairperson of our board of trustees in connection with the Initial Retail Closing. Mr. Dunay is Chief Operating Officer of Global Product Solutions for BlackRock and is responsible for enabling BlackRock’s product and commercial priorities globally. Previously, he was Head of Americas Financial Institutions, BlackRock’s insurance asset management distribution franchise in the region. Additionally, Mr. Dunay has served as Head of Pricing Strategy and Analytics and Global Head of Compensation & Benefits at the firm. He started at BlackRock as a member of the Corporate Planning team, where he focused on special projects in Finance including support of mergers & acquisitions activity and compensation-related financial analysis. Prior to joining BlackRock in 2013, Mr. Dunay was a principal at Centerview Partners, a boutique investment bank, where he helped provide financial and strategic advice to major financial institutions. He previously worked in Citi’s Investment Banking Division, where he was a member of the Financial Institutions M&A group. Mr. Dunay holds an AB, magna cum laude in economics, from Harvard College.

We believe that Mr. Dunay’s extensive capital raising and finance experience brings valuable experience to our board of trustees.

Robert P. Karnes has served as our President since January 2025. Mr. Karnes is a Managing Director of BlackRock. Mr. Karnes is Global Head of Real Estate Debt and is a member of the Private Debt Executive Committee. Mr. Karnes is responsible for the strategy, investment, and portfolio management of real estate debt investments globally. Prior to joining BlackRock in 2011, he was chief investment officer and partner of Hillenbrand Partners, directing deal sourcing, investment, and portfolio management activities for the firm’s high yield real estate debt portfolio. Previously, he was executive director of Morgan Stanley, where he oversaw real estate investment and portfolio management activities for the firm’s proprietary, fixed-income distressed debt business in Europe and Asia. Mr. Karnes was also previously with First Chicago Capital Corporation, a leading buyer of subordinate CMBS and high yield real estate debt. Mr. Karnes began his career at First Chicago in real estate portfolio and construction finance. Mr. Karnes earned a BBA degree from the University of Notre Dame and an MBA degree from the Kellogg Graduate School of Management at Northwestern University. He is a member of the Commercial Real Estate Finance Council, the Urban Land Institute, the Kellogg Real Estate Advisory Council and the Fitzgerald Institute for Real Estate at the University of Notre Dame.

Barry W. Szarvas Jr. has served as our Chief Financial Officer since February 2025 and is a Managing Director of BlackRock. As CFO, Barry is responsible for accounting, financial reporting and regulatory oversight for the Company. Barry’s prior experience spans 30+ years across asset management, investment banking and public accounting. Prior to returning to BlackRock in February 2025, Barry was with Cerberus Capital Management as a Senior Managing Director and Chief Accounting Officer for their investment products since July 2024. Prior to that role, Mr. Szarvas was at BlackRock for six years including serving as a Managing Director and CFO for their real estate, private equity, and private credit funds. Prior to his time with BlackRock, Mr. Szarvas spent over a decade at Goldman Sachs, including serving as Vice President of Alternative Investment and Management Selection and as Vice President Merchant Bank, Real Estate, with responsibilities over financial reporting, regulatory reporting, and operational due diligence. Barry also has over ten years of professional experience in public accounting with various firms. Mr. Szarvas earned a B.S. degree in accounting from the University of Scranton and is a licensed Certified Public Accountant in New Jersey.

Marc A. Fox has served as our Treasurer since January 2025. Marc Fox serves as Treasurer and is MONTICELLOAM’s Chief Operating Officer. Previously, Mr. Fox served as Chief Financial Officer for Starwood Credit REIT from July 2023 to November 2024 and as a consultant for Starwood Capital earlier in 2023. Prior to his experience at Starwood Capital, Mr. Fox served as the Chief Financial Officer for Greystone & Co from June 2021 to November 2022, where he was responsible accounting and financial reporting. Prior to his time at Greystone & Co, Mr. Fox was the Chief Financial Officer at Ladder Capital Finance (NYSE: LADR) from November 2008 to May 2021, where he was responsible for the finance, accounting, financial reporting, investor relations and tax functions. Before joining Ladder Capital Finance, Mr. Fox served as Executive Vice President and Treasurer of GMAC Commercial Mortgage and Capmark Financial Group from August 1997 to November 2008, where he was responsible for all cash and debt management, asset and liability management, accounts payable and banking relationships. Mr. Fox received a B.S. degree in economics and a M.B.A. from The Wharton School at the University of Pennsylvania.

James E. Rehlaender III (Tripp) has served as our Executive Vice President since January 2025. Mr. Rehlaender, a Director of BlackRock, is a senior member of the Real Estate Debt investment team with a focus on capital markets activities and portfolio management. He is responsible for sourcing investment opportunities, capital markets strategy and execution as well as guiding overall investment and business strategy. Mr. Rehlaender was previously a senior member of the Financial Markets Advisory business (“FMA”). During his tenure with FMA, he served as a portfolio manager and advisor with specializations in the commercial real estate, financial services, infrastructure and shipping sectors in the US and EMEA. In his position as a portfolio manager and asset class expert in the advisory business, he was responsible for serving a wide range of clients including official institutions, insurance companies, pension funds, banks, hedge funds and private equity funds on valuation, risk assessment and strategy for their existing investment portfolios as well as new investment opportunities. He began his career in real estate investment banking. Mr. Rehlaender graduated from Duke University with a Bachelor of Arts in psychology and a minor in economics.

Alan G. Litt has served as our Executive Vice President since January 2025. Mr. Litt is Principal, Co-Founder, and Board Member of MONTICELLOAM, LLC since inception in 2014. With over thirty years of experience as a developer, owner/operator, and lender in the multifamily and seniors housing industry, Mr. Litt plays a key role in guiding the firm’s strategic initiatives and lending operations. Prior to co-founding MONTICELLOAM, Mr. Litt served as President and Chairman of The Kohl Companies, overseeing the development, ownership, and operation of skilled nursing facilities and multifamily housing, including market-rate and affordable housing financed through low-income housing and historic tax credits. Mr. Litt has extensive expertise in navigating regulated businesses and has held various advisory roles, including serving as Advisory Council for Provident Bank. He also provides consulting services to several not-for-profit religious, healthcare, and educational organizations in the New York Metropolitan Area. Alan G. Litt is the brother of Jonathan M. Litt, an executive officer of the Company. Mr. Litt earned a Bachelor of Science degree in Finance from New York University.

Jonathan M. Litt has served as our Assistant Treasurer since January 2025. Mr. Litt is Principal, Co-Founder, and Board Member of MONTICELLOAM, LLC since inception in 2014. Mr. Litt has over thirty years of experience as an owner/operator and lender in the multifamily and seniors housing industry. At MONTICELLOAM, Mr. Litt oversees all operations and investor relations at the firm, in addition to acting as Chief Compliance Officer, managing MONTICELLOAM’s regulatory adherence in its policies and procedures. Mr. Litt also leads MONTICELLOAM’s seniors housing advisory services and workout group. Prior to his current role, he served as Chief Executive Officer of Kohl Construction Group while concurrently holding the position of Executive Vice President at Kohl Solutions, overseeing the development and operations of seniors housing, affordable housing, mixed-use, and industrial properties throughout the Mid-Atlantic region. He is an Executive Board Member of the Grateful Americans Charity, which provide resources that support programs aimed at ending Veteran homelessness and suicide and combating Post Traumatic Stress Disorder (PTSD). Jonathan M. Litt is the brother of Alan G. Litt, an executive officer of the Company. Mr. Litt earned a Bachelor of Science degree from Ithaca College.

Robert J. Weiss has served as our Secretary, General Counsel since January 2025. Mr. Weiss, Managing Director and Senior Counsel of BlackRock, is Head of Legal for Real Estate in the United States providing guidance on all aspects of law applicable to the real estate investment advisory business in the United States. Prior to joining BlackRock in March 2005, he was an Associate at Heller Ehrman LLP where he advised corporate clients in mergers and acquisitions, corporate finance and securities matters. Mr. Weiss earned both his JD and BA from the University of Michigan.

Thomas J. Lally has served as a member of our board of trustees since November 2024. Mr. Lally is Principal, Co-Founder, and Board Member of MONTICELLOAM, LLC since inception in 2014. Mr. Lally leverages over thirty years of experience in the mortgage securitization field to help navigate the firm through different credit cycles and guide the firm’s lending operations. Prior to co-founding MONTICELLOAM, Mr. Lally served as Managing Director and trader of mortgage-backed securities at Ladder Capital. His previous experience includes key positions as Managing Director in multifamily and commercial origination and trading at notable firms such as First Boston, Merrill Lynch, Daiwa Securities, Greystone, and UBS/Principal Finance. Mr. Lally earned a Bachelor of Arts degree from the College of the Holy Cross.

We believe that Mr. Lally’s extensive experience in capital markets in the multifamily and seniors housing space brings valuable experience to our board of trustees.

Jill S. Hatton will be elected to serve as an independent trustee in connection with the Initial Retail Closing. Ms. Hatton has over 40 years of institutional real estate investment experience and currently serves as Chair of the Mass PRIM Real Estate and Timber Committee, Member of the New York State Teachers Real Estate Committee, and Vice Chairperson and Commissioner of the Boston Zoning Commission. Previously, Ms. Hatton was a Director at the University of Wisconsin Foundation Board (2007-2020) and was Chair of both Investment and Alternatives Committees. She also served as an Advisor to the University of Wisconsin Foundation Investment and Alternatives Committees from 2020-2023. Ms. Hatton was President and CEO of GE Capital Investment Advisors and Managing Director of SSR Realty Advisors, Inc., which was acquired by BlackRock in 2005. Ms. Hatton retired from BlackRock in 2008 as a Managing Director of BlackRock Real Estate. Ms. Hatton is a Counselor of Real Estate (CRE) and former Chair of the CRE New England Chapter. Ms. Hatton has been a full member of the Urban Land Institute since 1994 and recently served as Governing Trustee (2016-2020), Founder and Chair of Urban Development Mixed Use (UDMUC) Platinum Product Council (2017-2020), Chair of Urban Development Mixed Use (UDMUC) Red Product Council and member of the Executive Committee of the ULI Women’s Leadership Initiative. Ms. Hatton earned a MS in Business in Real Estate Appraisal and Investment Analysis in 1982 and a BBA with Majors in Real Estate and Finance awarded with Honors and Distinction in 1981, both from the University of Wisconsin Madison. She received the Outstanding University of Wisconsin Real Estate Alumnus Award in 2010 and was a Teaching Assistant under Professor James A. Graaskamp in 1981-82. She also currently serves on the University of Wisconsin Astronomy Board of Visitors and previously served as Treasurer and on the Board of Directors at the Community Music Center of Boston.

We believe that Ms. Hatton’s extensive institutional real estate investment experience brings valuable experience to our board of trustees.

Larry LaGrone will be elected to serve as an independent trustee in connection with the Initial Retail Closing. Mr. LaGrone has worked in banking since 1977, with a primary focus throughout his career in special servicing and troubled commercial real estate assets. He most recently served as Vice President of Portfolio Risk Management for Fannie Mae until his retirement in September 2024. In this role, Mr. LaGrone’s responsibilities included all aspects of asset management and special servicing of the $470 billion multifamily portfolio. Mr. LaGrone received a BS in Management and Economics from Southeastern Oklahoma State University.

We believe that Mr. LaGrone’s extensive experience in banking, real estate and asset management, as well as his history in overseeing sustainable and impact investments for large asset managers, brings valuable experience to our board of trustees.

Thomas F. Troy will be elected to serve as an independent trustee in connection with the Initial Retail Closing. Mr. Troy is a seasoned executive with nearly 40 years of experience in capital markets, banking, wealth, and asset management. He served as Vice-Chairman of UBS Asset Management Americas, Inc. (“UBS Asset Management”) from January 2018 to June 2021. In this role, Mr. Troy helped provide innovation and thought leadership in key areas such as sustainable and impact investing and platform and product creation for UBS Asset Management, which is one of the largest asset managers globally with over $1.2 trillion in invested assets and with locations in 23 markets. From 2010 to 2017, Mr. Troy served as Head of Capital Markets and Sales for UBS Wealth Management Americas, Inc., where he led the strategic growth and build-out of the sales and trading functions to support high net worth and ultra-high net worth clients. Prior to joining UBS Wealth Management Americas, Inc., Mr. Troy served as Principal at Gardenia Global Advisors, LLC from 2006 to 2010, where he was responsible for managing money and risk. Mr. Troy has also served as Principal at Bear Wagner Specialists, Inc. from 2004 to 2006, where he was responsible for marketing new issues to institutional clients. Mr. Troy previously held a variety of positions at Merrill Lynch & Co., Inc. from 1983 to 2003, including Head, Securities Services Division, where he was responsible for managing the firm’s $1.4 billion prime brokerage, clearing, lending and futures businesses and Head, Institutional Equities, where he oversaw all secondary and primary sales, trading and capital markets activities across the firm’s cash and derivative products. Mr. Troy currently serves as a member of the Advisory Board of Holy Cross College and a member of the Center for Global Collaboration and Health Initiatives. Mr. Troy received a B.A. in Economics and Accounting from Holy Cross College and an MBA from Stern School of Business, New York University.

We believe that Mr. Troy’s extensive experience in capital markets, banking, wealth and asset management as well as his history in overseeing sustainable and impact investments for large asset managers bring valuable experience to our board of trustees.

Although most of the services provided to us by the individuals who are executive officers are in their respective roles as executive officers of the Advisors, they have certain duties as executive officers of the Company arising from our Declaration of Trust and our Bylaws. These duties include executing contracts and other instruments in our name and on our behalf and such other duties as may be prescribed by our board of trustees from time to time.

Our executive officers will act as our agents, execute contracts and other instruments in our name and on our behalf, and in general perform all duties incident to their offices and such other duties as may be prescribed by our board of trustees from time to time. Our officers will devote such portion of their time to our affairs as is required for the performance of their duties, but they are not required to devote all of their time to us.

Leadership Structure and Oversight Responsibilities

Our entire board of trustees is responsible for supervising our business. However, pursuant to our Bylaws, our board of trustees may delegate some of its powers to one or more committees as deemed appropriate by our board of trustees, provided that each committee consists of at least a majority of independent trustees.

In connection with the Initial Retail Closing, our board of trustees is expected to establish an Audit Committee (the “Audit Committee”) and may form additional committees in the future.

Audit Committee

We expect the Audit Committee to be composed of Ms. Hatton and Messrs. LaGrone and Troy. Each of the members of the Audit Committee will meet the independence standards and financial literacy requirements for service on an audit committee of a board of trustees pursuant to the Exchange Act and New York Stock Exchange rules applicable to audit committees and corporate governance, and at least one member of the Audit Committee will be an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K, as promulgated under the Exchange Act. We expect that Ms. Hatton will serve as Chairperson of the Audit Committee and qualify as the “audit committee financial expert.” The SEC has determined that the audit committee financial expert designation does not impose on a person with that designation any duties, obligations or liability that are greater than the duties, obligations or Liability imposed on such person as a member of the audit committee of the board of trustees in the absence of such designation.

The Audit Committee will operate pursuant to its charter, which will be approved by our board of trustees. The charter sets forth the responsibilities of the Audit Committee, which will include, oversight of the following:

•	our accounting and financial reporting processes;

•	the integrity of our financial statements and other financial information provided by the Company to its shareholders, the public and others;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent auditors; and

•	the performance of our internal and independent auditors.

In addition, the Audit Committee will determine the selection, appointment, retention and termination of the independent auditors to audit our annual financial statements and reviews with the independent auditors the plans and results of the audit engagement. The Audit Committee also will approve all audit and non-audit services provided by the independent public accountants to us and certain other persons and the fees we pay for these services.

The Audit Committee will adopt procedures for the processing of complaints relating to accounting, internal control and auditing matters. The Audit Committee will oversee the review and handling of any complaints submitted pursuant to the forgoing procedures and of any whistleblower complaints.

Corporate Governance

The individuals who serve as our executive officers have certain responsibilities arising from Maryland law and our Bylaws. These responsibilities include executing contracts and other instruments in our name and on our behalf and such other responsibilities as may be prescribed by our board of trustees from time to time. Our officers will devote such portion of their time to our affairs as is required for the performance of their responsibilities, but they are not required to devote all of their time to us.

A two-thirds majority of our entire board of trustees may change the number of trustees from time to time, provided that the total number is not less than three (3), and unless we amend our Bylaws, not more than 15. Our Bylaws provide that a majority of our trustees must be independent trustees, except for a period of up to 60 days after the death, removal or resignation of, or other vacancy involving, an independent trustee pending the election of a successor independent trustee. Our Declaration of Trust defines “independent trustee” as a trustee who (a) who is not an officer or employee of the Company, any subsidiary of the Company, or BlackRock, Monticello or their affiliates, (b) whom the Board affirmatively determines has no material relationship with the Company and (c) who otherwise satisfies the trustee independence tests provided for in Section 303A.02 of the New York Stock Exchange Listed Company Manual, as may be amended from time to time. We expect our board of trustees will determine that each of Ms. Hatton and Messrs. LaGrone and Troy are independent trustees, giving us a majority independent board of trustees following the Initial Retail Closing.

For so long as (i) BlackRock or its affiliate acts as an investment advisor to us, BlackRock has the right to designate one (1) trustee for election to our board of trustees and (ii) Monticello or its affiliate acts as an investment advisor to us, Monticello has the right to designate one (1) trustee for election to our board of trustees. Our board of trustees must also consult with BlackRock and Monticello in connection with filling any vacancies created by the removal, resignation, retirement or death of any trustee (other than in connection with a removal by shareholders in accordance with our Declaration of Trust).

Each trustee will serve until his or her resignation, removal, death, disqualification or adjudication of legal incompetence or the election and qualification of his or her successor. Although the number of trustees may be increased or decreased, a decrease may not shorten the term of any incumbent trustee. Any trustee may resign at any time or may be removed by the shareholders only for “cause,” and then only upon the affirmative vote of shareholders entitled to cast at least two-thirds of all the votes entitled to be cast generally in the election of trustees. In addition, any trustee may be removed, at any time, but only for “cause” by written instrument, signed by a majority of the trustees, specifying the date when such removal shall become effective. A vacancy on our board of trustees resulting for any reason other than removal for “cause” by the shareholders, may be filled only by a vote of a majority of the remaining trustees; provided that any vacancy involving an independent trustee may be filled only by a vote of a majority of the remaining independent trustees. A vacancy on our board of trustees resulting from removal by the shareholders for “cause” or if there are no trustees may be filled only by the shareholders. “Cause” is defined in our Declaration of Trust as conviction of a felony or a final judgment of a court of competent jurisdiction holding that such trustee caused demonstrable, material harm to the Company through bad faith or active and deliberate dishonesty.

Our board of trustees will generally meet quarterly or more frequently if necessary. Our trustees are not required to devote all of their time to our business and are only required to devote the time to our business as their duties may require. Consequently, in the exercise of their duties as trustees, our trustees will rely heavily on the Advisors and on information provided by the Advisors. As part of our trustees’ duties, our board of trustees will supervise the relationship between us and the Advisors. Our board of trustees is empowered to approve the payment of compensation to trustees for services rendered to us.

Our board of trustees will adopt written policies on investments and borrowings, the general terms of which are set forth in this Registration Statement. Our board of trustees may revise these policies or establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance. Our board of trustees, including a majority of our independent trustees, will periodically review our investment policies to determine that they are in our best interest.

Code of Business Conduct and Ethics. We will adopt a Code of Business Conduct and Ethics that applies to all of our trustees, officers and employees (if any), and to all of the officers and employees of the Advisors, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions while they are performing services for us. Our Code of Business Conduct and Ethics, as it relates to those also covered by BlackRock and Monticello’s respective codes of conduct, operates in conjunction with, and in addition to, BlackRock and Monticello’s respective codes of conduct. Our Code of Business Conduct and Ethics is designed to comply with SEC regulations relating to codes of conduct and ethics.

Corporate Governance Guidelines. We also will adopt corporate governance guidelines to advance the functioning of our board and the audit committee and to set forth the expectations of our board of trustees as to how it and any committees should perform its and their respective functions.

ITEM 6.	EXECUTIVE COMPENSATION

(a) Compensation of Executive Officers

We are externally managed and have no employees. Our executive officers serve as officers of the BlackRock Advisor or the Monticello Advisor and are employees of the BlackRock Advisor or the Monticello Advisor or one or more of their affiliates. The Advisory Agreements provide that the Advisors are responsible for managing our investment activities, as such our executive officers do not receive any cash compensation from us or any of our subsidiaries for serving as our executive officers but, instead, receive compensation from the Advisors. In addition, we do not reimburse the Advisors for compensation it pays to our executive officers for acting in such officer capacity. The Advisory Agreements do not require our executive officers to dedicate a specific amount of time to fulfilling the Advisors’ obligations to us under the Advisory Agreements. Accordingly, the Advisors have informed us that they cannot identify the portion of the compensation it awards to our executive officers that relates solely to such executives’ services to us, as the Advisors do not compensate its employees specifically for such services, provided, that the Advisors may be reimbursed for services performed by an executive officer that are outside the scope of such role. Furthermore, we do not have employment agreements with our executive officers, we do not provide pension or retirement benefits, perquisites or other personal benefits to our executive officers, our executive officers have not received any nonqualified deferred compensation and we do not have arrangements to make payments to our executive officers upon their termination or in the event of a change in control of us.

A description of the Advisory Agreements and fees that we pay to the Advisors is found in “Item 7 Certain Relationships and Related Transactions, and Trustee Independence” below.

Compensation Committee Interlocks and Insider Participation

We currently do not have a compensation committee of our board of trustees because we do not directly compensate our executive officers or reimburse the Advisors for their compensation. There are no interlocks or insider participation as to compensation decisions required to be disclosed pursuant to SEC regulations.

Trustee Compensation

We intend to compensate each of our non-employee trustees who are not affiliated with the Advisors, BlackRock or Monticello with an annual cash retainer of $100,000, plus an additional annual cash retainer of $10,000 for the chairperson of the Audit Committee, paid quarterly in arrears. We do not intend to pay our trustees additional fees for attending board meetings, but we intend to reimburse each of our trustees for reasonable out-of-pocket expenses incurred in attending board and committee meetings (including, but not limited to, airfare, hotel and food). Our trustees who are affiliated with BlackRock or Monticello, including the Advisors, will not receive additional compensation for serving on the board of trustees or committees thereof.

ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND TRUSTEE INDEPENDENCE

(a) Transactions with Related Persons, Promoters and Certain Control Persons

Advisory Agreements

We intend to enter into the Advisory Agreements with the Advisors, pursuant to which we pay the management fee and performance fee. In addition, pursuant to the Advisory Agreements, we reimburse the Advisors for certain expenses as they occur. See “Item 1. Description of Business—Advisory Agreement.”

Dealer Manager Agreement

We intend to enter into a Dealer Manager Agreement with the Dealer Manager, and we intend to enter into participating broker-dealer agreements with certain broker-dealers. Under the terms of the Dealer Manager Agreement and the participating broker-dealer agreements, the Dealer Manager serves as the dealer manager, and certain participating broker-dealers solicit capital, for our private offering of Class S shares, Class T shares, Class D shares, Class I shares, Class F-S shares, Class F-D shares, Class F-I shares and Class E shares.

The Dealer Manager will be entitled to receive upfront selling commissions of up to 3.0% and upfront dealer manager fees of up to 0.5% of the transaction price of each Class T share sold in the primary offering; however, such amounts may vary at certain participating broker-dealers provided that the sum of the selling commissions and dealer manager fees will not exceed 3.5% of the transaction price. The Dealer Manager will be entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S share and Class F-S share sold in the primary offering. The Dealer Manager will be entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each Class D share and Class F-D share sold in the primary offering. No upfront selling commissions, dealer manager fees or shareholder servicing fees are paid with respect to Class I shares, Class F-I shares or Class E shares. See “Item 11. Description of Registrant’s Securities to be Registered—Description of our Shares” for further discussion of the differences between our Class T shares, Class S shares, Class D shares, Class I shares, Class F-S shares, Class F-D shares, Class F-I shares and Class E shares.

In addition, we will pay the Dealer Manager selling commissions over time as shareholder servicing fees (which are allocated to the classes of shares as described below) for ongoing services rendered to shareholders by participating broker-dealers or broker-dealers servicing investors’ accounts, referred to as servicing broker-dealers:

•

with respect to our outstanding Class T shares, equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, consisting of an advisor shareholder servicing fee of 0.65% per annum, and a dealer shareholder servicing fee of 0.20% per annum, of the aggregate NAV of our outstanding Class T shares; however, with respect to Class T shares sold through certain participating broker-dealers, the investment professional shareholder servicing fee and the dealer shareholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares;

•	with respect to our outstanding Class S shares and Class F-S shares, equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares and Class F -S shares, respectively; and

•	with respect to our outstanding Class D shares and Class F-D shares, equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares and Class F-D shares, respectively.

We will not pay a shareholder servicing fee with respect to our outstanding Class I shares, Class F-I shares or Class E shares.

We will cease paying the shareholder servicing fee with respect to any Class T shares, Class S shares, Class D shares, Class F-S shares or Class F-D shares held in a shareholder’s account at the end of the month in which the Dealer Manager, in conjunction with the transfer agent, determines that total upfront selling commissions, dealer manager fees and shareholder servicing fees paid with respect to such shares would exceed any applicable limit set by a participating broker-dealer set forth in any applicable agreement between the Dealer Manager and a participating broker-dealer at the time such shares were issued. At the end of such month, such Class T shares, Class S shares, Class D shares, Class F-S shares or Class F-D shares (and any shares issued under the DRIP with respect thereto) will convert into a number of Class I shares or Class F-I shares if prior to the fifth anniversary of the Initial Retail Closing (including any fractional shares) with an equivalent aggregate NAV as such shares.

We will cease paying the shareholder servicing fee on the Class S shares, Class T shares, Class D shares, Class F-S shares and Class F-D shares on the earlier of: (i) a listing of Class I shares or (ii) our merger or consolidation with or into another entity or the sale or other disposition of all or substantially all of our assets, other than in connection with a Conversion Event, in each case in a transaction in which our shareholders receive cash or securities listed on a national securities exchange. If not already converted as described above, on the earlier of the foregoing, each such Class S share, Class T share, Class D share, Class F-S share and Class F-D share (including any fractional share) held in a shareholder’s account will convert into a number of Class I shares (or fraction thereof) with an equivalent aggregate NAV as such share.

In addition, beginning on the fifth anniversary of the Initial Retail Closing, the Company may, at the board of trustee’s sole discretion, convert Class F-S shares, Class F-D shares and Class F-I shares into Class S shares, Class D shares and Class I shares of equivalent aggregate NAV, respectively, based on their respective per share NAVs in effect at the time of any such conversion.

Indemnification Agreements with Trustees and Officers

We intend to enter into indemnification agreements with our trustees and officers. The indemnification agreements are intended to provide our trustees and officers the maximum indemnification permitted under Maryland law and our Declaration of Trust. Each indemnification agreement provides that we must indemnify the trustee or officer who is a party to the agreement including the advancement of legal expenses, if, by reason of his or her status with the Company, such trustee or officer is, or is threatened to be, made a party to or a witness in any threatened, pending or completed proceeding, other than a proceeding by or in the right of the Company. For more information, see “Item 12. Indemnification of Trustees and Officers” below.

Initial Capitalization

We were capitalized on December 23, 2024, through an aggregate investment of $2,000 by the BlackRock Advisor and Monticello, each of which purchased 40 common shares for an aggregate purchase price of $1,000. These shares were issued and sold in reliance upon the available exemptions from registration requirements of Section 4(a)(2) of the Securities Act.

Sale of Shares to the BlackRock Advisor

In connection with the Initial BlackRock Investment, the BlackRock Advisor has agreed to purchase from the Company an aggregate amount of not less than $50 million in Class E shares, at a price per share equal to the Company’s most recently determined NAV of its Class E shares, or if an NAV has yet to be calculated, then $25.00. As of the date of this Registration Statement, the BlackRock Advisor has not purchased any Class E shares in connection with the Initial BlackRock Investment. Further, the BlackRock Advisor has agreed not to submit for repurchase by us all of the Class E shares of the Company it receives in connection with the Initial BlackRock Investment until the BlackRock Liquidity Date, which is the earlier of (i) the first date that the Company’s NAV reaches $1.0 billion or (ii) the third anniversary of the Initial Retail Closing.

Potential Conflicts of Interest

We are subject to conflicts of interest arising out of our relationship with BlackRock, Monticello, the Advisors and/or certain of the Advisors’ affiliates. Alan G. Litt, Jonathan M. Litt and Thomas J. Lally act as our executive officers as well as officers of the Monticello Advisor. There is no guarantee that the policies and procedures adopted by us, the terms of our Declaration of Trust, the terms and conditions of the Advisory Agreements or the policies and procedures adopted by the Advisors and their affiliates will enable us to identify, adequately address or mitigate these conflicts of interest. Transactions between us and the Advisors or their affiliates will be subject to approval by our independent trustees. See “Risk Factors—Risks Related to Conflicts of Interest.”

We pay the Advisors the management fee regardless of the performance of our portfolio. The Advisors’ entitlement to the management fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. We are required to pay the Advisors the management fee in a particular period despite experiencing a net loss or a decline in the value of our portfolio during that period. In addition, the Advisors are entitled to receive the performance fee based on our achievement of target levels of Core Earnings, which may create an incentive for the Advisors to place undue emphasis on the maximization of Core Earnings at the expense of other criteria, such as preservation of capital, in order to achieve higher incentive compensation or to use substantial debt or leverage for our portfolio or make riskier or more speculative investments on our behalf than they would otherwise make in the absence of such fee. If our interests and those of the Advisors are not aligned, the execution of our business plan and our results of operations could be adversely affected, which could adversely affect our results of operations and financial condition.

Some additional examples of conflicts of interest that may arise by virtue of our relationship with BlackRock, Monticello, the Advisors and certain of the Advisors’ affiliates include:

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Management Fee. We will pay the Advisors a management fee based on our NAV regardless of the performance of our portfolio. We will be required to pay the Advisors a management fee in a particular period despite experiencing a net loss or a decline in the value of our portfolio during that period. The Advisors’ entitlement to a management fee, which is not based or conditioned upon the achievement of performance metrics or goals, might reduce the Advisors’ incentive to devote their time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. Because the management fee is based on our NAV, the Advisors may also be motivated to accelerate investments in order to increase our NAV or, similarly, delay or curtail repurchases of our shares to maintain a higher NAV. The management fee that the Advisors are entitled to receive has not been determined by “arm’s-length” negotiations and could be higher than the fees that an unaffiliated investment manager might charge.

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Allocations of Fees and Expenses. Side-by-side management by the Advisors and their affiliates of the Company and Other Accounts raises other potential and actual conflicts of interest, including those associated with allocating expenses attributable to the Company and one or more Other Accounts, management time, services and functions among the Company and such Other Accounts. The Advisors and their affiliates will attempt to make such allocations on a basis that they consider to be fair and equitable to the Company under the circumstances over time and considering such factors as it deems relevant. The allocations of such expenses may not be proportional, and any such determinations involve inherent matters of discretion, e.g., in determining whether to allocate pro rata based on number of Other Accounts or co-investors receiving related benefits or proportionately in accordance with asset size, or in certain circumstances determining whether a particular expense has a greater benefit to the Company or the Advisors and/or their affiliates. As a result of the foregoing allocations, it is anticipated that the Company and its shareholders will bear expenses that do not directly relate to the Company’s own operations, or in respect of which the Company does not directly derive any benefit, and instead relate to the operations of, and are to the direct benefit of, the Company and such Other Accounts as a whole.

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Broad and Wide-Ranging Activities. BlackRock, Monticello and their affiliates engage in a broad spectrum of activities, including a broad range of activities relating to investments in the real estate industry, and have invested or committed billions of dollars in capital through various investment funds, managed accounts and other vehicles affiliated with BlackRock or Monticello. In the ordinary course of their business activities, BlackRock, Monticello and their affiliates may engage in activities where the interests of certain divisions of BlackRock, Monticello and their affiliates, or the interests of their clients, may conflict with the interests of our shareholders. Certain of these divisions and entities affiliated with BlackRock or Monticello have or may have investment objectives or guidelines similar to our investment guidelines and therefore may compete with us. In particular, BlackRock and Monticello invest in a broad range of real estate-related investments via numerous different investment funds, managed accounts and other vehicles.

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BlackRock’s and Monticello’s Policies and Procedures. As applicable, specified policies and procedures implemented by BlackRock, Monticello and their affiliates to mitigate potential conflicts of interest and address certain regulatory requirements and contractual restrictions may reduce the advantages across BlackRock’s, Monticello’s and their affiliates’ various businesses that each of BlackRock, Monticello and their affiliates expects to draw on for purposes of pursuing attractive investment opportunities. Because each of BlackRock, Monticello and their affiliates have multiple business lines, each of them is subject to a number of actual and potential conflicts of interest, greater regulatory oversight and more legal and contractual restrictions than that to which it would otherwise be subject if it had just one line of business. In addressing these conflicts and regulatory, legal and contractual requirements across its various businesses, each of BlackRock, Monticello and their affiliates, to the extent applicable, has implemented certain policies and procedures (e.g., BlackRock’s information barrier policy) that may reduce the benefits that BlackRock, Monticello or their affiliates, as applicable, could otherwise expect to utilize for the BlackRock Advisor for purposes of identifying and managing our investments. Additionally, the terms of confidentiality or other agreements with or related to companies in which any investment vehicle of BlackRock, Monticello or their affiliates have or have considered making an investment or which is otherwise an advisory client of BlackRock, Monticello or their affiliates may restrict or otherwise limit the ability of BlackRock, Monticello or their affiliates to engage in businesses or activities competitive with such companies.

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Other Businesses or Services Provided by the Advisors to Others. Subject to any separate agreement between the Advisors to the contrary, the Advisory Agreements provide that they do not (i) prevent the respective Advisor or any of its affiliates, officers, directors or employees from engaging in other businesses or from rendering services of any kind to any other person (including other REITs), including the sponsoring, closing or managing of any Other Account, (ii) in any way bind or restrict the respective Advisor, or any of its affiliates, officers, directors or employees from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom the respective Advisor or any of its affiliates, officers, directors or employees may be acting or (iii) prevent the Advisors or any of their affiliates, officers, directors or employees from receiving fees or other compensation or profits from activities described in clauses (i) or (ii) above which shall be for the sole benefit of the respective Advisor or its affiliates.

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Use of Subscription Lines. An Advisor may, on our behalf, obtain a general credit facility for working capital, including to fund management fees and other expenses, to finance investments, to provide interim bridge financing and capital, and for any other permitted uses. The use of a general credit facility may delay calling capital from certain investors, such as BlackRock in respect of the Initial BlackRock Investment, which tends to increase the internal rate of return of an investment and reduce potential preferred returns. As a general matter, use of leverage in lieu of drawing down commitments amplifies returns (either negative or positive) to investors.

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Issues Relating to the Valuation of Assets. A significant portion of the assets in which the Company will directly or indirectly invest will not have a readily ascertainable market value and, subject to applicable law, will be valued in accordance with the Company’s valuation guidelines. See “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters—Net Asset Value Calculation and Valuation Guidelines.”

The Advisors will value such securities and other assets in accordance with the Company’s valuation guidelines; however, the manner in which the Advisors exercise their discretion with respect to valuation decisions will impact the valuation of assets of the Company. Since the management fee and performance fee are based on valuations, the exercise of discretion in valuation by the Advisors will give rise to conflicts of interest including in connection with determining the amount and timing of payments of performance fees and the calculation of management fees. In addition, various divisions and units within the Advisors and their affiliates are required to value assets, including in connection with managing or advising Other Accounts. These various divisions, units and affiliated entities may, but are under no obligation to, share information regarding valuation techniques and models or other information relevant to the valuation of a specific asset or category of assets. Regardless of whether or not the Advisors have access to such information, to the extent the Advisors value the assets held by the Company, the Advisors will value investments according to the Company’s valuation guidelines, and may value an identical asset differently than such other divisions, units or affiliated entities. In addition, such divisions, units and affiliated entities may hold certain of the same assets that the Company holds indirectly through investment with third-party managers, but may value such assets differently than the applicable third-party managers.

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Allocation of Investment Opportunities. Certain inherent conflicts of interest arise from the fact that BlackRock, Monticello and their affiliates may provide investment management and other services both to us and to any other person or entity, whether or not the investment objectives or guidelines of any such other person or entity are similar to ours, including the sponsoring, closing or managing of Other Accounts.

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Corporate Opportunities. Our board of trustees has adopted a resolution acknowledging that, subject to certain non-compete restrictions in connection with the sponsorship of future funds with investment objectives and fundraising strategies similar to ours, none of BlackRock, Monticello or their affiliates, our trustees or any person our trustees control will be required to refrain directly or indirectly from engaging in any business opportunities, including any business opportunities in the same or similar business activities or lines of business in which we or any of our affiliates may from time to time be engaged or propose to engage, or from competing with us, and that we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any such business opportunities, unless offered to a person in his or her capacity as one of our trustees or officers and intended exclusively for us or any of our subsidiaries.

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Investments in Different Levels or Classes of an Issuer’s Securities. From time to time, to the extent permitted by our declaration of trust, we and the Other Accounts may make investments at different levels of an issuer’s or borrower’s capital structure or otherwise in different classes of the same issuer’s securities. We may make investments that are senior or junior to, or have rights and interests different from or adverse to, the investments made by the Other Accounts. Such investments may conflict with the interests of such Other Accounts in related investments, and the potential for any such conflicts of interest may be heightened in the event of a default or restructuring of any such investments. While BlackRock, Monticello and their affiliates will seek to resolve any such conflicts in a fair and equitable manner over time in accordance with their prevailing policies and procedures or methods with respect to conflicts resolution among the Other Accounts, such transactions are not required to be presented to our board of trustees for approval (unless otherwise required by our declaration of trust or investment guidelines), and there can be no assurance that any conflicts will be resolved in our favor.

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Minority Investments of Other Accounts. Certain Other Accounts may also make minority investments in third-party investment managers or their investment vehicles with which we may engage in various transactions from time to time, including purchases or sales of assets or borrowing or lending transactions. Although these third-party investees may not be deemed to be affiliates of BlackRock or Monticello due to the limited voting rights or other terms of the investments made by such Other Accounts, such Other Accounts would have an indirect economic interest in any trans-actions between us and such third-party investees. Our shareholders will not share in any of the economic interest of such Other Accounts in such transactions. There can be no assurance that any conflict will be resolved in our favor and any of BlackRock, Monticello or their affiliates, as applicable, may be required to take action where it will have conflicting loyalties be-tween its duties to us and to Other Accounts, which may adversely impact us.

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Pursuit of Differing Strategies. At times, the investment professionals employed by the Advisors or their affiliates and other investment vehicles affiliated with the Advisors, BlackRock, Monticello or their affiliates may determine that an investment opportunity may be appropriate for only some of the accounts, clients, entities, funds and investment vehicles for which he or she exercises investment responsibility, or may decide that certain of the accounts, clients, entities, funds and investment vehicles should take differing positions with respect to a particular security. In these cases, the investment professionals may place separate transactions for one or more accounts, clients, entities, funds and investment vehicles which may affect the market price of the security or the execution of the transaction, or both, to the detriment or benefit of one or more other accounts, clients, entities, funds and investment vehicles. For example, an investment professional may determine that it would be in the interest of another account to sell a security that we hold long, potentially resulting in a decrease in the market value of the security held by us.

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Variation in Financial and Other Benefits. A conflict of interest arises where the financial or other benefits available to the Advisors or their affiliates differ among the accounts, clients, entities, funds and investment vehicles that it manages. If the amount or structure of the management fee or the Advisors’ or their affiliates’ compensation differs among accounts, clients, entities, funds and investment vehicles (such as where certain funds or accounts pay higher base management fees, incentive fees, performance-based management fees or other fees), the Advisors might be motivated to help certain accounts, clients, entities, funds and investment vehicles over others. Similarly, the desire to maintain assets under management or to enhance the Advisors’ performance record or to derive other rewards, financial or otherwise, could influence Advisors or their affiliates in affording preferential treatment to those accounts, clients, entities, funds and investment vehicles that could most significantly benefit the Advisors or their affiliates. Each Advisor may, for example, have an incentive to allocate favorable or limited opportunity investments or structure the timing of investments to favor such accounts, clients, entities, funds and investment vehicles. Additionally, the Advisors or their affiliates might be motivated to favor accounts, clients, entities, funds and investment vehicles in which it has an ownership interest or in which BlackRock, Monticello or their affiliates, as applicable, have ownership interests. Conversely, if an investment professional at either of the Advisors or their affiliates does not personally hold an investment in the Company but holds investments in other BlackRock- or Monticello-affiliated vehicles, such investment professional’s conflicts of interest with respect to us may be more acute.

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Other Relationships. Other than as otherwise described herein, including as described in “—Allocation of Investment Opportunities” above, BlackRock, Monticello and their affiliates are under no obligation to decline any engagements or investments in order to make an investment opportunity available to us. In connection with their other businesses, BlackRock, Monticello and their affiliates may come into possession of information that limits their ability to engage in potential transactions. Our activities may be constrained as a result of the inability of BlackRock’s, Monticello’s and their affiliates’ personnel to use such information. We may be forced to sell or hold existing investments as a result of other relationships that BlackRock, Monticello or their affiliates may have or transactions or investments BlackRock, Monticello and their affiliates may make or have made. Additionally, there may be circumstances in which one or more individuals associated with BlackRock, Monticello or their affiliates will be precluded from providing services to the Advisors because of certain confidential information available to those individuals or to other parts of BlackRock, Monticello or their affiliates. In determining whether to invest in a particular transaction on our behalf, the Advisors may consider those relationships (subject to their obligations under our declaration of trust and the Advisory Agreements), which may result in certain transactions that the Advisors will not undertake on our behalf.

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Service Providers. Certain of our service providers (including lenders, brokers, attorneys, investment banking firms and property managers) may be sources of investment opportunities, counterparties therein or advisors with respect thereto. This may influence the Advisors in deciding whether to select such a service provider. In addition, in instances where multiple BlackRock or Monticello businesses may be exploring a potential individual investment, certain of these service providers may choose to be engaged by other BlackRock or Monticello affiliates rather than us.

In addition, it is expected that certain affiliates of the Advisors will also provide other services in respect of our investments from time to time, including, but not limited to, operating platforms providing loan servicing, broker-dealer, placement and other financial services and administrative corporate services. Employees of these affiliates may also act as our executive officers and may also receive performance-based compensation from such affiliate in respect of our investments. The fees and expenses of such Advisor-affiliated service providers (and, if applicable, their employees) are borne by our investments and there is no related offset to the management fee we pay to the Advisors. While the Advisors believe that any such affiliated service providers, when engaged, generally provide (or will provide) services at rates equal to or better than those provided by third parties (even in jurisdictions where insurance rates are statutorily determined), there is an inherent conflict of interest that may incentivize the Advisors to engage its affiliated service providers over a third party.

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Material, Non-Public Information. We, directly or through BlackRock, Monticello or certain of their respective affiliates may come into possession of material non-public information with respect to an issuer or borrower in which we have invested or may invest. Should this occur, the Advisors may be restricted from buying or selling securities, derivatives or loans of the issuer or borrower on our behalf until such time as the information becomes public or is no longer deemed material. Disclosure of such in-formation to the personnel responsible for management of our business may be on a need-to-know basis only, and we may not be free to act upon any such information. Therefore, we or the Advisors may not have access to material non-public information in the possession of BlackRock, Monticello or their affiliates which might be relevant to an investment decision to be made by the Advisors on our behalf, and the Advisors may initiate a transaction or purchase or sell an investment which, if such information had been known to them, may not have been undertaken. Due to these restrictions, the Advisors may not be able to initiate a transaction on our behalf that they otherwise might have initiated and may not be able to purchase or sell an investment that they otherwise might have purchased or sold, which could negatively affect our operations.

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Investment by Directors, Officers and Employees of the Advisors and their Affiliates. The directors, officers and employees of the Advisors and their affiliates are permitted to buy and sell public or private securities, commingled vehicles or other investments held by the Company for their own accounts, or accounts of their family members and in which the personnel of such Advisor or affiliate may have a pecuniary interest, including through accounts (or investments in funds) managed by an Advisor or its affiliate, in accordance with the applicable Advisor’s personal trading policies. As a result of differing trading and investment strategies or constraints, positions taken by directors, officers, and employees of the Advisors and their affiliates may be the same as or different from, or made contemporaneously or at different times than, positions taken for the Company.

Such persons and/or investment vehicles they manage also may invest in companies in the same industries as the Company, and may compete with the Company for investment opportunities, and their investments may compete with the investments of the Company. In addition, BlackRock and Monticello personnel may serve on the boards of directors of companies in the same industries as the Company expects to invest, which can give rise to conflicting obligations and interests. As these situations may involve potential conflicts of interest, BlackRock and Monticello have adopted policies and procedures relating to personal securities transactions, insider trading and other ethical considerations. These policies and procedures are intended to identify and reduce actual conflicts of interest with clients and to resolve such conflicts appropriately if they do occur.

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Temporary Investments in Cash Management Products. Subject to the Company’s governing documents and applicable laws, the Company may invest, on a temporary basis, in short-term, high-grade assets or other cash management products, including SEC-registered investment funds (open-end or closed-end) or unregistered funds, including any such funds that are sponsored, managed or serviced by the Advisors and their affiliates. In connection with any of these investments, subject to the Company’s governing documents, the Company will bear all fees pertaining to the investment, including advisory, administrative or 12b-1 fees, and no portion of any fees otherwise payable by the Company will be offset against fees payable in accordance with any of these investments (i.e., there could be “double fees” involved in making any of these investments which would not arise in connection with a shareholder’s direct investment in such money market or liquidity funds, because an affiliate of the Advisors or the Advisors could receive fees with respect to both the management of the Company, on one hand, and such cash management products, on the other). In these circumstances, as well as in other circumstances in which any Advisor or their affiliates receive any fees or other compensation in any form relating to the provision of services, subject to the Company’s governing documents, no accounting, repayment to the Company or offset of the management fee will be required.

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Possible Future Activities. The Advisors and their affiliates may expand the range of services that they provide over time. Except as and to the extent expressly provided in the Advisory Agreements, or as otherwise agreed by the Advisors and described herein, the Advisors and their affiliates will not be restricted in the scope of their business or in the performance of any such services (whether now offered or undertaken in the future) even if such activities could give rise to conflicts of interest, and whether or not such conflicts are described herein. The Advisors and their affiliates continue to develop relationships with a significant number of companies, financial sponsors and their senior managers, including relationships with clients who may hold or may have held investments similar to those intended to be made by us. These clients may themselves represent appropriate investment opportunities for us or may compete with us for investment opportunities.

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Transactions with Other Accounts and Other Affiliates. From time to time, we expect to enter into purchase and sale transactions and joint ventures with Other Accounts and BlackRock and Monticello. Such transactions will be conducted in accordance with, and subject to, our Declaration of Trust (including the requirement that such transaction be approved by a majority of our independent trustees as being fair and reasonable to us), the terms and conditions of the Advisory Agreements, our code of business conduct and ethics and applicable laws and regulations. These requirements will also apply to transactions with BlackRock, Monticello, any of our trustees or any affiliates thereof. Side-by-side management by one or both of the Advisors with respect to Other Accounts raises other potential and actual conflicts of interest, including those associated with allocating expenses attributable to us and one or more Other Accounts and allocating management time, services and functions attributable to us and such Other Accounts. The Advisors and their affiliates will attempt to make such allocations on a basis that they consider to be fair and equitable to us under the circumstances over time and considering such factors as they deem relevant, and such allocations shall be subject to the review and approval of our board of trustees, including a majority of our independent trustees. However, the allocations of such expenses may not be proportional, and any such determinations involve inherent matters of discretion, or in certain circumstances determining whether a particular expense has a greater benefit to us or the Other Account, or their respective affiliates.

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Other Affiliate Transactions. In connection with investments in which we participate alongside Other Accounts, we may from time to time share certain rights with such Other Accounts relating to such investments for legal, tax, regulatory or other similar reasons, including, in certain instances, certain control-related rights with respect to jointly held investments. When making any decisions related to such investments, there may be conflicting interests. There can be no assurance that the return on our investment will be equivalent to or better than the returns obtained by BlackRock, Monticello or their other affiliates.

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Advisor Decisions May Benefit Monticello, BlackRock, Other Accounts or their Affiliates. The investment management decisions made by the Advisors could provide ancillary benefits, respectively, to Monticello and their affiliates, or to BlackRock, Other Accounts and their affiliates. While each Advisor will make decisions for us in accordance with its fiduciary obligations under its respective Advisory Agreement, the fees, allocations, compensation and other benefits to Monticello, BlackRock, Other Accounts and their affiliates (including benefits relating to business relationships of such entities) arising from those decisions may be greater as a result of certain portfolio, investment, service provider or other decisions made by the Advisors for us than they would have been had other decisions been made which also might have been appropriate for us. The Advisors may also make decisions and exercise discretion with respect to our investments that could benefit Other Accounts or their affiliates, that have invested in us.

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Use of Investment Consultants and BlackRock’s Relationship with Investment Consultants. Investors may work with pension or other institutional investment consultants (collectively, “Investment Consultants”). Investment Consultants provide a wide array of services to pension plans and other institutions, including assisting in the selection and monitoring of investment advisers such as the Advisors. From time to time, Investment Consultants who recommend the Advisors to, and provide oversight of the Advisors for, the Company’s shareholders may also provide services to or purchase services from the Advisors and their affiliates. For example, the BlackRock purchases certain index and performance-related databases and human resources-related information from Investment Consultants and their affiliates. BlackRock and its affiliates also utilize brokerage execution services of Investment Consultants or their affiliates, and BlackRock’s and its affiliates’ personnel may attend conferences sponsored by Investment Consultants. Conversely, from time to time, the BlackRock and its affiliates may be hired by Investment Consultants and their affiliates to provide investment management and/or risk management services, creating possible conflicts of interest.

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Conflicts Related to Fee Waivers. The Advisors have agreed to waive their management fee with respect to the Founder Shares until the until the first anniversary of the Initial Retail Closing. The longer an investor holds Founder Shares during this period the longer such investor will receive the benefit of this management fee waiver period. The Advisors may, from time to time, voluntarily waive all or a portion of the management fees to which they are entitled. The Advisors have an incentive to voluntarily waive fees as such waivers would make our performance more favorable than otherwise and prospective investors’ investment decisions are likely influenced by our performance. If the Advisors do make such an additional election to waive receipt of future management fees, there is no guarantee that they will continue to do so.

Any conflicts of interest that arise between the Company and its shareholders, on the one hand, and Other Accounts or the Advisors or affiliates thereof, on the other hand, will be discussed and resolved on a case-by-case basis by business, legal and compliance officers of the Advisors and their affiliates, as applicable. Any such discussions will take into consideration the interests of the relevant parties and the circumstances giving rise to the conflicts. Shareholders should be aware that conflicts will not necessarily be resolved in favor of the interests of the Company or any affected Shareholder. There can be no assurance that any actual or potential conflicts of interest will not result in the Company receiving less favorable investment or other terms with respect to investments, transactions or services than if such conflicts of interest did not exist.

Other Considerations

No Independent Advice

The terms of the agreements and arrangements under which the Company is established and will be operated have been or will be established by the Advisors and are not the result of arm’s-length negotiations or representations of shareholders by separate counsel. Potential investors should therefore seek their own legal, tax and financial advice before making an investment in the Company.

Certain Business Relationships

Certain of our current trustees and officers are directors, officers or employees of the BlackRock Advisor or the Monticello Advisor.

Trustee Independence

Our Declaration of Trust defines an “independent trustee” as a trustee (a) who is not an officer or employee of the Company, any subsidiary of the Company, or the Advisors or their affiliates, (b) whom our board of trustees affirmatively determines has no material relationship with the Company and (c) who otherwise satisfies the director independence tests provided for in Section 303A.02 of the New York Stock Exchange Listed Company Manual, as may be amended from time to time.

(b) [Reserved]

(c) Promoters and Certain Control Persons

The Advisors may be deemed promoters of the Company. We expect to enter into the Advisory Agreements with the Advisors. The Advisors, for their services to us, will be entitled to receive the management fee and the performance fee in addition to the reimbursement of certain expenses. In addition, under the Advisory Agreements and our Declaration of Trust, we expect, to the extent permitted by applicable law, to indemnify the Advisors and certain of their affiliates. See “Item 1. Business.”

(d) Smaller Reporting Company

See “Item 2 Financial Information” and “Item 4 Security Ownership of Certain Beneficial Owners and Management” for information about our ownership.

ITEM 8.	LEGAL PROCEEDINGS

Neither we nor the Advisors are currently subject to any material legal proceedings, nor, to our knowledge, are any material legal proceeding threatened against us or the Advisors. From time to time, we or the Advisors may be a party to certain legal and regulatory proceedings in the ordinary course of business.

ITEM 9.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

Our common shares will be offered and sold in transactions exempt from registration under Section 4(a)(2) of the Securities Act and Regulation D. See “Item 10 Recent Sales of Unregistered Securities” for more information. There is no public market for our common shares currently, nor can we give any assurance that one will develop.

Because our common shares are being acquired by investors in one or more transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. Our common shares may not be sold or transferred (i) except as permitted under our Declaration of Trust and (ii) unless the common shares are registered under applicable securities laws or specifically exempted from registration. Accordingly, an investor must be willing to bear the economic risk of investment in our common shares unless and until we accept their repurchase or transfer request. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of the shares may be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the shares and to execute such other instruments or certifications as are reasonably required by us.

Holders

As of February 26, 2025, there were two holders of record of our common shares.

Net Asset Value Calculation and Valuation Guidelines

Our NAV for each class of common shares is calculated by Harmonic Fund Services, in its capacity as our fund administrator (the “Administrator”) with the assistance of the Advisors based on the NAVs of our investments, the addition of any other assets (such as cash on hand), and the deduction of any liabilities, including, as applicable with respect to any particular class of shares, the accrual of any management fees and performance fees to the Advisors, and will also include the deduction of any ongoing shareholder servicing fees specifically applicable to such class of common shares, in all cases as described below.

Valuation Guidelines and the Valuation Committee

Our board of trustees, including a majority of our independent trustees, intends to adopt valuation guidelines that contain a comprehensive set of methodologies to be used by the Advisors and the Independent Valuation Advisor in connection with estimating the values of our assets and liabilities for purposes of our NAV calculation. These guidelines are designed to seek to produce a fair and accurate estimate of the price that would be received for our investments in an arm’s-length transaction between a willing buyer and a willing seller in possession of all material information about our investments. Periodically, our board of trustees, including a majority of our independent trustees, and the Valuation Committee will review the appropriateness of our valuation procedures. From time to time, our board of trustees, including a majority of our independent trustees, may adopt changes to the valuation guidelines if it (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (2) otherwise reasonably believes a change is appropriate for the determination of NAV.

In addition, the Advisors will form a Valuation Committee, which will approve the proposed estimates of fair value of the investments underlying the Loan Portfolio, the Company’s debt facility liabilities and, in certain cases, the investments underlying the Liquid Investments Portfolio prepared by the Advisors, in each case, prior to their use by the Administrator and the Advisors in determining our NAV. Each Advisor will designate two voting representatives on the Valuation Committee, and these representatives will serve as the four voting members of the Valuation Committee, which is expected to also include other non-voting members agreed upon by the Advisors. The Valuation Committee is expected to adopt a charter and procedures that are not inconsistent with our valuation guidelines.

The calculation of our NAV is intended to be a calculation of the fair value of our assets less our outstanding liabilities as described below and will likely differ from the book value of our equity reflected in our financial statements, which will be prepared in accordance with U.S. GAAP.

To calculate our NAV for the purpose of establishing a purchase and repurchase price for our common shares, we expect to adopt valuation guidelines to assist in the calculation of the fair values of our assets and liabilities in accordance with our valuation guidelines. Because these fair value calculations will involve significant professional judgment in the application of both observable and unobservable attributes, the calculated fair value of assets may differ from their actual realizable value or future fair value. While we believe these NAV calculation methodologies are consistent with standard industry practices, there is no rule or regulation that requires we calculate NAV in a certain way. As a result, other REITs may use different methodologies or assumptions to determine NAV. In addition, NAV is not a measure used under U.S. GAAP and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV may differ from U.S. GAAP. Shareholders should not consider NAV to be equivalent to shareholders’ equity or any other U.S. GAAP measure.

Our board of trustees will not be involved in the periodic valuation of our assets and liabilities but will periodically receive and review such information about the valuation of our assets and liabilities as it deems necessary to exercise its oversight responsibility. In addition, our board of trustees has delegated to the Advisors the responsibility for monitoring significant events that may materially affect the values of our investments and for determining whether the values of the applicable investments should be reevaluated prior to the next regularly scheduled valuation in light of such significant events.

Independent Valuation Advisor

We have engaged an Independent Valuation Advisor, which will be approved by our board of trustees, including a majority of our independent trustees. Valuations of the investments that comprise the Loan Portfolio and the Company’s debt facility liabilities will be determined by the Advisors (through the Valuation Committee) based on valuations prepared by the Independent Valuation Advisor. The Independent Valuation Advisor is engaged in the business of rendering opinions regarding the value of real estate-related investments and related liabilities and is not affiliated with us or the Advisors.

The Advisors, with the approval of our board of trustees, including a majority of independent trustees, may engage additional independent valuation advisors in the future as our portfolio grows and diversifies. While the Independent Valuation Advisor will provide reasonableness of the fair value proposals of our investments held in the Loan Portfolio and the Company’s debt facility liabilities each month in accordance with the Company’s valuation guidelines, it is not responsible for, and does not calculate, our NAV.

The Independent Valuation Advisor may be replaced at any time, in accordance with agreed-upon notice requirements, by a majority vote of our board of trustees, including a majority of our independent trustees. The Independent Valuation Advisor will discharge its responsibilities in accordance with our valuation guidelines.

We will pay fees to the Independent Valuation Advisor in accordance with the valuation services agreement. The compensation paid to the Independent Valuation Advisor will not be based on the estimated values of our assets and liabilities or any confirmation thereof.

The Independent Valuation Advisor and its affiliates have provided and is expected to continue to provide real estate appraisal, appraisal management and valuation advisory services to BlackRock, Monticello and their affiliates and have received, and are expected to continue to receive, fees in connection with such services. The Independent Valuation Advisor and its affiliates will from time to time perform other commercial real estate and financial advisory services for BlackRock, Monticello and their affiliates, or in transactions related to collateral that is a component of the subjects of the valuations being performed for us, or otherwise, so long as such other services do not adversely affect the independence of the Independent Valuation Advisor as certified in the applicable valuation report.

Loan Portfolio Valuation

The fair values of the investments comprising our Loan Portfolio will be determined by the Advisors (through the Valuation Committee), based on valuations prepared by the Independent Valuation Advisor, on a monthly basis. Newly originated or acquired loan investments will initially be valued at cost in the month that they are closed, which is expected to represent fair value at that time. For each month after the initial month in which a loan investment is closed, the fair value of such investment will be determined by the Advisors (through the Valuation Committee), based on valuations prepared by the Independent Valuation Advisor.

Valuations of commercial real estate loan investments reflect changes in interest rates, spreads, collateral value, loan tests (including loan impairment testing) and metrics, risk ratings, and anticipated liquidation timing and proceeds, among others. The fair values are determined by discounting the future contractual cash flows to the present value using a current market interest rate or spread. The market rate is determined through consideration of the interest rates for debt of comparable quality and maturity, and, where applicable, the value of the underlying real estate investment.

Each report prepared by the Independent Valuation Advisor is addressed solely to us. The Independent Valuation Advisor’s reports are not addressed to the public and may not be relied upon by any other person to establish an estimated value of our common shares and do not constitute a recommendation to any person to purchase or sell our common shares. In preparing its reports, the Independent Valuation Advisor will not solicit third-party indications of interest for our common shares in connection with possible purchases thereof or the acquisition of all or any part of us.

Valuation of Collateral

For commercial real estate loan investments, an appraisal will be completed by an independent appraisal firm prior to the closing of each transaction. Appraised values of property collateral are based on comparable sales, occupancy, leasing rates and expirations, discounted cash flows and anticipated liquidation timing and proceeds, among other factors. The Advisors or the Valuation Committee may choose to obtain an updated third-party appraisal subsequent to the loan closing date if a material event occurs and impacts the collateral.

Each valuation report prepared by an independent appraiser will be addressed solely to us, but provided to the Advisors and the Independent Valuation Advisor for use in their consideration of the fair value of our commercial real estate loan investments. Independent appraisal reports are not addressed to the public and may not be relied upon by any other person to establish an estimated value of our collateral.

Liquid Investments Portfolio Valuation

In general, the Liquid Investments Portfolio will be valued by the Advisors (and, in certain cases, subject to review by the Valuation Committee, as described below) based on market quotations received from the Administrator or at fair value determined in accordance with our valuation guidelines. In certain cases, the valuation of certain investments that comprise the Liquid Investments Portfolio will be provided to the Advisors by third-party valuation agents previously approved by the Valuation Committee. For the purposes of our valuation guidelines, fair value is the price that would be received to sell an asset or be paid to transfer a liability (i.e., the exit price) in an orderly transaction between market participants at the measurement date.

Readily available evaluated pricing

We anticipate that the substantial majority of assets constituting the Liquid Investments Portfolio will be of the type that have evaluated pricing available from one or more pricing service providers. Evaluated prices and market quotes may be obtained by the Advisors from third-party pricing service providers or, if not, then from broker-dealers, for certain of our publicly traded real estate debt, private real estate debt with an active institutional secondary trading market, and cash equivalent investments. However, to the extent that the evaluated price received is determined in good faith by the Advisors to not be reliable, the Advisors may determine the appropriate fair value in accordance with our valuation guidelines, which would then be subject to review and approval of the Valuation Committee. Securities that are traded publicly on exchanges or other public markets will be valued at their closing prices in the principal markets in which they trade.

Evaluated pricing not available

If evaluated pricing is not readily available at the time of the investment (or are otherwise not reliable for a particular investment), the Advisors will initially value the investment at the acquisition price. Each such investment will then be valued by the Advisors monthly as determined in good faith, in certain cases as provided to the Advisors by third-party valuation agents. Due to the inherent uncertainty of these estimates, estimates of fair value may differ from the values that would have been used had a ready market for these investments existed and the differences could be material. Market quotes are considered not readily available in circumstances where there is an absence of current or reliable market-based data (e.g., trade information, bid/ask information, or broker-dealer quotations).

Real Estate Owned

If we come into possession of commercial real estate property through foreclosure or otherwise, the property will initially be valued at fair value based on an appraisal performed by an independent third-party appraisal firm we expect to receive prior to or upon acquisition, less any estimated closing costs. For each month after the initial month in which we come into possession of the commercial real estate property, the fair value of such investment will be determined by the Advisors (through the Valuation Committee), based on valuations prepared or reviewed by the Independent Valuation Advisor at least quarterly. Additionally, the properties may be valued by an independent appraiser periodically, as determined by the Advisors. Property-level valuations reflect changes in property value based on comparable sales, occupancy, leasing rates and expirations, discounted cash flows, and anticipated liquidation timing and proceeds, among other factors.

Each report prepared by the Independent Valuation Advisor is addressed solely to us. The Independent Valuation Advisor’s reports are not addressed to the public and may not be relied upon by any other person to establish an estimated value of our common shares and do not constitute a recommendation to any person to purchase or sell our common shares. In addition, each valuation report prepared by an independent appraiser is addressed solely to us but provided to the Independent Valuation Advisor for use in consideration of the reasonableness of our valuation of its real estate owned properties. Any independent appraiser’s valuation report is not addressed to the public and may not be relied upon by any other person to establish the value of the property.

Valuation of Derivative Instruments

In the ordinary course of business, we may hedge interest rate and foreign currency exposure with derivative financial instruments. We report our derivative assets and liabilities at fair value based on evaluated prices from at least one independent pricing service. The pricing service values bilateral interest rate swaps and interest rate caps under the income approach using valuation models. The significant inputs in these models are readily available in public markets or can be derived from observable market transactions for substantially the full terms of the contracts. The pricing service values currency forward contracts under the market approach through the use of quoted market prices available in an active market.

Valuation of Liabilities

Our NAV calculation will include the fair values of our debt facility liabilities, each as determined by the Advisors (through the Valuation Committee), based on valuations prepared by the Independent Valuation Advisor, on a monthly basis. New debt facility liabilities will initially be valued at par, which is expected to represent fair value at that time. Each month thereafter, the Advisors (through the Valuation Committee), based on valuations prepared by the Independent Valuation Advisor, will prepare the debt facility liability valuations. Any changes to the fair value of debt facility liabilities are expected to reflect changes including interest rates, spreads, and key loan metrics and tests utilizing the collateral value and cash flows, including the estimated liquidation timing and proceeds. The fair value of any financing liabilities will generally be measured using the valuations guidelines discussed above.

In addition to debt facility liabilities, we expect that liabilities will include the management fees and performance fees payable to the Advisors, upfront sales commissions and shareholder servicing fees payable to the Dealer Manager, accounts payable, accrued operating expenses and other liabilities. All liabilities will be valued using widely accepted methodologies specific to each type of liability. Liabilities related to shareholder servicing fees will be allocable to the applicable classes and will only be included in the NAV calculation for that class. Liabilities related to the management fee and performance fee will be allocable to only such classes to which the management fee and performance fee relate shares and will only be included in the NAV calculation for those classes.

Each report prepared by a third party is addressed solely to us, and such reports are not addressed to the public and may not be relied upon by any other person to establish value of our liabilities that will be used in calculating NAV.

For purposes of calculating our NAV, neither (1) organization and offering expenses paid by the Advisors through the first anniversary of the Initial Retail Closing, nor (2) operating expenses paid by the Advisors, incurred by us during the period through the first anniversary of the Initial Retail Closing, are recognized as expenses or as a component of equity and reflected in our NAV until we reimburse the Advisors for these costs. In the event the Initial Retail Closing does not occur, we will not be liable for any organization and offering expenses paid by the Advisors.

NAV and NAV Per Share Calculation

Our NAV is calculated for each of our share classes by the Administrator, subject to review and approval by the Advisors. Our board of trustees, including a majority of our independent trustees, may replace the Administrator with another party, including the Advisors, if it is deemed appropriate to do so. The Advisors are responsible for reviewing and confirming our NAV and overseeing the process around the calculation of our NAV, in each case, as performed by the Administrator. We will disclose the transaction price for each month when available directly to financial intermediaries and on our website.

Each class of our common shares will have an undivided interest in our assets and liabilities, other than class-specific fees and expenses, such as shareholder servicing fees, the management fee and the performance fee. In accordance with the valuation guidelines, the Administrator will calculate our NAV per share for each class as of the last calendar day of each month, using a process that reflects several components, including the estimated fair value of (1) Loan Portfolio and Liquid Investments Portfolio investments and other investments owned by us and (2) any other assets and liabilities. Because shareholder servicing fees, the management fee and the performance fee allocable to a specific class of shares will only be included in the NAV calculation for that class, the NAV per share for our classes of shares may differ.

The monthly NAV for each class of shares will be based on the fair values of our investments, the addition of any other assets (such as cash on hand), and the deduction of any liabilities (including allocated/accrued management fees, performance fees and the deduction of any shareholder servicing fees specifically applicable to such class of shares). At the end of each month, before taking into consideration class-specific expense accruals for that month, any change in our aggregate NAV (whether an increase or decrease) is allocated among each class of shares based on each class’s relative percentage of the previous aggregate NAV plus issuances of shares that were effective on the first calendar day of such month. The NAV calculation is available generally within 15 calendar days after the end of the applicable month. Changes in monthly NAV includes, without limitation, accruals of our net portfolio income, interest expense, the management fee, the performance fee, distributions, unrealized/realized gains and losses on assets and liabilities, any applicable operating, organization and offering expenses and any expense reimbursements. Changes in monthly NAV also includes material non-recurring events, such as capital expenditures and material investments and dispositions occurring during the month. Notwithstanding anything herein to the contrary, the Advisors may in their discretion consider material market data and other information that becomes available after the end of the applicable month in valuing our assets and liabilities and calculating our NAV for a particular month. On an ongoing basis, the Administrator and the Advisors will adjust the accruals to reflect actual operating results and the outstanding receivable, payable and other account balances resulting from the accumulation of monthly accruals for which financial information is available. The operating expenses and organization and offering expenses which are advanced by the Advisors to be reimbursed by us will not be included in such calculations until reimbursed to the Advisors.

Following the aggregation of the fair values of our investments, the addition of any other assets and the deduction of any other liabilities, the Administrator incorporates any class-specific adjustments to our NAV, including additional issuances and repurchases of our common shares and accruals of class-specific expenses. For each applicable class of shares, the shareholder servicing fee is calculated as a percentage of the aggregate NAV for such class of shares. The declaration of distributions will reduce the NAV for each class of our common shares in an amount equal to the accrual of our liability to pay such distributions. NAV per share for each class is calculated by dividing such class’s NAV at the end of each month by the number of shares outstanding for that class at the end of such month.

The Advisors have agreed to advance all organization and offering expenses (other than upfront selling commissions, dealer manager fees and shareholder servicing fees) and certain of our operating expenses on our behalf through the first anniversary of the Initial Retail Closing. We will reimburse the Advisors for all such advanced costs and expenses ratably over the 60 months following the first anniversary of the Initial Retail Closing. For purposes of calculating our NAV, the organization and offering expenses and operating expenses paid by the Advisors through the first anniversary of the Initial Retail Closing will not be deducted as an expense until reimbursed by the Company. After the first anniversary of the Initial Retail Closing, we will reimburse the Advisors for any organization and offering expenses and operating expenses that it incurs on behalf of us as and when incurred (or promptly thereafter).

The combination of the NAV of each class of our common shares will equal the aggregate fair values of our assets, less our liabilities, including liabilities related to class-specific expenses.

Net portfolio income and unrealized/realized gains on assets and liabilities for any month will be allocated proportionately among the share classes according to the respective NAVs of the classes, inclusive of the impact of the additional issuances and repurchases of our common shares (including additional shares issued via the distribution reinvestment plan) executed at the beginning of the month.

Relationship between NAV and Our Transaction Price

Purchases and repurchases of common shares are not made based on the current NAV per share of our common shares at the time of purchase or repurchase. Generally, our transaction price will equal our prior month’s NAV per share. The transaction price will be the price at which we repurchase shares and the price, together with applicable upfront selling commissions and dealer manager fees, at which we offer shares. Although the transaction price will generally be based on our prior month’s NAV per share, such prior month’s NAV may be significantly different from the current NAV per share of the applicable class as of the date on which a shareholder’s purchase or repurchase occurs. The Advisors may determine whether a material change to our NAV per share has occurred since the end of the prior month and whether to set a transaction price that differs from the previous month’s NAV per share, and in such cases, has discretion over what such transaction price will be.

As our upfront selling commissions and dealer manager fees are a percentage of the transaction price, any increase or decrease in our transaction price will have a corresponding impact on the absolute amount of fees paid in connection with your purchase and thus the number of shares you would be able to purchase for the same aggregate amount. For example, an increase in the transaction price after your subscription was submitted would result in fewer shares purchased for the same aggregate amount (inclusive of upfront costs).

In addition, we may offer shares at a price that we believe reflects the NAV per share more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our private offering and/or our share repurchase plan in exceptional cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month due to the aggregate impact of factors such as general significant market events or disruptions or force majeure events. In cases where our transaction price is not based on the prior month’s NAV per share, the offering price and repurchase price will not equal our NAV per share as of any time.

Limits on the Calculation of Our Per Share NAV

The overarching principle of our valuation guidelines is to seek to produce reasonable estimated values for each of our investments (and other assets and liabilities), or the price that would be received for that investment in orderly transactions between market participants. However, the majority of the assets held by us will consist of real estate debt investments and, as with any real estate valuation protocol and as described above, the valuation of our real estate debt investments (and other assets and liabilities) will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in a different estimate of the value of the real estate debt investments held by us and our other assets and liabilities. Any resulting potential disparity in our NAV per share may be in favor or to the detriment of existing shareholders whose shares are repurchased, or existing shareholders or new purchasers of the shares, as the case may be, depending on the circumstances at the time (for cases in which our transaction price is based on NAV).

Additionally, while the methodologies contained in our valuation guidelines are designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a significant disruption in relevant markets, a terrorist attack or an act of nature), the ability to calculate NAV may be impaired or delayed, including, circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents upon which we may rely in determining the monthly value of our NAV. In these circumstances, a more accurate valuation of the NAV could be obtained by using different assumptions or methodologies. Accordingly, in special situations when, in the Valuation Committee’s reasonable judgment, the administration of the valuation guidelines would result in a valuation that does not represent a fair and accurate estimate of the value of our investment, alternative methodologies may be applied, provided that the Advisors, at the direction of the Valuation Committee, must notify our board of trustees at the next scheduled board meeting of any alternative methodologies utilized and their impact on the overall valuation of our investments. Notwithstanding the foregoing, our board of trustees may suspend our continuous private offering and distribution reinvestment plan or our share repurchase plan if it determines that the calculation of NAV is materially incorrect or unreliable or there is a condition that restricts the valuation of a material portion of our assets.

We include no discounts to our NAV for the illiquid nature of the shares, including the limitations on shareholders’ ability to sell shares under our share repurchase plan and our ability to suspend or terminate our share repurchase plan at any time. Our NAV generally does not consider exit costs (e.g., selling costs and commissions and debt prepayment penalties related to the sale of an asset) that would likely be incurred if our assets and liabilities were liquidated or sold. While we may use market pricing concepts to value individual components of NAV, NAV per share is not derived from the market pricing information of open-end real estate debt funds listed on stock exchanges.

Our NAV per share does not represent the amount of our assets less our liabilities in accordance with U.S. GAAP.

We do not represent, warrant or guarantee that:

•	a shareholder would be able to realize the NAV per share for the class of shares a shareholder owned if the shareholder attempted to sell its shares;

•

a shareholder would ultimately realize distributions per share equal to the NAV per share for the class of shares it owned upon liquidation of our assets and settlement of our liabilities or a sale of us;

•	our common shares would trade at their NAV per share on a national securities exchange;

•	a third party would offer the NAV per share for each class of shares in an arm’s-length transaction to purchase all or substantially all our shares;

•	the NAV per share would equate to a market price of an open-ended real estate debt fund; and/or

•	NAV would represent the fair value of our assets less liabilities under U.S. GAAP.

Distribution Policy

We expect to pay regular monthly distributions commencing with the first full calendar quarter after we commence substantial operations and have positive net income from which distributions may be made. Any distributions we make will be at the discretion of our board of trustees, considering factors such as our earnings, cash flow, capital needs and general financial condition. As a result, our distribution rates and payment frequency may vary from time to time. You will not be entitled to receive a distribution if your common shares are repurchased prior to the applicable time of the record date.

Our board of trustees’ discretion as to the payment of distributions will be directed, in substantial part, by its determination to cause us to comply with the REIT requirements. To maintain our qualification as a REIT, we generally are required to make aggregate annual distributions to our shareholders of at least 90% of our REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains. See “Item 11 Description of Registrant’s Securities to be Registered—Distribution Policy.”

ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES

We were capitalized on December 23, 2024, through an aggregate investment of $2,000 by the BlackRock Advisor and Monticello, each of which purchased 40 common shares for an aggregate purchase price of $1,000. These shares were issued and sold in reliance upon the available exemptions from registration requirements of Section 4(a)(2) of the Securities Act.

We are engaging in a continuous, unlimited private placement offering of our common shares to “accredited investors” (as defined in Rule 501 promulgated pursuant to the Securities Act) made pursuant to exemptions provided by Section 4(a)(2) of the Securities Act and applicable state securities laws. As of the date of the Registration Statement, there have been no purchases under the continuous offering and the BlackRock Advisor and Monticello are our only shareholders.

ITEM 11.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Description of our Shares

General

We were formed as a statutory trust under the laws of the State of Maryland. The rights of our shareholders are governed by Maryland law as well as our Certificate of Trust, Declaration of Trust and Bylaws. The following summary of the terms of our common shares as of the Initial Retail Closing is a summary of certain provisions concerning our common shares and you should refer to the Maryland Statutory Trust Act (the “MSTA”) and our Certificate of Trust, Declaration of Trust and Bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our Certificate of Trust and Declaration of Trust and Bylaws, forms of which will be made available upon request.

Under our Declaration of Trust, we have authority to issue an unlimited number of common shares, including unlimited common shares classified as Class S shares, unlimited common shares classified as Class T shares, unlimited common shares classified as Class I shares, unlimited common shares classified as Class D shares, unlimited common shares classified as Class F-S shares, unlimited common shares classified as Class F-D shares, unlimited common shares classified as Class F-I shares and unlimited common shares classified as Class E shares.

Common Shares

Subject to the restrictions on ownership and transfer of our common shares set forth in our Declaration of Trust and except as may otherwise be specified in our Declaration of Trust, the holders of common shares are entitled to one vote per share on all matters voted on by shareholders. If a shareholder or other agreement between the Company and one or more investors provides that a portion or all of our common shares held by a shareholder that is party to such agreement are not entitled to be voted on any matter (including the occurrence of an event or during a specified time period), such common shares will not be entitled to be voted on any such matter and will not be counted in determining the total number of votes entitled to be cast on such matter. Subject to any preferential rights of any outstanding class or series of shares of beneficial interest and to the provisions in our Declaration of Trust regarding the restriction on ownership and transfer of our common shares, shareholders are entitled to such distributions as may be authorized from time to time by our board of trustees (or a committee of our board of trustees) and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our shareholders. Upon issuance for full payment in accordance with the terms of our private offering, all common shares issued in our private will be fully paid and non-assessable. Shareholders will not have preemptive rights, which means that you will not have an automatic option to purchase any new common shares that we issue.

Our Declaration of Trust also contains a provision permitting our board of trustees, without any action by our shareholders, to amend or supplement our Declaration of Trust to classify or reclassify any unissued common shares from time to time into one or more classes or series by setting or changing the number, par value, designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any new class or series of common shares or preferred shares.

We will generally not issue certificates for our common shares. Common shares will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. We have engaged Computershare Trust Company, N.A.to act as our registrar and as the transfer agent for our common shares.

Class S Shares

The Dealer Manager is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S share sold in the primary offering; however, such amounts may vary pursuant to agreements with certain participating broker-dealers, provided that the sum of the upfront selling commissions shall not exceed 3.5% of the transaction price of each Class S share sold. The Dealer Manager anticipates that all or a portion of the upfront selling commissions will be retained by, or reallowed (paid) to, participating broker-dealers. No upfront dealer manager fees are paid for sales of any Class S shares.

We pay the Dealer Manager a shareholder servicing fee with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares, including any Class S shares sold pursuant to our distribution reinvestment plan. The shareholder servicing fees will be paid monthly in arrears. The Dealer Manager will reallow (pay) all or a portion of the shareholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing shareholder services performed by such broker-dealers and will waive shareholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.

No upfront selling commissions or dealer manager fees will be payable in respect of any Class S shares sold pursuant to our distribution reinvestment plan, but such shares will be charged the shareholder servicing fee payable with respect to all our outstanding Class S shares.

Class S shares are available through brokerage and transaction-based accounts.

In certain arrangements made between the Dealer Manager and financial intermediaries, a holder of Class S shares will, at our board of trustees’ sole discretion, convert Class S shares into, or exchange Class S shares for, a number of Class I shares with an equivalent NAV at the time in which the total upfront selling commissions, dealer manager fees and shareholder servicing fees paid with respect to such shares would exceed any applicable limit set by a participating broker-dealer set forth in any applicable agreement between the Dealer Manager and a participating broker-dealer at the time such shares were issued.

Class T Shares

The Dealer Manager is entitled to receive upfront selling commissions of up to 3.0% and upfront dealer manager fees of up to 0.5%, of the transaction price of each Class T share sold in the primary offering; however, such amounts may vary, pursuant to agreements with certain participating broker-dealers, provided that the sum of the upfront selling commissions and dealer manager fees will not exceed 3.5% of the transaction price. The Dealer Manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers.

We pay the Dealer Manager a shareholder servicing fee with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, including any Class T shares sold pursuant to our distribution reinvestment plan. For each Class T share, this shareholder servicing fee consists of an advisor shareholder servicing fee and a dealer shareholder servicing fee. We expect that generally the advisor shareholder servicing fee will equal 0.65% per annum and the dealer shareholder servicing fee will equal 0.20% per annum, of the aggregate NAV for each Class T share. However, with respect to Class T shares sold through certain participating broker-dealers, the advisor shareholder servicing fee and the dealer shareholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares. The shareholder servicing fees will be paid monthly in arrears. The Dealer Manager will reallow (pay) all or a portion of the shareholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing shareholder services performed by such broker-dealers and will waive shareholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.

No upfront selling commissions or dealer manager fees will be payable in respect of any Class T shares sold pursuant to our distribution reinvestment plan, but such shares will be charged the shareholder servicing fee payable with respect to all our outstanding Class T shares.

Class T shares are available through brokerage and transaction-based accounts.

In certain arrangements made between the Dealer Manager and financial intermediaries, a holder of Class T shares will, at our board of trustees’ sole discretion, convert Class T shares into, or exchange Class T shares for, a number of Class I shares with an equivalent NAV at the time in which the total upfront selling commissions, dealer manager fees and shareholder servicing fees paid with respect to such shares would exceed any applicable limit set by a participating broker-dealer set forth in any applicable agreement between the Dealer Manager and a participating broker-dealer at the time such shares were issued.

Class D Shares

The Dealer Manager is entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each Class D share sold in the primary offering; however, such amounts may vary pursuant to agreements with certain participating broker-dealers, provided that the sum of upfront selling commissions shall not exceed 1.5% of the transaction price of each Class D share sold. The Dealer Manager anticipates that all or a portion of the upfront selling commissions will be retained by, or reallowed (paid) to, participating broker-dealers. No dealer manager fees are paid for sales of any Class D shares.

We pay the Dealer Manager a shareholder servicing fee with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of all our outstanding Class D shares, including any Class D shares sold pursuant to our distribution reinvestment plan. The shareholder servicing fees are paid monthly in arrears. The Dealer Manager will reallow (pay) all or a portion of the shareholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing shareholder services performed by such broker-dealers and will waive shareholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.

No upfront selling commissions or dealer manager fees are payable in respect of any Class D shares sold pursuant to our distribution reinvestment plan, but such shares will be charged the shareholder servicing fee payable with respect to all our outstanding Class D shares.

Class D shares are generally available for purchase in our private offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through certain registered investment advisors, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (5) by other categories of investors that we name in an amendment or supplement to this Registration Statement.

In certain arrangements made between the Dealer Manager and financial intermediaries, a holder of Class D shares will, at our board of trustees’ sole discretion, convert Class D shares into, or exchange Class D shares for, a number of Class I shares with an equivalent NAV at the time in which the total upfront selling commissions, dealer manager fees and shareholder servicing fees paid with respect to such shares would exceed any applicable limit set by a participating broker-dealer set forth in any applicable agreement between the Dealer Manager and a participating broker-dealer at the time such shares were issued.

Class I Shares

No upfront selling commissions, dealer manager fees or shareholder servicing fees are paid for sales of any Class I shares.

Class I shares are generally available for purchase in our private offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds, feeder funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) through certain registered investment advisors, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (6) by our executive officers and trustees and their immediate family members, as well as officers and employees of the Advisors or their affiliates and their immediate family members and joint venture partners, consultants and other service providers, (7) by Other Accounts or (8) by other categories of investors that we name in an amendment or supplement to this Registration Statement.

Class F-S Shares

The Dealer Manager is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class F-S share sold in the primary offering; however, such amounts may vary pursuant to agreements with certain participating broker-dealers, provided that the sum of the upfront selling commissions shall not exceed 3.5% of the transaction price of each Class F-S share sold. The Dealer Manager anticipates that all or a portion of the upfront selling commissions will be retained by, or reallowed (paid) to, participating broker-dealers. No upfront dealer manager fees are paid for sales of any Class F-S shares.

We pay the Dealer Manager a shareholder servicing fee with respect to our outstanding Class F-S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class F-S shares, including any Class F-S shares sold pursuant to our distribution reinvestment plan. The shareholder servicing fees will be paid monthly in arrears. The Dealer Manager will reallow (pay) all or a portion of the shareholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing shareholder services performed by such broker-dealers and will waive shareholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.

No upfront selling commissions or dealer manager fees will be payable in respect of any Class F-S shares sold pursuant to our distribution reinvestment plan, but such shares will be charged the shareholder servicing fee payable with respect to all our outstanding Class F-S shares.

In certain arrangements made between the Dealer Manager and financial intermediaries, a holder of Class F-S shares will, at our board of trustees’ sole discretion, convert Class F-S shares into, or exchange Class F-S shares for, a number of Class I shares or Class F-I shares if such date is prior to the fifth anniversary of the Initial Retail Closing with an equivalent NAV at the time in which the total upfront selling commissions, dealer manager fees and shareholder servicing fees paid with respect to such shares would exceed any applicable limit set by a participating broker-dealer set forth in any applicable agreement between the Dealer Manager and a participating broker-dealer at the time such shares were issued. In addition, beginning on the fifth anniversary of the Initial Retail Closing, the Company may, at the board of trustee’s sole discretion, convert Class F-S shares into Class S shares of equivalent aggregate NAV based on their respective per share NAVs in effect at the time of any such conversion.

Holders of Class F-S Shares will be entitled to a waiver of the management fee until the first anniversary of the Initial Retail Closing, following which they will be entitled to a lower management fee equal to 0.75% of NAV per annum until the fifth anniversary of the Initial Retail Closing (so long as they continue to hold such Founder Shares).

Until the end of the Founder Shares Offering Period, Class F-S shares will be offered to certain investors in our private offering as determined by the Dealer Manager in its sole discretion. We reserve the right to reduce, extend, or otherwise modify the Founder Shares Offering Period in our sole discretion.

Class F-D Shares

The Dealer Manager is entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each Class F-D share sold in the primary offering; however, such amounts may vary pursuant to agreements with certain participating broker-dealers, provided that the sum of upfront selling commissions shall not exceed 1.5% of the transaction price of each Class F-D share sold. The Dealer Manager anticipates that all or a portion of the upfront selling commissions will be retained by, or reallowed (paid) to, participating broker-dealers. No dealer manager fees are paid for sales of any Class F-D shares.

We pay the Dealer Manager a shareholder servicing fee with respect to our outstanding Class F-D shares equal to 0.25% per annum of the aggregate NAV of all our outstanding Class F-D shares, including any Class F-D shares sold pursuant to our distribution reinvestment plan. The shareholder servicing fees are paid monthly in arrears. The Dealer Manager will reallow (pay) all or a portion of the shareholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing shareholder services performed by such broker-dealers and will waive shareholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.

No upfront selling commissions or dealer manager fees are payable in respect of any Class F-D shares sold pursuant to our distribution reinvestment plan, but such shares will be charged the shareholder servicing fee payable with respect to all our outstanding Class F-D shares.

In certain arrangements made between the Dealer Manager and financial intermediaries, a holder of Class F-D shares will, at our board of trustees’ sole discretion, convert Class F-D shares into, or exchange Class F-D shares for, a number of Class I shares or Class F-I shares if such date is prior to the fifth anniversary of the Initial Retail Closing with an equivalent NAV at the time in which the total upfront selling commissions, dealer manager fees and shareholder servicing fees paid with respect to such shares would exceed any applicable limit set by a participating broker-dealer set forth in any applicable agreement between the Dealer Manager and a participating broker-dealer at the time such shares were issued. In addition, beginning on the fifth anniversary of the Initial Retail Closing, the Company may, at the board of trustee’s sole discretion, convert Class F-D shares into Class D shares of equivalent aggregate NAV based on their respective per share NAVs in effect at the time of any such conversion.

Holders of Class F-D Shares will be entitled to a waiver of the management fee until the first anniversary of the Initial Retail Closing, following which they will be entitled to a lower management fee equal to 0.75% of NAV per annum until the fifth anniversary of the Initial Retail Closing (so long as they continue to hold such Founder Shares).

Until the end of the Founder Shares Offering Period, Class F-D shares will be offered to certain investors in our private offering as determined by the Dealer Manager in its sole discretion. We reserve the right to reduce, extend, or otherwise modify the Founder Shares Offering Period in our sole discretion.

Class F-I Shares

No upfront selling commissions, dealer manager fees or shareholder servicing fees are paid for sales of any Class F-I shares.

In addition, beginning on the fifth anniversary of the Initial Retail Closing, the Company may, at the board of trustee’s sole discretion, convert Class F-I shares into Class I shares of equivalent aggregate NAV based on their respective per share NAVs in effect at the time of any such conversion.

Holders of Class F-I Shares will be entitled to a waiver of the management fee until the first anniversary of the Initial Retail Closing, following which they will be entitled to a lower management fee equal to 0.75% of NAV per annum until the fifth anniversary of the Initial Retail Closing (so long as they continue to hold such Founder Shares).

Until the end of the Founder Shares Offering Period, Class F-I shares will be offered to certain investors in our private offering as determined by the Dealer Manager in its sole discretion. We reserve the right to reduce, extend, or otherwise modify the Founder Shares Offering Period in our sole discretion.

Class E Shares

No upfront selling commissions, dealer manager fees or shareholder servicing fees are paid for sales of any Class E shares.

Class E shares are available for purchase only by (1) our officers and trustees and their immediate family members, (2) officers, trustees, directors and employees of BlackRock, Monticello and their affiliates, including their respective immediate family members, and (3) affiliates of BlackRock or Monticello and Other BlackRock Accounts or Other Monticello Accounts.

Other Terms of Common Shares

As described in the “—Class S Shares,” “—Class T Shares,” “—Class D Shares,” “—Class F-S Shares,” and “—Class F-D Shares,” sections above, at the discretion of our board of trustees, upon a determination by the Dealer Manager, our transfer agent or another agent selected by our board of trustees, each Class S share, Class T share, Class D share, Class F-S share and Class F-D share held in a shareholder’s account may automatically and without any action on the part of the holder thereof convert into a number of Class I shares (or fraction thereof), with an equivalent NAV when total upfront selling commissions, dealer manager fees and shareholder servicing fees paid with respect to such common shares would exceed any applicable limit set by a participating broker-dealer set forth in any applicable agreement between the Dealer Manager and a participating broker-dealer at the time such common shares were issued.

If not already converted into Class I shares, each Class S share, Class T share, Class D share, Class F-I share, Class F-S share, Class F-D share and Class E share held in a shareholder’s account will automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including any fractional share) with an equivalent NAV as such share on the earliest of (i) a listing of Class I shares or (ii) our merger or consolidation with or into another entity or the sale or other disposition of all or substantially all of our assets, other than in connection with a Conversion Event, in each case in a transaction in which our shareholders receive cash or securities listed on a national securities exchange. In addition, immediately before any liquidation, dissolution or winding up, each share (including any fractional share) will automatically convert into a number of Class I shares (including any fractional share) with an equivalent NAV as such share.

Beginning on the fifth anniversary of the Initial Retail Closing, the Company may, at the board of trustee’s sole discretion, convert Class F-S shares, Class F-D shares and Class F-I shares into Class S shares, Class D shares and Class I shares of equivalent aggregate NAV, respectively, based on their respective per share NAV in effect at the time of any such conversion.

We and/or the Advisors may enter into agreements or other arrangements with certain of our investors, pursuant to which such investors may pay a different effective management fee, performance fee, shareholder servicing fee and/or upfront sales commissions and dealer manager fees.

Preferred Shares

Our Declaration of Trust authorizes our board of trustees to designate and issue one or more classes or series of preferred shares without shareholder approval, and to establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of each class or series of preferred shares so issued. Because our board of trustees has the power to establish the preferences and rights of each class or series of preferred shares, it may afford the holders of any series or class of preferred share preferences, powers and rights senior to the rights of holders of common shares. Moreover, if a shareholder or other agreement between the Company and one or more investors provides that a portion or all of our preferred shares held by a shareholder are not entitled to be voted on any matter (including the occurrence of an event or during a specified time period), such preferred shares will not be entitled to be voted on any such matter and will not be counted in determining the total number of votes entitled to be cast on such matter.

If we ever created and issued preferred shares with a distribution preference over our common shares, payment of any distribution preferences of outstanding preferred shares would reduce the amount of funds available for the payment of distributions on our common shares. Further, holders of preferred shares are normally entitled to receive a liquidation preference in the event we liquidate, dissolve or wind up before any payment is made to the common shareholders, likely reducing the amount common shareholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred shares may render more difficult or tend to discourage a merger, offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Our board of trustees has no present plans to issue any preferred shares, but may do so at any time in the future without shareholder approval.

Repurchases

Our Declaration of Trust provides that we may, at the sole discretion of our board of trustees, repurchase all of a shareholder’s preferred shares and common shares, without the consent of such shareholder, at a price per common share or preferred share equal to the repurchase price in effect as of the date of such repurchase under our share repurchase plan if continued ownership of by the shareholder may be harmful or injurious to our business or reputation or the business or reputation of the board of trustees, the Advisors or any of their affiliates, or may subject us or any shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences, including with respect to any applicable sanctions, anti-money laundering or anti-terrorist laws, rules, regulations, directives or special measures.

We may also repurchase a shareholder’s common shares if the shareholder fails to maintain a minimum account balance of $2,500.

Meetings and Special Voting Requirements

Under the MSTA and our Declaration of Trust and Bylaws, we are not required to, and do not anticipate, holding an annual meeting of shareholders each year. Special meetings of shareholders may be called only by our board of trustees, a majority of our independent trustees, our president, our chief executive officer or the chairperson of our board of trustees. Special meetings of shareholders may also be called by our secretary for the purpose of removing trustees and filling any resulting vacancy upon the written request of shareholders entitled to cast at least a majority of the votes entitled to be cast on such matter at the meeting, provided such request contains the information required in our Bylaws and the shareholders comply with the procedures contained in our Bylaws. In the event there are no trustees, any shareholder may call a special meeting for the purpose of electing trustees.

The presence either in person or by proxy of shareholders entitled to cast one-third of all the votes entitled to be cast on such matter at the meeting on any matter will constitute a quorum (unless our board of trustees, when setting a meeting, determines that a greater percentage (but not more than a majority of all the votes entitled to be cast at such meeting on any matter) shall constitute a quorum for such meeting). Generally, the affirmative vote of a majority of all votes cast is necessary to take shareholder action, except as described in the next paragraph.

Under our Declaration of Trust, subject to certain exceptions, shareholders generally are only entitled to vote at a duly held meeting at which a quorum is present on (1) amendments to our Declaration of Trust as provided in our Declaration of Trust, (2) a merger, consolidation, conversion (other than a Conversion Event) or transfer of all or substantially all of our assets as provided in our Declaration of Trust, (3) removal of a trustee for cause and the election of a successor trustee as provided in our Declaration of Trust, (4) dissolution of the Company as provided in our Declaration of Trust, (5) in the event that there are no trustees, the election of trustees and (6) such other matters that our board of trustees has submitted to our shareholders for approval or ratification. The affirmative vote of a plurality of the votes cast in the election of a trustee is generally required to elect any trustee, and the affirmative vote of a majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present is generally sufficient to approve any other matter that may properly come before the shareholders at such meeting (other than (a) the removal of a trustee, which requires the affirmative vote of shareholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter and (b) with respect to (i) certain amendments to the Declaration of Trust and (ii) a merger, consolidation, conversion (other than a Conversion Event), or transfer of all or substantially all of our assets as provided in our Declaration of Trust, each of which requires the affirmative vote of shareholders entitled to cast a majority of all votes entitled to be cast on the matter). Shareholders have the power to remove a trustee from our board of trustees for “cause,” and then only by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. “Cause” is defined in our Declaration of Trust as conviction of a felony or a final judgment of a court of competent jurisdiction holding that such trustee caused demonstrable, material harm to the Company through bad faith or active and deliberate dishonesty.

Shareholders are not entitled to exercise any appraisal rights or the rights of an objecting shareholder.

Pursuant to our Declaration of Trust, shareholders may, during usual business hours, inspect and copy our Declaration of Trust and Bylaws and all amendments thereto, minutes of the proceedings of the shareholders, the annual statement of affairs of the Company and any voting trust agreements on file at our principal office to the extent permitted by the MSTA, but only if, and to the extent, such inspection is approved by our board of trustees. Our Declaration of Trust provides that no shareholder shall be entitled to the information described in Section 12-305(b) of the MSTA (as permitted thereby).

Restrictions on Ownership and Transfer

Our Declaration of Trust contains restrictions on the number of our shares that a person or group may own. Unless our board of trustees otherwise determines, no person or group may acquire or hold, directly or indirectly through application of constructive ownership rules, in excess of 9.9% in value or number of shares, whichever is more restrictive, of our outstanding shares of all classes and series (including our common shares and preferred shares) or 9.9% in value or number of shares, whichever is more restrictive, of our outstanding common shares unless they receive an exemption (prospectively or retroactively) from our board of trustees.

Subject to certain limitations, our board of trustees, in its sole discretion, may exempt a person prospectively or retroactively from, or modify, these limits, subject to such terms, conditions, representations and undertakings as required by our Declaration of Trust and as our board of trustees may determine. Prior to the granting of any exemption, our board of trustees may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to our board of trustees in its sole discretion, as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT. Notwithstanding the receipt of any ruling or opinion, our board of trustees may impose such conditions or restrictions as it deems appropriate in connection with granting such exception. Our board of trustees has granted limited exemptions to certain persons who directly or indirectly own our common shares, including trustees, officers and shareholders controlled by them or trusts for the benefit of their families.

Our Declaration of Trust further prohibits any person from beneficially or constructively owning our shares that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and any person from transferring our shares if the transfer would result in our shares being beneficially owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire our shares that may violate any of these restrictions, or who is the intended transferee of our shares which are transferred to the charitable trust, as described below, is required to give us immediate written notice, or in the case of a proposed or attempted transaction, give at least 15 days prior written notice, and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board of trustees determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with such restrictions is no longer required for us to qualify as a REIT.

Any attempted transfer of our shares which, if effective, would result in violation of the above limitations, except for a transfer which results in shares being beneficially owned by fewer than 100 persons, in which case such transfer will be void and of no force and effect and the intended transferee shall acquire no rights in such shares, will cause the number of shares causing the violation, rounded to the nearest whole share, to be automatically transferred to a charitable trust for the exclusive benefit of one or more charitable beneficiaries designated by us and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day, as defined in our Declaration of Trust, prior to the date of the transfer. Our shares held in the charitable trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the charitable trust and will have no rights to dividends or other distributions and no rights to vote or other rights attributable to the shares held in the charitable trust. The trustee of the charitable trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the charitable trust. These rights will be exercised for the exclusive benefit of the charitable beneficiaries. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiaries. Subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiaries. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that our shares have been transferred to the charitable trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiaries as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the charitable trust, such as a gift, devise or other similar transaction, the market price, as defined in our Declaration of Trust, of the shares on the day of the event causing the shares to be held in the charitable trust and (ii) the price per share received by the trustee (net of any commissions or other expenses) from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferee and are owed by the proposed transferor to the transferee. Any net sale proceeds in excess of the amount payable per share to the proposed transferee any other amounts received by the trustee will be paid immediately to the charitable beneficiaries. If, prior to our discovery that our shares have been transferred to the charitable trust, the shares are sold by the proposed transferee, then the shares shall be deemed to have been sold on behalf of the trust and, to the extent that the proposed transferee received an amount for the shares that exceeds the amount such proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, the shares held in the charitable trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the charitable trust, or, in the case of a devise or gift, the market price at the time of the devise or gift and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale and any other amounts held by the trustee with respect to such shares to the proposed transferee. We may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferor and are owed to the proposed transferor to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiaries.

If the transfer to the charitable trust as described above is not automatically effective for any reason to prevent violation of the above limitations or our failing to qualify as a REIT, then the transfer of the number of shares that otherwise cause any person to violate the above limitations will be void and the intended transferee shall acquire no rights in such shares.

All certificates, if any, representing our shares issued in the future will bear a legend referring to the restrictions described above.

Every owner of more than 5% of our outstanding shares, or such lower percentage as required by the Code or the regulations promulgated thereunder or as otherwise required by our board of trustees, within 30 days after the end of each taxable year, is required to give us written notice, stating the name and address of the owner, the number of shares of each class and series of our shares beneficially owned and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of its beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each shareholder shall, upon demand, be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Any subsequent transferee to whom you transfer any of your shares must comply with Rule 502(d) of Regulation D promulgated under the Securities Act.

Number of Trustees; Vacancies on Board of Trustees; Removal of Trustees

Our Declaration of Trust provides that the number of our trustees may be established only by our board of trustees pursuant to our Bylaws. Our Bylaws provide that, unless our Bylaws are amended, the number of trustees may not be fewer than three (3), nor more than fifteen (15). For so long as (i) BlackRock or its affiliate acts as an investment advisor to us, BlackRock has the right to designate one (1) trustee for election to our board of trustees and (ii) Monticello or its affiliate acts as an investment advisor to us, Monticello has the right to designate one (1) trustee for election to our board of trustees. Our board of trustees must also consult with BlackRock and Monticello in connection with filling any vacancies created by the removal, resignation, retirement or death of any trustee (other than in connection with a removal by shareholders in accordance with our Declaration of Trust).

Any vacancy on our board of trustees (other than vacancies resulting from removal for cause of a trustee) may be filled only by a vote of a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum; provided, that any vacancy involving an Independent Trustee (as defined in our Declaration of Trust) may be filled only by a vote of a majority of the remaining Independent Trustees and any vacancy involving a Trustee that was designated by a sponsor may be filled only by such sponsor. Any trustee elected to fill a vacancy will serve until his or her resignation, removal, death or adjudication of legal incompetence or until his or her successor is duly elected and qualifies. Vacancies resulting from removal of a trustee for cause can be filled only by the shareholders; provided, that if the trustee so removed was designated by BlackRock or Monticello pursuant to our Declaration of Trust, then BlackRock or Monticello, respectively, will have the exclusive right to designate a successor trustee for election to our board of trustees.

Any trustee may resign at any time and may be removed only for “cause” by our shareholders upon the affirmative vote of shareholders entitled to cast at least two-thirds of all the votes entitled to be cast generally in the election of trustees (subject to BlackRock and Monticello’s right to designate one trustee each for election to our board of trustees). In addition, any trustee may be removed, at any time, but only for “cause” by written instrument, signed by a majority of the trustees, specifying the date when such removal shall become effective. “Cause” is defined in our Declaration of Trust as conviction of a felony or a final judgment of a court of competent jurisdiction holding that such trustee caused demonstrable, material harm to the Company through bad faith or active and deliberate dishonesty.

Amendment to Our Declaration of Trust and Bylaws

Except as provided by our Certificate of Trust or the terms of any classes or series of shares and as provided below, our Declaration of Trust may be amended by our board of trustees, without any action by our shareholders. Amendments to our Declaration of Trust that our board of trustees determines would, viewed as a whole, materially and adversely affect the contract rights of our outstanding shares, but excluding amendments of the type specified in (a) Section 7.1 (Authorized Shares) and Section 11.2 (Conversion Event) of our Declaration of Trust or (b) Section 2-605 of the Maryland General Corporation Law (both of which shall not require approval of any shareholder), must be approved by our board of trustees and shareholders entitled to cast a majority of the votes entitled to be cast on the matter.

Our board of trustees will have the exclusive power to adopt, alter or repeal any provision of our Bylaws and to make new bylaws.

Conversion Event

Our board of trustees may determine, without any action by the shareholders, that we will conduct a public offering as a non-listed real estate investment trust subject to the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association on May 7, 2007. In connection with such determination and the conduct of such public offering, our board of trustees (a) may amend our Declaration of Trust and (b) may cause us to (i) merge with or into or convert into another entity, (ii) consolidate with one or more other entities into a new entity or (iii) transfer all or substantially all of our assets to another entity (in each case, a “Conversion Event”). Pursuant to our Declaration of Trust, our board of trustees may take all actions that are required to effect a Conversion Event without any action by the shareholders.

Effect of Certain Provisions of Maryland Law and of our Declaration of Trust and Bylaws

Certain provisions of Maryland law, our Declaration of Trust and Bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for shareholders or otherwise be in their best interest.

Distribution Policy

We intend to declare monthly distributions based on record dates established by our board of trustees (or a committee thereof) and to pay such distributions on a monthly basis (presently expected to commence with the first full calendar quarter after we commence substantial operations). Our distribution policy will be set by our board of trustees and is subject to change based on available cash flows. We cannot guarantee the amount of distributions paid, if any. In connection with a distribution to our shareholders, our board of trustees approves a monthly distribution for a certain dollar amount per share for each class of our common shares. We then calculate each shareholder’s specific distribution amount for the quarter using applicable record and declaration dates, and your distributions begin to accrue on the date you are admitted as a shareholder.

Distributions will be made on all classes of our common shares at the same time. The per share amount of distributions on each class of our common shares will likely differ because of different class-specific shareholder servicing fees that are deducted from the gross distributions for each share class, if applicable. We expect to use the “record share” method of determining the per share amount of distributions on each class of our common shares, although our board of trustees may choose any other method. The “record share” method is one of several distribution calculation methods for multiple-class funds recommended, but not required, by the American Institute of Certified Public Accountants. Under this method, the amount to be distributed on each class of our common shares will be increased by the sum of all class-specific shareholder servicing fees for such period. Such amount will be divided by the number of our common shares outstanding in such class on the record date. Such per share amount will be reduced for each class of common shares by the per share amount of any class-specific shareholder servicing fees allocable to such class.

To qualify as a REIT, we are required to pay distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. We intend to distribute sufficient income so that we satisfy the requirements for qualification as a REIT. In order to qualify as a REIT, we are required to distribute 90% of our annual REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains, to our shareholders. See the “Certain U.S. Tax Considerations—REITs in General—Requirements for Qualification as a REIT” and “Certain U.S. Tax Considerations—Annual Distribution Requirements Applicable to REITs” sections of this Registration Statement. Generally, income distributed to shareholders will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains.

Distributions are authorized at the discretion of our board of trustees, in accordance with our earnings, cash flows and general financial condition. Our board of trustees’ discretion is directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flows which we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. Due to these timing differences, we may be required to borrow money, use proceeds from the issuance of securities (in our private offering or subsequent offerings, if any) or sell assets in order to distribute amounts sufficient to satisfy the requirement that we distribute at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gains, in order to qualify as a REIT. We have not established any limit on the amount of proceeds from our private offering that may be used to fund distributions other than those limits imposed by our organizational documents and Maryland law. See the “Certain U.S. Tax Considerations” section of this Registration Statement for information concerning the U.S. federal income tax consequences of distributions paid by us.

We may not pay distributions in any particular amount, if at all. We may fund any distributions from sources other than cash flow from operations, including, without limitation, borrowings, offering proceeds (including from sales of our common shares to BlackRock and Monticello), the sale of or repayments under our assets and repayments of our real estate debt investments, and we have no limits on the amounts we may fund from such sources. The extent to which we fund distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, the extent to which the Advisors elect to receive management fees or performance fees in Class E shares, how quickly we invest the proceeds from this and any future offering and the performance of our investments, including our real estate debt investments, marketable securities and other short-term investments. Funding distributions from borrowings, offering proceeds, the sale of or repayment under our assets and repayments of our real estate debt investments will result in us having less funds available to acquire real estate-related investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your common shares.

Our board of trustees may delegate to a committee of trustees the power to fix the amount and other terms of a distribution. In addition, if our board of trustees gives general authorization for a distribution and provides for or establishes a method or procedure for determining the maximum amount of the distribution, our board of trustees may delegate to one of our officers the power, in accordance with the general authorization, to fix the amount and other terms of the distribution.

Distribution Reinvestment Plan

We intend to adopt a distribution reinvestment plan whereby shareholders will have their cash distributions automatically reinvested in additional common shares unless they elect to receive their distributions in cash. Any cash distributions attributable to the class or classes of common shares owned by participants in the distribution reinvestment plan will be immediately reinvested in additional common shares of the same class on behalf of the participants on the business day such distribution would have been paid to such shareholder. See the “Certain U.S. Tax Considerations” section of this Registration Statement for information concerning the U.S. federal income tax consequences of participating in the distribution reinvestment plan.

The per share purchase price for common shares purchased pursuant to the distribution reinvestment plan will be equal to the transaction price at the time the distribution is payable (which will generally be equal to our prior month’s NAV per share). Shareholders will not pay selling commissions or dealer manager fees when purchasing common shares pursuant to the distribution reinvestment plan. The shareholder servicing fees with respect to our Class S shares, Class T shares, Class D shares, Class F-S shares and Class F-D shares are calculated based on our NAV for those common shares and may reduce the NAV or, alternatively, the distributions payable with respect to common shares of each such class, including common shares issued in respect of distributions on such common shares under the distribution reinvestment plan. Common shares acquired under the distribution reinvestment plan will entitle the participant to the same rights and be treated in the same manner as common shares of that class purchased in our private offering.

We reserve the right to amend any aspect of our distribution reinvestment plan without the consent of our shareholders, provided that notice of any material amendment is sent to participants at least ten business days prior to the effective date of that amendment. In addition, we may suspend or terminate the distribution reinvestment plan for any reason at any time upon ten business days’ prior written notice to participants. A shareholder’s participation in the distribution reinvestment plan will be terminated to the extent that a reinvestment of such shareholder’s distributions in our common shares would cause the percentage ownership or other limitations contained in our Declaration of Trust to be violated. Participants may terminate their participation in the distribution reinvestment plan with ten business days’ prior written notice to us.

Account Statements

Our transfer agent will provide on a quarterly basis to each participant in the distribution reinvestment plan a statement of account describing, as to such participant, (1) the distributions reinvested during the quarter, (2) the number of common shares purchased during the quarter, (3) the per share purchase price for such common shares and (4) the total number of common shares purchased on behalf of the participant under the plan. On an annual basis, tax information with respect to income earned on common shares under the plan for the calendar year will be provided to each applicable participant.

There is currently no market for our common shares, and we do not expect that a market for our common shares will develop in the future. We do not intend for our common shares offered under this Registration Statement to be listed on any national securities exchange. There are no outstanding options or warrants to purchase our common shares. Shareholders shall be entitled to the same limitation of personal liability extended to shareholders of a Maryland corporation as provided for by the MSTA. Our Declaration of Trust provides that no shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to us by reason of being a shareholder, nor shall any shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Company’s assets or the affairs of the Company by reason of being a shareholder.

ITEM 12.	INDEMNIFICATION OF TRUSTEES AND OFFICERS

The Advisors and their officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Advisors, including without limitation its sole member, are not liable to the Company for any action taken or omitted to be taken by the Advisors in connection with the performance of any of its duties or obligations under the Advisory Agreements or otherwise as our investment Advisors of the Company.

Declaration of Trust

Maryland law provides that a trustee will not have any liability by reason of being or having been a trustee so long as he or she performs or performed his or her duties as a trustee in accordance with the applicable standard of conduct. In addition, our Declaration of Trust limits the personal liability of our trustees and officers, to us or the shareholders, for monetary damages, to the maximum extent permitted by Maryland law.

To the maximum extent permitted by Maryland law in effect from time to time, the Company must indemnify each Covered Person, including any individual or entity who, while serving as the Covered Person and, at our request, serves or has served any other enterprise in any management or agency capacity, against any claim or liability to which the Covered Person may become subject by reason of such status, except for liability for the Covered Person’s gross negligence or intentional misconduct. In addition, the Company must, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former Covered Person or shareholder made a party to or witness in a proceeding by reason of such status, provided that, in the case of a Covered Person, the Company must have received (i) a written affirmation by the Covered Person of the Covered Person’s good faith belief that the Covered Person has met the applicable standard of conduct necessary for indemnification by the Company and (ii) a written undertaking by or on behalf of the Covered Person to repay the amount paid or reimbursed by the Company if it is ultimately determined that the applicable standard of conduct was not met. The Company is not required to indemnify or advance funds to any person entitled to indemnification under our Declaration of Trust (x) with respect to any action initiated or brought voluntarily by such indemnified person (and not by way of defense) unless (I) approved or authorized by our board of trustees or (II) incurred to establish or enforce such person’s right to indemnification under the Declaration of Trust or (y) in connection with any claim with respect to which such person is found to be liable to the Company.

The Company may, with the approval of our board of trustees, provide or obligate itself to provide such indemnification or payment or reimbursement of expenses to any person that served a predecessor of the Company as a Covered Person or any employee or agent of the Company or any predecessor of the Company. Except that no preliminary determination of the ultimate entitlement to indemnification shall be required for the payment or reimbursement of expenses, any indemnification or payment or reimbursement of the expenses permitted by our Declaration of Trust will be furnished in accordance with the procedures provided for indemnification or advance or reimbursement of expenses, as the case may be, under Section 2-418 of the Maryland General Corporation Law (or any successor provision thereto) for directors of Maryland corporations.

Indemnification Agreements

We intend to enter into indemnification agreements with our trustees and officers. The indemnification agreements are intended to provide our trustees and officers the maximum indemnification permitted under Maryland law and our Declaration of Trust. Each indemnification agreement provides that we must indemnify the trustee or officer who is a party to the agreement including the advancement of legal expenses, if, by reason of his or her status with the Company, such trustee or officer is, or is threatened to be, made a party to or a witness in any threatened, pending or completed proceeding, other than a proceeding by or in the right of the Company.

Advisory Agreement

The Company will indemnify the Advisors and the Advisors’ officers, managers, partners, agents, employees, controlling persons and members and any other person or entity affiliated with the Advisors, including without limitation its general partner or managing member (collectively, the “Indemnified Parties”), and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Advisors’ duties or obligations under the Advisory Agreements or otherwise as an investment Advisors of the Company. However, the Indemnified Parties shall not be entitled to indemnification in respect of, any liability to the Company or its shareholders to which the Indemnified Parties would otherwise be subject by reason of criminal conduct, willful misfeasance, bad faith or gross negligence in the performance of the Advisors’ duties or by reason of the reckless disregard of the Advisors’ duties and obligations under the Advisory Agreements.

ITEM 13.	FINANCIAL STATEMENTS AND SUPPLEMENTAL DATA

Set forth below is an index to our financial statements attached to this Registration Statement.

ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There are not and have not been any disagreements between the Company and its accountant on any matter of accounting principles, practices, or financial statement disclosure.

ITEM 15.	Financial Statements and Exhibits

(a) List separately all financial statements filed

The financial statements attached to this Registration Statement is listed under “Item 13 Financial Statements and Supplementary Data.”

(b) Exhibits

3.1*	Certificate of Trust of the Company, dated November 7, 2024

3.2**	Form of Amended and Restated Declaration of Trust of the Company

3.3**	Form of Bylaws of the Company

4.1**	Form of Distribution Reinvestment Plan of the Company

4.2**	Form of Share Repurchase Plan of the Company

10.1**	Form of BlackRock Advisory Agreement

10.2**	Form of Monticello Advisory Agreement

10.3**	Form of Indemnification Agreement by and between the Company and its trustees and officers

10.4**	Form of Independent Trustee Compensation Policy

10.5**	Form of Dealer Manager Agreement

10.6**	Form of Participating Broker-Dealer Agreement between the Dealer Manager and participating broker-dealers (included as Exhibit A to the Form of Dealer Manager Agreement filed as Exhibit 10.5 hereof)

10.7**	Form of Trademark License Agreement (BlackRock)

10.8**	Form of Trademark License Agreement (Monticello)

21.1**	Subsidiaries of the Company

*	Previously filed.
**	Filed herewith.

Report of Independent Registered Public Accounting Firm

To the shareholders and the Board of Trustees of BlackRock Monticello Debt Real Estate Investment Trust

Opinion on the Financial Statements

We have audited the accompanying balance sheet of BlackRock Monticello Debt Real Estate Investment Trust (the “Company”) as of December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Deloitte & Touche LLP

New York, New York
January 15, 2025

We have served as the Company’s auditor since 2024.

BlackRock Monticello Debt Real Estate Investment Trust

Balance Sheet

ASSETS
Cash and cash equivalents	$2,000

Total assets	$2,000

LIABILITIES AND EQUITY
Total liabilities	$—
Commitments and contingencies (see Note 6)	$—
Redeemable common shares	$2,000
Equity
Total equity	$—

Total liabilities and equity	$2,000

See Notes to Financial Statements

BlackRock Monticello Debt Real Estate Investment Trust

Notes to Financial Statements

Note 1. Organization

BlackRock Monticello Debt Real Estate Investment Trust (the “Company”) was formed on November 7, 2024, as a Maryland statutory trust and expects to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company’s sponsors are BlackRock, Inc. (“BlackRock”) and MONTICELLOAM, LLC (“Monticello”) (each, a “Sponsor” and together, the “Sponsors”). BlackRock Financial Management, Inc. (the “BlackRock Advisor”), an affiliate of BlackRock, and MONTICELLOAM, LLC (in such capacity, the “Monticello Advisor” and together with the BlackRock Advisor, collectively, the “Advisors”), will serve as the external advisors to the Company.

The Company will seek to (1) provide shareholders with current income in the form of regular, stable cash distributions in order to achieve an attractive distribution yield; (2) preserve and protect shareholders’ invested capital by focusing on high quality real estate assets that typically have current cash-flow and/or limited business plan risk; (3) reduce downside risk through conservative loan-to-value ratios against high quality real estate assets with meaningful borrower equity or implied equity; and (4) provide an investment alternative for shareholders seeking to allocate a portion of their investment portfolios to real estate debt with lower volatility than publicly traded securities and compelling risk-adjusted returns compared to fixed income alternatives.

The Company’s primary investment strategy is to originate, acquire, finance, manage and dispose of a portfolio consisting primarily of real estate debt investments, including senior mortgage loans, subordinated debt and other similar investments. The real estate loans are expected to be secured by properties located in the United States and include, without limitation multifamily, seniors housing and other commercial real estate assets. To a lesser extent, the Company expects to invest in publicly traded real estate-related debt or securities, private real estate-related debt, and other securities, including collateralized loan obligations and/or cash equivalent investments. No investments have been purchased or contracted to be purchased as of the balance sheet date.

The Company will be a “perpetual-life REIT,” meaning the Company will be an investment vehicle of indefinite duration, whose shares are intended to be sold monthly on a continuous basis at a price generally equal to the Company’s prior month’s net asset value (“NAV”) per share.

On December 23, 2024 (date of initial capitalization), the Sponsors invested an aggregate of $2,000 to capitalize the Company, with each Sponsor investing $1,000 in consideration for 40 common shares of beneficial interest, par value $0.01 per share, of the Company. Because employees of the Sponsors have the ability to cause the Company to repurchase the common shares issued for this investment for cash, the Company has classified these redeemable common shares as temporary (or “mezzanine”) equity on the Company’s balance sheet.

Note 2. Significant Accounting Policies

The Company believes the following significant accounting policies, among others, affect its significant estimates and assumptions used in the preparation of the financial statements.

Basis of Accounting: The accompanying financial statements has been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Separate statements of operations, comprehensive income, shareholders’ equity, and cash flows have not been presented because the Company has not commenced operations.

Use of Estimate: The preparation of the financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the balance sheet and the reported amounts of revenues. Actual results may ultimately differ materially from those estimates.

Cash and Cash Equivalents: Cash and cash equivalents includes cash maintained in one or more custodian bank accounts. The Company may have bank balances in excess of federally insured amounts; however, the Company deposits its cash and cash equivalents with high credit-quality institutions to minimize credit risk exposure.

Income Tax Information: The Company intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, commencing with its taxable year ending December 31, 2025. A REIT is subject to several organizational and operational requirements including that it must distribute 90% of its taxable income to its shareholders each year. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

Organization and Offering Expenses: The Advisors will advance all the Company’s organization and offering expenses and certain operating expenses on its behalf through the first anniversary of the initial closing (the “Initial Retail Closing”) of the Company’s continuous, blind pool private offering (the “Private Offering”) that includes investors other than the Sponsors and the Advisors. These expenses may include legal, accounting, printing, mailing, subscription processing and filing fees and other expenses, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of the escrow agent and transfer agent, and expense reimbursements for actual costs incurred by employees of the Dealer Manager (as defined below) in the performance of wholesaling activities, but exclude upfront selling commissions, dealer manager fees and the shareholder servicing fees. The Company will reimburse the Advisors for all such advanced expenses ratably over the 60 months following the first anniversary of the Initial Retail Closing.

After the first anniversary of the Initial Retail Closing, the Company will reimburse all organization and offering expenses incurred by the Advisors as well as certain operating expenses, which as of the date of the filing are estimated to be approximately $794,000. These organization and offering and operating expenses are not recorded on the accompanying balance sheet because such costs are not the Company’s liability until the date on which the Company commences operations. When recorded by the Company, organization and operating expenses will be expensed as incurred and offering expenses will be charged to shareholders’ equity. Any amount due to the Advisors but not paid will be recognized as a liability on the balance sheet.

Note 3. Equity

The Company is currently authorized to issue an unlimited number of common shares of beneficial interest, par value $0.01 per share. In connection with the Initial Retail Closing, the Company expects to amend and restate its Declaration of Trust, which will authorized an unlimited number of common shares of beneficial interest, par value 0.01 per share, including unlimited common shares classified as Class S, unlimited common shares classified as Class T, unlimited common shares classified as Class D, unlimited common shares classified as Class I, unlimited common shares classified as Class F-S, unlimited common shares classified as Class F-D, unlimited common shares classified as Class F-I, and unlimited common shares classified as Class E, and an unlimited number of preferred shares, par value $0.01 per share. The Company intends to undertake the Private Offering, pursuant to which it will offer and sell to a limited number of investors its common shares.

The shares have different upfront selling commissions, dealer manager fees and ongoing shareholder servicing fees, as well as different management and performance fees.

The BlackRock Advisor has agreed to purchase from the Company an aggregate amount of not less than $50 million in Class E shares at a price per share equal to the Company’s most recently determined NAV of its Class E shares, or if a NAV has yet to be calculated, then $25.00 (the “Initial BlackRock Investment”). As of December 31, 2024, the BlackRock Advisor has not purchased any Class E shares in connection with the Initial BlackRock Investment.

The initial per share purchase price for each class of our common shares sold in the Private Offering will be equal to the most recently determined NAV per share for the Class E shares issued in respect of the Initial BlackRock Investment (which is deemed to be $25.00 until the last calendar day of the month during which BlackRock makes its first investment), plus applicable upfront selling commissions and dealer manager fees. Thereafter, the purchase price per share of each class of common shares will vary and generally will be equal to the prior month’s NAV per share for such class as of the last calendar day of such month, plus applicable upfront selling commissions and dealer manager fees.

Note 4. Related Party Transactions

Upfront Selling Commissions and Dealer Manager Fees: The Dealer Manager is entitled to receive upfront selling commissions of up to 3.0%, and upfront dealer manager fees of 0.5%, of the transaction price of each Class T share sold in the primary offering, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price of each Class T share sold. The Dealer Manager is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S share and Class F-S share sold in the primary offering. The Dealer Manager may be entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each Class D share and Class F-D share sold in the primary offering. The Dealer Manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers.

No upfront selling commissions or dealer manager fees are paid with respect to purchases of Class I, Class F-I, Class E shares or shares of any class sold pursuant to the Company’s distribution reinvestment plan.

Shareholder Servicing Fees: BlackRock Investments, LLC, a broker-dealer affiliated with the BlackRock Advisor, will act as the dealer manager for the Private Offering (the “Dealer Manager”) pursuant to a dealer manager agreement between the Company and the Dealer Manager. In addition, the Dealer Manager will engage third party broker-dealers and registered investment advisers to participate in the distribution of the offering of shares.

The Company will pay the Dealer Manager shareholder servicing fees over time for ongoing services rendered to shareholders by participating broker-dealers or broker-dealers servicing investors’ accounts equal to:

•

with respect to outstanding Class T shares, 0.85% per annum of the aggregate NAV of outstanding Class T shares, consisting of an advisor shareholder servicing fee of 0.65% per annum, and a dealer manager shareholder servicing fee of 0.20% per annum. Amounts paid for shareholder servicing fee and the dealer manager shareholder servicing fee may be adjusted as long as it does not exceed 0.85% per annum of the NAV of such shares;

•	with respect to outstanding Class S shares and Class F-S shares, 0.85% per annum of the aggregate NAV of outstanding Class S shares and Class F-S shares, respectively; and

•	with respect to outstanding Class D shares and Class F-D shares, 0.25% per annum of the aggregate NAV of outstanding Class D shares and Class F-D shares, respectively.

The Company will not pay a shareholder servicing fee with respect to outstanding Class I, Class F-I or Class E shares.

Management Fee: The services to be provided by the Advisors and the compensation to be paid by the Company will be set forth in the advisory agreements between the Company and each of the Advisors (the “Advisory Agreements”). Pursuant to the terms of the Advisory Agreements, the Company will pay the Advisors a combined management fee equal to (i) 1.25% of NAV for its Class S shares, Class T shares, Class D shares and Class I shares and (ii)(a) 0.0% of NAV for its Class F-S shares, Class F-D shares and Class F-I shares for the period beginning on the Initial Retail Closing until the first anniversary of the Initial Retail Closing (such date, the “Reduced Fee Expiration Date”) (b), 0.75% of NAV for its Class F-S shares, Class F-D shares and Class F-I shares for the period from the Reduced Fee Expiration Date until the fifth anniversary of the Initial Retail Closing, and (c) 1.25% of NAV for its Class F-S shares, Class F-D shares and Class F-I shares thereafter, in each case, per annum, accrued monthly and payable quarterly in arrears.

The management fee may be paid, at each Advisor’s election, in cash or Class E shares of the Company, or any combination thereof. The Company will not pay the Advisors a management fee with respect to the Class E shares.

Performance Fee: The Advisors may be entitled to a combined performance fee, which is accrued monthly and payable quarterly (or part thereof that the Advisory Agreements are in effect) in arrears. The performance fee generally will be an amount, not less than zero, equal to (i) 12.5% of cumulative Core Earnings (as defined below) for the immediately preceding four calendar quarters (or such shorter period until the Company has operated for four full calendar quarters) (each such period, a “4-Quarter Performance Measurement Period”), subject to a hurdle rate, expressed as an annual rate of return on adjusted capital, equal to 5.0% (the “Annual Hurdle Rate”), (ii) subject to a 100% catch-up provision (as described below) and minus (iii) the sum of any performance fees paid to the Advisors with respect to the other calendar quarters in the applicable 4-Quarter Performance Measurement Period. As a result, the Advisors generally do not earn the performance fee for any calendar quarter until Core Earnings for the applicable 4-Quarter Performance Measurement Period exceed the Annual Hurdle Rate.

Once Core Earnings in the applicable 4-Quarter Performance Measurement Period exceed the Annual Hurdle Rate, the Advisors are generally entitled to a “catch-up” fee equal to 100% of the amount of Core Earnings in excess of the Annual Hurdle Rate, until Core Earnings as a percentage of the adjusted capital for such 4-Quarter Performance Measurement Period is equal to 5.714% (the result of (i) 1.25% divided by (ii) 0.875 (or 1 minus 0.125)). Thereafter, the Advisors are entitled to receive 12.5% of Core Earnings. Proportional performance fee calculation methods apply in the periods prior to the period in which the Company has completed four full calendar quarters.

For purposes of calculating the performance fee, “Core Earnings” means, for the applicable 4-Quarter Performance Measurement Period, the consolidated net income (loss) attributable to shareholders of Class S shares, Class T shares, Class D shares, Class I shares, Class F-S shares, Class F-D shares and Class F-I shares, computed in accordance with GAAP, including realized gains (losses) not otherwise included in GAAP net income (loss) and excluding (i) the performance fee, (ii) depreciation, (iii) any unrealized gains or losses for the applicable reporting period, (iv) one-time events pursuant to changes in GAAP, and (v) certain non-cash adjustments and certain material non-cash income or expense items, in each case for this clause (v) after discussions between the Advisors and the Company’s independent trustees and approved by a majority of the Company’s independent trustees.

The performance fee may be paid, at each Advisor’s election, in cash or Class E shares of the Company, or any combination thereof. The Company will not pay the Advisors a performance fee on Class E shares.

Operating Expense Reimbursement: The Company will reimburse the Advisors and their affiliates for out-of-pocket costs and expenses it incurs in connection with the services it provides, including, but not limited to, (1) the actual cost of goods and services used and obtained, whether payable to an affiliate or a non-affiliated person, including fees paid to administrators, consultants, attorneys, technology providers and other service providers, fees relating to investment valuations and any fees relating to the Company’s operations and administration, and brokerage fees paid in connection with the purchase and sale of investments and securities, (2) expenses of managing and operating the Company’s investments, whether payable to an affiliate or a non-affiliated person, (3) out-of-pocket expenses in connection with the selection, evaluation, structuring, acquisition, origination and financing of investments, whether or not such investments are acquired and (4) expenses of personnel of the Advisors and their affiliates other than those who provide investment advisory services to us or serve as the Company’s executive officers, provided, that the Advisors may be reimbursed for services performed by an executive officer that are outside the scope of such role.

Origination Fees: The Advisors will receive loan origination fees, extension fees, exit fees, prepayment fees, loan assumption fees, underwriting fees, administration fees, and/or other similar fees paid by borrowers in connection with the origination of each new loan (collectively, “Origination Fees”). Any Origination Fees received by the Advisors will be retained by the Advisors. The Company will also reimburse the Advisors for out-of-pocket expenses in connection with the selection, origination and acquisition of investments, whether or not such investments are acquired.

Fees or Reimbursements for Other Services: The Company may retain certain of the Advisors’ affiliates, from time to time, for services relating to Company investments or operations, which may include, but are not limited to, accounting and administration services, tax services, compliance services, reporting services, capital markets services, restructuring services, valuation services, underwriting and diligence services, and special servicing, as well as services related to mortgage servicing, group purchasing, healthcare, consulting/brokerage, capital markets/credit origination, loan servicing and asset management, property, title and other types of insurance, management consulting and other similar operational and investment matters. Any fees or reimbursements paid to the Advisors’ affiliates for any such services will not reduce the management fee. As of January 7, 2025, the Company has not retained an affiliate of the Advisors for any such services.

Note 5. Economic Dependency

The Company is dependent on the Advisors and their affiliates for certain services that are essential to it, including the sale of the Company’s common shares, acquisition and disposition decisions, and certain other responsibilities. In the event that the Advisors and/or their affiliates are unable or unwilling to provide such services, the Company would be required to find alternative Advisors and service providers.

Note 6. Commitments and Contingencies

As of December 31, 2024, the Company is not subject to any material litigation nor is the Company aware of any material litigation threatened against it.

Note 7. Subsequent Events

The Company has evaluated the impact of all subsequent events through January 15, 2025, the date the financial statements were available for issuance and has determined that there were no subsequent events requiring adjustment or additional disclosure in the financial statements.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BlackRock Monticello Debt Real Estate Investment Trust

By:	/s/ Robert J. Weiss
Name: Robert J. Weiss
Title: Secretary, General Counsel

By:	/s/ Thomas J. Lally
Name: Thomas J. Lally
Title: Trustee

Date: February 26, 2025